                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/   Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

/ / Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SCHERER HEALTHCARE, INC.

               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies: N/A.

(2)  Aggregate number of securities to which transaction applies: N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction: $11,916,500*.

(5)  Total fee paid: $2,383.30*.

/ /  Fee paid previously with preliminary materials.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: $1,211.30.
                             ---------

(2)  Form, Schedule or Registration Statement No.: Schedule 14A.
                                                   ------------

(3)  Filing Party: Marquest Medical Products, Inc. (SEC No. 0-11484).
                   -------------------------------------------------

(4) Date Filed: April 10, 1997.
                --------------

---------------
* This Schedule 14A is filed in connection with the proposed acquisition of Marquest Medical Products, Inc. ("Marquest"), a majority owned subsidiary of the Registrant, by Vital Signs, Inc. ("VSI") and the proposed purchase by VSI of certain assets of the Registrant. VSI will pay an aggregate of $12,583,031 in cash for the acquisition of Marquest, including $6,056,500 to be paid to the Registrant in exchange for its common stock and warrants of Marquest (the "Merger Consideration"). VSI will pay to the Registrant an additional $5,860,000 for the purchase of assets and a covenant not to compete. Marquest previously paid the filing fee with respect to the Merger Consideration.

                           SCHERER HEALTHCARE, INC.
                                  SUITE 300
                            2859 PACES FERRY ROAD,
                            ATLANTA, GEORGIA 30339

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of stockholders of Scherer Healthcare, Inc. (the "Company") which will be held on [___________ ___], 1997, at [location]. The meeting will start at [_______]
a.m., local time.

    At this important meeting, the holders of the Company's common stock (the "Company Common Stock") will be asked to consider and vote upon a proposal to
(i) grant the Board of Directors authority to vote the shares of common stock of Marquest Medical Products, Inc. ("MMPI") owned by the Company to approve the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement"), by and among Vital Signs, Inc. ("VSI"), Vital Signs Acquisition Corporation, a wholly owned subsidiary of VSI ("Newco"), and MMPI providing for the merger of Newco with and into MMPI (the "Merger"), with MMPI surviving the Merger as a wholly-owned subsidiary of VSI, and, whereby, with certain exceptions and limitations, upon effectiveness of the Merger, all then-outstanding MMPI common stock, no par value (the "MMPI Common Stock"), will be converted into the right to receive $0.797 per share of MMPI Common Stock in cash, without interest, and (ii) approve the sale by the Company to VSI of certain assets of the Company leased or licensed by the Company to MMPI and used by MMPI in the manufacture and sale of arterial blood gas products and to enter into a covenant not to compete for the benefit of VSI for an aggregate consideration of $5,860,000 pursuant to the terms of the Scherer Healthcare Inducement Agreement (the "SH Inducement Agreement") among the Company, VSI and MMPI dated March 14, 1997 (collectively, the "Scherer Stockholder Proposal"). The Company holds 7,211,192 shares of MMPI Common Stock which represents approximately 51% of all outstanding shares of MMPI Common Stock. The SH Inducement Agreement requires approval of the Merger Agreement by the holders of a majority of the outstanding shares of Company Common Stock before the Company will vote its shares of MMPI Common Stock in favor of the Merger and the Merger Agreement.

    The accompanying Proxy Statement and the Annexes thereto contain a summary description of the Merger Agreement, the SH Inducement Agreement, the transactions contemplated thereby and the Scherer Stockholder Proposal (beginning on page 2) followed by a more detailed discussion of the Merger Agreement, the SH Inducement Agreement, the transactions contemplated thereby and the Scherer Stockholder Proposal, including the reasons for, and the benefits of, the Merger Agreement, the SH Inducement Agreement, the transactions contemplated thereby and the Scherer Stockholder Proposal. Because a summary is not, by its nature, complete, stockholders are urged to read the Proxy Statement and Annexes in their entirety.

    The Board of Directors believes that the Merger Agreement, the SH Inducement Agreement, the transactions contemplated thereby and the Scherer Stockholder Proposal are advisable, are in the best interest of the Company and its stockholders and offers the Company a greater return than would be available if MMPI were to remain a stand-alone entity.

    The Board of Directors has received the opinion of its financial advisor, Summit Investment Corporation, that as of the date hereof and based on the factors and assumptions described in such opinion, the transactions contemplated by the Merger Agreement and the SH Inducement Agreement are fair, from a financial point of view, to the holders of Company Common Stock.

    YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT, THE SH INDUCEMENT AGREEMENT AND THE SCHERER STOCKHOLDER PROPOSAL,

BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS A VOTE FOR APPROVAL OF THE SCHERER STOCKHOLDER PROPOSAL.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time or to vote your shares personally on request if you attend the meeting.

    IF YOU DO NOT RETURN THE PROXY CARD AND DO NOT VOTE AT THE MEETING, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE SCHERER STOCKHOLDER APPROVAL.

    Holders of record of Company Common Stock at the close of business on [_________], 1997 will be entitled to one vote for each share of Company Common Stock they hold. For the transaction to be approved, the proposal must be approved by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the meeting. Your vote is important no matter how many shares you hold.

                                       Sincerely,

                                       Robert P. Scherer, Jr.
                                       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
                                       OFFICER
[_________], 1997

                           SCHERER HEALTHCARE, INC.

                      2859 PACES FERRY ROAD, SUITE 300
                            ATLANTA, GEORGIA 30339
                                (770) 333-0066

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD [__________ __], 1997


TO THE STOCKHOLDERS OF SCHERER HEALTHCARE, INC.:

    A Special Meeting of Stockholders (the "Special Meeting") of Scherer Healthcare, Inc., a Delaware corporation (the "Company"), will be held on [________, __________ __], 1997, at 10:00 a.m., local time, at [LOCATION], for the following purposes:

    1. To consider and vote upon a proposal to (i) grant the Board of Directors authority to vote the shares of common stock of Marquest Medical Products, Inc. ("MMPI") owned by the Company to approve the Agreement and Plan of Merger dated as of March 14, 1997 (the "Merger Agreement"), by and among Vital Signs, Inc. ("VSI"), Vital Signs Acquisition Corporation, a wholly owned subsidiary of VSI ("Newco"), and MMPI providing for the merger of Newco with and into MMPI (the "Merger"), with MMPI surviving the Merger as a wholly-owned subsidiary of VSI, and, whereby, with certain exceptions and limitations, upon the effectiveness of the Merger, all then-outstanding shares of MMPI common stock, no par value (the "MMPI Common Stock"), will be converted into the right to receive $0.797 per share of MMPI Common Stock in cash, without interest, and (ii) approve the sale by the Company to VSI of certain assets of the Company leased or licensed by the Company to MMPI and used by MMPI in the manufacture and sale of arterial blood gas products and to enter into a covenant not to compete for the benefit of VSI for an aggregate consideration of $5,860,000 pursuant to the terms of the Scherer Healthcare Inducement Agreement among the Company, VSI and MMPI dated March 14, 1997 (collectively, the "Scherer Stockholder Proposal"); and

    2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) thereof.

    Stockholders of record at the close of business on [_______ __], 1997 will be entitled to notice of and to vote at the Special Meeting or at any adjournment(s) thereof. EVEN IF YOU NOW EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED, POSTAGE-PAID ENVELOPE. If you do attend the

Special Meeting, you may vote in person, whether or not you have sent in your proxy. If you do not vote at the meeting and do not send in your proxy, it will have the same effect as if you voted against adoption of the Scherer Stockholder Proposal.

    When the proxies are executed and returned, the Company's outstanding Common Stock, $.01 par value (the "Company Common Stock"), represented thereby will be voted in accordance with the indicated instructions either "for" or "against." IF NO INSTRUCTIONS HAVE BEEN SPECIFIED ON A RETURNED SIGNED PROXY, THE COMPANY COMMON STOCK REPRESENTED THEREBY WILL BE COUNTED FOR DETERMINING WHETHER A QUORUM IS PRESENT AND WILL BE VOTED "FOR" THE APPROVAL OF THE SCHERER STOCKHOLDER PROPOSAL. Abstentions and broker non-votes will have the effect of a vote against the adoption of the Scherer Stockholder Proposal.

                             By Order of the Board of Directors,

                             Amy M. Murphy
                             Secretary

Atlanta, Georgia
[______________ __], 1997

                            SCHERER HEALTHCARE, INC.
                                PROXY STATEMENT
                            [___________ ___], 1997


    This Proxy Statement is being furnished by Scherer Healthcare, Inc., a Delaware corporation (the "Company"), in connection with a special meeting of holders of the Company's Common Stock to be held on [__________, _________ __], 1997 at [__:__] a.m., local time, at [location]
and any and all adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, holders of the Company's Common Stock will be asked to consider and vote upon a proposal to (i) grant the Board of Directors the authority to vote the shares of common stock of Marquest Medical Products, Inc. ("MMPI") owned by the Company to approve the Agreement and Plan of Merger, dated as of March 14, 1997 (the "Merger Agreement"), by and among Vital Signs, Inc., a New Jersey corporation ("VSI"), Vital Signs Acquisition Corporation, a Colorado corporation and a wholly owned subsidiary of VSI ("Newco") , and MMPI which provides for the merger (the "Merger") of Newco with and into MMPI whereby, with certain exceptions and limitations all shares of common stock, no par value, of MMPI (the "MMPI Common Stock") outstanding at the effective time of the Merger will be converted into the right to receive $0.797 per share of MMPI Common Stock in cash, without interest, and (ii) approve the sale by the Company to VSI of certain assets of the Company leased or licensed by the Company to MMPI (the "ABG Assets") and used by MMPI in the manufacture and sale of arterial blood gas products (the "ABG Products") and the execution by the Company of a three-year covenant not to compete with respect to the manufacture or sale of ABG Products for the benefit of VSI (the "Covenant Not To Compete") for an aggregate consideration of $5,860,000 pursuant to the terms of the Scherer Healthcare Inducement Agreement (the "SH Inducement Agreement") dated March 14, 1997 (collectively, the "Scherer Stockholder Proposal"). Stockholders also will be asked to consider and vote upon any other matters as may properly come before the Special Meeting. The sale by the Company of the ABG Assets is conditioned upon, and will occur immediately following, the consummation of the Merger. The transactions contemplated by the Merger Agreement and the SH Inducement Agreement, including the Merger, the sale of the ABG Assets by the Company to VSI and the execution by the Company of the Covenant Not to Compete, are hereinafter collectively referred to as the "Scherer Transactions." Pursuant to the SH Inducement Agreement, the Company has agreed, subject to its fiduciary obligations as a controlling stockholder of MMPI, to vote the shares of MMPI Common Stock owned by it in favor of the Merger Agreement and the transactions contemplated thereby provided that the Scherer Stockholder Proposal is approved at the Special Meeting and Summit Investments Corporation ("Summit"), which has rendered its opinion dated March 17, 1997, that the Scherer Transactions are fair from a financial point of view to the stockholders of the Company, confirms, immediately prior to the Special Meeting, that it still believes that the Scherer Transactions are fair, from a financial point of view, to the stockholders of the Company.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY STOCKHOLDERS OF THE COMPANY FOR APPROVAL OF THE SCHERER STOCKHOLDER PROPOSAL.

    This Proxy Statement and the accompanying form of proxy are being mailed to all holders of Company Common Stock of record as of [_____________ __], 1997 (the "Record Date") and are first being sent to such stockholders on or about the date hereof. ONLY STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE AT THE SPECIAL MEETING.

    Adoption of the Scherer Stockholder Proposal requires the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of both the Company and MMPI, is the beneficial owner of, and has the authority to vote, 2,591,180 shares of Company Common Stock, or 60.1% of the shares of Company Common Stock which were issued and outstanding on the Record Date. Mr. Scherer has agreed with VSI, subject to his fiduciary obligations as a director and majority stockholder of the Company and as trustee of certain voting trusts, to vote all shares of Company Common Stock over which he has voting authority to adopt the Scherer Stockholder Proposal. If Mr. Scherer votes all of the shares of Company Common Stock over which he has voting authority to adopt the Scherer Stockholder Proposal, the requisite vote for adoption of the Scherer Stockholder Proposal will have been obtained.

    The Company's principal executive offices are located at 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339, and its telephone number is (770) 333-0066. The cost of solicitation of proxies will be borne by the Company.

    The date of this Proxy Statement is [____________ ___], 1997.

                                TABLE OF CONTENTS


SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
  The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Date, Time and Place . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Purpose of the Special Meeting . . . . . . . . . . . . . . . . . . . . .   1
    Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Record Date; Stockholders Entitled to Vote . . . . . . . . . . . . . . .   2
    Voting Requirements. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
  The Scherer Transactions . . . . . . . . . . . . . . . . . . . . . . . . .   2
    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    The Sale of the ABG Assets and the Covenant Not To Compete . . . . . . .   3
  Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
  Background of the Scherer Transactions . . . . . . . . . . . . . . . . . .   4
  Reasons for the Scherer Transactions . . . . . . . . . . . . . . . . . . .   4
  Recommendation of the Company's Board of Directors . . . . . . . . . . . .   5
  Opinion of the Financial Advisor . . . . . . . . . . . . . . . . . . . . .   5
  Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
  Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . . .   6
  Sources and Amount of Funds. . . . . . . . . . . . . . . . . . . . . . . .   6
  Business of the Company. . . . . . . . . . . . . . . . . . . . . . . . . .   6
  Price Range of Company Common Stock and Dividends. . . . . . . . . . . . .   6
  Selected Historical and Pro Forma Consolidated Financial Data. . . . . . .   8
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  Pro Forma Condensed Consolidated Balance Sheet . . . . . . . . . . . . . .  11
  Pro Forma Condensed Consolidated Statements of Continuing Operations . . .  13
  Notes to Pro Forma Condensed Consolidated Financial Information. . . . . .  15
THE SCHERER TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  The Scherer Transactions . . . . . . . . . . . . . . . . . . . . . . . . .  17
    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
    The Sale of the ABG Assets and the Covenant Not To Compete . . . . . . .  17
  Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
    Distribution Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  18
    The RPS Inducement Agreement . . . . . . . . . . . . . . . . . . . . . .  18
  Background of the Scherer Transactions . . . . . . . . . . . . . . . . . .  19
  Reasons for the Scherer Transactions . . . . . . . . . . . . . . . . . . .  22
  Recommendations of the Company s Board of Directors. . . . . . . . . . . .  23
  Opinion of the Financial Advisor . . . . . . . . . . . . . . . . . . . . .  24
    Historical Financial Position. . . . . . . . . . . . . . . . . . . . . .  25
    Historical Stock Price Information . . . . . . . . . . . . . . . . . . .  25
    Purchase Price Analysis. . . . . . . . . . . . . . . . . . . . . . . . .  25

    Analysis of Comparable Publicly Traded Companies . . . . . . . . . . . .  26
    Comparable Merger and Acquisition Transactions . . . . . . . . . . . . .  27
    Discounted Cash Flow Analysis. . . . . . . . . . . . . . . . . . . . . .  27
  Source and Amount of Funds . . . . . . . . . . . . . . . . . . . . . . . .  28
  Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . . . .  28
  Interests of Certain Persons in the Scherer Transactions . . . . . . . . .  28
    Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Early Vesting of Stock Options . . . . . . . . . . . . . . . . . . . . .  29
    Director Compensation. . . . . . . . . . . . . . . . . . . . . . . . . .  29
    Robert P. Scherer, Jr. . . . . . . . . . . . . . . . . . . . . . . . . .  29
  Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Antitrust Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
    Other Governmental Approvals . . . . . . . . . . . . . . . . . . . . . .  31
  Certain Terms of the SH Inducement Agreement . . . . . . . . . . . . . . .  31
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
    The Company's Representations. . . . . . . . . . . . . . . . . . . . . .  31
    The Company's Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  32
    Sale of the ABG Assets . . . . . . . . . . . . . . . . . . . . . . . . .  32
    Cashless Exercise of Warrants. . . . . . . . . . . . . . . . . . . . . .  34
    VSI's Representations. . . . . . . . . . . . . . . . . . . . . . . . . .  34
    VSI's Covenants With Respect to the Proxy Statement. . . . . . . . . . .  34
  Certain Terms of the Merger Agreement. . . . . . . . . . . . . . . . . . .  34
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
    Representations and Warranties of MMPI . . . . . . . . . . . . . . . . .  35
    Representations and Warranties of VSI. . . . . . . . . . . . . . . . . .  35
    Certain Covenants of MMPI. . . . . . . . . . . . . . . . . . . . . . . .  35
    Certain Covenants of VSI . . . . . . . . . . . . . . . . . . . . . . . .  37
    Certain Other Agreements . . . . . . . . . . . . . . . . . . . . . . . .  37
    Conditions to Obligations of VSI and Newco . . . . . . . . . . . . . . .  37
    Conditions to Obligations of MMPI. . . . . . . . . . . . . . . . . . . .  39
    Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
BENEFICIAL OWNERSHIP OF SECURITIES AND OTHER MATTERS . . . . . . . . . . . .  42
  Beneficial Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
  Business of the Company. . . . . . . . . . . . . . . . . . . . . . . . . .  43
  Information Concerning MMPI. . . . . . . . . . . . . . . . . . . . . . . .  44
  Information Concerning VSI and Newco . . . . . . . . . . . . . . . . . . .  44
INDEPENDENT PUBLIC ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . .  44
AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. . . . . . . . . . . . . .  45

Annex Index. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ANNEXES

Annex I:       Agreement and Plan of Merger, dated as of March 14, 1997, by and among Marquest Medical Products, Inc., Vital Signs, Inc., and
               Vital Signs Acquisition Corporation
Annex II:      Scherer Healthcare Inducement Agreement
Annex III:     Robert Scherer Inducement Agreement
Annex IV:      Fairness Opinion of Summit Investment Corporation
Annex V:       The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996
Annex VI:      The Company s Quarterly Report on Form 10-Q for the Fiscal
               Quarter ended June 30, 1996
Annex VII:     The Company s Quarterly Report on Form 10-Q for the Fiscal
               Quarter ended September 30, 1996
Annex VIII:    The Company s Quarterly Report on Form 10-Q for the Fiscal
               Quarter ended December 31, 1996
Annex IX:      MMPI s Annual Report on Form 10-K for the fiscal year ended
               March 30, 1996
Annex X:       MMPI s Quarterly Report on Form 10-Q for the fiscal quarter ended
               June 29, 1996
Annex XI:      MMPI s Quarterly Report on Form 10-Q for the fiscal quarter ended
               September 28, 1996
Annex XII:     MMPI s Quarterly Report on Form 10-Q for the fiscal quarter ended
               December 28, 1996

                                        SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND DOES NOT PURPORT TO BE COMPLETE. ALL STATEMENTS IN THE FOLLOWING SUMMARY ARE QUALIFIED BY AND ARE MADE SUBJECT TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE ANNEXES HERETO. THE ANNEXES ATTACHED TO THIS PROXY STATEMENT CONSTITUTE A PART OF THIS PROXY STATEMENT AND SHOULD BE CONSIDERED AS SUCH. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT, INCLUDING THE ANNEXES, IN ITS ENTIRETY. THE FULL TEXT OF THE MERGER AGREEMENT AND THE SH INDUCEMENT AGREEMENT ARE ATTACHED HERETO AS ANNEX I AND II AND SHOULD BE READ IN THEIR ENTIRETY.

THE SPECIAL MEETING

    DATE, TIME AND PLACE

    The Special Meeting of the stockholders of the Company, will be held on [_________, ____________ ____], 1997, at 10:00 a.m., local time, at [location].

    PURPOSE OF THE SPECIAL MEETING

    At the Special Meeting, stockholders of the Company will be asked to consider and vote upon the Scherer Stockholder Proposal which, if adopted, will provide the Board of Directors of the Company with the authority to vote the MMPI Common Stock owned by the Company to approve the Merger and the other transactions contemplated by the Merger Agreement, to sell the ABG Assets to VSI and to grant to VSI the Covenant Not To Compete as provided in the SH Inducement Agreement. Stockholders also will be asked to vote on any other matters as may properly come before the Special Meeting and any postponement or adjournment thereof. The Merger Agreement provides for the merger of Newco with and into MMPI, with MMPI being the surviving corporation following the Merger. Effective as of the consummation of the Merger, all then-outstanding shares of MMPI Common Stock owned by the Company will be converted into the right to receive $0.797 per share of MMPI Common Stock in cash, without interest (the "Merger Consideration"). As a result of the Merger, MMPI will become a wholly-owned subsidiary of VSI and the Company will receive an aggregate of approximatley $6,057,000 in respect of its shares of MMPI Common Stock and warrants for the purchase of MMPI Common Stock. Pursuant to the SH Inducement Agreement, the Company will receive $5,860,000 for the sale to VSI of the ABG Assets and the granting to VSI of the Covenant Not To Compete.

    QUORUM

    A majority of shares of Company Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Special Meeting. Abstentions, broker non-votes and proxies returned without instructions will be counted for purposes of determining whether a quorum is present at the Special Meeting.

    RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

    The Company Common Stock is the only class of securities of the Company entitled to vote at the Special Meeting. Holders of record of Company Common Stock on the books of the Company on [_______________ __], 1997 are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were [__________] shares of Company Common Stock outstanding, which were held of record by approximately [____] persons.

    VOTING REQUIREMENTS

    Adoption of the Scherer Stockholder Proposal requires the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote at the meeting. Each holder of record of Company Common Stock will be entitled to one vote per share of Company Common Stock at the Special Meeting or any and all adjournments or postponements thereof. A SIGNED PROXY RETURNED WITHOUT INSTRUCTIONS WILL BE VOTED TO ADOPT THE SCHERER STOCKHOLDER PROPOSAL. Abstentions will have the effect of a vote against the Scherer Stockholder Proposal. Broker non-votes are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority, and, therefore, will have the effect of a vote against the Scherer Stockholder Proposal. Any proxy given may be revoked either by a written notice duly signed and delivered to the Secretary of the Company prior to the exercise of the proxy, by execution of a subsequent proxy or by voting in person at the Special Meeting.

    Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company and MMPI, is beneficial owner of, and has the authority to vote, 2,591,180 shares of Company Common Stock, or 60.1% of the aggregate number of shares of Company Common Stock issued and outstanding on the Record Date.
Mr. Scherer has agreed with VSI that he will, subject to his fiduciary obligations as a director and majority stockholder of the Company and as trustee of certain voting trusts, vote all of the shares of Company Common Stock over which he has voting authority to adopt the Scherer Stockholder Proposal. If
Mr. Scherer votes all of the shares of Company Common Stock over which he has voting authority to adopt the Scherer Stockholder Proposal, the requisite vote for adoption of the Scherer Stockholder Proposal will have been obtained.

THE SCHERER TRANSACTIONS

    THE MERGER

    As a result of the Merger, each outstanding share of MMPI Common Stock (other than shares of MMPI Common Stock held by VSI, Newco or any of their subsidiaries, or in the treasury of MMPI, all of which will be cancelled, and shares of MMPI Common Stock held by stockholders of MMPI Common Stock who perfect their dissenters' rights under Article 113 of the Colorado

Business Corporation Act (the "BCA")) will be converted into the right to receive the Merger Consideration, and MMPI will become a wholly-owned subsidiary of VSI. Upon consummation of the Merger, the Company will receive an aggregate of approximately $6,057,000 in respect of MMPI Comon Stock and warrants to purchase MMPI Common Stock owned by the Company. See "The Merger--Principal Effects of the Merger."

    The Merger will become effective (the "Effective Time of the Merger") upon the filing of the certificate of merger with the Secretary of State of the State of Colorado. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after the Merger has been approved by holders of MMPI Common Stock (the "MMPI Stockholders"). See "The Merger."

    It is a condition precedent to the Effective Time of the Merger that the Merger be approved by the vote of two-thirds of the shares of MMPI Common Stock issued and outstanding on the record date for a special meeting of the MMPI Stockholders called for the purpose of obtaining such approval. The special meeting of the MMPI Stockholders will be held on [________________], 1997, at [__:__] a.m., local time at [LOCATION] and any and all adjournments or postponements thereof (the "MMPI Special Meeting"). The record date for the MMPI Special Meeting has been established as [____________], 1997 (the "MMPI Record Date").

    On the MMPI Record Date, the Company owned 7,211,192, or approximately 51%, of the issued and outstanding shares of MMPI Common Stock. Mr. Scherer owned beneficially and has voting authority over, or had voting authority pursuant to a voting trust for his adult children over an additional 2,061,856 shares, or 14.5%, of the issued and outstanding shares of MMPI Common Stock. Mr. Scherer has informed the Company and MMPI that, subject to his fiduciary obligations as a director and principal stockholder of MMPI and as trustee of the voting trust, he intends to vote the shares of MMPI Common Stock over which he has voting authority in favor of the Merger Agreement and the transactions contemplated thereby.

    THE SALE OF THE ABG ASSETS AND THE COVENANT NOT TO COMPETE

    Pursuant to the SH Inducement Agreement, the Company has agreed, subject to the consummation of the Merger, to sell the ABG Assets to VSI and to grant the Covenant Not To Compete to VSI for an aggregate consideration of $5,860,000.
The Company currently licenses or leases the ABG Assets to MMPI, which has a contractual right to purchase the ABG Assets from the Company (the "MMPI Repurchase Option") at a price equal to $4,500,000 plus $22,500 for each full or partial month during the period from June 1993 through the date of repurchase.

RELATED TRANSACTIONS

    As part of the transactions contemplated by the Merger Agreement, VSI and MMPI have entered into a Distribution Agreement pursuant to which VSI is entitled to distribute MMPI products in the United States, Canada and Puerto Rico and MMPI has provided 28 of its 29 domestic specialty dealers with notice terminating its distribution agreements with such dealers at the end of any notice period required by such agreements. One dealer has commenced a lawsuit against MMPI and VSI alleging, among other things, that the termination of such dealer's distribution agreement with MMPI was unlawful. MMPI has commenced a lawsuit against another dealer seeking to enjoin that dealer from violating its distribution agreement during the period prior to termination of that agreement by soliciting customers to purchase products of other manufacturers and seeking damages as a result of the actions by such dealer. MMPI's motion for a temporary restraining order restraining such dealer from violating the terms of its distribution agreement with MMPI has been denied. Neither the Company nor MMPI is able to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

    Simultaneously with the execution of the Merger Agreement and the SH Inducement Agreement, Mr. Scherer entered into an Inducement Agreement with VSI (the "RPS Inducement Agreement") pursuant to which he agreed, among other agreements, to execute a covenant not to compete at the Effective Time of the Merger in exchange for payment of $140,000. The covenant not to compete will provide that Mr. Scherer will not compete with VSI in the manufacture and sale of ABG Products for a period of three years.

BACKGROUND OF THE SCHERER TRANSACTIONS

    For a description of the background of the Scherer Transactions, see "The Scherer Transactions-Background."

REASONS FOR THE SCHERER TRANSACTIONS

    Beginning in 1993, the Company has made substantial investments in MMPI. The Scherer Transactions allow the Company to liquidate that investment on favorable terms.

    Since the Company made its initial investment in MMPI, the method by which medical devices are distributed in the United States has undergone, and continues to undergo, significant structural changes. These structural changes have had a significant negative impact on smaller medical device manufacturers such as MMPI that have limited or non-proprietary product lines and cost structures which make it difficult to compete on a basis where price is the primary purchasing factor. In recognition of the structural changes in the medical device market and MMPI's own limited ability to meet the challenges posed by those changes because of its limited financial resources, the Company's Board of Directors has concluded that the Scherer Transactions provide a greater return to the Company from its investment in MMPI than any of the other alternatives available to the Company. In reaching this conclusion, the Board considered the fact that, although the per share price offered by VSI was below the market price of MMPI Common Stock at the time the Merger was announced, the price was approximately 11.0% higher than the average price of MMPI Common Stock during the three calendar months preceding the month in which the Scherer Transactions were announced and was approximately 14.3% higher than the average price of the MMPI Common Stock for the calendar month preceding the month in which the Scherer Transactions were announced. The Board also considered the terms of the Company's Series
A Preferred Stock which provides that the Company begin paying a dividend on such stock if MMPI reaches certain profitability targets. See "The Scherer Transactions-Reasons for the Scherer Transactions."

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

    The Company's Board recommends (with Mr. Scherer abstaining) that the Company's stockholders vote to adopt the Scherer Stockholder Proposal and approve the Scherer Transactions.

    The Company's Board provided its recommendation after consideration of a number of factors, which are described under the heading "The Scherer Transactions--Recommendation of the Board." In considering the recommendation of the Company's Board, stockholders should be aware that certain members of the Company's management and Board have certain interests in the Scherer Transactions that are in addition to the interests of the Company's stockholders. The Company's Board was aware of these interests and considered them, among other matters, in recommending the adoption of the Scherer Stockholder Proposal. See "-- Related Transactions," "The Scherer Transactions -- Related Transactions" and "Interests of Certain Persons in the Scherer Transactions."

OPINION OF THE FINANCIAL ADVISOR

    The Company engaged Summit to act as its financial advisor in connection with the Scherer Transactions. On March 14, 1997, Summit delivered to the Company's Board its oral opinion, which was followed by a written opinion dated March 17, 1997 (the "Summit Opinion"), that the consideration to be received by the Company pursuant to the Merger is fair to the stockholders of the Company from a financial point of view (excluding Robert P. Scherer, Jr. as to whom no view was expressed).

    The full text of the Summit Opinion, which sets forth the procedures followed, matters considered and assumptions made in connection with rendering such opinion, is attached as Annex IV to this Proxy Statement. The Summit Opinion will be updated and presented to stockholders at the Special Meeting. See "The Scherer Transactions--Opinion of the Financial Advisor." STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE SUMMIT OPINION IN ITS ENTIRETY.

ACCOUNTING TREATMENT

    The Company intends to account for the Scherer Transactions as a discontinued operation in its consolidated financial statements. The Company has made certain estimates (see "Selected

Historical and Pro Forma Consolidated Financial Data" and "Unaudited Pro Forma Condensed Consolidated Financial Information"); however, the final amounts are dependent upon the timing of the transactions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The Company's receipt of cash for MMPI Common Stock as a result of the Merger and the sale of the ABG Assets will be a taxable transaction to the Company for federal and state income tax purposes. See "The Scherer Transactions--Certain Income Tax Consequences."

SOURCES AND AMOUNT OF FUNDS

    The total amount of funds required by VSI for the payment of the Merger Consideration, to repay certain indebtedness owed by MMPI, to purchase the ABG Assets and the covenants not to compete from the Company and Mr. Scherer and to pay related fees and expenses, is expected to be approximately $25.0 million. VSI has advised the Company that it will pay for such obligations primarily from cash on hand. VSI has also advised the Company that on the date of this Proxy Statement, it had cash reserves in excess of $40 million.

BUSINESS OF THE COMPANY

    The Company is a holding company, which, through its subsidiaries, manufactures, distributes and sells specialized health care products and services. Through its investment in MMPI, the Company manufactures and sells medical devices and surgical/safety disposables. Through its majority owned partnership, BioSystems Partners, and subsidiary, Medical Waste Systems, Inc., the Company provides medical waste management services. Through its subsidiary, Scherer Laboratories Inc., the Company markets and sells consumer health care products. See "Business of the Company." Upon consummation of the Scherer Transactions, the Company will have disposed of its entire medical device and surgical/safety disposables line of business.

PRICE RANGE OF COMPANY COMMON STOCK AND DIVIDENDS

    The Company Common Stock is traded on the Nasdaq National Market under the ticker symbol SCHR. As of the Record Date, the number of record holders of Company Common Stock was approximately [____] persons. The table below shows the quarterly high and low sales prices for the Company's fiscal periods indicated. All quotations were reported to the Company by Nasdaq and represent actual transactions and not inter-dealer quotations.

                     QUARTERLY HIGH AND LOW SALES PRICES



                                  HIGH                 LOW
                                  ----                 ---
FISCAL 1995

First Quarter                      $23                $18-1/2
Second Quarter                      23                  20
Third Quarter                       23                  20
Fourth Quarter                    20-1/8                 5


FISCAL 1996

First Quarter                      $ 7                $  5
Second Quarter                     5-1/2                 2
Third Quarter                        5                  2-1/2
Fourth Quarter                       5                  2-1/4


FISCAL 1997

First Quarter                     $5-1/2              $ 3-7/8
Second Quarter                     4-5/8                2-1/4
Third Quarter                      3-3/4                 2
Fourth Quarter                     2-5/8                 2


    On March 14, 1997, the last full trading day prior to the announcement of the Scherer Transactions, the reported last transaction price per share of Company Common Stock reported to the Company by Nasdaq was $2.25. On [___________ __], 1997, the last full trading day prior to the date of this Proxy Statement, the last transaction sales price of Company Common Stock reported to the Company by Nasdaq was $[______] per share of Company Common Stock. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR COMPANY COMMON STOCK.

    While there are no restrictions on the payment of dividends, the Company has not declared any cash dividends in its history and does not anticipate that dividends will be paid in the foreseeable future.

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following tables set forth selected historical and pro forma consolidated financial data of the Company. The historical consolidated financial data as of and for the nine months ended December 31, 1996 and December 31, 1995, and as of and for each of the years in the five year period ended March 31, 1996 is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 attached hereto as Annex V and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 30, 1996, and December 31, 1996 attached as Annexes VI, VII and VIII, respectively. The historical consolidated financial data as of and for the nine months ended December 31, 1996 and December 31, 1995 is unaudited but, in the opinion of management, include all adjustments (consisting of normal recurring accruals) necessary to present fairly the information set forth therein. The historical consolidated financial data is not necessarily indicative of the results of operations for any future period. Furthermore, the results of operations for the nine months ended
December 31, 1996 should not be regarded as indicative   of the results that
may be expected for the full year.

    The pro forma consolidated financial data as of and for the nine months ended December 31, 1996 and December 31, 1995, and as of and for the each of the years in the three year period ended March 31, 1996 reflect the effects on the historical results of the Company of the Scherer Transactions. The operations of MMPI, which have been included in the Company's consolidated financial statements since the first quarter of fiscal 1994, are included in the Company's Medical Device and Surgical/Safety Disposables Segment along with the operations of Scherer Healthcare, Ltd. ("Scherer Ltd."), a limited partnership that was 65% owned by the Company, whose assets and businesses were sold in October 1995 and October 1996, respectively. Upon the consummation of the Merger, the operations of the Medical Device and Surgical/Safety Disposables Segment of the Company will be accounted for as a discontinued segment and, accordingly, the operations of MMPI and Scherer Ltd. will be segregated and reported as discontinued operations in the Company's consolidated financial statements. The pro forma consolidated financial data reflects the accounting treatment of this segment as a discontinued operation for the periods being presented.

    The pro forma consolidated financial data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred, nor is it necessarily indicative of future operating results or financial position.

    The historical financial statements of MMPI are included in MMPI's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 1996, September 28, 1996 and December 28, 1996, which reports are attached hereto as Annexes
IX, X, XI and XII, respectively. Such reports are attached for informational purposes and are incorporated by reference herein.

                      SELECTED HISTORICAL FINANCIAL DATA
              (In Thousands of Dollars, Except Per Share Amounts)

                             NINE MONTHS
                               ENDED
                             DECEMBER 31,                       YEAR ENDED MARCH 31,
                            --------------      ------------------------------------------------
                            1996      1995      1996       1995       1994      1993      1992
                            ----      ----      ----       ----       ----      ----      ----
INCOME STATEMENT DATA:
Net sales                   $26,727   $32,086   $41,857    $42,802    $41,229   $20,323   $20,205
Income (loss) from
 continuing operations         $(78)   $2,222    $2,668    $(4,637)      $157    $1,135     $(418)
Net income (loss)              $(78)   $1,526    $1,748   $(10,171)   $(3,963)  $(1,471)  $(1,458)
Income (loss) from
 continuing operations
 per common share            $(0.02)    $0.52     $0.60     $(1.09)     $0.04     $0.29    $(0.11)
Net income (loss) per
 common share                $(0.02)    $0.36     $0.40     $(2.39)    $(1.00)   $(0.38)   $(0.37)

BALANCE SHEET DATA (1):
Total assets                $32,381   $33,753   $34,443    $41,528    $51,907   $29,950   $34,853
Long-term obligations        $5,472    $5,051    $5,638     $5,316     $4,617      $511      $598
Book value per
 common share                 $3.74     $3.74     $3.66      $3.40      $6.24     $5.28     $5.59
Cash dividends
 declared per
 common share                 $0.00     $0.00     $0.00      $0.00      $0.00     $0.00     $0.00


                     SELECTED UNAUDITED PRO FORMA FINANCIAL DATA
                 (In Thousands of Dollars, Except Per Share Amounts)

                                 NINE MONTHS
                                    ENDED
                                 DECEMBER 31,        YEAR ENDED MARCH 31,
                              ----------------    ---------------------------
                               1996      1995      1996       1995      1994
                               ----      ----      ----       ----      ----
INCOME STATEMENT DATA:
Net Sales                     $9,818    $8,843    $11,859    $11,023   $10,672
Income (loss) from
  continuing operations         $330     ($293)       $(5)   $(2,974)   $1,517
Net income (loss)               $(78)   $1,526     $1,748   $(10,171)  $(3,963)
Income (loss) from con-
  tinuing operations per
  common share                 $0.07    $(0.07)     $0.00     $(0.70)    $0.38
Net income (loss) per
  common share                $(0.02)    $0.36      $0.40     $(2.39)   $(1.00)

  BALANCE SHEET DATA:
Total assets                  $21,093   $21,370    $21,332    $28,012   $35,208
Net assets of discontin-
   ued operations (2)          $7,161    $8,154     $8,030    $12,067   $12,272
Long-term obligations            $810      $646       $648       $726      $591
Book value per
    common share                $3.74     $3.74      $3.66      $3.40     $6.24
Cash dividends declared
    per common share            $0.00     $0.00      $0.00      $0.00     $0.00

----------------

(1) Restated balance sheet data as of December 31, 1995 reflects the effects of the discontinued operations of Biofor, Inc. whose operations were discontinued in fiscal 1996. All other historical financial data has been restated previously to reflect the effects of Biofor's discontinued operations and are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (attached hereto as Annex V) and the Company's Quarterly Report on Form 10-Q for the quarterly period ended December 31, 1996 (attached hereto as Annex VIII), each of which is incorporated herein by reference.

(2) Reflects the net assets of MMPI and Scherer Ltd. which will be accounted for as discontinued operations upon the consummation of the Merger. Additionally, includes the net assets of Biofor, Inc. whose operations were discontinued in fiscal 1996 (see Note (1) above).

                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
                                     INFORMATION

OVERVIEW

    The following unaudited pro forma condensed consolidated balance sheet as of December 31, 1996, and the unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended December 31, 1996 and for the year ended March 31, 1996 give effect to the Scherer Transactions (the Merger of Newco into MMPI, the sale of the ABG Assets to VSI and the execution of the Covenant Not to Compete). Pursuant to the Merger Agreement, the MMPI Stockholders will receive $0.797 per share for each outstanding share, at the Effective Time of the Merger, of MMPI Common Stock. The Company owns 7,211,192 shares of MMPI Common Stock directly and holds warrants to purchase an additional 6,580,000 shares of MMPI Common Stock at an exercise price of $0.75 per share.

    In connection with the transactions contemplated by the Merger Agreement, the Company entered into the SH Inducement Agreement pursuant to which VSI has agreed, provided the Merger is consummated, to purchase the ABG Assets and to enter into the Covenant Not to Compete for an aggregate purchase price of $5,860,000. As part of the investment made in MMPI by the Company in June 1993, the Company acquired title to the ABG Assets which it leases and licenses back to MMPI. MMPI has an option to repurchase the ABG Assets from the Company (the "MMPI Repurchase Option") at a purchase price equal to $4,500,000 plus $22,500 per month during the period from June 1993 through the date of repurchase. VSI has agreed to purchase the ABG Assets from the Company for a purchase price equal to the purchase price under the MMPI Repurchase Option. The consideration for the Covenant Not to Compete will be the difference between $5,860,000 and the amount paid by VSI for the ABG Assets.

    The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that actually would have occurred if the Scherer Transactions had been consummated as of such dates in accordance with the assumptions set forth below, nor is it necessarily indicative of future operating results or financial position.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

    The following unaudited pro forma condensed consolidated balance sheet gives effect to the Scherer Transactions as if they had occurred on December 31, 1996. The unaudited condensed consolidated balance sheet is based on previously described financial information of the Company as of December 31, 1996 and the pro forma adjustments described in the Notes to Pro Forma Condensed Consolidated Financial Information included herein.

                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31, 1996
                                     (Unaudited)

                                        ASSETS

                                                   Company         Pro Forma        Company
                                                 As Reported      Adjustments      Pro Forma
                                                 -----------     ------------     -----------
CURRENT ASSETS
Cash and cash equivalents                         $2,848,000       $(514,000)(a)     $12,106,000
                                                                   3,912,000 (b)
                                                                   5,860,000 (c)
Accounts receivable, net                           5,515,000      (2,713,000)(a)       2,802,000
Current maturities of notes receivable               255,000         (69,000)(a)         186,000
Inventories                                        3,806,000      (3,605,000)(a)         201,000
Prepaid and other                                    312,000        (176,000)(a)         136,000
                                                 -----------      ----------         -----------
Total current assets                              12,736,000       2,695,000          15,431,000

PROPERTY AND EQUIPMENT                            16,653,000      (9,027,000)(a)       7,626,000

Less accumulated amortization                     (6,174,000)      2,350,000 (a)      (3,824,000)
                                                 -----------      ----------         -----------
Net property and equipment                        10,479,000      (6,677,000)          3,802,000

OTHER ASSETS
Costs in excess of net assets of businesses
  acquired, net                                    6,453,000      (3,931,000)(c)       2,522,000
Intangibles, net                                     343,000         (69,000)(a)         274,000
Other                                              1,675,000                           1,675,000
Net assets of discounted operations                  695,000                             695,000
                                                 -----------      ----------         -----------
  Total other assets                               9,166,000      (4,000,000)          5,166,000
                                                 -----------      ----------         -----------
TOTAL ASSETS                                     $32,381,000     $(7,982,000)        $24,399,000
                                                 -----------      ----------         -----------
                                                 -----------      ----------         -----------

                            LIABILITIES AND STOCKHOLDERS' EQUITY

                                                   Company         Pro Forma            Company
                                                 As Reported      Adjustments          Pro Forma
                                                 -----------     ------------          ---------
CURRENT LIABILITIES
Accounts payable                                  $1,829,000     $(1,195,000)(a)       $ 634,000
Accrued expenses                                   3,995,000      (2,879,000)(a)       1,516,000
                                                                     400,000 (d)
Current maturities of debt obligations               999,000        (774,000)(a)         225,000
Payable to affiliates                              2,145,000      (2,145,000)(b)             -
Other                                                 18,000         140,000 (e)         158,000
Net liabilities of discontinued operations            26,000                              26,000
                                                 -----------      ----------         -----------
  Total current liabilities                        9,012,000      (6,453,000)          2,559,000

LONG-TERM DEBT, NET OF CURRENT MATURITIES          5,142,000      (4,662,000)(a)         480,000
OTHER LIABILITIES                                    330,000         258,000 (c)         588,000
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN SUBSIDIARY                    1,801,000      (1,801,000)(a)             --
STOCKHOLDERS' EQUITY                              16,096,000       4,676,000 (f)      20,772,000
                                                 -----------      ----------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $32,381,000     $(7,982,000)        $24,399,000
                                                 -----------      ----------         -----------
                                                 -----------      ----------         -----------

See Notes to Pro Forma Condensed Consolidated Financial Information.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS

     The following unaudited pro forma condensed consolidated statements of continuing operations for the nine months ended December 31, 1996 and for the year ended March 31, 1996 present the operating results of the Company as if the transactions had occurred at April 1, 1995. The statements are based on previously described financial information of the Company for the respective periods and the pro forma adjustments described in the Notes to Pro Forma Condensed Consolidated Financial Information included herein.

     MMPI's operations are included in the Company's Medical Device and Surgical/Safety Disposables Segment along with the operations of Scherer Healthcare, Ltd. ("Scherer Ltd."), a limited partnership that was 65% owned by the Company. In October 1995, Scherer Ltd. sold certain of its assets that were used in connection with its business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other healthcare providers (the "Medical Business"). In October 1996, Scherer Ltd. sold substantially all of its remaining assets that were used in its business of providing nonwoven apparel for industrial uses (the "Industrial Business"). Upon the consummation of the Merger, the operations of the Medical Device and Surgical/Safety Disposables Segment of the Company will be accounted for as a discontinued segment and, accordingly, the operations of Scherer Ltd. and MMPI will be segregated and reported as discontinued operations in the Company's consolidated financial statements. Therefore, the operations of Scherer Ltd. in addition to the operations of MMPI are being eliminated for the periods indicated in the pro forma condensed consolidated statements of continuing operations.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996
                                (Unaudited)

                                              Pro Forma         Pro Forma
                                 Company as   Adjustments for   Adjustments for   Pro Forma         Company
                                 Reported     Scherer Ltd. (g)  MMPI (h)          Adjustments (i)   Pro Forma
                                 ----------   ----------------  ---------------   ---------------   ---------

NET SALES                       $26,727,000        $(1,069,000)    $(15,840,000)                   $9,818,000

COSTS AND EXPENSES

Costs of goods sold              17,575,000         (1,043,000)     (10,862,000)                    5,670,000
Selling, general and
 administrative                   8,739,000           (343,000)      (4,647,000)                    3,749,000
Research and development            196,000                            (196,000)                         -
                                 ----------   ----------------  ---------------   ---------------   ---------
Total costs and expenses         26,510,000         (1,386,000)     (15,705,000)                    9,419,000
                                 ----------   ----------------  ---------------   ---------------   ---------

OPERATING INCOME                    217,000            317,000         (135,000)                      399,000

OTHER INCOME
 (EXPENSE) NET                     (677,000)            84,000          532,000           149,000      88,000
                                 ----------   ----------------  ---------------   ---------------   ---------


Income (loss) from continuing
 operations before minority
 interest and income taxes         (460,000)           401,000          397,000           149,000     487,000
Minority interest in net loss of
 subsidiary and partnerships        390,000            (70,000)        (320,000)                         -
                                 ----------   ----------------  ---------------   ---------------   ---------
Income (loss) from continuing
 operations before income taxes     (70,000)           331,000           77,000           149,000     487,000
Provision for income taxes           (8,000)                                                           (8,000)
                                 ----------   ----------------  ---------------   ---------------   ---------
Income (loss) from continuing
 operations                        $(78,000)          $331,000          $77,000          $149,000    $479,000
                                 ----------   ----------------  ---------------   ---------------   ---------
                                 ----------   ----------------  ---------------   ---------------   ---------
Income (loss) from continuing
 operations per common share         $(0.02)                                                            $0.11
                                 ----------                                                         ---------
                                 ----------                                                         ---------
Weighted average common
 shares outstanding               4,298,139                                                         4,418,486
                                 ----------                                                         ---------
                                 ----------                                                         ---------

See Notes to Pro Forma Condensed Consolidated Financial Information.

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                        FOR THE YEAR ENDED MARCH 31, 1996
                                   (Unaudited)

                                              Pro Forma         Pro Forma
                                 Company as   Adjustments for   Adjustments for   Pro Forma           Company
                                 Reported     Scherer Ltd. (g)  MMPI (h)          Adjustments (i)     Pro Forma
                                 ----------   ----------------  ---------------   ---------------   -----------
NET SALES                       $41,857,000        $(7,555,000)    $(22,443,000)                    $11,859,000

COSTS AND EXPENSES
Cost of goods sold               28,540,000         (6,518,000)     (15,305,000)                      6,717,000
Selling, general and
 administrative                  12,769,000         (1,361,000)      (6,283,000)                      5,125,000
Research and development            155,000                            (155,000)                           -
                                 ----------   ----------------  ---------------   ---------------   -----------
Total costs and expenses         41,464,000         (7,879,000)     (21,743,000)                     11,842,000
                                 ----------   ----------------  ---------------   ---------------   -----------
OPERATING INCOME                    393,000            324,000         (700,000)                         17,000

OTHER INCOME
 (EXPENSE), NET                   2,828,000         (2,760,000)        (267,000)          518,000       319,000
                                 ----------   ----------------  ---------------   ---------------   -----------

Income from continuing
 operations before minority
 interest and income taxes        3,221,000         (2,436,000)       (967,000)           518,000       336,000
Minority interest in net
 (income) loss of subsidiary
 and partnerships                    (5,000)            70,000         (65,000)                            -
                                 ----------   ----------------  ---------------   ---------------   -----------
Income from continuing
 operations before
 income taxes                     3,216,000         (2,366,000)     (1,032,000)           518,000       336,000
Benefit (provision) for
 income taxes                      (548,000)            28,000         697,000                          177,000
                                 ----------   ----------------  ---------------   ---------------   -----------
Income from continuing
 operations                      $2,668,000        $(2,338,000)      $(335,000)          $518,000      $513,000
                                 ----------   ----------------  ---------------   ---------------   -----------
                                 ----------   ----------------  ---------------   ---------------   -----------
Income from continuing
 operations per common share          $0.60                                                               $0.12
                                 ----------                                                         -----------
                                 ----------                                                         -----------
Weighted average common
 shares outstanding               4,421,483                                                           4,421,483
                                 ----------                                                         -----------
                                 ----------                                                         -----------

See Notes to Pro Forma Condensed Consolidated Financial Information.


NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(a) Reflects the pro forma effects of the proposed Merger on the Company's 51% interest in MMPI as if the Merger had occurred on December 31, 1996. MMPI has been included in the Company's consolidated financial statements since the first quarter of fiscal 1994. Minority interest represents the equity interest in MMPI of outside investors.

(b) Pursuant to the terms of the Merger Agreement, the MMPI Stockholders will receive $0.797 per share for each outstanding share of MMPI Common Stock. In total, the Company will receive approximately $6,057,000 in cash for the 7,211,192 shares of MMPI Common Stock that it owns directly and the warrants that it holds for the purchase of an additional 6,580,000 shares of MMPI Common Stock at an exercise price of $0.75 per share. The Company plans to use a portion of the proceeds from the Scherer Transactions to repay the debt payable to an affiliated company ($2,145,000 as of December 31, 1996) which was restructured into a five year promissory note in the fourth quarter of fiscal 1997.

(c) Represents the $5,860,000 in cash proceeds the Company will receive in exchange for the ABG Assets owned by the Company and the Covenant Not to Compete. The purchase price for the ABG Assets will be the exercise price of the MMPI Repurchase Option and the consideration for the Covenant Not to Compete will be the difference between $5,860,000 and the purchase price of the ABG Assets. Assuming a June 1997 closing of the Scherer Transactions, the purchase price for the ABG assets will be approximately $5,602,000 and the net book value of the goodwill associated with the acquisition of the ABG Assets by the Company in June 1993 will be approximately $3,931,000. The consideration for the Covenant Not to Compete will be approximately $258,000 and will be reported as deferred income and amortized over a three year period from the date of closing.

(d) Reflects the accrual of estimated transaction costs associated with the Scherer Transactions.

(e)  Reflects the estimated income tax effect from the Scherer Transactions.

(f) Reflects the estimated impact to stockholders' equity from the Scherer Transactions including estimated gains, before the effect of income taxes and transaction costs, of over $3,000,000 from the Merger and over $1,500,000 from the sale of ABG Assets. The estimated gain from the Merger is dependent upon MMPI's operations through December 31, 1996; however, the estimated gain will be further adjusted by MMPI's operations from January 1, 1997 through the date of closing. The estimated gain on the sale of the ABG Assets assumes a June 1997 closing.

(g) Reflects the elimination of the operations related to the Medical Business, which was sold in October 1995, and the Industrial Business, which was sold in October 1996, of Scherer Ltd. for the nine months ended December 31, 1996 and for the year ended March 31, 1996. The operations of Scherer Ltd. that are being eliminated include a pretax gain of approximately $2,800,000, or $0.63 per share, from the sale of the Medical Business during the year ended March 31, 1996. The operations of Scherer Ltd. were included with the operations of MMPI in the Company's Medical Device and Surgical/Safety Disposables Segment. The operations of this segment will be accounted for as a discontinued segment upon the consummation of the Merger and, accordingly, the operations of Scherer Ltd. and MMPI will be segregated and reported as a discontinued operation in the Company's consolidated financial statements.

(h) Reflects the elimination of the operations of MMPI for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

(i) Reflects interest expense associated with the repayment of the debt payable to an affiliated company assuming a transaction date of April 1, 1995 for the nine months ended December 31, 1996 and for the year ended March 31, 1996.

                           THE SCHERER TRANSACTIONS

    The information contained in this Proxy Statement with respect to the Scherer Transaction is qualified in its entirety by reference to the complete text of the Merger Agreement and the SH Inducement Agreement, which are attached to this Proxy Statement as Annexes I and II and incorporated by reference herein. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT AND THE SH INDUCEMENT AGREEMENT IN THEIR ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE SCHERER TRANSACTIONS.

THE SCHERER TRANSACTIONS

    On the date of this Proxy Statement, the Company owned 7,211,192 shares of MMPI Common Stock and warrants to purchase an additional 6,580,000 shares at an exercise price of $0.75 per share. The Company also owned the ABG Assets which it leases and licenses to MMPI subject to the MMPI Repurchase Option.

    As a result of the Scherer Transactions, the Company will receive an aggregate of approximately $11,917,000 in cash, including approximately $6,057,000 in cash for its shares of MMPI Common Stock and warrants to purchase MMPI Common Stock and $5,860,000 for the sale of the ABG Assets and the execution of the Covenant Not to Compete. Following the Scherer Transactions, the Company will not have any ownership interests in MMPI or the ABG Assets.

    THE MERGER

    Upon consummation of the Merger, Newco will be merged with and into MMPI, with MMPI being the surviving corporation (as such, the "Surviving Corporation"). If the Merger is consummated, MMPI will become a wholly-owned subsidiary of VSI, and the Company will no longer have an equity interest in MMPI and will not share in its future earnings or growth, if any. Instead, the Company will receive $5,747,320 in exchange for the shares of MMPI Common Stock owned by it and $309,260 through the exercise of its warrants for the purchase of MMPI Common Stock.

    THE SALE OF THE ABG ASSETS AND THE COVENANT NOT TO COMPETE

    The ABG Assets were acquired by the Company from MMPI in June 1993. When the Company acquired the ABG Assets from MMPI, it granted MMPI the MMPI Repurchase Option. If MMPI were to exercise the MMPI Repurchase Option on June 30, 1997, the purchase price for the ABG Assets pursuant to the MMPI Repurchase Option would be $5,602,000.

    Pursuant to the SH Inducement Agreement, the Company will, at the Effective Time of the Merger, sell the ABG Assets to VSI for a purchase price equal to the price for which MMPI would be able to purchase the ABG Assets pursuant to the MMPI Repurchase Option, but not more then $5,860,000. Simultaneously, the Company will enter into the Covenant Not to Compete for additional consideration, if any, equal to the difference between $5,860,000 and the purchase price paid by VSI for the ABG Assets. Assuming that the Effective Date of the Merger is June 30, 1997, the Company will receive approximately $258,000 for the Covenant Not To Compete.

RELATED TRANSACTIONS

    DISTRIBUTION AGREEMENT

    Simultaneous with the execution of the Merger Agreement, MMPI and VSI entered into a Distribution Agreement (the "Distribution Agreement") pursuant to which VSI is authorized to sell MMPI products for a period of two years and MMPI provided 28 of its 29 existing domestic specialty dealers with notices of termination of their distribution agreements which, as a general matter, allow for termination on 30 to 90 days' notice. MMPI negotiated the Distribution Agreement to protect itself from the product revenue loss that MMPI anticipates would otherwise occur as its existing dealers de-emphasized the sale of MMPI products in anticipation of being terminated by VSI as dealers following the Effective Time of the Merger. If the Merger does not occur for any reason, MMPI believes that using VSI as its principal domestic dealer will enhance its sales as a result of VSI's strong sales force. The Distribution Agreement may be terminated by MMPI if VSI does not meet certain specified sales quotas after June 30, 1997. The Distribution Agreement otherwise provides for what MMPI believes to be market terms.

    One of MMPI's dealers has commenced a lawsuit against MMPI and VSI alleging, among other things, that the termination of its distribution agreement was unlawful. MMPI has commenced a lawsuit against another dealer seeking to enjoin the dealer from violating its distribution agreement by soliciting customers of MMPI products to purchase competing products manufactured by other manufacturers. MMPI's motion for a temporary restraining order restraining such dealer from violating the terms of its distribution agreement with MMPI has been denied. Neither the Company nor MMPI is able to predict the outcome of either lawsuit or whether other lawsuits will be filed by other dealers as a result of their termination.

    THE RPS INDUCEMENT AGREEMENT

    Pursuant to the RPS Inducement Agreement, Mr. Scherer is required to enter into a covenant not to compete pursuant to which he agrees that for a period of three years following the Effective Time of the Merger, he will not engage in the business of manufacturing or selling ABG Products. In consideration of this covenant not to compete, VSI has agreed to pay Mr. Scherer $140,000.

AGREEMENT TO PAY CERTAIN EXPENSES OF THE COMPANY

     MMPI has agreed to reimburse the Company for up to $25,000 of expenses of the Company incurred in connection with the Scherer Transactions and the Special Meeting.

BACKGROUND OF THE SCHERER TRANSACTIONS

    On October 1, 1991, the United States Food and Drug Administration issued a cease and desist order to MMPI which had the immediate effect of stopping the manufacture and sale of MMPI's products for approximately three months and a long term negative impact on MMPI's business. As a result of the financial and business distress caused by this shutdown, MMPI sought investments from third parties.

    In June 1993, the Company made an initial investment in MMPI by (i) purchasing the ABG Assets from MMPI for $4,500,000 and leasing and licensing these assets back to MMPI, and (ii) participating with the Company in an exchange offer pursuant to which certain outstanding indebtedness of MMPI was exchanged for new notes of MMPI, shares of Series A convertible preferred stock of the Company and warrants to purchase MMPI Common Stock. In consideration for the issuance of its Preferred Stock as part of the exchange offer, the Company received a $4,352,000 note of MMPI which was, at the election of the Company, convertible into MMPI Common Stock (the "MMPI Note"). In consideration for its agreement to enter into the sale and leaseback of the ABG Assets, the Company received warrants to purchase 5,780,000 shares of MMPI Common Stock.

    In May 1994, the Company converted $2,500,000 of the MMPI Note into 3,333,333 shares of MMPI Common Stock.

    Although the Company's investment provided MMPI with the financial resources to survive, MMPI was unable to return its operations to profitability in an increasingly competitive industry. Because of MMPI's ongoing financial problems and the changing and increasingly competitive medical device market, MMPI's management undertook a rigorous review of the strategic alternatives available to MMPI in the second and third quarters of 1995. The strategic alternatives investigated included seeking protection under the United States Bankruptcy Code, the sale of all or part of MMPI's assets, the acquisition or divestiture of product lines, funding a new three year strategic plan through the raising of additional capital and a strategic combination of MMPI with another medical device manufacturer or distributor. As part of this review, in August 1995, MMPI retained Triad Partners, Inc., a private merchant banking firm, to assist it in devising a long range strategy. MMPI's management concluded that MMPI should try to implement a three year plan to reduce expenses, mechanize production and diversify product lines, all of which would require MMPI to reduce its leverage and attract additional capital. In addition, MMPI's management also concluded that MMPI should consider proposals from third parties desiring to acquire MMPI as an alternative to the three year plan.

    While MMPI's management was evaluating its strategic alternatives, the Company and MMPI received a number of inquiries from strategic or financial parties expressing varying degrees of interest in effecting a transaction with MMPI or with the Company for its equity position in MMPI. MMPI's and the Company's management evaluated each proposal and determined that none of the proposals provided adequate consideration for the MMPI Stockholders and proceeded to implement MMPI's "stand-alone" plan.

    In March 1996, the Company converted the remaining principal balance of the MMPI Note into 2,645,143 shares of MMPI Common Stock and received an additional 1,232,716 shares of MMPI Common Stock in satisfaction of certain other obligations of MMPI to it.

    Toward the end of fiscal 1996, MMPI received an inquiry by a company outside of the health care industry, which after several meetings and discussions led to a formal expression of interest to acquire MMPI. The expression of interest was reviewed with MMPI's Board and rejected as not providing sufficient consideration to MMPI Stockholders. However, as a result of the continued difficulties in returning MMPI to profitability and the acceleration in the ongoing changes in the medical device market, MMPI's Board directed MMPI's management to review the companies which had previously expressed an interest in acquiring MMPI to determine whether a transaction that would be in the best interests of MMPI Stockholders could be consummated with any of them. VSI was included in the companies contacted by MMPI.

    During a meeting on August 20, 1996, among Terry Wall, President and Chief Executive Officer of VSI, Anthony Dimun, Executive Vice President and Chief Financial Officer of VSI, Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company and MMPI, Amy M. Murphy, Vice President of Corporate Operations and Secretary of the Company, and Richard Trenkmann, President of Triad Partners, VSI expressed interest in acquiring MMPI. On September 16, 1996, VSI sent a letter to MMPI outlining, in general terms, VSI's interest in acquiring MMPI. A further meeting to discuss the terms on which VSI might be willing to acquire MMPI and the ABG Assets was held among the above parties on September 26, 1996.

    At a meeting in Atlanta, Georgia on October 2, 1996, Mr. Dimun, Jay Sturm, General Counsel of VSI, Ms. Murphy, Mr. Trenkmann and representatives of Lowenstein Sandler Kohl Fisher & Boylan, counsel to VSI, and LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MMPI, met to discuss the details of a potential acquisition of MMPI and the ABG Assets by VSI. A preliminary consensus with respect to the proposed structure of the transaction was reached at this meeting.

    From October 8 through October 10, 1996, representatives of VSI met with MMPI's senior management personnel and representatives of LeBoeuf, Lamb, Greene & MacRae, L.L.P. in Denver, Colorado to commence due diligence by VSI of MMPI. Due diligence efforts continued through October and November 1996, as did the negotiation of definitive acquisition documents.

    On October 21, 1996, MMPI engaged Hanifen Imhoff, Inc. ("Hanifen") to render an opinion as to the fairness of the proposed transactions to MMPI Stockholders.

    In October 1996, William Thompson, the President and Chief Operating Officer of MMPI, and Robert Fenwick, Senior Vice President of Sales and Marketing of MMPI, met with Terry Wall, Barry Wicker and other members of VSI's sales and marketing staff to discuss how to market MMPI's products during the period from announcement of the Merger Agreement to the closing of the transaction.

    On November 19, 1996, Mr. Dimun met with Mr. Scherer, Ms. Murphy and Mr. Trenkmann in Chicago, Illinois. At this meeting, VSI informed MMPI and the Company that it was not prepared to go forward with the acquisition of MMPI
and the ABG Assets on the same economic basis as previously discussed.   At
that point, discussions between MMPI and VSI were suspended to allow both parties to re-evaluate their positions.

    In early January 1997, Triad Partners re-established contact with VSI and suggested a meeting to consider whether any basis existed on which the parties would be willing to go forward. On January 15, 1997, Mr. Trenkmann and Ms. Murphy met with Messrs. Wall, Dimun and Sturm at VSI's offices to discuss whether a transaction could be structured which would be acceptable to VSI, MMPI and the Company. At that meeting, a preliminary understanding was reached with respect to the terms of such a transaction.

    At a telephonic meeting of MMPI's Board of Directors held on February 11, 1997, the revised terms of the VSI proposal were discussed. While MMPI's Board believed there appeared to be a basis for further negotiations, the Board expressed concern over the damage to MMPI that would result if discussions continued for an extended period of time. Triad Partners was instructed to conclude the discussions as expeditiously as possible. The Board also considered the risk of the loss of product revenues that MMPI would face during the period between the date on which a transaction with VSI was announced and the closing and whether those risks could be minimized by appointing VSI as a MMPI dealer.

    From February 12, 1997 through early March 1997, representatives of the Company, VSI, MMPI, Triad Partners and their respective counsel negotiated the terms of the Merger Agreement, the Distribution Agreement, the SH Inducement Agreement and the RPS Inducement Agreement.

    The Company engaged Summit in mid February 1997 to render an opinion as to the fairness of the proposed transactions to the Company's stockholders. On March 6, 1997, the Company entered into an engagement agreement with Summit.

    On March 12, 1997, VSI's Board approved the acquisition of MMPI and the ABG Assets.

    On March 13, 1997, separate meetings of the Boards of Directors of MMPI and the Company were held in Denver, Colorado to consider, on a preliminary basis, the offer made by

VSI. During the meeting of the MMPI Board, the Board heard oral presentations from MMPI's management on certain operational aspects of the transaction, from Triad Partners on the financial terms of the transaction, and from LeBoeuf, Lamb, Greene & MacRae, L.L.P. on certain legal implications of the terms and conditions of the transaction. In addition, MMPI's Board heard a preliminary presentation from Hanifen on the fairness of the transaction from a financial point of view to the MMPI Stockholders. During the meeting of the Company's Board, the Board heard a presentation by a representative of Long Aldridge Norman LLP, counsel to the Company, as to certain legal aspects of the transactions and a presentation by Summit on the fairness of the Merger from a financial point of view to the stockholders of the Company.

    Both MMPI's Board and the Company's Board re-convened by telephone on March 14, 1997, and unanimously approved the Scherer Transactions subject to receipt of fairness opinions from their respective financial advisors. Hanifen delivered its written opinion to MMPI on March 14, 1997. Summit issued its oral fairness opinion to the Company on March 14, 1997, and followed up with a written fairness opinion dated March 17, 1997. The Scherer Transactions were publicly announced at 4:30 p.m. Mountain Standard Time on March 14, 1997.

REASONS FOR THE SCHERER TRANSACTIONS

    The Company's investment in MMPI (including the ABG Assets) is a significant investment by the Company and represents a material part of the Company's consolidated operations. Therefore, maximizing the return to the Company from its investment in MMPI is crucial to maximizing the return to the Company's stockholders.

    The method by which medical devices such as those manufactured by MMPI, are distributed in the United States is in the process of a significant structural change. Historically, the decision as to which medical device to purchase has been made by individual hospitals or other healthcare providers which purchased from vendors with specialized product lines. However, the purchasing decision is rapidly moving away from individual hospitals or other healthcare providers to large buying groups which purchase only from a limited number of vendors that are able to provide complete product lines on a "just in time" basis where price is the primary purchasing criterion.

    This structural change has had a significant negative impact on smaller medical device manufacturers such as MMPI that have limited or non-proprietary product lines and cost structures which make it difficult to compete on a basis where price is the primary purchasing factor. In recognition of the structural changes in the medical device market and MMPI's own limited ability to meet the challenges posed by those changes because of its limited financial resources, the Company's Board of Directors concluded that the sale of its MMPI Common Stock and the ABG Assets would provide a greater return to its stockholders than any of the other alternatives considered by the Board. These alternatives included holding its interest in MMPI with MMPI continuing its current operations or restructuring its business through the sale or other disposition of product lines so that MMPI would become primarily involved in the manufacture and sale of ABG Products. In both cases, the Company's Board determined that because of efficiencies which could be achieved through the integration of MMPI's business with that of VSI, VSI was prepared to pay a higher price per share of MMPI Common Stock than the Company could reasonably expect to receive in the market if MMPI continued as a stand-alone entity. In addition, although MMPI had no other outstanding offers for its acquisition by, or proposals for a strategic merger with, another medical device manufacturer or distributor, the Company's Board considered the possibility of whether such offers could be obtained or such proposals could be developed and the likely ranges of value that such offers or proposals would provide to the Company's stockholders.

    The Company's Board also considered the fact that, although the per share price offered by VSI was below the market price of MMPI Common Stock at the time the Merger was announced, the price was approximately 11.0% higher than the average price of MMPI Common Stock during the three calendar months preceding the month in which the Scherer Transactions were announced and was approximately 14.3% higher than the average price of MMPI Common Stock during the calendar month preceding the month in which the Scherer Transactions were announced and the possibility that it would have to pay dividends on its Series A Preferred Stock in the event MMPI met certain profitability benchmarks.

RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS

    The Company's Board of Directors believes that the Scherer Transactions are advisable, are in the best interest of the Company and its stockholders and offer the stockholders a greater return than would be available if the Company did not liquidate its investments in MMPI.

    In its deliberations with respect to the Scherer Transactions, the Company's Board considered the following factors: (i) MMPI's current businesses, operations and prospects, (ii) the significant structural change in the manner in which medical devices are marketed and the effect that the change has had, and will continue to have, on MMPI's business and business prospects;
(iii) the opinion of Summit, the Company's financial advisor, that the consideration to be received by the Company in the Scherer Transactions is fair to the Company's stockholders from a financial point of view; (iv) the ability successfully to consummate the Scherer Transactions; (v) the effect that the announcement of the Scherer Transactions would likely have on MMPI's existing distribution channels and the willingness of VSI to enter into the Distribution Agreement to minimize the impact that the announcement would have on MMPI; (vi) the fact that the Merger would be taxable to the Company; (vii) a comparison of the benefits of the Scherer Transactions to the Company's stockholders with the likely return from continuing the Company's investment in MMPI; (viii) a comparison of the consideration to be received by the Company with the market price of MMPI Common Stock at the time the Merger was approved and the average market price during the preceding thirty days and three months and (ix) the financial condition of the Company and the impact of the Scherer Transactions on such condition. See "Background of the Scherer Transactions" and "Reasons for the Scherer Transactions."

    The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Company's Board. In reaching its determination to approve the Scherer Transactions and to recommend the adoption of the Scherer Stockholder Proposal by the Company's stockholders, the Company's Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given different weights to different factors. Throughout its deliberations, the Company's Board received the advice of counsel.

    THE COMPANY'S BOARD BELIEVES THAT THE SCHERER TRANSACTIONS ARE IN THE BEST INTERESTS OF THE STOCKHOLDERS OF THE COMPANY AND RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE TO ADOPT THE SCHERER STOCKHOLDER PROPOSAL.

    In considering the recommendations of the Company's Board with respect to the Scherer Stockholder Proposal, a stockholder of the Company should be aware that the Company's management and certain members of the Company's Board had certain interests in the Scherer Transactions which are in addition to the interest of the Company's stockholders generally. The Company's Board was aware of these interests and considered them, among other matters, in approving the Scherer Transactions. See "Related Transactions" and "Interests of Certain Persons in the Scherer Transactions."

OPINION OF THE FINANCIAL ADVISOR

    The Company retained Summit to act as the Company's financial advisor and to render an opinion to the Company's Board of Directors in connection with the Scherer Transactions and related matters. Summit was not instructed to seek other potential parties interested in acquiring MMPI or the ABG Assets. The Company selected Summit because it is an investment banking firm with substantial experience in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for corporate purposes. There were no limits imposed on the scope of Summit's investigation. The Company will pay to Summit a fee of $35,000 for delivery of the fairness opinion. On March 14, 1997, Summit delivered its oral opinion, which was followed by a written opinion dated March 17, 1997 (the "Summit Opinion"), to the Company's Board of Directors to the effect that, as of the date of such opinion and subject to certain considerations and assumptions set forth therein, the consideration to be received by the Company from VSI in the Scherer Transactions is fair to stockholders of the Company (excluding Robert P. Scherer, Jr. as to whom no opinion was expressed) from a financial point of view.

    THE FULL TEXT OF THE SUMMIT OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, LIMITATIONS ON, AND THE SCOPE OF THE REVIEW BY, SUMMIT IN RENDERING THE SUMMIT OPINION, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX IV AND IS INCORPORATED BY REFERENCE HEREIN. THE SUMMIT OPINION IS DIRECTED TO THE COMPANY'S BOARD OF DIRECTORS AND TO THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY IN THE SCHERER TRANSACTIONS FROM A FINANCIAL POINT OF VIEW, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE SCHERER TRANSACTIONS, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW TO VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE SUMMIT OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SUMMIT OPINION. STOCKHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE SUMMIT OPINION IN ITS ENTIRETY.

    HISTORICAL FINANCIAL POSITION

    In rendering its opinion, Summit reviewed and analyzed the historical and current financial condition of MMPI and the Company which included among other things (i) an assessment of recent financial statements; (ii) an analysis of revenue growth, margin trends and other operating performance indicators; and
(iii) an analysis of capital structure.

    HISTORICAL STOCK PRICE PERFORMANCE

    In rendering its opinion, Summit reviewed and analyzed the daily market
(bid) prices and trading volume for MMPI Common Stock and Company Common Stock from the beginning of 1996 to March 7, 1997. Summit also compared the movement of such daily prices with the movement of the Morgan Stanley Health Care Product Index over the same period.

    PURCHASE PRICE ANALYSIS

    Based on the average daily price of $0.68 per share of MMPI Common Stock over the three month period ended March 7, 1997, the proposal of $0.797 per share of MMPI Common Stock in cash represented a premium 17.2%. Based on the average daily price of $0.69 per share of MMPI Common Stock over the one month period ended March 7, 1997, the proposal of $0.797 per share of MMPI Common Stock in cash represented a premium of 15.5%. Due to the highly volatile trading price of MMPI Common Stock and the small number of shares in the public float (number of freely tradeable shares) relative to the total number of shares outstanding, Summit determined that use of an average price was more meaningful for the purpose of computing an acquisition premium as compared to the use of a single day's price immediately prior to the announcement of the Merger. Summit also noted that approximately 51% of the outstanding MMPI Common Stock is held by the Company.

    ANALYSIS OF COMPARABLE PUBLICLY TRADED COMPANIES

    This analysis examines a company's financial condition, operating performance and outlook relative to a group of publicly traded peers to determine an implied unaffected market trading value. Summit compared certain financial data of MMPI to corresponding data for selected publicly traded companies engaged in businesses which Summit judged to be similar to the business of MMPI. The companies selected by Summit were Allied Healthcare Products, Inc.; Ballard Medical Products, Inc.; Chad Therapeutics, Inc.; Criticare Systems, Inc.; Marquette Medical Systems, Inc.; Medical Graphics Corporation; Respironics, Inc.; Protocol Systems, Inc.; Resmed, Inc.; Sunrise Medical Systems, Inc.; and VSI. Summit calculated equity market values as multiples to latest twelve months ("LTM") net income, current fiscal year estimated net income, next fiscal year estimated net income (estimates of future net income were compiled by Institutional Brokers Estimate System) and book value. The respective multiples of the comparable publicly traded companies were between the following ranges: (i) LTM net income: 15.4x to 21.4x (with a median of 20.7x); (ii) current fiscal year estimated net income: 13.1x to 21.7x (with a median of 18.9x); next fiscal year net income: 10.2x to 19.7x (with a median of 16.7); and book value: 0.8x to 8.1x (with a median of 2.4x). Summit calculated enterprise value (defined as equity market value plus total debt less cash) as multiples to LTM revenue, LTM earnings before interest and taxes ("EBIT") and LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") of the comparable publicly traded companies. The respective multiples of the comparable publicly traded companies were between the following ranges: (i) LTM revenue: 0.5x to 5.4x (with a median of 1.5x); (ii) LTM EBIT:
10.2x to 67.1x (with a median of 12.2x); and (iii) LTM EBITDA: 6.6x to 17.8x (with a median of 11.0x).

    Summit also analyzed operating statistics of the comparable publicly traded companies including, among other things, operating margins, net profit margins, three-year historical revenue growth, return on equity, and debt capitalization ratios, in each case as compared to MMPI. Summit then derived from this and other data (based on the relative comparability of the comparable publicly traded companies to that of MMPI) the ranges of these multiples deemed most meaningful for its analysis and applied these multiples to MMPI. This analysis resulted in a public market reference range for MMPI of between $0.28 to $0.50 per share. Summit noted that its comparable publicly traded company analysis did not give effect to any change-of-control premium that may arise in connection with a transaction such as the Merger.

    No company used in the comparable publicly traded company analysis is identical to MMPI. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the comparable public companies and other factors that can affect the public trading value of the comparable public companies to which MMPI is being compared.

    COMPARABLE MERGER AND ACQUISITION TRANSACTIONS

    Summit reviewed publicly available financial information for merger and acquisition transactions pending or completed since January 1994 involving manufacturers of medical devices and equipment. Summit considered only those companies purchased for cash consideration and with equity values less than $250 million. Such analysis resulted in six comparable transactions as follows: Sun Healthcare Group, Inc. / Contour Medical, Inc.; Furon Company / Medex, Inc.; U.S. Surgical Corp. / Circon Corporation; Getinge Industrier AB / MDT Corporation; Thermo Electron Corporation / Bird Medical Technologies, Inc.; and Schering AG Germany / Medrad, Inc. Summit compared selected financial data including equity value as a multiple of LTM net income, enterprise value as a multiple of LTM revenue, LTM EBIT, LTM EBITDA and the premium paid over the market price five days prior to the announcement of the transaction ("acquisition premium paid"). The respective multiples of the comparable merger and acquisition transactions were between the following ranges: LTM net income:
22.2x to 45.5x (with a median of 43.6x); LTM revenue: 0.5x to 2.0x (with a median of 1.5x); LTM EBIT: 13.7 to 70.5x (with a median of 28.8x); LTM EBITDA:
11.0x to 27.6x (with a median of 19.1x); and acquisition premium paid: 25.7% to 71.4% (with a median of 48.6%). Summit applied a range of multiples derived from such analysis to the corresponding financial data of MMPI (based on the relative comparability of MMPI to the comparable companies acquired in the transactions) and arrived at an estimated range of equity values for MMPI of between $0.46 to $0.80 per share. Summit noted that its comparable merger and acquisition transaction analysis did give effect to a change-of-control premium.

    Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the business, operations and prospects of MMPI, and the acquired companies in such transactions, Summit believed that an appropriate use of a comparable merger and acquisition transaction analysis in this instance also would involve qualitative judgments concerning differences between the characteristics of the Scherer Transactions and these transactions.

    DISCOUNTED CASH FLOW ANALYSIS

    Summit performed a discounted cash flow analysis of MMPI based upon estimates of projected financial performance prepared by MMPI (the "Base Case Projections"). Summit calculated a range of implied equity values of MMPI based upon the discounted present value of the sum of (i) the projected three-year stream of unleveraged free cash flow and (ii) the projected terminal value at the year 2000 based upon a range of unleveraged free cash flow growth rates in perpetuity. In conducting this analysis, Summit applied discount rates ranging from 14.0% to 16.0% and unleveraged free cash flow growth rates, in perpetuity, ranging from 3.0% to 5.0%. To test the sensitivity of value to changes in revenue growth, Summit constructed its own set of projections for MMPI under the guidance and approval of MMPI's management (the "Growth Case Projections"). Summit increased the fiscal 1999 and 2000 estimated growth rate in revenue to 5.0% and held operating margins equal to that used in the Base Case Projections. In calculating the projected terminal value at the year 2000, Summit applied unleveraged free cash flow growth rates, in perpetuity, ranging from 3.0% to 5.0%. Summit then calculated ranges of implied equity value per share by dividing the implied equity values by the outstanding shares of MMPI Common Stock.

    Based on this analysis, Summit derived an implied equity value per share of
(i) $0.17 based on the Base Case Projections and (ii) $0.70 based on the Growth Case Projections. Summit noted that its discounted cash flow analysis did not give effect to any change-of-control premium that may arise in connection with transactions such as the Scherer Transactions.

SOURCE AND AMOUNT OF FUNDS

    The total amount of funds required by VSI for the payment of the Merger Consideration, to repay certain indebtedness owed by MMPI, to purchase the ABG Assets and to pay related fees and expenses, is expected to be approximately $25.0 million. VSI has advised the Company that it will pay for such obligations primarily from cash on hand. VSI has informed the Company that on the date of this Proxy Statement, VSI had cash resources in excess of $40,000,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The receipt of cash for MMPI Common Stock pursuant to the Merger and the purchase price of the ABG Assets will be a taxable transaction to the Company for federal and state income tax purposes. In general, for federal income tax purposes, the Company will recognize gain or loss equal to the difference between its adjusted tax basis in its MMPI Common Stock and the ABG Assets and the amount of cash received in exchange for such MMPI Common Stock and for the sale of the ABG Assets. Gain or loss must be determined separately for each block of MMPI Common Stock (i.e., MMPI Common Stock acquired at the same cost in a single transaction) converted into cash in the Merger. The Scherer Transactions will not result in any taxable income to the stockholders of the Company except to the extent such stockholders also own shares of MMPI Common Stock.

INTERESTS OF CERTAIN PERSONS IN THE SCHERER TRANSACTIONS

    Certain officers and directors of the Company have interests in the Scherer Transactions that are in addition to their interests as stockholders of the Company and have participated in the negotiations of the terms of the Merger Agreement and the transactions contemplated thereby. The Company's Board was aware of these interests and considered them along with the other matters described above. See "Recommendation of the Board of Directors."

     SEVERANCE BENEFITS

     Mr. Thompson currently serves as President and Chief Operating Officer of MMPI and the Company. He also serves as a director of MMPI and the Company. Pursuant to an employment agreement, dated November 1, 1996 between Mr. Thompson and MMPI, Mr. Thompson is entitled to a lump sum severance benefit equal to his base salary under the employment agreement from the date of his termination through February 28, 1999, if his employment is involuntarily terminated for reasons other than cause following a change of control of MMPI. The Merger will constitute a change of control within the meaning of Mr. Thompson's employment agreement. As required by the Merger Agreement, Mr. Thompson has agreed that his employment with MMPI will terminate at the Effective Time of the Merger and the Company has agreed that it will pay the full amount of the severance benefits to which Mr. Thompson will become entitled. These severance benefits are estimated to be $200,000, if the Effective Time of the Merger occurs in June 1997.

     EARLY VESTING OF STOCK OPTIONS

     Mr. Thompson holds options covering shares of MMPI Common Stock under MMPI's Incentive and Non-Qualified Stock Option Plan (the "Option Plan") which, pursuant to the terms of the Option Plan, vest upon the occurrence of a change of control. Mr. Thompson holds options for 150,000 shares of MMPI Common Stock, of which 75,000 are exercisable at $0.6875 per share and the remaining 75,000 are exercisable at a price in excess of the per share Merger Consideration.

     DIRECTOR COMPENSATION

     Robert P. Scherer, Jr., Stephen A. Lukas, Kenneth H. Robertson and
Mr. Thompson serve on both the Company's and MMPI's Boards of Directors. MMPI has agreed to pay each of its directors $10,000 as partial compensation for their services to MMPI. Director Mack V. Tindal, who is a director of MMPI but not the Company, will receive an additional $10,000 in recognition of his exceptional service to MMPI in negotiating the Merger Agreement. As a result, the directors of the Company, who are also directors of MMPI, will receive an aggregate of $40,000 from MMPI.

     ROBERT P. SCHERER, JR.

    Robert P. Scherer, Jr., Chairman of the Board and Chief Executive Officer of the Company and MMPI, is beneficial owner of 1,546,392 shares of MMPI Common Stock for which he will receive $1,232,474.42 upon the consummation of the Merger. Mr. Scherer also has voting authority over an additional 515,464 shares of MMPI Common Stock as trustee of a voting trust for shares of MMPI Common Stock which are beneficially owned by Mr. Scherer's adult children. In addition, Mr. Scherer holds a convertible promissory note of the Company in the principal amount of $700,000 which he has agreed to convert immediately prior to the Effective Time of the Merger into a total of 1,000,000 shares of MMPI Common Stock for which he will receive $797,000 at the Effective Time of the Merger (the "Scherer Note").

     In addition to his ownership of MMPI Common Stock, Mr. Scherer beneficially owns 2,591,180 shares or 60.1% of the issued and outstanding shares of Company Common Stock.

     As part of the transactions contemplated by the Merger Agreement, Mr. Scherer entered into the RPS Inducement Agreement pursuant to which Mr. Scherer has agreed that, subject to his fiduciary obligations as a director and majority stockholder of the Company and trustee of certain voting trusts, he will vote his shares of Company Common Stock in favor of approval of the Scherer Stockholder Proposal at the Special Meeting. Mr. Scherer has also informed the Company that, subject to his fiduciary obligations as a director and principal stockholder of MMPI and trustee of certain voting trusts, he intends to vote all of his shares of MMPI Common Stock, including the shares over which he has voting authority pursuant to the voting trust for the benefit of his adult children, in favor of the Merger.

     Mr. Scherer also agreed in the RPS Inducement Agreement not to sell or transfer any of his Company Common Stock, except that he may transfer shares of Company Common Stock if, after such transfer, the outstanding Company Common Stock that he and his transferee continue to own represent more than 50% of the outstanding Company Common Stock calculated on a fully-diluted basis and, prior to such transfer, such transferee executes an agreement, in form and substance reasonably satisfactory to VSI, to vote such shares in favor of the Scherer Stockholder Proposal. Mr. Scherer also agreed not to sell or otherwise transfer the Scherer Note or any interest therein nor will he demand payment thereunder, until the Merger Agreement is terminated.

    Pursuant to the RPS Inducement Agreement, Mr. Scherer will execute a covenant not to compete at the Effective Time of the Merger in exchange for a payment by VSI of $140,000. See "Related Transactions."

    AMY M. MURPHY

    It is anticipated that the Company will pay to Amy M. Murphy, Vice President of Corporate Operations and Secretary of the Company, a bonus of $100,000 in recognition of her exceptional service to the Company in connection with negotiating the terms of the Scherer transactions on behalf of the Company and MMPI.


REGULATORY MATTERS

    ANTITRUST MATTERS

    Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the waiting period under the HSR Act has terminated. Mr. Scherer (as controlling stockholder of the Company and MMPI) and VSI filed information and material with the Antitrust Division and the FTC with respect to the Scherer Transactions on March 18, 1997. The waiting period under the HSR Act with respect to VSI's acquisition of all of the MMPI Common Stock pursuant to the Merger and VSI's acquisition of the ABG Assets pursuant to the SH Inducement Agreement was terminated on March 31, 1997.

     Transactions such as the Scherer Transactions may be investigated by the Antitrust Division or the FTC notwithstanding the termination of the waiting period applicable to the Scherer Transactions under the HSR Act. Before or after the consummation of such transactions, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the transaction or seeking divestiture of all MMPI Common Stock or the ABG Assets so acquired or divestiture of substantial assets of VSI and/or MMPI. Private parties may also bring legal action under antitrust laws under certain circumstances.

     OTHER GOVERNMENTAL APPROVALS

     Other than as described above and the issuance of a certificate of merger by the Secretary of State of Colorado, the Company is not aware of any other federal or state regulatory requirements that must be complied with or approvals that must be obtained prior to the consummation of the Scherer Transactions.


CERTAIN TERMS OF THE SH INDUCEMENT AGREEMENT

     The following is a brief summary of certain provisions of the SH Inducement Agreement, which is attached hereto as Annex II and is incorporated by reference. This summary is qualified in its entirety by reference to the SH Inducement Agreement.

     GENERAL

     The SH Inducement Agreement provides for the sale of the ABG Assets by the Company to VSI pursuant to the terms of the MMPI Repurchase Option. The SH Inducement Agreement also provides for the grant by the Company of the Covenant Not To Compete.

     THE COMPANY'S REPRESENTATIONS

     The SH Inducement Agreement contains representations by the Company relating to, among other things: (a) its organization, qualification and similar corporate matters; (b) sufficiency of an affirmative vote of a majority of the shares of the outstanding Company Common Stock to approve the Scherer Stockholder Proposal; (c) the Scherer Stockholder Proposal; (d) the Company's review of the warranties and representations made by MMPI to VSI in the Merger Agreement and the Company's lack of actual knowledge that any of such warranties and representations are inaccurate in any material respect;
(e) the authorization, execution, delivery, performance and enforceability of the SH Inducement Agreement; (f) the

Company's ownership of MMPI Common Stock, including the pledge of such stock pursuant to the terms of the Amended and Restated Non-Negotiable Note dated as of January 17, 1997 from the Company to Scherer Capital Company L.L.C. and the related Amended and Restated Stock Pledge Agreement (the "Pledge Agreements"), which Pledge Agreements have been assigned by Scherer Capital Company L.L.C. to the four adult children of Robert P. Scherer, Jr.; (g) the exercise price of the MMPI Repurchase Option regarding the ABG Assets; (h) the Company's right, title and interest in and to all of the ABG Assets and certain improvements thereto (the "Scheduled Assets"); (i) the extension of the exercise period of the MMPI Repurchase Option; (j) the accuracy of the factual representations regarding the Company and its equity interests in MMPI; and (k) the outstanding shares of Company Common Stock.

     The Company has represented that the information set forth in this Proxy Statement with respect to the Company does not contain any untrue statements of material fact and does not omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.

     THE COMPANY'S COVENANTS

     Pursuant to the SH Inducement Agreement, the Company has agreed with VSI, among other things, that: (a) the Company will not exercise its warrants for MMPI Common Stock on or before the earlier of the Effective Time of the Merger or the date of the termination of the Merger Agreement; (b) the Company will cooperate with VSI in preparing, filing and mailing this Proxy Statement; (c) the Company will call the Special Meeting and the Board of Directors will recommend that the stockholders approve the Scherer Stockholder Proposal, subject to the exercise by the members of the Board of Directors of their fiduciary duties; (d) prior to the Effective Time of the Merger or the date on which the Merger Agreement is terminated, the Company will not sell or otherwise transfer any shares of MMPI Common Stock, provided, however, that the Company may pledge or transfer any of its shares of MMPI Common Stock (i) pursuant to the requirements of the Pledge Agreements or (ii) to a transferee (a "Scherer Permitted Transferee") if, prior to such pledge or transfer, the Scherer Permitted Transferee executes an agreement, in form and substance reasonably satisfactory to VSI, to vote such shares in favor of the Merger and Merger Agreement; (e) if the stockholders of the Company approve the Scherer Stockholder Proposal and receive an updated Summit Opinion as of the date of the Special Meeting, the Company will vote all of the shares of MMPI Common Stock that it owns in favor of the Merger and the Merger Agreement; and (f) until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement, the Company will, assuming that it has an ability to pay, honor all of its obligations under the Pledge Agreements.

     SALE OF THE ABG ASSETS

     Provided that certain conditions set forth in the SH Inducement Agreement have been satisfied, immediately after the Company and VSI determine that the Merger is effective under

Colorado law, VSI will purchase from the Company the ABG Assets at a price equal to the exercise price of the ABG Assets pursuant to the MMPI Repurchase Option. The Company will also assign to VSI all of its rights as the lessor under the equipment lease and as the licensor under the license of intangible property pursuant to which it leases and licenses the ABG Asset to MMPI. VSI will assume all of the Company's obligations as lessor under the equipment lease and licensor under the license of intangible property, all pursuant to the terms of an assignment and assumption agreement in form and substance reasonably satisfactory to VSI and the Company.

     VSI agrees in the SH Inducement Agreement that on and after the date of the closing of the purchase and sale of the ABG Assets, the Company shall not be liable to VSI, its subsidiaries or MMPI for any loss, claim, demand, liability, cost, damage, or expense of any kind, caused or alleged to be caused, directly or indirectly, by the condition of the ABG Assets, or by any inadequacy thereof for any purpose, or by any defects with respect to the ABG Assets or in the use or maintenance of such assets.

     The Company has also agreed to execute and deliver to VSI the Covenant Not To Compete in exchange for an amount equal to the amount by which $5,860,000 exceeds the purchase price paid to ABG Assets.

     The Company has also agreed to deliver to MMPI a release, in form and substance reasonably satisfactory to VSI and MMPI, pursuant to which the Company will release MMPI from all of its obligations to provide indemnification to the Company under the equipment lease and the license of intangible property and from all of MMPI's other obligations to the Company. VSI has agreed to deliver to the Company an agreement, in form and substance reasonably satisfactory to the Company, pursuant to which VSI will provide to the Company the indemnification provided (prior to such release) to the Company under certain sections of the license of intangible property and the equipment lease, in an amount not to exceed certain monetary limits set forth in the SH Inducement Agreement.

     Under the SH Inducement Agreement, the obligations of the parties to consummate the sale of ABG Assets are conditioned upon satisfaction of the following conditions: (a) consummation of the Merger; (b) receipt of all approvals required by law to consummate the sale of the ABG Assets; (c) veracity in all material respects of all of the Company's representations set forth in the SH Inducement Agreement when made and (with certain exceptions) as of the date of the sale of the ABG Assets; and (d) no discovery by VSI that the Company has taken any action or omitted to take any action between the date of the SH Inducement Agreement and the closing date of the sale of the ABG Assets which would materially adversely affect the title in and to the ABG Assets.

    Pursuant to the SH Inducement Agreement, MMPI has consented to the Company's sale of the ABG Assets and the assignment to VSI of the equipment lease and license of intangible property pursuant to which the ABG Assets are leased and licensed to MMPI. MMPI has acknowledged that, upon consummation of the closing pursuant to the SH Inducement Agreement, MMPI will have no right to exercise the purchase option.

     CASHLESS EXERCISE OF WARRANTS

     Under the SH Inducement Agreement, immediately after the Effective Time of the Merger, the Company will tender its warrants for MMPI Common Stock to VSI and VSI will, upon receipt of such tender, deliver to the Company a check in an amount equal to $0.047 multiplied by the number of shares of MMPI Common Stock covered by the warrants so tendered. This has the effect of paying the Company the difference between the exercise price of those warrants and the Merger Consideration payable to the Company in respect of the shares of MMPI Common Stock underlying the Company's warrants.

     VSI'S REPRESENTATIONS

     The SH Inducement Agreement contains representations by VSI relating to, among other things, the execution, delivery and performance of the SH Inducement Agreement by VSI.

     VSI'S COVENANTS WITH RESPECT TO THE PROXY STATEMENT

     Under the SH Inducement Agreement, VSI agreed to cooperate with the Company in preparing this Proxy Statement. VSI has represented that the information supplied by VSI to the Company for this Proxy Statement with respect to VSI (excluding MMPI) does not contain any untrue statements of material fact and does not omit to state any material fact required to be stated herein or necessary to make the statements herein not misleading.


CERTAIN TERMS OF THE MERGER AGREEMENT

     The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex I and is incorporated herein by reference. See also "Payment of the Merger Consideration" and "-Options, Warrants and Other Rights" for summaries of certain other provisions of the Merger Agreement. All such summaries are qualified in their entirety by reference to the Merger Agreement.

     GENERAL

     At the Effective Time of the Merger, pursuant to the Merger Agreement, Newco will merge with and into MMPI. MMPI will be the surviving corporation and will become a wholly- owned subsidiary of VSI. At the Effective Time of the Merger, the separate existence and corporate organization of Newco will cease. MMPI, as the surviving corporation, will succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the BCA.

     REPRESENTATIONS AND WARRANTIES OF MMPI

     The Merger Agreement contains representations and warranties by MMPI relating to, among other things: (a) its organization and qualification, its subsidiaries' organization and qualification and similar corporate matters;
(b) its capital structure; (c) its ABG Products and related business; (d) its filings with the Securities and Exchange Commission ("SEC") and the accuracy of the information contained therein; (e) its owned and leased real and personal property, including intangible personal property; (f) its accounts receivable and inventory; (g) its material contracts; (h) its customers and suppliers; (i) transactions with directors, officers, employees and affiliates; (j) litigation; (k) insurance; (l) licenses and permits; (m) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, including regulatory and statutory approvals; (n) compliance with applicable laws and environmental matters; (o) ERISA and employment matters; (p) reports and financial statements; (q) certain tax matters; (r) business changes; (s) brokers and finders fees; (t) industrial revenue bonds; (u) the SH Inducement Agreement and the RPS Inducement Agreement; (v) accuracy of information; (w) certain agreements with the Company relating to the ABG Products and MMPI's related business; and (x) FDA matters.

     REPRESENTATIONS AND WARRANTIES OF VSI

     The Merger Agreement contains representations and warranties by VSI relating to, among other things: (a) its organization and qualification; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; and (c) brokers and finders fees.

     CERTAIN COVENANTS OF MMPI

     Pursuant to the Merger Agreement, MMPI has agreed that, during the period from the date of the Merger Agreement until the Effective Time of the Merger, except as permitted under the Merger Agreement or any other agreement executed by VSI or as otherwise consented to in writing by VSI, MMPI will, among other things, carry on its business diligently and in the ordinary course and use reasonable efforts to preserve its present business organization intact and preserve its present relationship with persons having business dealings with it. In addition, MMPI has agreed that, prior to the Effective Time of the Merger, it will not do any of the following, among other things, without VSI's written consent: (a) amend its Articles of Incorporation or Bylaws; (b) issue, sell, deliver, grant or declare any stock dividend or stock split or other distributions in respect of, any of the MMPI Common Stock or any securities convertible or exchangeable into or exercisable for any such stock, or any options or warrants to purchase MMPI Common Stock, except the issuance of shares of MMPI Common Stock pursuant to certain options, warrants or a convertible note exercisable or convertible by their terms and outstanding on the date the Merger Agreement was executed; (c) except in the ordinary course of business or as required upon exercise of directors' fiduciary duties, mortgage or pledge any of its assets; (d) except in the ordinary course of business, borrow or agree to borrow any funds (other than pursuant to MMPI's existing credit facilities up to certain amounts); (e) except in the ordinary course of business, voluntarily incur any obligation or liability, cancel any material debts of third parties or claims against third parties, lease, sell, transfer or grant any preferential rights to lease or acquire any of its material assets, property or rights or substantively amend or terminate any material contract, agreement, license or other right of which MMPI is a party; (f) adopt, materially amend or terminate any employee benefit plan or materially increase compensation or other benefits payable to any of the Company's employees; (g) acquire control of, or an ownership interest in, any other business entity or a substantial portion of the assets thereof; (h) solicit, encourage or authorize any inquiry, proposal, offer or possible offer from a third party relating to a change in control or ownership or other transaction that would constitute a "Takeover Proposal" as defined in the Merger Agreement or, subject to the fiduciary obligations of MMPI's Board of Directors, provide to any person information or assistance or negotiate with any person in furtherance of a Takeover Proposal; (i) except in the ordinary course of business and consistent with practices customary for MMPI and except for the buy-out of certain equipment leases, incur or discharge any material obligation or liability; (j) enter into any material licensing or marketing arrangement or other material contract with any party other than VSI; (k) settle any pending litigation in a manner that is materially adverse to MMPI or commence any material litigation; and (l) take certain other actions, all as more fully described in the Merger Agreement.

     In addition, the Merger Agreement contains certain covenants of MMPI prior to the Effective Time of the Merger regarding, among other things, (a) no breaches, violations or defaults with respect to material contracts or applicable laws; (b) maintaining its insurance policies; (c) filing tax returns and other reports and returns required to be filed with applicable governmental authorities and paying tax liabilities; (d) advising VSI of certain material adverse changes; (e) advising VSI of any Takeover Proposal or related inquiry; (f) obtaining necessary approvals, authorizations, and consents of governmental and regulatory authorities and completing required filings; (g) allowing VSI to review and investigate the business and financial condition of MMPI; (h) fulfilling and satisfying certain conditions to the Closing; (i) performing certain matters required to be performed by MMPI at or prior to the Closing; (j) the accuracy of MMPI's warranties and representations in the Merger Agreement; (k) maintenance of its property and assets; (l) furnishing VSI with information required to prepare a Current Report on Form 8-K; (m) calling MMPI's special meeting; (n) not triggering anti-dilution provisions of securities exercisable for or convertible into shares of MMPI Common Stock or changing the applicable exercise price; (o) amending MMPI's Rights Agreement; (p) filing with the SEC all required reports and statements under the 1934 Act; (q) advising VSI of any notice of intent to demand dissenters' rights and giving VSI the opportunity to direct any negotiations and proceedings with respect thereto; (r) establishing a separate account for funds received upon the exercise of any option or warrant prior to the Effective Time of the Merger; and (s) not exercising the repurchase option relating to the ABG Assets.

     CERTAIN COVENANTS OF VSI

     The Merger Agreement contains certain covenants of VSI prior to the Effective Time of the Merger regarding, among other things: (a) fulfilling and satisfying certain conditions to the Closing; (b) performing certain matters required to be performed by VSI at or prior to the Closing; (c) the accuracy of VSI's warranties and representations in the Merger Agreement; and
(d) obtaining necessary approvals, authorizations, and consents of governmental and regulatory authorities and completing required filings.

     CERTAIN OTHER AGREEMENTS

     Pursuant to the Merger Agreement, VSI and MMPI have agreed to make required filings promptly pursuant to the Hart Scott Rodino Act and to use their best efforts and cooperate to effect compliance with the Hart Scott Rodino Act. MMPI has further agreed to provide to VSI a consolidated balance sheet prior to Closing and a sales statement with respect to certain "Special Treatment Sales" (generally defined as foreign sales and domestic OEM, government and home health care sales) each together with a certificate from MMPI's Chief Financial Officer as to compliance with certain preparation parameters. In addition, MMPI has represented and covenanted with VSI as to
(a) the compliance of the MMPI proxy statement with the 1934 Act and the rules and regulations promulgated thereunder; (b) the accuracy and completeness of the information contained in the MMPI proxy statement (other than with respect to information regarding VSI); and (c) compliance in the MMPI proxy statement with notifications regarding dissenters' rights as are required by the BCA.

     CONDITIONS TO OBLIGATIONS OF VSI AND NEWCO

     The Merger Agreement provides that the respective obligations of VSI and Newco to consummate the Merger are subject to satisfaction of the following conditions, among others: (a) the accuracy in all material respects of the representations and warranties of MMPI contained in the Merger Agreement; (b) MMPI's performance and compliance in all material respects with all covenants, agreements and conditions required by the Merger Agreement to be performed or complied with by MMPI prior to or on the Closing Date; (c)(i) no order of any court or administrative agency being in effect which restrains or prohibits any transaction contemplated by the Merger Agreement or the SH Inducement Agreement or the RPS Inducement Agreement or which would limit or affect VSI's ownership of MMPI or of the ABG Assets; (ii) no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding pending or threatened against VSI, Newco, any subsidiary of VSI or MMPI, challenging the validity or legality, or seeking to restrain or limit the consummation, of the transactions contemplated by the Merger Agreement or the SH Inducement Agreement or the RPS Inducement Agreement; and

(iii) no written advice having been received by VSI, Newco or the Company from any governmental body and remaining in effect threatening to commence an action or proceeding seeking to invalidate, restrain or limit the Merger, the SH Inducement Agreement or the RPS Inducement Agreement or the transactions contemplated thereby or otherwise affect VSI's ownership of the Company or the ABG Assets; (d)(i) obtaining approval of the Merger by the MMPI Stockholders, the Stockholders and all other necessary or specified governmental and non-governmental consents and approvals, including the expiration or termination of all applicable waiting periods under the Hart Scott Rodino Act; (ii) no such consent or approval having imposed a condition to such consent or approval, and no condition having been imposed in connection with any filings made under the Hart Scott Rodino Act or under any other law, which condition in the opinion of VSI is unduly burdensome to the consolidated financial condition or operations of VSI or to the business of MMPI and its subsidiaries taken as a whole; and (iii) all conditions required to be satisfied prior to the Effective Time of the Merger pursuant to such consents and approvals having been satisfied; (e) VSI and Newco having received an acceptable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to MMPI; (f) as of the Closing Date, MMPI not being indebted for borrowed money in an aggregate amount in excess of $6.4 million (subject to certain exceptions); (g)(i) MMPI having furnished VSI with satisfactory closing certificates of MMPI, signed by its President or an Executive Vice President, regarding the accuracy in all material respects of the representations and warranties of MMPI in the Merger Agreement and MMPI's compliance in all material respects with all terms, covenants and provisions of the Merger Agreement with which it is required to comply prior to or on the Closing Date and (ii) the Company having furnished VSI with satisfactory certificates of the Company, signed by its President or Executive Vice President, to the same effect with respect to the SH Inducement Agreement; (h) MMPI, William J. Thompson and the Company having entered into an agreement pursuant to which Mr. Thompson's existing employment agreement with MMPI will terminate as of the Effective Time of the Merger; (i) the Company having amended the Rights Agreement in such a manner that the execution of the Merger Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable and, prior to the consummation of the Closing, no Rights thereunder having been exercised; (j)(i) the accuracy in all material respects of the Company's and Robert P. Scherer, Jr.'s respective representations and warranties contained in the SH Inducement Agreement and the RPS Inducement Agreement; (ii) their performance and compliance in all material respects with the applicable covenants, agreements and conditions as required by the SH Inducement Agreement and the RPS Inducement Agreement; and
(iii) the Company, Mr. Scherer and VSI having agreed upon the form and substance of all documents to be executed and delivered at the closings contemplated by the SH Inducement Agreement and the RPS Inducement Agreement;
(k) VSI having received such additional documentation at the Closing as VSI and its counsel may reasonably require to evidence compliance by MMPI with all of its obligations under the Merger Agreement and to evidence compliance by the Company and Mr. Scherer with all of their obligations under the SH Inducement Agreement and the RPS Inducement Agreement.

     CONDITIONS TO OBLIGATIONS OF MMPI

     The Merger Agreement provides that obligations of MMPI to consummate the Merger are subject to satisfaction of the following conditions, among others:
(a) the accuracy in all material respects of the representations and warranties of VSI contained in the Merger Agreement; (b) VSI's and Newco's respective performance and compliance in all material respects with each covenant, agreement and condition required by the Merger Agreement to be performed or complied with by it prior to or on the Closing Date; (c)(i) no order of any court or administrative agency being in effect which restrains or prohibits any transaction contemplated by the Merger Agreement; (ii) no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding pending or threatened against VSI, Newco or MMPI challenging the validity or legality of, or seeking to restrain, the consummation of the transactions contemplated by, the Merger Agreement; and
(iii) no written advice having been received by VSI, Newco or MMPI or their respective counsel from any governmental body, and remaining in effect, threatening to commence an action or proceeding seeking to invalidate or restrain the Merger; (d) obtaining the approval of the MMPI Stockholders of the Merger and the approval of the Company's stockholders of the Scherer Stockholder Proposal and all necessary or specified governmental and non-governmental consents and approvals, including the expiration or termination of all applicable waiting periods under the Hart Scott Rodino Act; (e) MMPI having received a satisfactory opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to VSI, dated the Closing Date and addressed to MMPI; (f) VSI and Newco both having furnished MMPI with satisfactory closing certificates, signed by their respective Presidents or Executive Vice Presidents, regarding the accuracy in all material respects of the representations and warranties of such corporations contained in the Merger Agreement and such corporations' compliance in all material respects with all terms, covenants and provisions of the Merger Agreement with which they are required to comply prior to or on the Closing Date; and (g) MMPI having received such additional documentation at the Closing as MMPI and its counsel may reasonably require to evidence compliance by VSI and Newco with all of their respective obligations under the Merger Agreement.

     TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding approval of the Merger by the stockholders of MMPI or Newco (a) by mutual written consent of VSI, Newco and MMPI; (b) by VSI or MMPI if (i) the Company's stockholders fail to grant the Company's Board of Directors the authority to approve the Scherer Transactions at the Special Meeting, (ii) the MMPI Stockholders fail to approve the Merger at the MMPI special meeting, (iii) the Board of Directors of MMPI fails to recommend, withdraws or conditions its recommendation that the MMPI Stockholders approve the Merger Agreement and the Merger or resolves to do so, or (iv) the Board of Directors fails to recommend, withdraws or conditions its recommendation to the Stockholders or resolves to do so. In addition, VSI may terminate the Merger Agreement if
(a) there has been a material
misrepresentation or breach by MMPI of any of its representations or warranties in the Merger Agreement or any material failure by MMPI to comply with its obligations under the Merger Agreement; (b) MMPI's Special Treatment Sales for the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent (80%) of MMPI's "Special Treatment Sales" (as defined in the Merger Agreement) during the period from the first day of MMPI's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date; (c) there has been a material misrepresentation or breach by the Company or Mr. Scherer (together, the "Scherer Parties") in any of the representations or warranties of any of the Scherer Parties set forth in the SH Inducement Agreement and the RPS Inducement Agreement; (d) there has been any material failure by either of the Scherer Parties to comply with its or his respective obligations under the SH Inducement Agreement and the RPS Inducement Agreement; (e) there has been a failure to satisfy any of the conditions to VSI's obligation to consummate the Merger or to VSI's obligation to consummate the transactions contemplated by the SH Inducement Agreement and RPS Inducement Agreement as of the Closing Date. MMPI may terminate the Merger Agreement if there has been (a) a material misrepresentation or breach by VSI or Newco of any of the respective representations or warranties of VSI and Newco set forth in the Merger Agreement, (b) any material failure by VSI or Newco to comply with their respective obligations under the Merger Agreement, or (c) a failure to satisfy any of the conditions to MMPI's obligation to consummate the Merger as of the Closing Date. Either MMPI or VSI, at their discretion, may terminate the Merger Agreement if the Effective Time of the Merger has not occurred by July 31, 1997, except that a party whose breach of the Merger Agreement has caused such a delay in the consummation of the Merger will not be entitled to terminate the Merger Agreement. If the Merger Agreement is terminated, the Merger will be abandoned without further action by MMPI.

     If the Merger Agreement is terminated and the Merger is abandoned, no party to the Merger Agreement will have any liability or further obligation to any other party to the Merger Agreement except as follows: (a) a party will be liable for damages incurred by the other parties to the Merger Agreement if (and only if) (i) such breach is a material breach of a material covenant and (ii) the party asserting such breach gives the breaching party notice of such breach and such breach is not cured within twenty days (or a longer reasonable period not to extend beyond July 31, 1997). If VSI terminates the Merger Agreement as a result of any such material breach of a covenant and is entitled to damages under the Merger Agreement, MMPI will be liable to VSI only to the extent that such damages are proximately caused by such breach. If MMPI terminates the Merger Agreement as a result of a breach of any material covenants by VSI or Newco and is entitled to damages under the Merger Agreement, MMPI will be entitled to $800,000 as liquidated damages.

     In addition, if the Merger Agreement is terminated by VSI or MMPI pursuant to specified provisions of the Merger Agreement, and prior to the date on which the Merger Agreement is terminated (a) an offer is made contemplating certain events, including a Purchase Event (as defined below) or "Takeover Proposal" (as defined in the Merger Agreement), (b) a claim is made that such offer could result in greater value to the MMPI Stockholders than the value to be received by them upon consummation of the Merger, and
(c) after such offer is known to MMPI or any of its officers or directors, the MMPI Stockholders do not approve the Merger, the Stockholders fail to grant the Company's Board of Directors the authority to approve the Merger, MMPI breaches any of its obligations under the Merger Agreement or the conditions precedent to the Merger Agreement are not satisfied, and within twenty-four months after the termination of the Merger Agreement, a Purchase Event occurs, MMPI will pay to VSI, no later than the date on which such Purchase Event occurs, a cash fee equal to $1,500,000. The term "Purchase Event" means any of the following events: (a) without VSI's prior written consent, MMPI or any of its officers or directors have recommended, proposed or announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than VSI or any subsidiary of VSI) to effect (i) a merger, consolidation or similar transaction involving MMPI or any "Significant Subsidiary" as defined in Rule 405 of the Securities Act of 1933, as amended; (ii) the disposition of MMPI or of 25% or more of the consolidated assets of MMPI; or (iii) the issuance, sale or other disposition by MMPI of securities representing 25% or more of the voting power of MMPI or any of its Significant Subsidiaries, other than, in the case of (i), (ii) or
(iii), any merger, consolidation or similar transaction in which the voting securities of MMPI outstanding immediately prior thereto continue to represent at least 75% of the combined voting power of the voting securities of MMPI or the surviving entity outstanding immediately after the consummation of such transaction; or (b) any person or group (other than the Company, affiliates of the Company, VSI or any subsidiary of VSI or a group consisting solely thereof) acquires beneficial ownership of, or the right to acquire beneficial ownership of, 25% or more of the voting power of MMPI or any of its Significant Subsidiaries. Notwithstanding the foregoing, MMPI is not obligated to pay the $1,500,000 fee in the event that each of the following circumstances occurs in the following order: (a) the Merger
Agreement is terminated after a public announcement is made that a specific third-party other than the Company (the "Potential Acquirer") has proposed a transaction which, if consummated, would constitute a Purchase Event; (b) after termination of the Merger Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue such a transaction and, in fact, does not; (c) MMPI offers VSI the opportunity to enter into an agreement and plan of merger substantially identical to the Merger Agreement and the Company and Mr. Scherer offer to VSI the opportunity to enter into agreements which are substantially identical to the SH Inducement Agreement and the RPS Inducement Agreement; and (d) VSI either declines in writing to pursue such offers or fails to respond to MMPI, the Company and Mr. Scherer within twenty days after receipt of such offers. In addition, MMPI will not be obligated to pay the $1,500,000 fee if, after the events described in clauses (a), (b) and (c) of the preceding sentence occur in that order, each of the following occurs in the following order: (a) MMPI and VSI enter into an agreement and plan of merger substantially identical to the Merger
Agreement (the "New Agreement") and VSI enters into inducement agreements substantially identical to the SH Inducement Agreement and the RPS Inducement Agreement; (b) after the execution of the New Agreement, the New Agreement is terminated for reasons that would not give rise to the payment of any sum by MMPI and at a time when the Company has made no public announcement of any intention to acquire MMPI; and (c) after such termination, the Company determines to pursue the merger of MMPI with the Company or a wholly-owned subsidiary of the Company and such transaction is consummated.

                 BENEFICIAL OWNERSHIP OF SECURITIES AND OTHER MATTERS

BENEFICIAL OWNERSHIP

    The following table sets forth information as of April 2, 1997, regarding the ownership of Company Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock, each executive officer and each director of the Company, and all directors and officers of the Company as a group. The Company believes that each person named has sole investment and voting power with regard to the shares of Company Common Stock shown except as otherwise noted.

                                    SHARES BENEFICIALLY
     BENEFICIAL OWNER                      OWNED (1)         PERCENT OF CLASS
     ----------------               -------------------      ----------------

Robert P. Scherer, Jr.                    2,607,980   (2)            60.2%
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER
AND PRINCIPAL STOCKHOLDER

RPS Investments, Inc.                   1,244,378.5                  28.8%
PRINCIPAL STOCKHOLDER

Settlement Voting Trust                   562,594.5   (3)            13.0%
PRINCIPAL STOCKHOLDER

SunTrust Bank                               340,224   (4)             7.9%
PRINCIPAL STOCKHOLDER

William J. Thompson                          65,000   (5)             1.5%
DIRECTOR AND PRESIDENT

Kenneth H. Robertson                          1,000                     *
DIRECTOR

Stephen Lukas, Sr.                              -                       -
DIRECTOR

All current directors and
  executive officers as a
  group (6 persons)                         2,673,980 (6)            61.2%


_______________

*   Less than one percent.

(1) Beneficial ownership as reported in the table has been determined in accordance with Securities Exchange Commission regulations and, as a result, certain outstanding shares are deemed to be beneficially owned by more than one person.

(2) The shares owned by Mr. Scherer include 1,244,378.5 shares owned by RPS Investments, Inc. As Chairman of RPS Investments, Inc. Mr. Scherer is deemed to be the beneficial owner of the shares. The shares shown also include 562,594.5 shares that Mr. Scherer holds as trustee of a voting trust for the benefit of his adult children. The shares shown also include 340,224 shares that Mr. Scherer holds as co-trustee with SunTrust Bank of a residuary trust for the benefit of his family. Voting and investment power is shared with regard to such shares. The shares shown as owned by Mr. Scherer also include 16,800 shares that Mr. Scherer may acquire upon exercise of outstanding stock options. The address of Mr. Scherer, RPS Investments, Inc., and Settlement Voting Trust is 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339.

(3) The shares shown are held in a voting trust for the benefit of Mr. Scherer's four adult children with Mr. Scherer as trustee. See Note (2) above.

(4) The shares shown are held as co-trustee of a residuary trust for the benefit of Mr. Scherer's family and voting and investment power is shared with Mr. Scherer, co-trustee of the residuary trust. See Note (2) above. SunTrust Bank's address is 25 Park Place, N.E., Atlanta, Georgia 30303.

(5) Mr. Thompson may acquire the shares shown upon exercise of outstanding stock options.

(6) The shares shown include 2,147,197 shares with respect to which voting or investment power is shared and 81,800 shares that may be acquired upon exercise of outstanding stock options, as described in the Notes above.

BUSINESS OF THE COMPANY

    The Company is a holding company, which, through its subsidiaries, manufactures, distributes and sells specialized health care products and services. Through its investment in MMPI, the Company manufactures and sells medical devices and surgical/safety disposables. Through its majority owned partnership, BioSystems Partners, and subsidiary, Medical Waste Systems, Inc., the Company provides waste management services. Through its subsidiary, Scherer Laboratories, Inc., the Company markets and sells consumer health care products. Upon consummation of the Scherer Transactions, the Company will have disposed of its entire medical device and surgical/safety line of business.

    Additional information regarding the business and properties of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and

Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 30, 1996 and December 31, 1996, which are attached as Annexes VI, VII and VIII, respectively, to this Proxy Statement and are incorporated by reference herein. See "Annexes."

INFORMATION CONCERNING MMPI

    The principal office of MMPI is 11039 East Lansing Circle, Englewood, Colorado 80112, and the telephone number is (303) 790-4835. The MMPI Common Stock is quoted on the Nasdaq SmallCap Market under the symbol "MMPI." Additional information regarding the business and properties of MMPI is contained in MMPI's Annual Report on Form 10-K for the fiscal year ended March 30, 1996 and Quarterly Reports on Form 10-Q for the fiscal quarters ended June 29, 1996, September 28, 1996 and December 28, 1996, which are attached as Annexes IX, X, XI and XII, respectively, hereto and are incorporated herein by reference. See "Annexes."

INFORMATION CONCERNING VSI AND NEWCO

    The following information has been provided by VSI:

    The principal executive office for each of VSI and Newco is 20 Campus Road, Totowa, New Jersey 07512, and the telephone number is (201) 790-1330. VSI, together with its subsidiaries, design, manufacture and market single-use medical products for anesthesia, respiratory and critical care applications. Newco is a newly-formed Colorado corporation that has not conducted any business except in connection with the transactions related to the Merger. VSI's common stock is quoted on the Nasdaq National Market under the symbol "VITL."

                        INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP, the Company's independent public accountants, will not have a representative at the Special Meeting.

                             AVAILABLE INFORMATION

    Each of the Company, MMPI and VSI is subject to the informational filing or submission requirements of the Exchange Act, and in accordance therewith are required to file or submit periodic reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") relating to their business, financial condition and other matters. Such reports, proxy statements and other information may be inspected, without charge, and copies may be obtained at prescribed rates, at the Commission's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located in Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048 and can also be reviewed through the

Commission's Electronic Data Gathering, Analysis and Retrieval System which is publicly available through the Commission's Web site (http://www.sec.gov).

    All information contained herein with respect to the Company has been supplied by the Company, and all information with respect to VSI has been supplied by VSI.

    No person has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized by the Company, MMPI or VSI. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Company, MMPI or VSI or any subsidiary thereof since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date hereof or thereof. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such solicitation in such jurisdiction.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents filed by the Company (Commission File No. 0-10552) with the Commission under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Proxy Statement:

    (i) The Company's Annual Report on Form 10-K for the year ended March 31, 1996, a copy of which is being delivered to the Company's stockholders with this Proxy Statement;

    (ii) The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996, a copy of which is being delivered to the Company's stockholders with this Proxy Statement;

    (iii) The Company's Quarterly Report on Form 10-Q for the six months ended September 30, 1996, a copy of which is being delivered to the Company's stockholders with this Proxy Statement; and

    (iv) The Company's Quarterly Report on Form 10-Q for the nine months ended December 31, 1996, a copy of which is being delivered to the Company's stockholders with this Proxy Statement.

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

    Any statement contained herein, in any supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement, or any supplement hereto.

ANNEX INDEX



NUMBER  DESCRIPTION

I       Agreement and Plan of Merger, dated as of March 14, 1997, by and among MMPI, VSI, and Newco

II      Scherer Healthcare Inducement Agreement dated as of March 14, 1997 by and among the Company, VSI and MMPI

III     Robert Scherer Inducement Agreement dated as of March 14, 1997 by and among Robert P. Scherer, Jr. and VSI

IV      Fairness Opinion of Summit Investment Corporation

V      The Company's Annual Report on Form 10-K for the fiscal year ended
        March 31, 1996

VI     The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996

VII    The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996

VIII   The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996

IX     MMPI's Annual Report on Form 10-K for the fiscal year ended March 30,
        1996

X      MMPI's Quarterly Report on Form 10-Q for the fiscal quarter ended
        June 29, 1996

XI     MMPI's Quarterly Report on Form 10-Q for the fiscal quarter ended
        September 28, 1996

XII    MMPI's Quarterly Report on Form 10-Q for the fiscal quarter ended
        December 28, 1996

                                    ANNEX  I

                                MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 14, 1997, by and among VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"), VSI ACQUISITION CORPORATION, a Colorado corporation and a wholly-owned subsidiary of VSI, having its principal place of business at 20 Campus Road, Totowa, New Jersey ("Newco"), and MARQUEST MEDICAL PRODUCTS, INC., a Colorado corporation having its principal place of business at 11039 East Lansing Circle, Englewood, Colorado (the "Company"),

                                WITNESSETH THAT:

     WHEREAS, the Boards of Directors of VSI, Newco and the Company, deeming it advisable for the mutual benefit of VSI, Newco and the Company and their respective shareholders, that VSI acquire the Company by the merger of the Company and Newco under the terms and conditions hereinafter set forth (the "Merger"), have approved this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree that the Company and Newco shall be merged in accordance with the terms of this Agreement and that the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

                                    ARTICLE I

                                 PLAN OF MERGER

     SECTION 1.1 STRUCTURE. Upon performance of all of the covenants and obligations of the parties contained herein and upon fulfillment (or waiver) of all of the conditions to the obligations of the parties contained herein, at the Effective Time of the Merger (as hereinafter defined) and pursuant to the Business Corporation Act of the State of Colorado (the "BCA"), the following shall occur:

          1.1.1 Newco shall be merged with and into the Company. The Company shall be the surviving corporation (the "Surviving Corporation") and upon consummation of the Merger shall become a wholly-owned subsidiary of VSI. The separate existence and corporate organization of Newco shall cease at the Effective Time of the Merger, and thereupon the Company and Newco shall be a single corporation, the name of which shall be Marquest Medical Products, Inc. The Company, as the Surviving Corporation, shall succeed, insofar as permitted by law, to all of the rights, assets, liabilities and obligations of Newco in accordance with the BCA.

          1.1.2 The Articles of Incorporation of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the Articles of Incorporation of the Surviving Corporation until amended as provided by law.

          1.1.3 The By-Laws of the Company shall be amended to contain such provisions as VSI shall determine prior to the Effective Time of the Merger and as such shall be the by-laws of the Surviving Corporation until amended as provided by law.

          1.1.4 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the directors of Newco immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation.

          1.1.5 Until changed in accordance with the articles of incorporation and by-laws of the Surviving Corporation, the officers of Newco immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation.

          1.1.6 As soon as practicable after the terms and conditions of this Agreement have been satisfied, and upon consummation of the closing referred to in Article IX hereof (the "Closing"), articles of merger consistent with this Agreement, in the form prescribed by, and properly executed in accordance with, the BCA and in form and substance satisfactory to the parties hereto (the "Articles of Merger"), shall be filed with the Secretary of State of the State of Colorado. The Merger shall become effective when the Articles of Merger are so filed. The date and time when the Merger shall become effective is referred to in this Agreement as the "Effective Time of the Merger".

          SECTION 1.2 COMMON STOCK OF SURVIVING CORPORATION. Upon consummation of the Merger, each of the issued and outstanding shares of common stock of Newco shall be automatically converted into such number of shares of the common stock of the Surviving Corporation as shall equal the "Outstanding Number".
Each such share shall be held by VSI and shall be fully paid and non-assessable. For purposes of this Agreement, the term "Outstanding Number" shall mean the aggregate number of shares of Company Common Stock (as hereinafter defined) outstanding immediately prior to the Effective Time of the Merger divided by the number of shares of common stock of Newco outstanding immediately prior to the Effective Time of the Merger.

     SECTION 1.3 CANCELLATION OR CONVERSION OF COMPANY COMMON STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any shareholder:

          1.3.1 Any shares of the Company's common stock, no par value ("Company Common Stock"), held in the treasury of the Company, and any shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger which are owned by VSI or Newco, shall be canceled and retired. No cash, securities or other consideration shall be paid or delivered in exchange for such Company Common Stock under this Agreement.

          1.3.2 Except as provided herein with respect to Dissenting Shares (as hereinafter defined), the following provisions shall apply with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger other than the shares canceled pursuant to
     Section 1.3.1 hereof:

          1.3.2.1 Subject to Section 1.3.2.4 hereof, at the Effective Time of the Merger, each such share of Company Common Stock outstanding shall be converted, without any action by the holder thereof, into the right to receive from VSI $0.797 in cash, without interest (the "Purchase Price").

                    1.3.2.2 At the Effective Time of the Merger, (i) VSI shall deliver to American Stock Transfer and Trust Company or such other institution as shall be designated by VSI as exchange agent (the "Exchange Agent") $12,497,360 in immediately available funds and (ii) the Company shall deliver to the Exchange Agent immediately available funds equal to the amount of consideration received by the Company after the date hereof and prior to the Effective Time of the Merger from the exercise of options and warrants, such amounts to be held by the Exchange Agent, to effect conversions of outstanding Company Common Stock into cash pursuant to Section 1.3.2.1 hereof and to effect exercises of options and warrants that remain exercisable for cash after the Effective Time of the Merger (as described in Section
          1.4 hereof), in accordance with the terms of an exchange agency agreement between VSI and the Exchange Agent.



                    1.3.2.3  At the Effective Time of the Merger and subject to
          Section 1.3.2.4 hereof, each holder of an outstanding certificate or certificates representing Company Common Stock ("Company Stock Certificates") shall, upon surrender thereof to the Exchange Agent together with a letter of transmittal in the form of the letter of transmittal furnished by VSI pursuant to Section 1.3.3 hereof, be entitled to receive a cash amount equal to the Purchase Price, without interest, in exchange for each share of Company Common Stock surrendered. Until so surrendered, each outstanding Company Stock Certificate shall be deemed for all purposes to represent the right to receive the Purchase Price in cash without interest. Whether or not a Company Stock Certificate is surrendered, from and after the Effective Time of the Merger such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest whatsoever in the Company, the Surviving Corporation, VSI or any other person, firm or corporation.

                    1.3.2.4 VSI and the Exchange Agent shall not be required to pay a fraction of a penny to any former shareholder of the Company.

          In lieu of paying any such fraction, VSI and the Exchange Agent shall determine the aggregate consideration payable to each shareholder with respect to all of such shareholder's shares of Company Common Stock and upon tender of all such shares in accordance with the provisions of this Agreement, shall round such consideration up to the nearest whole penny.

                    1.3.3 Promptly after the Effective Time of the Merger, VSI shall deliver to holders of Company Stock Certificates letters of transmittal pursuant to which such certificates may be submitted to the Exchange Agent.

          SECTION 1.4 OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES. The Company covenants, warrants and represents as follows:

          1.4.1 OPTION PLAN. As of the date hereof, options covering 633,166 shares of Company Common Stock are outstanding under the Company's Incentive and Non-Qualified Stock Option Plan (the "Stock Option Plan").
     Of these "Employee Options" (as defined in Section 2.2 hereof), options covering 297,168 shares of Company Common Stock have per share exercise prices that are less than the Purchase Price. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to each holder of an Employee Option a notice, in accordance with Section 4.2 of the Stock Option Plan, advising each such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all outstanding Employee Options shall become exercisable in full and all Employee Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Employee Options at or after the Effective Time of the Merger.

          1.4.2 DIRECTOR OPTIONS. Options covering 150,000 shares of Company Common Stock granted to directors of the Company pursuant to Non-Qualified Director Stock Option Agreements were canceled on March 14, 1997. As a result of such cancellations, neither the Company nor VSI shall have any obligation under any such agreements at or after the Effective Time of the Merger.

          1.4.3 CONVERTIBLE SECURITIES. Pursuant to the terms of the "Robert Scherer Inducement Agreement" (as defined in Section 2.27 hereof), Robert
     P. Scherer, Jr. has agreed to convert all principal payable under the "Convertible Note" (as defined in Section 2.2 hereof) into a total of 1,000,000 shares of Company Common Stock prior to the Effective Time of the Merger. By virtue of such conversion, there will be no obligation to pay any interest under the Convertible Note to Robert P. Scherer, Jr. after the effective date of such conversion. There are no other debt or equity instruments outstanding which are convertible into the Company's Common Stock.

          1.4.4 SCHERER HEALTHCARE WARRANTS. Pursuant to the terms of the "Scherer Healthcare Inducement Agreement" (as defined in Section 2.27 hereof), Scherer Healthcare, Inc. ("Scherer") has agreed that as of the Effective Time of the Merger, it will exchange the "First ABG Warrants" and "Second ABG Warrants" (as defined in Section 2.2 hereof) and the "Current Warrants" (as defined in Section 2.2 hereof) for a payment equal to $309,260 (representing the number of shares of Company Common Stock covered by the First ABG Warrants, the Second ABG Warrants and the Current Warrants (6,580,000) multiplied by the amount by which the Purchase Price exceeds $0.75, the per share exercise price of the First ABG Warrants, the Second ABG Warrants and the Current Warrants).

          1.4.5 SWISS WARRANTS. As of the date hereof, "Swiss Warrants" (as defined in Section 2.2 hereof) covering 1,083,317 shares of Company Common Stock are outstanding. Pursuant to the Swiss Warrant Agreement (as defined in Section 2.2 hereof), the Company and VSI are not required to provide the holders of the Swiss Warrants or any other person or entity any notice describing the consequences of the Merger to holders of Swiss Warrants. By virtue of the provisions of the Swiss Warrant Agreement, upon consummation of the Merger, each outstanding Swiss Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Swiss Warrant and the Swiss Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

          1.4.6 SETTLEMENT OPTIONS. Pursuant to promissory notes (the "Settlement Notes") issued in accordance with the "Settlement Agreement" (as defined in Section 2.2 hereof), two individuals each have an option to acquire 100,000 shares of Company Common Stock by reducing the principal amount of the Settlement Notes. The Company shall pay the holders of the Settlements Notes all amounts outstanding under the Settlement Notes prior to the Effective Time of the Merger. As a result, no obligation to issue capital stock or otherwise will exist after the Effective Time of the Merger pursuant to the Settlement Notes.

          1.4.7 CONSULTANT'S OPTIONS. As of the date hereof, the Company is obligated to issue 50,000 shares of Company Common Stock pursuant to the Consultant's Options (as defined in Section 2.2 hereof) at an exercise price of $0.75 per share. At least 35 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Consultant's Option a notice, in accordance with Section 5(b) of the agreement setting forth the terms of the Consultant's Options, advising such holder of the terms of the Merger and describing the consequences of the Merger to holders of Employee Options. By virtue of such notice, all of the Consultant's Options which are not exercised prior to the Effective Time of the Merger shall terminate as of the Effective Time of the Merger. As a result of such termination, neither the Company nor VSI shall have any obligation under the Consultant's Options at or after the Effective Time of the Merger.

          1.4.8 RUSSELL WARRANTS. As of the date hereof, the Company is obligated to issue 75,326 shares of Company Common Stock pursuant to the Russell Warrants (as defined in Section 2.2 hereof) at an exercise price of $1.50 per share. At least 15 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the Russell Warrants the notice required pursuant to Section "e" of the Russell Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the Russell Warrant Agreement, upon consummation of the Merger, each outstanding Russell Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the Russell Warrant and the Russell Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.

          1.4.9 ITT WARRANTS. As of the date hereof, the Company is obligated to issue 10,000 shares of Company Common Stock pursuant to the ITT Warrants (as defined in Section 2.2 hereof) at an exercise price of $4.00 per share. At least 25 days prior to the Effective Time of the Merger, the Company shall provide to the holder of the ITT Warrants the notice required pursuant to Section 4(f) of the ITT Warrant Agreement (as defined in Section 2.2 hereof). By virtue of the provisions of the ITT Warrant Agreement, upon consummation of the Merger, each outstanding ITT Warrant shall be converted, without any action by the holder thereof, into the right to receive, upon exercise thereof pursuant to the terms of the ITT Warrant and the ITT Warrant Agreement, an amount of cash equal to the Purchase Price in lieu of each share of Company Common Stock deliverable upon such exercise.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

     References herein to the "Disclosure Letter" shall mean the letter from the Company to VSI, dated the date hereof, pursuant to which the Company has made certain representations and described certain exceptions to the representations set forth in this Article II by means of express cross-references to the Sections hereof requiring that exceptions be made. Except as set forth in the Disclosure Letter, the Company hereby represents, warrants, and agrees as follows:

          SECTION 2.1 ORGANIZATION. The Company is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's articles of incorporation and all amendments thereto with the Colorado Secretary of State and the date of the Company's current by-laws.

          SECTION 2.2 CAPITALIZATION. The Company is solely authorized to issue 50,000,000 shares of Company Common Stock. As of the date hereof, there were 14,296,773 shares of Company Common Stock issued and outstanding (the "Outstanding Common Shares"). The Outstanding Common Shares include 25,000 shares of Company Common Stock which were initially issued to Jack L. York as restricted shares, all of which restrictions have lapsed. The Outstanding Common Shares do not include any restricted shares issued to any other director of the Company. If the Effective Time of the Merger occurs prior to August 31, 1997, any restricted shares outstanding on the date hereof, other than the restricted shares owned by Jack L. York, will, by their terms, be forfeited and deemed not to be outstanding as of the Effective Time of the Merger. All of the Outstanding Common Shares have been fully paid, have been validly issued, and are nonassessable. No shares of Company Common Stock have been issued in violation of the preemptive rights of any person or entity and the holders of Outstanding Common Shares do not possess preemptive rights. Except with respect to (i) options covering not more than 633,166 shares of Company Common Stock granted pursuant to the Company's Incentive and Non- Qualified Stock Option Plan (the "Stock Option Plan"), (ii) warrants covering up to 1,083,317 shares of Company Common Stock which were granted to former holders of Swiss bonds at an exercise price of $.75 per share pursuant to a warrant agreement (the "Swiss Warrant Agreement"), dated June 15, 1993, between the Company and Chemical Trust Company of California, as warrant agent (the "Swiss Warrants"), (iii) warrants to purchase through March 31, 1999 up to 1,530,000 shares of Company Common Stock at an exercise price of $.75 per share (the "First ABG Warrants"), which First ABG Warrants were granted to Scherer pursuant to an omnibus agreement, dated April 12, 1993, between the Company and Scherer (the "Omnibus Agreement"), (iv) warrants to purchase through March 31, 2003 up to 4,250,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Second ABG Warrants"), which Second ABG Warrants were granted to Scherer pursuant to the Omnibus Agreement, (v) warrants to purchase through March 31, 1999 up to 800,000 shares of Company Common Stock at an exercise price of $.75 per share (the "Current Warrants"), which Current Warrants were granted to Scherer pursuant to a warrant agreement dated April 12, 1993, (vi) a convertible secured promissory note in the principal amount of $700,000 entitling the holder thereof to acquire up to 1,000,000 shares of Company Common Stock upon conversion thereof (the "Convertible Note"), which Convertible Note was issued to Scherer Capital, LLC on March 28, 1996 and which currently is owned by Robert P. Scherer, Jr., (vii) stock options covering up to 50,000 shares of Company Common Stock granted by the Company to David Hagelstein at an exercise price of $.75 per share (the "Consultant Options"), the terms of which Consultant Options are reflected in an option agreement, dated August 26, 1993, (viii) options granted pursuant to a settlement agreement dated April 30, 1995 (the "Settlement Agreement"), which options (the "Settlement Options") entitle the holders thereof to purchase up to 200,000 shares of Company Common Stock at an exercise price of $1.00 per share, which price is payable by reducing amounts otherwise payable by the Company,
(ix) Warrants to purchase through September 30, 1997 up to 10,000 shares of Company Common Stock at an exercise price of $4.00 per share (the "ITT Warrants"), which ITT Warrants were granted to ITT Commercial Finance Corporation pursuant to a warrant agreement dated October 1, 1992 (the "ITT Warrant Agreement"), (x) warrants to purchase through December 20, 1997 up to 75,326 shares of Company Common Stock at an exercise price of $1.50 per share (the "Russell Warrants"), which Russell Warrants were granted to Robert A. Russell pursuant to a warrant agreement dated November 18, 1992 (the "Russell Warrant Agreement"), and (xi) certain rights (the "Rights") granted pursuant to the Company's Rights Agreement, dated as of August 8, 1991, between the Company and Bank of America National Trust & Savings Association, as amended (the "Rights Agreement"), the Company does not have outstanding any options or warrants to purchase, or contracts to issue, or contracts or any other rights entitling anyone to acquire, shares of its capital stock of any class or kind, or securities convertible into or exchangeable for such shares. In light of commitments made by Robert P. Scherer, Jr. and Scherer to VSI in the Inducement Agreements with respect to the Convertible Note, the First ABG Warrants, the Second ABG Warrants and the Current Warrants, immediately prior to the Effective Time of the Merger the outstanding shares of Company Common Stock shall not exceed the above-mentioned 14,296,773 Outstanding Common Shares plus (a) up to 633,166 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon the exercise of options previously granted pursuant to the Option Plan, (b) up to 1,083,317 shares of Company Common Stock which may be issued between the date hereof and the Closing Date upon exercise of the Swiss Warrants, (c) up to 800,000 shares of Company Common Stock which may be issued by the Company upon the exercise of the Current Warrants, (d) the 1,000,000 shares of Company Common Stock to be issued upon conversion of the Convertible Note, (e) up to 50,000 shares of Company Common Stock which may be issued upon the exercise of the Consultant's Options, (f) up to 200,000 shares of Company Common Stock which may be issued upon the exercise of the Settlement Options, (g) up to 10,000 shares of Company Common Stock which may be issued upon exercise of the ITT Warrants and (h) up to 75,326 shares of Company Common Stock which may be issued upon exercise of the Russell Warrants. The Disclosure Letter contains a complete and accurate schedule setting forth the names of each holder of the options currently outstanding under the Option Plan ("Plan Options" or "Employee Options"), the First ABG Warrants, the Second ABG Warrants, the Current Warrants, the Convertible Note, the Consultant's Options, the Settlement Options, the ITT Warrants and the Russell Warrants, the number of shares of Company Common Stock currently issuable to each such holder pursuant to such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the current exercise price of each of such options, warrants and Convertible Note (after giving effect to the anti-dilution provisions applicable thereto), the dates on which each such option or warrant granted to such holder becomes exercisable (or if such option becomes exercisable in installments, the dates and percentages applicable to such installments) and the date on which each such option or warrant terminates. The Company has amended its Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

          SECTION 2.3 SUBSIDIARIES. The Company's subsidiaries (collectively, the "Subsidiaries" and each such entity individually, a "Subsidiary") are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, and each Subsidiary has all requisite corporate power and authority to own its respective property and conduct the respective business in which it is engaged. The Disclosure Letter contains an accurate and complete list of (i) all of the Subsidiaries and (ii) the dates of filing of each Subsidiary's articles of incorporation and all amendments thereto with the Secretary of State of the applicable jurisdiction of organization and the dates of the current by-laws of each such Subsidiary. The Company has no equity interest in any corporation, partnership, limited liability company or other entity other than its interests in the Subsidiaries. All of the Subsidiaries are inactive.

          SECTION 2.3A ABG. As set forth in the Omnibus Agreement, Scherer leases to the Company certain equipment pursuant to the "Equipment Lease" (as such phrase is defined in the Omnibus Agreement) and licenses to the Company certain intellectual property pursuant to the "License of Intellectual Property" (as such phrase is defined in the Omnibus Agreement). The assets leased and licensed by Scherer to the Company pursuant to the Equipment Lease and the License of Intellectual Property, together with any "Improvements" (as such term is defined in the License of Intellectual Property), are all included within the definition of Scheduled Assets in the Scherer Healthcare Inducement Agreement and comprise the only assets of the blood gas collection product line marketed and sold by the Company (such assets and Improvements being hereinafter referred to as the "ABG Assets", such product line being hereinafter referred to as the "ABG Product Line" and the business presently operated by the Company with respect to the ABG Product Line being hereinafter referred to as the "ABG Business") that are owned by any entity other than the Company. All of the equipment leased by Scherer pursuant to the Equipment Lease is located in the Company's premises in Englewood, Colorado. With the exception of the Terumo litigation referred to herein, the Company is not aware of any basis or claim for material indemnification by Scherer against the Company under the Equipment Lease or the License of Intellectual Property.

          SECTION 2.4 QUALIFICATIONS. The Disclosure Letter contains an accurate and complete list of all States in which the Company and each Subsidiary are qualified to do business. The Company and each Subsidiary are qualified to do business in each State and in each foreign country in which their failure to so qualify would have a material adverse effect on the financial condition, assets, business or operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 2.5 SEC FILINGS. Since March 30, 1994, the Company has filed with the Securities and Exchange Commission (the "SEC") all reports and statements (consisting solely of those reports described in the Disclosure Letter) which it was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). None of the reports and statements filed by the Company with the SEC pursuant to the 1934 Act from March 30, 1994 through the date hereof (collectively, the "Reports") contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          SECTION 2.6 OWNED REAL ESTATE. The only real estate owned by the Company or any of its Subsidiaries is the real estate on which the Company's principal office is located at 11039 East Lansing Circle, Englewood, Colorado. None of the ABG Assets constitute real estate. All buildings located on such owned real estate (the "Owned Buildings") comply in all material respects with all municipal, state and federal statutes, ordinances, rules and regulations applicable to the construction of such buildings and their actual use.

          SECTION 2.7 LEASED REAL ESTATE. The Company and its Subsidiaries do not lease any real estate other than pursuant to two real estate leases (the "Leases"). The Business is conducted solely from either the Owned Buildings or from real estate subject to the Leases. The Disclosure Letter contains an accurate and complete list of the dates of the Leases and any amendments thereto. The Company and the Subsidiaries are not in material default under the Leases and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default. Consent is required under both of the Leases in connection with the Merger.

          SECTION 2.8 LEASED TANGIBLE PERSONAL PROPERTY. The Company and its Subsidiaries do not lease any personal property other than pursuant to (i) leases which expire on not more than 90 days notice by the Company or a Subsidiary, (ii) leases which require annual rentals of not more than $25,000,
(iii) the "Equipment Lease" (as defined in the Omnibus Agreement) and (iv) leases ("Personalty Leases") listed in the Disclosure Letter. Scherer is not a lessee of any of the ABG Assets. The Company and the Subsidiaries are not in material default under any of the Personalty Leases or the Equipment Lease and the Company is not aware of any fact which, with notice and/or passage of time, would constitute such a default. No consent is required under the Personalty Leases or the Equipment Lease in connection with the Merger.

          SECTION 2.9  Intentionally Omitted.

          SECTION 2.10 INTANGIBLE PERSONAL PROPERTY. The Disclosure Letter contains an accurate and complete list of all distributorship, franchise and license agreements (whether the Company or any of its Subsidiaries is the grantor or grantee of such distributorship, franchise or license), and all patents, patent applications, trademarks, trademark applications and trade names (whether the Company or any of its Subsidiaries owns such items or is licensed to use them) currently owned or used by the Company or, with respect to the ABG Assets, Scherer (the "Intellectual Property"). The Company or a wholly-owned Subsidiary of the Company, or, with respect to the ABG Assets, Scherer, is the sole and exclusive owner of, or (in the case of the Company or any of its Subsidiaries) is a valid licensee or lessee of, or has the right to use in the manner currently used, each of said items of Intellectual Property and has the right to use in the manner currently used all other items of intangible personal property (including, without limitation, copyrights) owned or used by the Company or any of its Subsidiaries in any of their businesses or used by Scherer, the Company or any of its Subsidiaries with respect to the ABG Assets or the ABG Business (together with the Intellectual Property, the "Intangible Property"); said items of Intangible Property represent the only intangible personal property required by the Company and its Subsidiaries in order to operate the ABG Business and the businesses presently conducted by the Company and its Subsidiaries; there are no claims or demands against Scherer, the Company or any of its Subsidiaries with respect to any of such items of Intangible Property, and no proceedings have been instituted, are pending, or to the knowledge of the Company have been threatened to terminate or cancel any such agreements or which challenge the right of Scherer, the Company or any of its Subsidiaries with respect to any of said items of Intangible Property; and there are no facts known to the Company which make it likely that any such agreements will not be renewed at their next expiration date or which might reasonably serve as the basis, in whole or in part, of any claim that any part of the business carried on by the Company or any of its Subsidiaries infringes the patent, trademark, trade name, copyright, or other rights of any other person. With respect to the Terumo litigation referenced in the Disclosure Letter, the Company makes no representation as to the likelihood of any ultimate determination, whether positive or negative. Subject to the interests of the Company's distributors in information generated by such distributors, the Company and its Subsidiaries have the unrestricted right to use, free from any rights or claims of others, all trade secrets and customer lists which the Company or any of its Subsidiaries has used or which the Company or any of its Subsidiaries is now using in connection with the sale of any and all products or services which have been or are being sold by the Company or any of its Subsidiaries, including assets included within the ABG Business.

          SECTION 2.11  ACCOUNTS RECEIVABLE AND INVENTORY.

          2.11.1 All accounts receivable of the Company and its Subsidiaries have originated in the ordinary course of business, are valid and are not subject, to any material extent, to any defense, counterclaim or setoff.

2.11.2 All inventory in the possession of the Company or any of its Subsidiaries is owned by the Company or one or more of its Subsidiaries and recorded on such entities' books and records in accordance with generally accepted accounting principles consistently applied. All such inventory has been valued at the lower of cost, calculated on a FIFO method, or market. No inventory in the possession of the Company or any of its Subsidiaries has been consigned. The Company believes that the reserves for inventory obsolescence contained in the Company's December 31, 1995 and September 29, 1996 consolidated financial statements are adequate. No inventory relating to the ABG Business is owned by Scherer.

          SECTION 2.12  TITLE TO ASSETS.

               2.12.1 The Company and its Subsidiaries have good and marketable title in and to all of their property reflected in the December 28, 1996 consolidated balance sheet referred to in Section 2.22.1 hereof (the "Balance Sheet") plus all assets purchased by the Company and its Subsidiaries since December 28, 1996, less all assets which the Company or its Subsidiaries have disposed of in the ordinary course since such date, which property presently owned by the Company or any of its Subsidiaries is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) those items that secure liabilities that are reflected on the Balance Sheet or that are described in the notes thereto, (b) with respect to owned real property, title imperfections accurately and completely noted in the title reports listed in the Disclosure Letter, and minor title imperfections which do not, in the aggregate, adversely affect the Company's ability to use such property as it is currently being used, and (c) liens for current taxes or assessments not yet due or delinquent.

               2.12.2 To the best of the Company's knowledge, Scherer has good and marketable title in and to all of the ABG Assets to the extent described in the Disclosure Letter, which property presently owned by Scherer is free and clear of all security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind except (a) Scherer's obligations under the Equipment Lease and the License of Intellectual Property and (b) liens for current taxes or assessments not yet due or delinquent.

          SECTION 2.13  MATERIAL CONTRACTS.

          2.13.1 The Disclosure Letter accurately identifies all of the following contracts or other obligations (and any amendments thereto) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound: (a) any written contracts with or loans to any of the Company's, or any of the Subsidiaries', shareholders (including, without limitation, Scherer and its affiliates), officers, directors, employees, consultants, salespersons, distributors or sales representatives; (b) any employee benefit plan made available by the Company or any of its Subsidiaries to any of their employees, including without limitation any medical benefits payable to retired employees of the Company or its Subsidiaries; (c) any collective bargaining agreement; (d) any outstanding option plans, options, warrants, warrant agreements and rights agreements; (e) any contracts with customers and suppliers other than purchase orders delivered in the ordinary course of business; (f) any deeds of trust, mortgages, conditional sales contracts, security agreements, pledge agreements, trust receipts, or any other agreements or arrangements whereby any material amount of the assets of the Company or any Subsidiary are subject to a lien, encumbrance, charge or other restriction; (g) any loan agreements, letters of credit or lines of credit, including without limitation any documents pertaining to the Company's Swiss bonds and Swiss notes; (h) any contracts restricting the Company or any Subsidiary from doing business in any areas or in any way limiting competition; (i) any contracts calling for aggregate payments by the Company or any Subsidiary in excess of $25,000 and which are not terminable without cost or liability on notice of 90 days or less; (j) any joint venture, partnership or limited partnership agreement or limited liability company operating agreement involving the Company or any Subsidiary; (k) any guarantees by the Company or any Subsidiary of the obligations of any other party except those resulting from the endorsement of checks deposited by the Company or any Subsidiary for collection; (l) any engagement letter relating to the Merger; (m) any other contracts which could have a material impact on the Company's consolidated results of operations or consolidated financial condition; and (n) any commitments to enter into any of the types of contracts and obligations referred to in this Section 2.13.1. The Company and its Subsidiaries are not in material default under any of such contracts, obligations or commitments and the Company is not aware of any facts which, with notice and/or the passage of time, would constitute such a default and are not aware of any default by any party thereto which would have a materially adverse effect upon the results of operations or financial condition of the Company and its Subsidiaries taken as a whole. No consent is required under any of the contracts, obligations and commitments referred to in this Section 2.13.1 in connection with the Merger.

          2.13.2 No purchase commitment of the Company or any of its Subsidiaries is substantially in excess of the normal, ordinary, and usual requirements of the business of the Company and its Subsidiaries.

          2.13.3 The Company and its Subsidiaries are not a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment, or undertaking which is materially adverse, materially onerous, or materially harmful to any aspect of the businesses of the Company and its Subsidiaries; provided, however, that no representation is made in this Section 2.13.3 with respect to any agreement that has been identified in any section of the Disclosure Letter.

          2.13.4 To the best of the Company's knowledge, Scherer is not under any material contractual obligation with respect to the ABG Product Line other than as set forth in the Omnibus Agreement, the Equipment Lease and the License of Intangible Property.

          SECTION 2.14 CUSTOMERS AND SUPPLIERS. The Disclosure Letter contains a complete and accurate list setting forth, for the ten months ended January 25, 1997, all customers who purchased more than $100,000 in goods from the Company and its Subsidiaries and all suppliers from whom the Company and its Subsidiaries purchased more than $100,000 in products, the total value of business transacted by the Company and its Subsidiaries with such customers or suppliers during such period, and, if applicable, the reasons that any such contracts were terminated. Except as set forth in the Disclosure Letter and subject to arrangements agreed upon by the Company and VSI with respect to the distribution of the Company's products subsequent to the date hereof, the Company has not been notified that any of such customers or suppliers intends to terminate or change significantly its relationship with the Company and its Subsidiaries on or after the Effective Time of the Merger. None of the Company's presently outstanding proposals to customers which are subject to competitive bidding would, if accepted, materially adversely affect the Company's profit margins. For the twelve months ended December 28, 1996, approximately 40% of the Company's business was subject to competitive bidding. For the twelve months ending December 28, 1997, the Company does not reasonably expect that more than approximately 40% of its business will be subject to competitive bidding.

          SECTION 2.15 TRANSACTIONS WITH DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES. Except as disclosed in reports filed by the Company with the SEC, there have been no transactions since July 1, 1993 between the Company and any director, officer, employee or affiliate (as defined in Rule 405 promulgated by the SEC, it being agreed by the parties that Scherer and its officers, directors and 10% shareholders shall be deemed "affiliates" of the Company for purposes of this Agreement) of the Company, except on an arm's length basis in accordance with normal business practices. Since July 1, 1993, none of the officers, directors or affiliates of the Company, or any member of the immediate family of any such persons, has been a director or officer of, or has had a material interest in, any firm, corporation, association or business enterprise which during such period has been a material supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed to a material extent with the Company or any of its Subsidiaries.

     SECTION 2.16  LITIGATION.

          2.16.1 Except as disclosed in the Reports: (i) there are no legal, administrative, arbitration or other proceedings or claims pending or to the knowledge of the Company threatened against the Company or any of its Subsidiaries (other than proceedings or claims which are reasonably likely not to have a material adverse effect upon the Company's financial condition or results of operations); (ii) the Company and its Subsidiaries are not subject to any existing judgment; (iii) the Company and its Subsidiaries have not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, or about any violation or possible violation of any law, regulation or ordinance affecting its business, its assets, the ABG Business, the ABG Assets or the ABG Product Line; and (iv) the Company and its Subsidiaries have not been subject to any products liability claims during the three years ended on the date of this Agreement. During the three year period ending on the date of this Agreement, no claim has been made, and to the best of the knowledge of the Company, no basis exists for any claim, by any current or former director, officer, employee or other agent of the Company or any of its Subsidiaries seeking indemnification, whether pursuant to statute, court rule, contract, by-law, a provision in an article of association or otherwise, based on such person's involvement in the business of the Company or any of its Subsidiaries.

          2.16.2 To the best of the Company's knowledge, (i) there are no legal, administrative, arbitration or other proceedings or claims pending or threatened against Scherer with respect to the ABG Product Line or the ABG Assets (other than proceedings or claims which, if made against the Company, would not be reasonably likely to have a material adverse effect upon the Company's financial condition or results of operations); (ii) Scherer is not subject to any existing judgment which would adversely affect Scherer's obligations to convey the ABG Assets upon exercise of the Repurchase Option (as hereinafter defined); and (iii) Scherer has not received any inquiry from any agency of the federal or of any state or local government about the transactions contemplated hereby, about any exercise of the Repurchase Option or about any violation or possible violation of any law, regulation or ordinance affecting the ABG Assets, the ABG Business or the ABG Product Line.

          SECTION 2.17 INSURANCE. The Disclosure Letter contains an accurate and complete list of all insurance coverage maintained by the Company and its Subsidiaries on the date hereof. Except as otherwise indicated in the Disclosure Letter, such coverage applies to the Company's interests in the ABG Product Line. The Company and its Subsidiaries have not received any notice of cancellation with respect to any insurance policy relating to such coverage. All premiums due under any such insurance policy have been paid in full.

          SECTION 2.18 LICENSES AND PERMITS. The Company and its Subsidiaries and the employees and agents of the Company and its Subsidiaries have all material licenses, permits, orders, approvals and authorizations required for the conduct of their respective businesses as presently conducted, including without limitation the ABG Business. In all material respects, the Company and its Subsidiaries are acting within the terms of such licenses, permits, orders, approvals and authorizations, and, to the best knowledge of the Company, no suspension or cancellation thereof has been threatened.

          SECTION 2.19 AUTHORITY RELATIVE TO AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement by the Company (A) are within the legal capacity and power of the Company; (B) have been duly authorized by all requisite corporate action on the part of the Company, other than shareholder approval; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than such approvals as shall be required under the 1934 Act and state securities laws and such filings as shall be required pursuant to the Hart Scott Rodino Antitrust Improvements Act (the "Hart Scott Rodino Act"); and neither violate nor constitute a default under, nor create a lien or breach under, the terms of the articles of incorporation and by-laws of the Company or any Subsidiary or of any material agreement, document or instrument binding upon the Company or any Subsidiary. This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies. At the Special Meeting (as hereinafter defined), approval of the Merger by holders of two-thirds of the shares of Company

Common Stock outstanding on the applicable record date will be sufficient to constitute shareholder approval of the Merger under Colorado law and under the Company's articles of incorporation and by-laws.

          SECTION 2.20  COMPLIANCE WITH APPLICABLE LAWS; ENVIRONMENTAL MATTERS.

               2.20.1 The Company and its Subsidiaries and all real property now owned by the Company and its Subsidiaries ("Company Owned Real Property") are in compliance in all material respects with all federal, state, county, and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law applicable to the conduct of the Company and its Subsidiaries and to the assets owned, used or occupied by the Company and its Subsidiaries (collectively referred to hereinafter as the "General Laws"), including without limitation all applicable federal, state, county and municipal laws, ordinances, regulations, rules, reporting requirements, judgments, orders, decrees and requirements of common law concerning or relating to the protection of health and the environment (collectively referred to hereinafter as the "Environmental Laws"). To the best of the Company's knowledge, all real property owned, operated, used or leased by, to or for the Company and its Subsidiaries, with respect to any aspect of their businesses including, without limitation, the ABG Business, at any time since 1990 other than the Company Owned Real Property (the "Company Leased/Previously Owned Property"), was and is in compliance in all material respects with the General Laws and the Environmental Laws. The Company and its Subsidiaries have not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any business or operation of or any real property owned, operated, used or leased by, to or for the Company or any Subsidiary, was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws. To the best of the Company's knowledge, Scherer has not received any notification of violation, citation, complaint, request for information, order, directive, compliance schedule or other similar enforcement order, or any other notice from any administrative or governmental agency or entity, indicating that any aspect of the ABG Business was not or currently is not in compliance in all material respects with all Environmental Laws and General Laws.

          2.20.2 All businesses and operations of the Company and its Subsidiaries (including without limitation the ABG Business), the Company Owned Real Property and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, are in compliance in all material respects with all: (i) judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity concerning compliance with the Environmental Laws; and (ii) consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity concerning compliance with the Environmental Laws.

          2.20.3 All assets owned, leased, licensed or otherwise used by the Company or any of its Subsidiaries, including, without limitation, the Company Owned Real Property, and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, are free of all materials designated as hazardous substances, wastes, hazardous materials, pollutants or contaminants under any Environmental Law (collectively, "Hazardous Materials") and physical conditions which violate any Environmental Laws; all storage tanks and associated pipes, pumps and structures (whether above or below ground) located in or on the Company Owned Real Property and, to the best of the Company's knowledge, the Company Leased/Previously Owned Property, have been identified in the Disclosure Letter, are in sound condition, free of corrosion, meet all design and performance standards required by all Environmental Laws, and do not now, and did not at any time in the past, evidence impaired integrity or leakage. No Hazardous Materials used or generated by the Company or any of its Subsidiaries or generated at the Company Owned Real Property or, to the best of the Company's knowledge, generated at the Company Leased/Previously Owned Property, have been treated, stored, transported or disposed of in violation of any Environmental Laws; and all Hazardous Materials which have been utilized in the business or operation of the Company or any of its Subsidiaries (including without limitation the ABG Business) or which have been removed, released, discharged or emitted from the Company Owned Real Property or, to the best of the Company's knowledge, from the Company Leased/Previously Owned Property, were and are documented, transported and disposed of in compliance in all material respects with all Environmental Laws.

          2.20.4 The Disclosure Letter lists all permits, licenses and other authorizations issued by administrative or governmental agencies or entities under the General Laws and the Environmental Laws which are held by the Company or any of its Subsidiaries or which are held by Scherer with respect to the ABG Business (the "General and Environmental Permits"). The General and Environmental Permits include all such permits which are necessary to the business and operations of the Company and its Subsidiaries (including without limitation the ABG Business) and the Company, the Subsidiaries and, to the best of the Company's knowledge, Scherer are and have been in compliance in all material respects with the terms and conditions of the General and Environmental Permits. Under the General Laws, the Environmental Laws and the General and Environmental Permits, the consummation of the transactions contemplated by this Agreement and any exercise of the Repurchase Option do not and will not:
     (i) affect the validity of the General and Environmental Permits; or (ii) require the consent of any governmental authority or third party.

SECTION 2.21  ERISA AND EMPLOYMENT MATTERS.

          2.21.1 The Disclosure Letter contains an accurate and complete list of all funded or unfunded, written or oral, employee benefit plans, contracts, agreements, incentives and salary, wage or other compensation plans or arrangements, including but not limited to all pension and profit sharing plans, savings plans, bonus plans, deferred compensation plans, incentive compensation plans, stock purchase plans, supplemental retirement plans, severance or termination pay plans, stock option plans, hospitalization plans, medical plans, life insurance plans, dental plans, disability plans, cafeteria plans, dependent care plans, tuition reimbursement plans, educational assistance plans, salary continuation plans, vacation plans, supplemental unemployment benefit plans, collective bargaining agreements, employment contracts, consulting agreements, retiree benefits and agreements, severance agreements and each other employee benefit program, plan, policy or arrangement (each a "Benefit Plan") maintained, contributed to, or required to be contributed to by the Company or any Subsidiary with respect to any current or former employees, directors, officers, agents or consultants of the Company or any Subsidiary, or for which the Company or any Subsidiary may be responsible or with respect to which it may have any liability, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Disclosure Letter indicates whether each Benefit Plan is funded or unfunded, and insured or uninsured.

          2.21.2 The Disclosure Letter contains an accurate and complete list of all documents embodying or relating to the Benefit Plans and of all employee handbooks and policy manuals utilized by the Company or any of the Subsidiaries within the past five years. Each of the Benefit Plans listed in the Disclosure Letter is and has at all times been in compliance in all material respects with all applicable provisions of ERISA, the Code, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and all other laws applicable to the Benefit Plans.

          2.21.3  Each Company "employee pension benefit plan" as defined in
Section 3(2) of ERISA (each a "Pension Plan") which is intended to meet the requirements of Section 401(a) of the Code now meets, and since its inception has met, the requirements for qualification under Section 401(a) of the Code and nothing has occurred which would adversely affect the qualified status of any such Pension Plan. The Internal Revenue Service has issued a favorable determination letter with respect to the qualification under the Code (including without limitation the Tax Reform Act of 1986) of each Pension Plan, the Disclosure Letter contains an accurate and complete list of the dates of such letters and the Internal Revenue Service has not taken any action to revoke any such letter.

          2.21.4 Each fiduciary and every plan official of each Benefit Plan is bonded to the extent required by Section 412 of ERISA. The Company and the Subsidiaries have not maintained, contributed to or been required to contribute to (i) any Pension Plan under which more than one employer makes contributions (as contemplated by Section 4064(a) of ERISA) or (ii) a "multiemployer plan" as defined in Section 3(37)(A) and (D) of ERISA, nor have they withdrawn from any Pension Plan as a "substantial employer" as defined in Section 4001(a)(2) of ERISA so as to become subject to the provisions of Section 4063 of ERISA, or ceased operations at any facility so as to become subject to the provisions of
Section 4062 of ERISA.  The

Disclosure Letter sets forth an accurate and complete list of all annual reports filed during the last three years with the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation by or on behalf of every Benefit Plan.

          2.21.5 The execution and performance of the transactions contemplated by this Agreement will not, alone or together with any other event, constitute an event under any Benefit Plan or individual agreement that will result in any payment (whether of severance pay or otherwise), or acceleration, vesting or increase in benefits, with respect to any current or former employee, officer, consultant, agent or director of the Company or any Subsidiary.

          2.21.6 Long-term disability benefits for any employee of the Company and each Subsidiary who has become disabled (including without limitation any individual who is disabled but has not satisfied any applicable waiting period) and death benefits for any employee of the Company and each Subsidiary who has died are described in the Disclosure Letter and are insured in amounts and with insurance companies described in the Disclosure Letter.

          2.21.7 Each group health plan (within the meaning of Section 5000(b)(1) of the Code) maintained by the Company or any Subsidiary has been administered in substantial compliance with the coverage continuation requirements contained in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and as provided under Section 4980B of the Code and any regulations promulgated or proposed under the Code. No current or former employee, officer, consultant, agent or director of the Company and the Subsidiaries, and/or their spouses or dependents, is presently entitled or may be entitled in the future to any post-termination employment, health, dental, disability or life insurance benefits, except to the minimum extent required by COBRA.

          2.21.8 The Company and the Subsidiaries have made all contributions required to be made to each Benefit Plan under the terms of the plan and applicable law, and are not in default under any Benefit Plan. No prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Benefit Plan which could subject any Benefit Plan or any related trust, the Company, any Subsidiary, the Surviving Corporation or any director or employee of any of them to any tax or penalty imposed under
Section 4975 of the Code or Section 502(i) or 502(1) of ERISA, either directly or indirectly, and whether by way of indemnity or otherwise. No event or set of circumstances has occurred under which the Company, any of its Subsidiaries, any Benefit Plan, or any fiduciary thereof, could directly or indirectly be subject to any other liability (other than benefits payable in accordance with the terms of such Benefit Plan and related expenses) under ERISA (including, but not limited to, Sections 409, 510, 4062, 4064 or 4069 thereof), the Code (including, but not limited to, Sections 4971, 4972, 4976 or 4980B thereof), the Family Medical Leave Act of 1993 or any other applicable law.

          2.21.9 The Company or the plan "administrator" (as defined in Section 3(16) of ERISA) of each Benefit Plan has timely filed all ERISA and Code required reporting and disclosure forms, including, but not limited to, the Form 5500 series, with the appropriate government agencies, with respect to every Benefit Plan required to file such forms.

          2.21.10 There are and there have been no inquiries, proceedings, claims, audits or suits pending or, to the best knowledge of any Company Party, threatened by any governmental agency or authority or by any participant or beneficiary against the Company, any of its Subsidiaries, any of their respective directors, officers or employees, any Benefit Plan of the Company or any of its Subsidiaries, or any fiduciary of a Benefit Plan, with respect to the operation of any Benefit Plan.

          2.21.11 Neither the Company nor any of its Subsidiaries have any obligation to pay medical benefits to retired employees.

          2.21.12 The Disclosure Letter contains a list, as of the date hereof, showing the names of all employees of the Company and the Subsidiaries, their original dates of employment, their job titles and their hourly rates.

          2.21.13 All employees of the Company and the Subsidiaries are employees at will who may be terminated by the Company at any time with no obligation to make any payment except wages to the date of termination and such other amounts as may be required by law.

          2.21.14 The Company and the Subsidiaries are in compliance in all material respects with all federal and state laws respecting employment, wages and hours. Such entities have not engaged in any discriminatory hiring or employment practices or any unfair labor practices nor have any employment discrimination or unfair labor practice complaints against such entities been filed, or, to the knowledge of the Company, been threatened to be filed, with any federal or state agency having jurisdiction over the labor matters of the Company and the Subsidiaries. There are no outstanding threats by any former employee of the Company or its Subsidiaries of any suit alleging wrongful termination. The Company has no knowledge of facts which might form a basis for any complaint or suit of a type described in this Section 2.21.14. The Company and the Subsidiaries have no actual knowledge that they employ any alien who does not have a valid permit to work in the United States of America.

          2.21.15 To the best of the knowledge of the Company's executive officers, no current employee of the Company or any of the Subsidiaries is bound by any previous non-competition agreement (other than agreements given to the Company) and no employee, in his or her capacity as an agent of the Company, has violated a confidentiality agreement or non-compete agreement with an unrelated entity.

          2.21.16 With respect to each facility in which the Company or any of its Subsidiaries does business, the Company and its Subsidiaries and each such facility are in compliance in all material respects with the Americans With Disabilities Act.

          2.21.17 During the three years ended December 28, 1996, there has not been any labor dispute (including a strike, slowdown or work stoppage) or threat of a labor dispute involving the Company or any of its Subsidiaries or any attempt or threat of an attempt by a labor union to organize any employees of the Company or any of its Subsidiaries. No employee of the Company or any of its Subsidiaries is a member of or represented by any labor union.

          2.21.18  Intentionally omitted.

          SECTION 2.22  FINANCIAL STATEMENTS.

          2.22.1 Prior to the date hereof, the Company has delivered to VSI its consolidated Balance Sheet dated December 28, 1996, its consolidated income statement for the three months then ended and its consolidated statement of cash flows for the three months then ended (such financial statements are referred to herein as the "December Financial Statements"). The December Financial Statements and the consolidated financial statements of the Company included within the Reports filed with the SEC since January 1, 1996 fairly present the consolidated financial position of the Company and the consolidated results of operations of the Company as at the dates and for the periods to which they apply; such statements have been prepared in conformity with generally accepted accounting principles, applied on a consistent basis throughout the periods involved, and such financial statements comply with all applicable provisions of Regulation S-X of the SEC. The December Financial Statements and the interim financial statements presented in such Reports include all adjustments (subject only to normal recurring year-end adjustments) necessary for a fair presentation of the Company's consolidated financial position and consolidated results of operations as of the dates and for the periods presented therein.

          2.22.2 On March 30, 1996 and December 28, 1996, the Company and its Subsidiaries had no material liabilities (whether absolute, accrued, contingent or otherwise) which were required to be reflected in and disclosed on the Company's March 30, 1996 audited consolidated balance sheet or the Balance Sheet (as to December 28, 1996) or in the notes thereto pursuant to Regulation S-X of the SEC or in accordance with generally accepted accounting principles, consistently applied, but were not so reflected and disclosed. Since December 28, 1996, the Company and its Subsidiaries have incurred no liabilities (whether absolute, accrued, contingent or otherwise) in addition to those reflected in or disclosed on the Balance Sheet or the related notes, except liabilities incurred in the ordinary course of business and the execution by the Company of this Agreement.

          2.22.3 The books, records and system of internal accounting controls of the Company and its Subsidiaries comply in all material respects with Section 13(b) of the 1934 Act.

          2.22.4 The Disclosure Letter contains an accurate and complete list of the most recent management letters received by the Company or any of its Subsidiaries.

     SECTION 2.23  TAXES.

          2.23.1 All tax and information returns required to have been filed by the Company and its Subsidiaries have been filed with the appropriate authority; and all federal, state and local taxes (including without limitation income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities), charges, assessments, penalties and interest of the Company and its Subsidiaries ("Tax Liabilities") required to be paid on or before December 28, 1996 were paid on or before that date or accrued on the books of the Company and its Subsidiaries as of that date. Such returns were correct in all material respects as filed. No assessments or additional Tax Liabilities have been proposed or threatened against the Company or any of its Subsidiaries or any of their assets, and neither the Company nor any of its Subsidiaries have executed any waiver of the statute of limitations on the assessment or collection of any Tax Liabilities. The Balance Sheet includes adequate provision for Tax Liabilities incurred or accrued as of December 28, 1996. The Disclosure Letter contains an accurate and complete list of the dates of filing of the Company's and each Subsidiary's most recent federal, state and local tax returns.

          2.23.2 The federal tax returns of the Company and its Subsidiaries have been audited or examined by the Internal Revenue Service through the dates specified in the Disclosure Letter. Adjustments, if any, to all such returns have been agreed upon and paid by the Company or its Subsidiaries or are being contested as indicated in the Disclosure Letter. There are no pending investigations of the Company or any of its Subsidiaries or their tax returns by any federal, state or local taxing authority and there are no federal, state or local tax liens upon any of the assets of the Company or any of its Subsidiaries. The Disclosure Letter contains an accurate and complete description of the Company's transfer pricing policy and such transfer pricing policy is in accordance with the specific pricing methods described in regulations promulgated by the Internal Revenue Service under
     Section 482 of the Code. To the best of the Company's knowledge, as of March 30, 1996, the Company had net operating loss carryforwards totaling $23,084,830, of which $7,329,242 were encumbered by the restrictions under
     Section 382 of the Code (the "restricted NOLs"). The "section 382 annual limitation" (within the meaning of Section 382 of the Code) with respect to the restricted NOLs is $486,900. The Disclosure Letter contains an accurate and complete list of (i) the years in which the Company's net operating loss carryforwards expire, (ii) the amount of net operating loss carryforwards which will expire in each of those years (separately broken out to indicate the restricted NOLs and the nonrestricted NOLs) and (iii) the extent of any "owner shift" or "equity structure shift" (within the meaning of Section 382 of the Code) as of the date of this Agreement.

          SECTION 2.24 BUSINESS CHANGES. Except for the transactions contemplated by this Agreement, since March 30, 1996 there has not been:

          2.24.1 any reduction through December 28, 1996 in the Company's "Special Treatment Sales" (as defined herein), as compared with Special Treatment Sales during the comparable period in the immediately preceding fiscal year (it being understood that the term "Special Treatment Sales" shall mean all of the Company's sales other than sales made through the Company's United States (including Puerto
     Rico) dealers and sales made through distributors of the Company's medical-surgical products);

          2.24.2 any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business of the Company and its Subsidiaries taken as a whole (including without limitation the ABG Business) or any material deterioration in (x) the condition of the Owned Buildings or the personal property owned by the Company or any of its Subsidiaries or leased, licensed or otherwise used by the Company or any of its Subsidiaries in their respective businesses (including without limitation the ABG Business) or (y) the condition or operation of the heating, air conditioning, plumbing and electrical systems of the Owned Buildings, excluding ordinary wear and tear;

          2.24.3 any disposition, mortgage, pledge, or subjection to any lien, claim, charge, option, or encumbrance of any property or asset of the Company or any of its Subsidiaries or, to the best of the Company's knowledge, of any of the assets included within the ABG Product Line, or any cancellation or compromise of any debt or claim of the Company or any of its Subsidiaries otherwise than in the ordinary course of business;

          2.24.4 any acquisition by the Company or any of its Subsidiaries of the assets or capital stock of another business entity;

          2.24.5 any distribution or disposition of the assets of the Company or any of its Subsidiaries other than in the ordinary course of business or any distribution by Scherer of any of the ABG Assets;

          2.24.6 any action taken by the United States Food and Drug Administration (the "FDA"), including without limitation the delivery of a report on Form 483, which could have a material adverse effect upon the Company's consolidated financial condition or consolidated results of operations;

          2.24.7 any statute, order, judgment, writ, injunction, decree, permit, rule or regulation of any court or any governmental or regulatory body adopted or entered or proposed to be adopted or entered which may materially and adversely affect the property or business of the Company or any of its Subsidiaries (including without limitation the ABG Business), other than those statutes, orders, judgments, writs, injunctions, decrees, permits, rules or regulations which are applicable to the business of health care generally or the business of manufacturing and selling medical products generally and which do not and will not have a disproportionate effect on the business of the Company or any of its Subsidiaries (including without limitation the ABG Business) relative to the effect on other entities in the business of manufacturing and selling similar medical products; or

          2.24.8 any dividend or distribution declared, set aside or paid in respect of the Company Common Stock or any repurchase by the Company of shares of Company Common Stock.

          SECTION 2.25 BROKERAGE. Except as described in the Disclosure Letter, neither the Company nor any of its Subsidiaries has engaged any broker or finder to render services in connection with this Agreement or in connection with any fairness opinions to be delivered in connection with this Agreement.

          SECTION 2.26 INDUSTRIAL REVENUE BONDS. The Company and its Subsidiaries are not indebted under any industrial revenue bonds.

          SECTION 2.27 INDUCEMENT AGREEMENTS. Concurrent with the execution of this Agreement, Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Scherer Healthcare Inducement Agreement"), and Robert Scherer has delivered to VSI an inducement agreement, a copy of which has been furnished to the Company (the "Robert Scherer Inducement Agreement" and, collectively with the Scherer Healthcare Inducement Agreement, the "Inducement Agreements"). The Company understands that the receipt of the Inducement Agreements by VSI represents a material inducement to VSI to enter into this Agreement and that VSI has relied upon the Inducement Agreements in entering into this Agreement.

          SECTION 2.28 INFORMATION. Any information in written or electronic format provided or to be provided by or on behalf of the Company, Scherer or their representatives to VSI or its representatives in connection with this Agreement or the Merger (the "Information") has been, and will be, accurate in all material respects. The Company has disclosed to VSI all information regarding the Company and its Subsidiaries (including without limitation the ABG Business) which is material to VSI's determination to execute this Agreement.

          SECTION 2.29 REORGANIZATION. The Company has not taken any action other than relating to the consummation of the Merger, and is not aware of any actions which have been taken or may be taken by any person, which would further limit the Company's ability to utilize its net operating loss carryforwards under Section 382 of the Code from the amounts described in Section 2.23.2 hereof.

          SECTION 2.30 ABG PRODUCT LINE. Scherer has agreed to extend the repurchase option described in Section 2.03 of the Omnibus Agreement (the "Repurchase Option") until June 15, 1999. The aggregate purchase price required for the Company to exercise the Repurchase Option currently is $5,535,000, which amount increases by $22,500 per month as of the first day of each calendar month. The Company has delivered to VSI's counsel copies of each bill of sale, assignment and other instrument of transfer and conveyance pursuant to which Scherer acquired the Purchased Assets from the Company pursuant to the Omnibus Agreement. The Disclosure Letter sets forth the calculation of all amounts paid by the Company to Scherer by calendar year pursuant to the Equipment Lease and the License of Intellectual Property. The Company has paid to Scherer all amounts due to Scherer under the Equipment Lease and the License of Intellectual Property through January 25, 1997 and the Company will have no obligation to pay any amounts to Scherer with respect to the period from such date until the Effective Time of the Merger other than to pay to Scherer an amount equal to 3.25% of the Company's net sales of the ABG Product Line during such period.


          SECTION 2.31 FDA MATTERS. The Company and its Subsidiaries are in compliance in all material respects with the United States Food, Drug and Cosmetics Act, with all rules and regulations of the FDA applicable to the Company or any of its Subsidiaries (including without limitation all Good Manufacturing Practices regulations) and with all comparable state laws, rules and regulations applicable to the Company or any of its Subsidiaries (collectively, the "Device Laws"). The Disclosure Letter contains an accurate and complete list of all dates of inspections of the Company or any of its Subsidiaries made by the FDA or any similar state agencies during the six years ended on the date of this Agreement, the dates of all correspondence between the Company or any Subsidiary and the FDA or any such state agency with respect to any such inspections and the dates of all reports delivered during such six year period by any third-parties to the Company or any of its Subsidiaries with respect to the compliance by the Company or any of its Subsidiaries with the Device Laws. The Disclosure Letter contains an accurate and complete list of the dates of all notices received by the Company or any of its Subsidiaries within such six year period from the FDA or any other agency that enforces any of the Device Laws. The Company has made available to representatives of VSI all complaint files maintained by the Company and its Subsidiaries and all other files maintained by the Company and its Subsidiaries with respect to compliance with any aspect of the Device Laws. During the three years ended February 28, 1997, neither the FDA nor any comparable state agency has taken any action which has had a material adverse effect upon the Company's consolidated financial condition, results of operations, business or prospects.

          SECTION 2.32 FULL DISCLOSURE. No representation or warranty made by the Company in this Agreement or the Disclosure Letter, no certification furnished or to be furnished by the Company to VSI pursuant to this Agreement, and no document or electronic transmission delivered by the Company to VSI or its counsel hereunder, including without limitation the Information, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. All documents delivered or to be delivered by the Company to VSI and/or its counsel in connection with the negotiation, execution and performance of this Agreement and the matters ancillary hereto are and will be accurate and complete, and will contain all amendments through the date of such delivery.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF VSI

     VSI hereby represents, warrants and agrees as follows:

          SECTION 3.1 ORGANIZATION. VSI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New Jersey, and has all requisite corporate power and authority to own its property and conduct the business in which it is engaged.

          SECTION 3.2 AUTHORITY RELATIVE TO AGREEMENT; ENFORCEABILITY. The execution, delivery and performance of this Agreement are (A) within the legal capacity and power of VSI and Newco; (B) have been duly authorized by all requisite corporate action on the part of VSI and Newco; (C) require the approval or consent of, or filing with, no persons, entities or agencies, other than the approval of one or more institutions that have extended credit to VSI and the New Jersey Economic Development Authority and filings to be made pursuant to the Hart Scott Rodino Act; and (D) neither violate, nor constitute a default under, nor create a lien or breach under the terms of, the certificate of incorporation and by-laws of VSI or Newco or any other subsidiary of VSI or of any material agreement, document or instrument binding upon VSI or Newco or any other subsidiary of VSI (other than loan agreements as to which appropriate consents or waivers shall avoid any defaults). This Agreement is a legal, valid and binding obligation of VSI and Newco enforceable against VSI and Newco in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

          SECTION 3.3 BROKERAGE. VSI has not engaged any broker or finder to render services in connection with this Agreement.

          SECTION 3.4 FULL DISCLOSURE. No representation or warranty made by VSI in this Agreement, no certification furnished or to be furnished by VSI to the Company pursuant to this Agreement, and no document or electronic transmission delivered by VSI to the Company or its counsel hereunder, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

                            COVENANTS OF THE COMPANY

          SECTION 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by VSI prior to the Effective Time of the Merger or as contemplated by this Agreement or any other agreement executed by VSI, the Company will (and will cause each of its Subsidiaries to) carry on its business (including without limitation the ABG Business) diligently and in the ordinary course and use reasonable efforts to preserve its present business (including without limitation the ABG Business) organization intact, keep available the services of its present executive officers and preserve its present relationships with persons having business dealings with it.

          SECTION 4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will not and the Company will cause each of its Subsidiaries not to:

               4.2.1     amend its articles of incorporation or by-laws;

               4.2.2 issue, sell or deliver, or agree to issue, sell or deliver, or grant, or declare any stock divided or stock split with respect to, any shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or any such convertible or exchangeable securities, except that the Company may issue shares of Company Common Stock pursuant to the Employee Options, the Director Options, the Swiss Warrants, the Consultant's Options, the Russell Warrants, the ITT Warrants, the Convertible Note or the Settlement Agreement, provided that such options, warrants or Note are exercisable by their terms on the date of such issuance and are outstanding on the date hereof and provided that the applicable provisions of the Convertible Note and the Settlement Agreement remain in full force and effect on the date of such issuance;

               4.2.3 except in the ordinary course of business or as required upon exercise of directors' fiduciary duties, mortgage or pledge any of its assets, tangible or intangible;

               4.2.4 (i) borrow, or agree to borrow, any funds, other than in the ordinary course of business pursuant to the Company's existing credit facilities in amounts that will not preclude the Company from satisfying the condition set forth in Section 7.6 hereof, or (ii) except in the ordinary course of business (and consistent with past practice), voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), (iii) except in the ordinary course of business (and consistent with past practice), cancel or agree to cancel any material debts of third-parties or claims against third-parties, (iv) except in the ordinary course of business (and consistent with past practice), lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its material assets, property or rights, or (v) except in the ordinary course of business (and consistent with past practice), make or permit any substantive amendment or termination of any material contract, agreement, license or other right of which it is a party;

          4.2.5 adopt, materially amend or terminate any employee benefit plan or materially increase the compensation or other benefits payable to any of its employees; provided, however, that the Company may pay fiscal year-end bonuses to its employees in an aggregate amount up to the amount disclosed to VSI's Chief Financial Officer immediately prior to the execution of this Agreement;

          4.2.6 acquire control of, or an ownership interest in, any other corporation, association, joint venture, partnership, business trust, limited liability company or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing, or enter into any agreement providing for any of the foregoing;

          4.2.7 directly or indirectly solicit, encourage or authorize any individual, corporation or entity (including without limitation its directors, officers, employees, attorneys, accountants and investment bankers) to directly or indirectly solicit or encourage any inquiry, proposal, offer or possible offer from a third party relating to (i) the purchase of shares of any class of capital stock of the Company or any securities convertible or exchangeable into any such shares or convertible or exchangeable into securities in turn so convertible or exchangeable, or the acquisition of any option, warrant or other right to purchase or otherwise acquire any such shares or convertible/exchangeable securities,
     (ii) a tender or exchange offer for any shares of Company Common Stock,
     (iii) a purchase, lease or other acquisition of the shares of Company Common Stock owned by Scherer or all or a substantial portion of the assets of the Company or any product line or line of business of the Company or any of its Subsidiaries, or any other material asset of the Company or any of its Subsidiaries, or (iv) a merger, consolidation or other combination involving the Company (any such inquiry, proposal, offer or possible offer being hereinafter referred to as a "Takeover Proposal"); or, subject to the fiduciary obligations of the Company's Board of Directors, provide any individual, corporation or other entity with information or assistance or negotiate with any individual, corporation or entity in furtherance of any Takeover Proposal;

          4.2.8 enter into any agreement with any third-party with respect to any of the types of transactions referred to in Section 4.2.7 hereof, other than pursuant to the exercise by the Company's Board of Directors of its fiduciary duties;

          4.2.9 except in the ordinary course of business and consistent with practices customary for the Company during the current fiscal year and except for the buy-out of certain leases entered into with Finova for which the Company has received comparable sums from Nexstar, enter into or agree to enter into any transaction, or incur or discharge any obligation or liability, material to the business of the Company and its Subsidiaries taken as a whole;

          4.2.10 except with respect to dividend or distribution payments made to the Company or any Subsidiary wholly-owned by the Company, declare or pay any dividend on its capital stock in cash, stock or property, or redeem, purchase or otherwise acquire any shares of capital stock or any options or warrants to purchase any shares of its capital stock;

          4.2.11 enter into any material licensing or marketing arrangement or other material contract with any party other than VSI or the Premier purchasing group;

          4.2.12 settle any pending litigation in a manner that is materially adverse to the Company or commence any material litigation; or

          4.2.13 take any action, or omit to take any action, the results of which will prevent any of the warranties and representations set forth in
     Article II hereof from being true in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, from being true and accurate in all respects) as of the Effective Time of the Merger.

          SECTION 4.3 NO DEFAULT OR VIOLATION. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger the Company will (and will cause each of its Subsidiaries to) use its best efforts not to (i) violate, or commit a breach of or a default under, any material contract, obligation or commitment to which it is a party or to which any of its assets may be subject or (ii) violate any applicable federal, state or municipal statutes, regulations or ordinances or any injunctions, orders or judgments binding upon the Company or its Subsidiaries, the effect of which in any such case would be materially adverse to the business of the Company and its Subsidiaries taken as a whole.

          SECTION 4.4 INSURANCE. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger, the Company will (and will cause its Subsidiaries to) maintain in full force and effect all policies of insurance in substantially the same amounts and types of coverage as are presently in effect on the date of this Agreement or in such greater amounts or with such expanded coverage as the Company shall determine in good faith to be appropriate.

          SECTION 4.5 REPORTS; TAXES; ETC. Except as otherwise consented to in writing by VSI, prior to the Effective Time of the Merger:

               4.5.1 the Company will (and will cause each of its Subsidiaries to) duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with all applicable federal, state and local authorities; and

               4.5.2 unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefor, the Company will (and will cause each of its Subsidiaries to) (i) promptly pay all Tax Liabilities indicated by such returns or otherwise lawfully levied or assessed upon it or any of its properties and (ii) withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected; provided, however, that this Section 4.5.2 shall not affect the Company's plans to pay out approximately $640,000 over time in order to discharge certain tax liens, as described in the Disclosure Letter.

          SECTION 4.6 ADVICE OF CHANGES. The Company will promptly advise VSI orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of the Company contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect) and (ii) any material adverse change in the consolidated working capital, financial condition, assets, liabilities (whether absolute, accrued contingent or otherwise), operating profits, business or prospects of the Company and its Subsidiaries taken as a whole.

          SECTION 4.7 NOTIFICATION OF TAKEOVER PROPOSAL AND OTHER MATTERS. The Company shall promptly advise VSI orally and in writing of any Takeover Proposal or of any inquiry or proposal which the Company has reason to believe may lead to a Takeover Proposal. The Company shall promptly advise VSI orally and in writing of the receipt by the Company of any notification submitted to the Company pursuant to any law of any purchase or proposed purchase of any securities of the Company by any person.

          SECTION 4.8 CONSENTS, APPROVALS AND FILINGS. The Company will (and will cause each of its Subsidiaries to) use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for the Company to perform all of its obligations hereunder.

          SECTION 4.9 ACCESS TO RECORDS AND PROPERTIES. VSI may, prior to the Effective Time of the Merger, through its employees, agents and representatives, make or cause to be made a detailed review of the business (including without limitation the ABG Business) and financial condition of the Company and its Subsidiaries and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses (including without limitation the ABG Business), books and records of the Company and its Subsidiaries. The Company agrees (and will cause its Subsidiaries to agree) to assist VSI in conducting such review and investigation and will provide, and will cause its Subsidiaries and its independent public accountants to provide, VSI and its employees, agents and representatives full access to, and complete information concerning, all aspects of the businesses of the Company and its Subsidiaries, including their books, records (including tax returns filed or in preparation), personnel and premises, the audit work papers and other records of their independent public accountants and any documents (including any documents filed on a confidential basis) included in any report filed with the SEC. Neither any investigation by VSI nor the receipt by VSI of any data or information from the Company shall impair the right of VSI to terminate this Agreement as provided in Article X hereof.

          SECTION 4.10  BEST EFFORTS.  The Company shall use its best efforts
(a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by the Company and (b) to cause to be performed all of the matters required of the Company at or prior to the Closing. The Company shall use its best efforts to make all of its warranties and representations contained in this Agreement (except those representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

          SECTION 4.11 MAINTENANCE OF ASSETS. The Company shall (and shall cause its Subsidiaries to) keep the property and assets used in its businesses (including without limitation the ABG Business) in good order, repair and operating condition.

          SECTION 4.12 8-K. At least 10 days prior to the Effective Time of the Merger, the Company shall furnish VSI with all such information and financial statements as VSI may reasonably require in order for VSI to prepare a Current Report on Form 8-K (describing the Merger pursuant to Items 2 and 7 of such Form) for filing with the SEC promptly after the Effective Time of the Merger. Immediately prior to the Closing, the Company shall cause its independent accountants to provide any report of such accountants which VSI determines must be included in such filing on Form 8-K and a consent (in form and substance satisfactory to VSI) to the filing of any report of such accountants which VSI determines must be included or incorporated by reference in such filing on Form 8-K.

          SECTION 4.13 SHAREHOLDERS' MEETING. The Company shall call a special meeting of its shareholders (the "Special Meeting"), to be held as soon as practicable after the Proxy Statement (as hereinafter defined) is mailed to the Company's shareholders, for the purpose of voting upon the Merger and this Agreement. Notwithstanding the foregoing, the Special Meeting shall not be held until after Scherer shall have conducted a meeting of its shareholders for the purpose of seeking approval from the shareholders of Scherer for Scherer to vote its shares of Company Common Stock in favor of the Merger and to consummate the transactions contemplated by the Scherer Healthcare Inducement Agreement (the "Scherer Shareholder Approval"). In connection with the Company's meeting, the members of the Company's Board of Directors shall recommend that the Company's shareholders approve the Merger and this Agreement and use their best efforts to obtain such shareholder approval, subject to the exercise by the members of such Board of Directors of their fiduciary duties.

          SECTION 4.14 ANTI-DILUTION. The Company shall not permit any event to occur that will trigger the anti-dilution provisions of any option, warrant, Convertible Note or other security (collectively, the "Subscription Securities") in a manner that would change in any respect the number of shares of Company Common Stock issuable pursuant to any such Subscription Securities from the number of shares set forth with respect to such Subscription Securities in
Section 2.2 hereof and Exhibit 2.2 to the Disclosure Letter or that would change in any respect the exercise price applicable to any such Subscription Securities from the exercise price set forth with respect to such Subscription Securities in Exhibit 2.2 to the Disclosure Letter.

          SECTION 4.15 RIGHTS PLAN. The Company shall amend the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time.

          SECTION 4.16 SEC REPORTS. Between the date hereof and the Closing Date, the Company shall timely file with the SEC (and, contemporaneously with such filings, shall deliver to VSI a copy of) all reports and statements required to be filed by the Company under the 1934 Act. None of such reports or statements shall contain an untrue statement of a material fact or shall omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.17 NOTIFICATION REGARDING DISSENTERS' SHARES. The Company shall give VSI (i) prompt notice of any notice of intent to demand fair value for any shares of Company Common Stock, any withdrawals of such notices, and any other instruments served pursuant to the Appraisal Laws and received by the Company and (ii) the opportunity to direct any negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the Appraisal Laws. The Company shall not, without the prior written consent of VSI, voluntarily make payment with respect to any demands for fair value of shares of Company Common Stock or offer to settle or settle any such demands.

          SECTION 4.18 SEPARATE FUNDS. The Company shall establish and maintain a separate account in which it shall deposit all funds it receives between the date hereof and the Closing Date upon the exercise of any option or warrant. Such funds shall be held in such account until such time as they are to be delivered to the Exchange Agent pursuant to Section 1.3.2.2 hereof.

          SECTION 4.19  Intentionally Omitted.

          SECTION 4.20 REPURCHASE OPTION. The Company shall not exercise the Repurchase Option under the Omnibus Agreement at any time prior to the earlier of the Effective Time of the Merger or the date on which this Agreement is terminated.

                                    ARTICLE V

                                COVENANTS OF VSI

          SECTION 5.1 BEST EFFORTS. VSI shall use its best efforts (a) to cause to be fulfilled and satisfied all of the conditions to the Closing to be fulfilled and satisfied by it, and (b) to cause to be performed all of the matters required of it at or prior to the Closing. VSI shall use its best efforts to make all of its warranties and representations contained in this Agreement true and correct in all material respects as at the Closing, with the same effect as if the same had been made and this Agreement had been dated as at the Closing.

          SECTION 5.2 CONSENTS, APPROVALS AND FILINGS. VSI will use its best efforts to obtain as promptly as possible all necessary approvals, authorizations, consents, licenses, clearances or orders of governmental and regulatory authorities and to complete all filings required in order for VSI to perform its obligations hereunder.

          SECTION 5.3 ADVICE OF CHANGES. VSI will promptly advise the Company orally and in writing of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of VSI contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue, inaccurate or incomplete in any material respect (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, untrue, inaccurate or incomplete in any respect).

                                   ARTICLE VI

                    HART SCOTT RODINO, INTERIM BALANCE SHEET
                           AND PROXY STATEMENT MATTERS

          SECTION 6.1 HART SCOTT RODINO FILINGS. VSI and the Company agree to make any required filings promptly pursuant to the Hart Scott Rodino Act, and to use their best efforts, and to cooperate with each other in their efforts, to effect compliance with the Hart Scott Rodino Act. If the parties should receive a second request for information from either the Federal Trade Commission or the United States Department of Justice, VSI and the Company shall use their best efforts to comply promptly with such request and to persuade the agency seeking such information to permit the parties to consummate the Merger.
Notwithstanding any provision herein to the contrary, VSI shall not be required to enter into any consent decree or to make any divestitures, before or after Closing, of its assets or of the assets to be acquired from the Company pursuant to this Agreement.

          SECTION 6.2 INTERIM BALANCE SHEET; STATEMENT OF SPECIAL TREATMENT SALES At least ten days prior to the Closing Date, the Company shall deliver to VSI a consolidated balance sheet of the Company as of the last day of the calendar month immediately prior to the calendar month in which the Closing will be held, or if the Closing is to be held within the first twenty days of a calendar month, as of the last day of the calendar month which is two calendar months prior to the calendar month in which the Closing will be held (the "Interim Balance Sheet"). The Interim Balance Sheet shall be prepared in accordance with generally accepted accounting principles, in a manner consistent with the preparation of the Balance Sheet. Contemporaneous with the delivery of the Interim Balance Sheet, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Interim Balance Sheet has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Interim Balance Sheet delivered by the Company. At least two days prior to the Closing Date, the Company shall deliver to VSI a statement (the "Sales Statement"), prepared in accordance with generally accepted accounting principles consistently applied, setting forth the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from the date hereof through the seventh day prior to the Closing Date and for the comparable period in 1996. Contemporaneous with the delivery of the Sales Statement, the Company shall deliver to VSI a certificate of the chief financial officer of the Company certifying that the Sales Statement has been prepared in accordance with this Section 6.2 and shall provide VSI's representatives with access to such documentation as they shall require in order to review and evaluate the Sales Statement delivered by the Company.

          SECTION 6.3. PROXY STATEMENT. Promptly after this Agreement is executed, VSI and the Company shall cooperate in preparing a proxy statement (describing the Merger) for filing with the SEC and ultimately for mailing to the Company's shareholders (the "Proxy Statement"). The Company shall not file the Proxy Statement preliminarily or in final form unless and until VSI consents to such filings. VSI shall not unreasonably withhold or delay any such consent. The Proxy Statement shall contain such notifications regarding dissenters' rights as are required by the BCA. The Company represents and warrants to, and covenants with, VSI that the Proxy Statement will comply in all material respects with the 1934 Act and the rules and regulations promulgated thereunder, that the Proxy Statement will not contain any untrue statements of material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such representation, warranty and covenant shall not apply with respect to any information regarding VSI. The Company will promptly advise VSI in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. At VSI's request, the mailing of the Proxy Statement shall be delayed until VSI or the Company shall have received, from such accountants as VSI shall specify, letters of the type contemplated by Statement on Auditing Standards No. 72 and based upon procedures carried out to such date as VSI shall reasonably specify. After VSI consents to the mailing of the Proxy Statement and all necessary SEC filing requirements have been satisfied, the Company shall mail the Proxy Statement to its shareholders in accordance with all applicable federal and state securities laws and shall use its best efforts to solicit proxies in favor of the Merger.


                                   ARTICLE VII

                          CONDITIONS TO OBLIGATIONS OF
                                  VSI AND NEWCO

     The obligations of VSI and Newco under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 11.2 hereof, on or before the Closing Date, of the following conditions:

          SECTION 7.1 COMPANY REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and, except as to representations and warranties (consisting solely of representations and warranties regarding the number of shares of Company Common Stock issued and outstanding on the date hereof set forth in Section 2.2 hereof) which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date, without giving effect to any funds received by the Company after December 28, 1996 upon the exercise of any option or warrant or to the reduction of indebtedness resulting from the conversion of any promissory note or other instrument convertible into shares of the Company's capital stock.

          SECTION 7.2 PERFORMANCE OF COVENANTS. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by the Company prior to or on the Closing Date.

          SECTION 7.3 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby or transactions contemplated by the Inducement Agreements or which would limit or affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or any subsidiary of VSI or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby or by the Inducement Agreements or which seeks to limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets; and no written advice shall have been received by VSI, Newco or the Company, or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or the transactions contemplated by the Inducement Agreements or limit or otherwise affect VSI's ownership of the Company or any of its Subsidiaries or of the ABG Assets.

          SECTION 7.4 APPROVALS AND CONSENTS. The approval of the shareholders of the Company referred to in Section 8.4 hereof, the Scherer Shareholder Approval, and all approvals of applications to public authorities, Federal, state, or local, if any, the expiration of all waiting periods under the Hart Scott Rodino Act and any other applicable law and all consents or approvals of any non-governmental persons, the granting or expiration of which is necessary for the consummation of the Merger and the consummation of the transactions contemplated by this Agreement and the Scherer Inducement Agreements or for preventing the termination or breach of any material real property lease, right, privilege, license or agreement of VSI or its subsidiaries or of the Company or its Subsidiaries or pertaining to the ABG Assets, or which is necessary for preventing any material loss or disadvantage to VSI and its subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, by reason of the Merger and the consummation of the transactions contemplated hereby and by the Inducement Agreements, shall have been obtained; and no such consent or approval shall have imposed a condition to such consent or approval, and no condition shall have been imposed in connection with any filings made under the Hart Scott Rodino Act or under any other law, which condition in the opinion of VSI is unduly burdensome to the consolidated financial condition or operations of VSI or to the business of the Company and its subsidiaries taken as a whole. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods applicable to the parties hereto and the parties to the Inducement Agreements (including without limitation all applicable waiting periods under the Hart Scott Rodino Act) shall have expired.

          SECTION 7.5 OPINION OF COUNSEL. VSI and Newco shall have received an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company, dated the Closing Date and addressed to VSI and Newco, in form and substance and covering such matters as are reasonably agreed to by the parties. LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely upon certificates with respect to factual matters.

          SECTION 7.6 INDEBTEDNESS. As of the Closing Date, the Company and its Subsidiaries shall not be indebted with respect to "Debt" (as defined herein) in an aggregate amount in excess of $6.4 million. For purposes of this Agreement, the term "Debt" shall mean all amounts owed by the Company and its Subsidiaries (i) to financial institutions, Scherer and affiliates of Scherer,
(ii) on capital leases, (iii) to the Internal Revenue Service and (iv) to holders of the Company's 8.0% Notes due March 31, 1999 issued pursuant to
Section 3.03 of the Omnibus Agreement. At the Closing, the Company's chief financial officer shall have delivered a certificate to VSI specifying the amount of such Debt as of the Closing Date.

          SECTION 7.7 CERTIFICATES. The Company shall have furnished VSI with certificates of the Company, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time (except as contemplated in Section 7.1 hereof) and that the Company has complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by it prior to or on the Closing Date. Scherer shall have furnished VSI with a certificates of Scherer, in form and substance satisfactory to VSI, signed by its president or executive vice president, to the effect that the representations and warranties of Scherer contained in the Scherer Inducement Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that Scherer has complied in all material respects with all terms, covenants and provisions of the Scherer Healthcare Inducement Agreement required to be complied with by it prior to or on the date of the closings referenced to therein.

          SECTION 7.8 EXCHANGE AGENCY AGREEMENT. VSI shall have entered into an agreement, in form and substance satisfactory to VSI, with American Stock Transfer and Trust Company or another institution satisfactory to VSI, pursuant to which such institution shall serve as exchange agent for the Merger in accordance with the terms of this Agreement.

          SECTION 7.9 EMPLOYMENT AGREEMENT. The Company, William Thompson ("Thompson") and Scherer shall have entered into an agreement pursuant to which Thompson's existing employment agreement with the Company (the "Employment Agreement") shall terminate as of the Effective Time of the Merger and the Company thereafter shall have no liabilities under the Employment Agreement.

          SECTION 7.10 RIGHTS AGREEMENT. The Company shall have amended the Rights Agreement in such a manner that the execution of this Agreement and the consummation of the Merger will not cause any of the Rights to become exercisable with or without the passage of time. Prior to the consummation of the Closing, no Rights shall have been exercised under the Rights Agreement.

          SECTION 7.11  SCHERER MATTERS.

          7.11.1 The representations and warranties of Scherer and Robert Scherer contained in the Inducement Agreements shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

          7.11.2 Scherer and Robert Scherer shall have performed and complied in all material respects with each and every covenant, agreement and condition required by the Inducement Agreements to be performed or complied with by such entity or person prior to or on the Closing Date and on the dates of the closings referred to therein.

          7.11.3 Scherer, Robert Scherer and VSI shall have agreed upon the form and substance of all documents to be executed and delivered at the closings contemplated by the Inducement Agreements.

          SECTION 7.12 CLOSING DOCUMENTATION. VSI shall have received such additional documentation at the Closing as VSI and its counsel may reasonably require to evidence compliance by the Company with all of their obligations hereunder and to evidence compliance by Scherer and Robert Scherer with all of their obligations under the Inducement Agreements.

                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF THE COMPANY

     The obligations of the Company under this Agreement to consummate the Merger shall be subject to the satisfaction, or to the waiver by it in the manner contemplated by Section 11.2 hereof, on or before the Closing Date of the following conditions:

          SECTION 8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of VSI contained in this Agreement shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) as of the date when made, and shall be true and accurate in all material respects (or, in the case of a representation or warranty that is, by its terms, qualified as to materiality, shall be true and accurate in all respects) at and as of the Closing Date as if made on the Closing Date.

          SECTION 8.2 PERFORMANCE OF COVENANTS. VSI and Newco shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          SECTION 8.3 NO GOVERNMENTAL OR OTHER PROCEEDINGS OR LITIGATION. No order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; no suit, action (other than the exercise of dissenters' rights), investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against VSI, Newco or the Company, which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby; and no written advice shall have been received by VSI, Newco or the Company or their respective counsel from any governmental body, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

          SECTION 8.4 APPROVALS. The Company's shareholders shall have approved the Merger by the requisite vote under the BCA and the Company's articles of incorporation, the Scherer Shareholder Approval shall have been obtained, and all approvals of applications to public authorities, Federal, state or local, the granting of which is necessary for the consummation of the Merger, shall have been obtained. All conditions required to be satisfied prior to the Effective Time of the Merger by the terms of such approvals shall have been satisfied; and all applicable statutory waiting periods under the Hart Scott Rodino Act and under all other laws shall have expired.

          SECTION 8.5 OPINION OF COUNSEL. The Company shall have received an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C., counsel to VSI, dated the Closing Date and addressed to the Company, in form and substance and covering such matters as are reasonably agreed to by the parties. Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. may rely upon the written opinion of Krys, Boyle, Freedman, Scott & Sawyer with respect to matters of Colorado law and upon certificates with respect to factual matters.

          SECTION 8.6 CERTIFICATES. VSI and Newco shall have furnished the Company with certificates of VSI and Newco, respectively, in form and substance satisfactory to the Company, signed by their respective presidents or executive vice presidents, to the effect that the representations and warranties of such corporations contained in this Agreement are true and correct in all material respects (or, in the case of representations or warranties that are, by their terms, qualified as to materiality, are true and accurate in all respects) on and as of the Closing Date as though such representations and warranties were made at such time and that such corporations have complied in all material respects with all terms, covenants and provisions of this Agreement required to be complied with by them prior to or on the Closing Date.

          SECTION 8.7 CLOSING DOCUMENTATION. The Company shall have received such additional documentation at the Closing as the Company and its counsel may reasonably require to evidence compliance by VSI and Newco with all of their obligations under this Agreement.

                                   ARTICLE IX

                              CLOSING; CLOSING DATE

     Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to a provision of Article X hereof, a closing (the "Closing") will be held on a date mutually acceptable to VSI and the Company as soon as practicable after the latest to occur of (i) the Special Meeting referred to in Section 4.13 hereof, (ii) the receipt of all consents and approvals referred to in Sections 7.4 and 8.4 hereof or the waiver thereof by VSI in the case of consents by private parties, and (iii) the expiration of all waiting periods referred to in Sections 7.4 and 8.4 hereof, at the offices of VSI's special Colorado counsel, Krys, Boyle, Freedman, Scott & Sawyer, at Dominion Plaza, Suite 2700, South Tower, Denver, Colorado, commencing at 10:00 A.M. At such time, date (the "Closing Date") and place, the documents referred to in Articles VII and VIII hereof will be exchanged by the parties and, promptly thereafter, the Articles of Merger will be filed by Newco and the Company with the Secretary of State of the State of Colorado; provided, however, that if any of the conditions provided for in Articles VII and VIII hereof shall not have been met or waived by the date on which the Closing is otherwise scheduled, then, subject to Section 10.1.4 hereof, the party to this Agreement which is unable to meet such condition or conditions shall be entitled to postpone the Closing for a reasonable period of time by notice to the other parties until such condition or conditions shall have been met (which such notifying party will seek to cause to happen at the earliest practicable date) or waived.


                                    ARTICLE X

                                   TERMINATION

          SECTION 10.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time of the Merger, notwithstanding any approval and adoption of this Agreement by the shareholders of the Company or Newco:

               10.1.1 by the mutual written consent of VSI, Newco and the Company; or

               10.1.2 by VSI or the Company, if (w) the shareholders of the Company fail to approve the Merger at the Special Meeting, (x) the shareholders of Scherer fail to give the Scherer Shareholder Approval at a meeting of Scherer's shareholders convened to vote upon the Scherer Shareholder Approval, (y) the Board of Directors of the Company shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of the Company approve this Agreement and the Merger or shall have resolved to do so or (z) the Board of Directors of Scherer shall fail to recommend or shall withdraw or condition its recommendation that the shareholders of Scherer give the Scherer Shareholder Approval or shall have resolved to do so; or

               10.1.3 by VSI if there has been a misrepresentation or breach on the part of the Company in any of the representations or warranties of the Company set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of the Company in any of the representations or warranties of the Company set forth herein that are not so qualified, or if there has been any material failure on the part of the Company to comply with its obligations hereunder, or if the Company's Special Treatment Sales (as defined in Section 2.24.1 hereof) for the period from December 29, 1996 through the date seven days prior to the Closing (the "Pre-Closing Date") are less than eighty percent (80%) of the Company's Special Treatment Sales during the period from the first day of the Company's fiscal quarter commencing in December 1995 through the date one year prior to the Pre-Closing Date, or if there has been a misrepresentation or breach on the part of Scherer or Robert Scherer (collectively, the "Scherer Parties") in any of the representations or warranties of any of the Scherer Parties set forth in the Inducement Agreements that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of any of the Scherer Parties in any of the representations or warranties of the Scherer Parties set forth in the Inducement Agreements that are not so qualified, or if there has been any material failure on the part of any of the Scherer Parties to comply with such entity's or such person's obligations under the Inducement Agreements, or if any of the conditions to VSI's obligation to consummate the Merger set forth in
     Article VII or to VSI's obligation to consummate the transactions contemplated by the Inducement Agreements has not been satisfied as of the Closing Date, or by the Company if there has been a misrepresentation or breach on the part of VSI or Newco in any of the representations or warranties of VSI or Newco set forth herein that are, by their terms, qualified as to materiality, or if there has been a material misrepresentation or breach on the part of VSI in any of the representations or warranties of VSI set forth herein that are not so qualified, or if there has been any material failure on the part of VSI or Newco to comply with their respective obligations hereunder, or if any of the conditions to the Company's obligation to consummate the Merger set forth in Article VIII hereof has not been satisfied as of the Closing Date; or

               10.1.4 by either the Company or VSI, at its discretion, if the Merger is not effective by July 31, 1997, except that a party whose breach of this Agreement has caused a delay in the consummation of the Merger shall not be entitled to terminate this Agreement pursuant to this Section 10.1.4.

          SECTION 10.2 TERMINATION PROCEDURES. The power of termination provided for by this Article X will be effective only after written notice thereof, signed on behalf of the party for which it is given by its President or other duly authorized officer, shall have been given to the other parties hereto. If this Agreement is terminated in accordance with this Article X, then the

Merger shall be abandoned without further action by the Company, VSI and Newco, and their officers shall not file the Articles of Merger with the Secretary of State of the State of Colorado.

          SECTION 10.3 LIABILITY UPON TERMINATION. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article X, no party hereto shall have any liability or further obligation to any other party hereto except as follows:

               10.3.1 A party that is in breach of its representations or warranties hereunder shall not be liable for damages incurred by the other parties hereto as a result of such breach. A party that is in breach of its covenants hereunder shall be liable for damages incurred by the other parties hereto only if (i) such breach is a material breach of a material covenant and (ii) the party asserting such breach gives the breaching party notice of such breach and such breach is not cured within twenty days thereafter (provided, however, that if such breach is not reasonably curable within such twenty day period but is curable prior to the date set forth in Section 10.1.4 hereof, no party shall be entitled to damages pursuant to this Section 10.3. if the breaching party diligently seeks to effect such cure and does in fact effect such cure prior to the date set forth in Section 10.1.4 hereof). If VSI terminates this Agreement as a result of any such material breach of a covenant and is entitled to damages pursuant to this Section 10.3.1, the Company shall be liable to VSI only to the extent that such damages are proximately caused by such breach. The parties acknowledge that it is not possible to calculate the damages that the Company would suffer in the event that VSI were to materially breach any of its material covenants hereunder. Accordingly, if the Company terminates this Agreement as a result of one or more material breaches of material covenants by VSI or Newco and is entitled to damages pursuant to this Section 10.3, the parties hereby agree that the Company shall be entitled to the sum of $800,000 (and no more) as liquidated damages with respect to such breaches.

               10.3.2 In the event that (x) this Agreement is terminated by any party pursuant to Section 10.1.2, by VSI pursuant to Section 10.1.3 or by VSI pursuant to Section 10.1.4, (y) prior to the date on which this Agreement is terminated (i) an offer is made in any manner contemplating a merger with the Company, an acquisition of the Company or its assets, a tender or exchange offer with respect to the Company, a consolidation with the Company, a liquidation of the Company, a recapitalization of the Company or any other Purchase Event (as defined below) or Takeover Proposal (as defined in Section 4.2.7 hereof), (ii) a claim is made that such offer could result in greater value to the Company's shareholders than the value to be received by them upon consummation of the Merger and (iii) after such offer is known to the Company or any of its officers or directors, the shareholders of the Company do not approve the Merger, the shareholders of Scherer fail to grant the Scherer Shareholder Approval, the Company breaches any of its obligations hereunder or all of the conditions precedent described in Article VII hereof are not satisfied, and (z) within twenty-four months after the termination of this Agreement, a Purchase Event occurs, the Company shall pay to VSI, no later than the date on which such Purchase Event occurs, a cash fee equal to $1,500,000. For purposes of this Agreement, the term "Purchase Event" means any of the following events:

               10.3.2.1 Without VSI's prior written consent, the Company or any of its officers or directors shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than VSI or any subsidiary of VSI) to effect (A) a merger, consolidation or similar transaction involving the Company or any Subsidiary which would constitute a "significant subsidiary" within the meaning of Rule 405 of the SEC (a "Significant Subsidiary") (other than transactions solely between the Company's Subsidiaries that are not violative of this Agreement), (B) the disposition, by sale, lease, exchange or otherwise, of the Company or of assets of the Company or any of its Subsidiaries representing 25% or more of the consolidated assets of the Company and its Subsidiaries or (C) the issuance, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of the Company or any of its Significant Subsidiaries, other than, in the case of (A), (B) or
     (C), any merger, consolidation or similar transaction involving the Company or any of its Subsidiaries in which the voting securities of the Company outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 75% of the combined voting power of the voting securities of the Company or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of this Agreement); or

          10.3.2.2 any person (other than Scherer, affiliates of Scherer, VSI or any subsidiary of VSI) shall have acquired beneficial ownership (as such term is defined in Rule 13d- 3 promulgated under the 1934 Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which Scherer, subsidiaries of Scherer, VSI or a subsidiary of VSI are the sole members, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of the Company or any of its Significant Subsidiaries.

          10.3.3 Notwithstanding the foregoing, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

               10.3.3.1 this Agreement is terminated after a public announcement is made that a specific third-party other than Scherer (such third-party being hereinafter referred to as the "Potential Acquirer") is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

               10.3.3.2 subsequent to the termination of this Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

               10.3.3.3 the Company offers in writing to VSI the opportunity to enter into an agreement and plan of merger which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements; and

               10.3.3.4 VSI either declines in writing to pursue such offers or fails to respond to the Company, Robert Scherer and Scherer within 20 days after receipt of notice given in accordance with Section 11.7 hereof.

          10.3.4 In addition, the Company shall not be obligated to pay the $1,500,000 amount set forth in Section 10.3.2 hereof in the event that each of the following circumstances occur in the following order:

               10.3.4.1 this Agreement is terminated after a public announcement is made that a Potential Acquirer other than Scherer is proposing one or more transactions which, if consummated, would constitute a Purchase Event;

               10.3.4.2 subsequent to the termination of this Agreement, a public announcement is made that the Potential Acquirer no longer intends to pursue any transactions which would constitute a Purchase Event and, in fact, the potential purchaser does not pursue a Purchase Event;

               10.3.4.3 the Company offers in writing to VSI the opportunity to enter into an agreement and plan of merger which is, in all substantial respects (including, without limitation, the nature and amount of the consideration payable by VSI thereunder), identical to this Agreement and Scherer and Robert Scherer offer in writing to VSI the opportunity to enter into agreements which are, in all substantial respects (including, without limitation, the amounts payable by VSI thereunder), identical to the Inducement Agreements;

               10.3.4.4 the Company and VSI enter into such an agreement and plan of merger (the "New Agreement") and VSI enters into such inducement agreements;

               10.3.4.5 subsequent to the execution of the New Agreement, the New Agreement is terminated for reasons that would not give rise to the payment of any sum by the Company pursuant to the section of the New Agreement that is analogous to Section 10.3.2 hereof and at a time when Scherer has made no public announcement of any intention to acquire the Company; and

               10.3.4.6 subsequent to such termination of the New Agreement, Scherer determines to pursue the merger of the Company with Scherer or a wholly-owned subsidiary of Scherer and such transaction is consummated.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.1 AMENDMENT AND MODIFICATION. To the fullest extent permitted by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the Company, VSI and Newco by an appropriate written instrument executed by each of such parties at any time prior to the Effective Time of the Merger; provided, however, that following an affirmative vote at the Special Meeting, this Agreement may not be amended to reduce the consideration payable in the Merger in respect of shares of Company Common Stock without obtaining the approval of the Company's shareholders in the manner required by law.

     SECTION 11.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of VSI, Newco and the Company may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto with any of the covenants, or waive any of the conditions of its obligations, contained herein; provided, however, that the obtaining of the approval of the Company's shareholders referred to in Sections 7.4 and 8.4 hereof and the expiration of all applicable waiting periods under the Hart Scott Rodino Act shall not be waivable. No such extension of time or waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     SECTION 11.3 SURVIVAL. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties hereto. None of the representations or warranties of the parties hereto set forth in Articles II and III hereof, or in any document furnished pursuant hereto, shall survive the Merger. The terms and conditions set forth in Sections 10.3, 11.4, 11.5 and
11.6 hereof, as well as this Section 11.3, shall survive any termination of this Agreement.

     SECTION 11.4 NO THIRD PARTY RIGHTS. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended, nor shall be construed, to confer upon or give any person, firm or corporation, other than VSI, Newco and the Company and their respective security holders, any rights or remedies under or by reason of this Agreement.

     SECTION 11.5 CONFIDENTIALITY. VSI and the Company shall honor the confidentiality agreements previously delivered by each such party to the other with respect to matters pertaining to the Merger.

     SECTION 11.6 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

          SECTION 11.7 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:


          (a)  If to the Company:

               Marquest Medical Products, Inc.
               11039 East Lansing Circle
               Englewood, Colorado  80112
               Attn:  William Thompson
               Telephone:  800-525-1882, ext. 404
               Telecopy:   303-792-5028

               with a copy to:

               Thomas Moore, Esq.
               LeBoeuf, Lamb, Greene & MacRae, L.L.P.
               633 Seventeenth Street
               Suite 2800
               Denver, Colorado  80202
               Telephone:  303-291-2644
               Telecopy:    303-297-0422

or to such other person as the Company shall designate in writing, such writing to be delivered to VSI in the manner provided in this Section 11.7;

     (b)  If to VSI or Newco:

          Vital Signs, Inc.

               20 Campus Road
               Totowa, New Jersey  07512
               Attn:  Mr. Anthony J. Dimun
               Telephone:  201-790-1330, ext. 371
               Telecopy:    201-790-3842

          with a copy to:

          Jay Sturm, Esq.
          General Counsel
               Vital Signs, Inc.
               20 Campus Road
               Totowa, New Jersey  07512
               Telephone:  201-790-1330, ext. 372
               Telecopy:    201-790-3842

          and with a copy to:

               Peter H. Ehrenberg, Esq.
               Lowenstein, Sandler, Kohl,
                 Fisher & Boylan, P.C.
               65 Livingston Avenue
               Roseland, New Jersey  07068
               Telephone: 201-992-8003
               Telecopy:   201-992-5820

or to such other person as VSI shall designate in writing, such writing to be delivered to the Company in the manner provided in this Section 11.7.

     SECTION 11.8 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that Newco may assign this Agreement and its rights, interests and obligations hereunder to another directly or indirectly wholly-owned subsidiary of VSI without the consent of the Company.

     SECTION 11.9 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Jersey.

     SECTION 11.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 11.11 HEADINGS AND REFERENCES. The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections and Articles are to sections and articles of this Agreement, unless otherwise indicated.

     SECTION 11.12 ENTIRE AGREEMENT. This Agreement (including the Disclosure Letter and the documents and agreements referred to herein, all of which form a part hereof), any other document executed by the parties hereto concurrently herewith, the confidentiality agreements delivered by VSI and the Company to each other and any other document signed by the parties hereto referencing this
Section 11.12 contain the entire understanding of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the parties with respect to such subject matter. SECTION

     SECTION 11.13 PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq Stock Market, so long as this Agreement is in effect, neither VSI nor the Company shall issue or cause the publication of any press release with respect to the transactions contemplated by this Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

     SECTION 11.14 GENERAL INTERPRETIVE PRINCIPLES. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          11.14.1 the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other genders;

          11.14.2 accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

          11.14.3 a reference to a Section or Article without further reference to Subsections within such Section or without further reference to Subsections or Sections within such Article shall constitute a reference to all Subsections within such Section or all Sections and Subsections within such Article unless the context otherwise expressly indicates;

          11.14.4 the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

          11.14.5 the term "include" or "including" shall mean without limitation by reason of enumeration; and

          11.14.6 the parties hereto do not intend for this Agreement or any other document prepared in connection with the Merger to be construed against the party that drafted this Agreement or such other document merely by virtue of the fact that such party drafted this Agreement or such other document.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.


                                   VITAL SIGNS, INC.



                                   By: /s/ Anthony J. Dimun
                                      -------------------------------
                                       Anthony J. Dimun,
                                       Executive Vice President



                                   VSI ACQUISITION CORPORATION



                                   By: /s/ Anthony J. Dimun
                                      -------------------------------
                                       Anthony J. Dimun,
                                       Executive Vice President



                                   MARQUEST MEDICAL PRODUCTS, INC.



                                   By: /s/ William J. Thompson
                                      -------------------------------
                                       William J. Thompson,
                                       President and Chief Operating Officer

                                       ANNEX II


                       SCHERER HEALTHCARE INDUCEMENT AGREEMENT

                       SCHERER HEALTHCARE INDUCEMENT AGREEMENT

    This AGREEMENT, dated this 14th day of March, 1997, by and between SCHERER HEALTHCARE, INC., a Delaware corporation having its principal place of business at 2589 Paces Ferry Road, Suite 300, Atlanta, Georgia ("Scherer Healthcare"), VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"), and MARQUEST MEDICAL PRODUCTS, INC., a Colorado corporation having its principal place of business at 11039 East Lansing Circle, Englewood, Colorado ( "Marquest"),

                                   WITNESSETH THAT

    WHEREAS, Scherer Healthcare is the principal shareholder of Marquest;

    WHEREAS, contemporaneously with the execution of this Agreement, Marquest and VSI have entered into an agreement of even date herewith pursuant to which VSI will acquire Marquest by means of a cash merger (the "Merger Agreement");

    WHEREAS, Scherer Healthcare is the owner of warrants to purchase through March 31, 1999 up to 1,530,000 shares of Marquest's common stock, no par value (the "Marquest Common Stock"), at a purchase price of $.75 per share (the "First ABG Warrants"), which First ABG Warrants were granted to Scherer Healthcare pursuant to an omnibus agreement, dated April 12, 1993, between Marquest and Scherer Healthcare (the "Omnibus Agreement");

    WHEREAS, Scherer Healthcare is the owner of warrants to purchase through March 31, 2003 up to 4,250,000 shares of Marquest Common Stock at a purchase price of $.75 per share (the "Second ABG Warrants"), which Second ABG Warrants were granted to Scherer Healthcare pursuant to the Omnibus Agreement;

    WHEREAS, Scherer Healthcare is the owner of warrants to purchase through March 31, 1999 up to 800,000 shares of Marquest Common Stock at an exercise price of $.75 per share (the "Current Warrants"), which Current Warrants were granted to Scherer Healthcare pursuant to a warrant agreement dated April 12, 1993;

    WHEREAS, Scherer Healthcare has indicated that it will not vote its shares of Marquest Common Stock in favor of the Merger Agreement and the transactions contemplated thereby unless the shareholders of Scherer Healthcare authorize Scherer Healthcare to take such action and to effect the transactions contemplated hereby (such authorization being hereinafter referred to as the "Scherer Shareholder Approval");

    WHEREAS, pursuant to the Omnibus Agreement, Scherer Healthcare purchased from Marquest the "ABG Purchased Assets" (as defined in the Omnibus Agreement) and then agreed to lease and license the ABG Purchased Assets back to Marquest pursuant to an "Equipment Lease" (as defined in the Omnibus Agreement) and a "License of Intangible Property" (as defined in the Omnibus Agreement);

    WHEREAS, pursuant to the Omnibus Agreement, Scherer Healthcare has granted to Marquest a "Repurchase Option" (as defined in the Merger Agreement) that grants to Marquest the right to repurchase the ABG Purchased Assets and "Improvements" (as defined in the License of Intangible Property) from Scherer Healthcare in exchange for a cash exercise price (the "Exercise Price");

    WHEREAS, Scherer Healthcare desires to sell its rights in the ABG Purchased Assets and the Improvements in exchange for a payment equal to the Exercise Price;

    WHEREAS, upon consummation of the closing described in the Merger
Agreement, VSI is willing to purchase the ABG Purchased Assets and the Improvements from Scherer Healthcare, subject to the Equipment Lease, the License of Intellectual Property and the Repurchase Option, for a purchase price equal to the Exercise Price and in accordance with the terms set forth herein, provided that Scherer Healthcare agrees to execute the covenant against competition described herein;

    WHEREAS, Scherer Healthcare is prepared to execute such covenant against competition, provided that it receives suitable compensation therefor; and

    WHEREAS, VSI will pay such compensation provided for herein in accordance with the terms set forth herein, provided that Scherer Healthcare agrees to the terms set forth herein,

    NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

    1. CERTAIN DEFINITIONS. All capitalized terms set forth herein that are not defined herein shall have the definitions set forth in the Merger Agreement.

    2. SCHERER HEALTHCARE'S REPRESENTATIONS. Scherer Healthcare hereby warrants and represents to VSI as follows:

         2.1 Scherer Healthcare is a Delaware Corporation. Under Delaware law and Scherer Healthcare's certificate of incorporation and by-laws, the affirmative vote of a majority of Scherer Healthcare's outstanding shares of Common Stock will be sufficient in order for the shareholders of Scherer Healthcare to give the Scherer Shareholder Approval.

         2.2 The Board of Directors of Scherer Healthcare has approved resolutions, certified copies of which shall promptly be provided to VSI, (i) authorizing Scherer Healthcare to vote Scherer Healthcare's shares of Marquest Common Stock in favor of the Merger Agreement, subject to the receipt by the Board of Directors of Marquest of the opinion of Hanifen, Imhoff Inc. as to the fairness of the transactions contemplated by the Merger Agreement, from a financial point of view, to the stockholders of record of Marquest (the "Marquest Opinion") and the receipt by the Board of Directors of Scherer Healthcare of the opinion of Summit Investment Corporation as to the fairness of the transactions contemplated by the Merger Agreement and the transactions contemplated hereby, from a financial point of view, to the stockholders of record of Scherer Healthcare (the "Scherer Healthcare Opinion"), in the case of the Marquest Opinion as of the date hereof and in the case of the Scherer Healthcare Opinion as of the date hereof and as of the date of the meeting at which Scherer Healthcare's shareholders will vote on such matters, (ii) recommending that Scherer Healthcare's shareholders vote in favor of the Merger Agreement and the transactions contemplated hereby and (iii) submitting such matters to Scherer Healthcare's shareholders for their approval.

         2.3 The execution, delivery and performance of this Agreement by Scherer Healthcare (A) are within the legal capacity and power of Scherer Healthcare; (B) have been duly authorized by all requisite corporate action on the part of Scherer Healthcare, other than shareholder approval; and (C) require the approval or consent of, or filing with, no persons, entities or agencies other than (i) the Scherer Shareholder Approval, (ii) approval of certain transactions contemplated by this Agreement and the Merger Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) any filings required to effect the transfer of intangible assets pursuant to this Agreement.

         2.4 Scherer Healthcare has reviewed the warranties and representations made by Marquest to VSI in the Merger Agreement. Scherer Healthcare has no actual knowledge that any of such warranties and representations are inaccurate in any material respect. Scherer Healthcare shall promptly notify VSI in writing (in the manner in which Marquest is required to notify VSI pursuant to the Merger Agreement) if, between the date hereof and the earlier of the Effective Time of the Merger and the date on which the Merger Agreement terminates, Scherer Healthcare discovers that any of its representations and warranties herein are inaccurate in any material respect. It is understood that (i) this Section 2.4 shall not survive the consummation of the Merger,
(ii) Scherer Healthcare shall not be liable for monetary damages in the event that this Section 2.4 is inaccurate in any respect and (iii) VSI's sole right in the event that it determines that this Section 2.4 is materially inaccurate either at the time that this Agreement is executed or as of the time of the closings described herein shall be for VSI to assert its rights under the Merger Agreement to terminate the Merger Agreement (in which case the transactions contemplated hereby will not be consummated). It is further understood that the "actual knowledge of Scherer Healthcare" shall be deemed to be the actual knowledge of only Robert P. Scherer, Jr. and Amy Murphy.

         2.5  Scherer Healthcare owns 4,778,941 shares of Marquest Common
Stock free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind and 2,432,251 shares of Marquest Common Stock which have been pledged by Scherer Healthcare pursuant to the terms of the Amended and Restated Non-Negotiable Note dated as of January 17, 1997 from Scherer Healthcare to Scherer Capital Company L.L.C. and the related Amended and Restated Stock Pledge Agreement (the "Pledge Agreements"), which Pledge Agreements have been assigned by Scherer Capital Company L.L.C. to the four adult children of Robert P. Scherer, Jr.

         2.6 The, execution, delivery and performance of this Agreement by Scherer Healthcare neither violates nor constitutes a default under, nor creates a lien or breach under, the terms of the certificate of incorporation and by-laws of Scherer Healthcare or of any material agreement, document or instrument binding upon Scherer Healthcare. This Agreement is a legal, valid and binding obligation of Scherer Healthcare enforceable against Scherer Healthcare in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

         2.7 If the Closing and the Effective Time of the Merger were to occur on the date hereof and, immediately after the Effective Time of the Merger, the Repurchase Option were exercised, the aggregate amount of the Exercise Price payable by such designee upon such exercise would be $5,535,000.

         2.8 Scherer Healthcare has all of the right, title and interest in and to all of the ABG Purchased Assets and Improvements described in SCHEDULE 2.8 hereof (the "Scheduled Assets") that it acquired from Marquest upon Scherer's original acquisition of such assets pursuant to the Omnibus Agreement. Scherer Healthcare has not granted to any third-party any security interest, pledge or encumbrance with respect to any of the Scheduled Assets. Scherer Healthcare does not have any ownership interest in any ABG Purchased Assets or any Improvements other than the Scheduled Assets.

         2.9 Scherer Healthcare has extended the exercise period of the Repurchase Option through June 15, 1999 on the terms set forth in the Omnibus Agreement as originally executed by the parties to the Omnibus Agreement.

         2.10 The factual representations regarding Scherer Healthcare and its equity interests in Marquest set forth in the "WHEREAS" clauses herein are accurate in all material respects.

         2.11 There are 4,314,223 shares of the Common Stock, par value $.01 per share, of Scherer Healthcare (the "Scherer Healthcare Common Stock") outstanding on the date hereof. Scherer Healthcare is obligated to issue a total of an additional 218,056 shares of Scherer Healthcare Common

Stock pursuant to outstanding exercisable stock options, warrants, convertible securities and other contractual arrangements entitling third-parties to acquire shares of Scherer Healthcare Common Stock. There are no classes of capital stock of Scherer Healthcare entitled to vote with respect to the Scherer Shareholder Approval other than the Scherer Healthcare Common Stock.

    3. SCHERER HEALTHCARE'S COVENANTS. Scherer Healthcare hereby covenants and agrees with VSI as follows:

         3.1 Scherer Healthcare will not exercise the first ABG Warrants, the Second ABG Warrants or the Current Warrants at any time on or before the earlier of the Effective Time of the Merger or the date of the termination of the Merger Agreement.

         3.2  Intentionally omitted.

         3.3  Promptly after this Agreement is executed, Scherer Healthcare will cooperate with VSI in preparing a proxy statement (describing a proposal to grant the Scherer Shareholder Approval)) for filing with the Securities and Exchange Commission (the "SEC") and ultimately for mailing to Scherer Healthcare's shareholders (the "Proxy Statement"). Scherer Healthcare shall not file the Proxy Statement preliminarily or in final form unless and until VSI consents to such filings. VSI shall not unreasonably withhold or delay any such consent. Scherer Healthcare represents and warrants to VSI that the Proxy Statement will comply in all material respects with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, that the Proxy Statement will not contain any untrue statements of material fact regarding Scherer Healthcare and will not omit to state any material fact regarding Scherer Healthcare required to be stated therein or necessary to make the statements therein not misleading. Scherer Healthcare will promptly advise VSI in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might reasonably be expected to make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not
misleading or to comply with applicable law.   After VSI consents to the mailing
of the Proxy Statement and all necessary SEC filing requirements have been satisfied, Scherer Healthcare shall mail the Proxy Statement to its shareholders in accordance with all applicable federal and state securities laws and, subject to the exercise by the members of Scherer Healthcare's Board of Directors of their fiduciary duties, shall use its reasonable best efforts to solicit proxies in favor of the Scherer Shareholder Approval.

         3.4 Scherer Healthcare shall call a special meeting of its shareholders (the "Scherer Healthcare Meeting"), to be held as soon as practicable after the Proxy Statement is mailed to Scherer Healthcare's shareholders, for the purpose of seeking the Scherer Shareholder Approval from the shareholders of Scherer Healthcare. In connection with the Scherer Healthcare Meeting, the members of Scherer Healthcare's Board of Directors shall recommend that Scherer Healthcare's shareholders grant the Scherer Shareholder Approval, subject to the exercise by the members of Scherer Healthcare's Board of Directors of their fiduciary duties.

         3.5 Prior to the Effective Time of the Merger or the date on which the Merger Agreement is terminated, Scherer Healthcare will not sell, dispose, pledge, encumber or otherwise transfer any shares of Marquest Common Stock; provided, however, that this Section 3.5 shall not preclude Scherer Healthcare from pledging or transferring any of its shares of Marquest Common Stock (i) pursuant to the requirements of the Pledge Agreements or (ii) to a transferee (a "Scherer Permitted Transferee") if, prior to such pledge or transfer, the Scherer Permitted Transferee executes an agreement, in form and substance reasonably satisfactory to VSI, to vote such shares in favor of the Merger and Merger Agreement.

         3.6 If Scherer Healthcare's shareholders approve the Merger Agreement and the transactions contemplated thereby and receive an updated Scherer Opinion as of the date of the Scherer Healthcare Meeting, Scherer Healthcare shall vote all of the shares of Marquest Common Stock that it owns in favor of the Merger and the Merger Agreement..

         3.7  Intentionally omitted.

         3.8 Until the earlier of the Effective Time of the Merger and the termination of the Merger Agreement, Scherer Healthcare shall, assuming that it has an ability to pay, honor all of its obligations under the Pledge Agreements.

    4.  SALE OF THE SCHEDULED ASSETS.

         4.1 Marquest hereby consents to the sale of the Scheduled Assets and the assignment of the Equipment Lease and License of Intellectual Property by Scherer Healthcare pursuant to this Section 4 and acknowledges that if it exercises the Repurchase Option subsequent to such sale, Marquest's rights shall be to purchase the applicable assets from the purchaser of the Scheduled Assets hereunder. Scherer Healthcare acknowledges that upon consummation of the closing described in Section 4.3 hereof, Scherer Healthcare shall have no right to acquire shares of Marquest's Common Stock pursuant to Section 2.05 of the Omnibus Agreement.

         4.2 During the week immediately prior to the Closing under the Merger Agreement, Scherer Healthcare and VSI shall cooperate in calculating the Exercise Price.

         4.3 Provided that the conditions set forth in Section 4.4 hereof have been satisfied, then immediately after Scherer Healthcare and VSI determine that the Merger is effective under Colorado law, Scherer Healthcare and VSI shall conduct a closing (the "Scheduled Assets Closing") at the same location as the location of the Closing under the Merger Agreement. Provided that the conditions set forth in Section 4.4 hereof have been satisfied, at the Scheduled Assets
Closing:

              4.3.1 VSI or a designee of VSI (for purposes hereof, either such entity being referred to herein as the "Purchaser") shall purchase from Scherer Healthcare, and Scherer Healthcare shall sell to the Purchaser, the Scheduled Assets, at a price equal to the Exercise Price as of the date of the Scheduled Assets Closing (such price being hereinafter referred to as the "Closing Exercise Price") and in accordance with the terms set forth herein. Scherer Healthcare shall assign to the Purchaser all of Scherer Healthcare's rights as the lessor under the Equipment Lease and as the licensor under the License of Intangible Property, and VSI shall assume all of Scherer Healthcare's obligations as lessor under the Equipment Lease and licensor under the License of Intangible Property, all pursuant to the terms of an assignment and assumption agreement in form and substance reasonably satisfactory to VSI and Scherer Healthcare.

              4.3.2 Payment of the Closing Exercise Price shall be by means of a certified or bank cashier's check payable to Scherer Healthcare.

              4.3.3 Scherer Healthcare will transfer all of the Scheduled Assets to the Purchaser by delivering to the Purchaser all such assets and by evidencing such conveyance with a bill of sale and general assignment in the form of the bill of sale and general assignment dated June 15, 1993 and delivered by Marquest pursuant to the Omnibus Agreement and such other forms of conveyance as either would be required by Section 3 of the Omnibus Agreement if Marquest were exercising the Repurchase Agreement or as are reasonably requested by the Purchaser to confer upon the Purchaser the same title to the Scheduled Assets as Scherer Healthcare holds immediately prior to the Scheduled Assets Closing. Scherer Healthcare will transfer such assets to such entity free and clear of any security interests, pledges, encumbrances or restrictions that Scherer Healthcare may have created. Thereafter, Scherer Healthcare shall reasonably cooperate with the Purchaser in furnishing to the Purchaser such further instruments as the Purchaser shall reasonably request to affirm the Purchaser's ownership of such assets free and clear of all such security interests, pledges, encumbrances and restrictions. SCHERER HEALTHCARE MAKES NO REPRESENTATIONS, PROMISES, STATEMENTS, OR WARRANTIES, EXPRESSED OR IMPLIED, WITH RESPECT TO
THE MERCHANTABILITY, SUITABILITY, OR FITNESS FOR ANY PURPOSE OF THE SCHEDULED ASSETS AND MAKES NO REPRESENTATION THAT SCHEDULED ASSETS ARE IN COMPLIANCE
WITH ANY APPLICABLE LAW, ORDINANCE OR OTHER GOVERNMENTAL REGULATION. VSI agrees on behalf of itself, and on behalf of the Purchaser if VSI is not the Purchaser, that on and after the date of the Scheduled Assets Closing, Scherer Healthcare shall not be liable to VSI, the Purchaser or Marquest for any loss, claim, demand, liability, cost, damage, or expense of any kind, caused or alleged to be caused, directly or indirectly, by the condition of the Scheduled Assets, or by any inadequacy thereof for any purpose, or by any defects therein or in the use or maintenance thereof, or by any damage whatsoever and whosoever caused other than damages resulting from Scherer Healthcare's failure to transfer its ownership interest in the Scheduled
Assets in the manner described herein. VSI agrees on behalf of itself, and on behalf of the Purchaser if VSI is not the Purchaser, that its obligations hereunder shall not in any way be affected by any defect in the condition or failure of performance of the Scheduled Assets. IN NO EVENT SHALL SCHERER HEALTHCARE HAVE ANY LIABILITY ON AND AFTER THE DATE OF THE SCHEDULED ASSETS CLOSING FOR, NOR SHALL VSI, PURCHASER OR MARQUEST HAVE ANY REMEDY ON AND
AFTER THE DATE OF THE SCHEDULED ASSETS CLOSING AGAINST SCHERER HEALTHCARE
FOR, ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, ANY LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS OF WHATEVER NATURE ARISING FROM THE SALE OF THE SCHEDULED ASSETS.

              4.3.4 Scherer Healthcare shall execute and deliver to the Purchaser a covenant against competition in the form and substance of the covenant against competition annexed hereto as EXHIBIT A.

              4.3.5 In consideration for Scherer Healthcare's executing such covenant against competition, VSI (or, if VSI is not the Purchaser, VSI shall cause the Purchaser to) deliver to Scherer Healthcare its certified check or a bank cashier's check in an amount equal to the amount by which five million eight hundred and sixty thousand dollars ($5,860,000) exceeds the Closing Exercise Price.

              4.3.6 At the Scheduled Assets Closing, (i) Scherer Healthcare shall deliver to Marquest a release, in form and substance reasonably satisfactory to VSI and Marquest, pursuant to which Scherer shall release Marquest from all of its obligations to provide indemnification to Scherer Healthcare under the Equipment Lease and the License of Intangible Property and from all of Marquest's other obligations to Scherer Healthcare arising pursuant to the Omnibus Agreement and the agreements executed pursuant thereto and (ii) VSI shall deliver to Scherer Healthcare an agreement, in form and substance reasonably satisfactory to Scherer Healthcare, pursuant to which VSI shall provide to Scherer Healthcare the indemnification provided (prior to such release) to Scherer Healthcare under Sections 12, 13 and 14 of the License of Intangible Property and Section 5 of the Equipment Lease; provided, however, that the agreement furnished by VSI to Scherer Healthcare pursuant to this
Section 4.3.6 shall expressly state that the aggregate liability that VSI and its subsidiaries (including Marquest after the Scheduled Assets Closing) shall have to Scherer pursuant to such agreement shall not exceed two million dollars ($2,000,000) with respect to matters unrelated to the Terumo litigation referenced in the

Disclosure Letter and shall not exceed four million dollars ($4,000,000) with respect to matters related to the Terumo litigation referenced in the Disclosure Letter, less in each such case (i.e., the $2,000,000 limitation and the $4,000,000 limitation) the attorneys' and experts' fees and disbursements incurred by VSI and its subsidiaries subsequent to the Scheduled Assets Closing reasonably allocable to matters undertaken on behalf of Scherer Healthcare. It is understood that there will be no allocation of such fees and expenses to Scherer Healthcare with respect to a matter if Scherer Healthcare is not a party to such matter.

              4.4 Notwithstanding any provision herein to the contrary, the obligations of the parties hereto to consummate the Scheduled Assets Closing are conditioned upon satisfaction of the following conditions:

              4.4.1 The Merger shall have been consummated and Scherer Healthcare and VSI shall have determined that the Merger is effective under Colorado law.

              4.4.2 All approvals required by law in order for Scherer Healthcare and VSI to consummate the Scheduled Assets Closing (the "Sale Approvals") shall have been obtained. VSI and Scherer Healthcare shall use their respective best efforts to obtain all such Sale Approvals.

              4.4.3 Each of Scherer Healthcare's representations set forth in this Agreement shall have been true in all material respects when made and (with the exception of the representation set forth in Section 2.7 hereof) shall be true in all material respects as of the date of the Scheduled Assets Closing.

              4.4.4 VSI shall not have discovered that Scherer Healthcare shall have taken any action or omitted to take any action between the date hereof and the Scheduled Assets Closing which will materially adversely affect the title in and to the Scheduled Assets which the Purchaser will acquire upon consummation of the Scheduled Assets Closing.

    5. CASHLESS EXERCISE OF WARRANTS. If the Merger is consummated, then immediately after the Effective Time of the Merger, (i) Scherer Healthcare shall tender the Current Warrants, the First ABG Warrants and the Second ABG Warrants to VSI or the Exchange Agent and shall deliver to VSI or the Exchange Agent any letter of transmittal reasonably requested by VSI and (ii) VSI shall, upon receipt of such tender, deliver or cause the Exchange Agent to deliver to Scherer Healthcare a check in an amount equal to the "Excess Amount" (as defined herein) multiplied by the number of shares of Marquest Common Stock covered by the First ABG Warrants, Second ABG Warrants and Current Warrants so tendered. For purposes of this Agreement, the term "Excess Amount" shall mean the amount by which the "Purchase Price" (as such term is defined in the Merger Agreement) exceeds seventy-five cents ($.75). Thereafter, Scherer Healthcare shall have no rights with respect to the First ABG Warrants, Second ABG Warrants or Current Warrants other than to receive payment therefor in accordance with this Section 5.

    6.  VSI'S REPRESENTATIONS.  VSI hereby warrants and represents as follows:

         6.1  The execution, delivery and performance of this Agreement by VSI
(A) are within the legal capacity and power of VSI; (B) have been duly authorized by all requisite corporate action on the part of VSI; and (C) require the approval or consent of, or filing with, no persons, entities or agencies other than (i) approval of certain transactions contemplated by this Agreement and the Merger Agreement pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1986 and approvals of the type required by VSI to consummate the Merger Agreement and (ii) any filings required to effect the transfer of intangible assets pursuant to this Agreement.

         6.2 The, execution, delivery and performance of this Agreement by VSI neither violates nor constitutes a default under, nor creates a lien or breach under, the terms of the certificate of incorporation and by-laws of VSI or, subject to the receipt of any necessary approvals, of any material agreement, document or instrument binding upon VSI. This Agreement is, and the indemnification agreement referenced in Section 4.3.6 will be, a legal, valid and binding obligation of VSI enforceable against VSI in accordance with its terms, except insofar as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to equitable principles limiting the availability of equitable remedies.

    7.  VSI'S COVENANTS WITH RESPECT TO THE PROXY STATEMENT.   Promptly after
this Agreement is executed, VSI will cooperate with Scherer Healthcare in
preparing the Proxy Statement.   VSI shall not unreasonably withhold or delay
any consent requested by Scherer Healthcare pursuant to Section 3.3 hereof. VSI represents and warrants to Scherer Healthcare that the information to be supplied by VSI to Scherer Healthcare for the Proxy Statement with respect to VSI (excluding Marquest) will not contain any untrue statements of material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. VSI will promptly advise Scherer Healthcare in writing if at any time prior to the Effective Time of the Merger it shall obtain knowledge of any facts that might reasonably be expected to make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

    8. REPURCHASE OPTION. Scherer and Marquest hereby confirm to VSI that the Repurchase Option has been extended until June 15, 1999 upon the terms originally set forth in the Omnibus Agreement.

         9. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

            (a) If to Scherer Healthcare, to:

              Scherer Healthcare, Inc.
              2589 Paces Ferry Road
              Suite 300
              Atlanta, Georgia 30339
              Telephone:  770-333-0066
              Telecopy:    770-333-0068

              with a copy to:

              David M. Calhoun, Esq.
              Long Aldridge Norman LLP
              Suite 5300
              One Peachtree Center
              303 Peachtree Street
              Atlanta, Georgia  30308
              Telephone:  404-527-4947
              Telecopy:   404-527-4198
or to such other persons as Scherer Healthcare shall designate in writing, such writing to be delivered to VSI in the manner provided in this Section 9;

            (b)  If to VSI, to:

              Vital Signs, Inc.
              20 Campus Road
              Totowa, New Jersey  07512
              Attn:  Mr. Anthony J. Dimun
              Telephone:  201-790-1330, ext. 371
              Telecopy:   201-790-3842

              with a copy to:

              Jay Sturm, Esq.
              General Counsel
              Vital Signs, Inc.
              20 Campus Road
              Totowa, New Jersey  07512
              Telephone:  201-790-1330, ext. 372
              Telecopy:   201-790-3842

         and with a copy to:

              Peter H. Ehrenberg, Esq.
              Lowenstein, Sandler, Kohl,
                Fisher & Boylan, P.C.
              65 Livingston Avenue
              Roseland, New Jersey  07068
              Telephone:  201-992-8700
              Telecopy:   201-992-5820


or to such other persons as VSI shall designate in writing, such writing to be delivered to Scherer Healthcare in the manner provided in this Section 9.

    10. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

    11. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

    12. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    13. HEADINGS AND REFERENCES. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections are to sections of this Agreement, unless otherwise indicated.

    14. INTERPRETATION. The parties hereto do not intend for this Agreement to be construed against the party that drafted this Agreement merely by virtue of the fact that such party drafted this Agreement.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                        SCHERER HEALTHCARE, INC.


                             By: /S/ ROBERT P.  SCHERER, JR.
                                 ---------------------------
                                       Chief Executive Officer


                             VITAL SIGNS, INC.

                             By: /S/ ANTHONY J.  DIMUN
                                 ---------------------
                                  Anthony J. Dimun, Executive Vice President


                             MARQUEST MEDICAL PRODUCTS, INC.

                             By: /S/ WILLIAM THOMPSON
                                 --------------------
                                  President

                                      ANNEX III

                         ROBERT SCHERER INDUCEMENT AGREEMENT

                         ROBERT SCHERER INDUCEMENT AGREEMENT

    This AGREEMENT, dated this 14th day of March, 1997, is given by ROBERT P. SCHERER, JR., a Georgia resident ("Scherer"), to VITAL SIGNS, INC., a New Jersey corporation having its principal place of business at 20 Campus Road, Totowa, New Jersey ("VSI"),

                                   WITNESSETH THAT

    WHEREAS, Scherer is the principal shareholder of Scherer Healthcare, Inc. ("Scherer Healthcare");

    WHEREAS, Scherer Healthcare is the principal shareholder of Marquest Medical Products, Inc. ("Marquest");

    WHEREAS, Marquest is in the process of negotiating an agreement with VSI pursuant to which VSI would acquire Marquest by means of a cash merger (the "Merger Agreement");

    WHEREAS, Scherer is the owner of a promissory note of Marquest in the principal amount of $700,000, which promissory note is convertible into a total of 1,000,000 shares of Marquest Common Stock (the "Promissory Note");

    WHEREAS, Scherer Healthcare has indicated that it will not vote its shares of Marquest Common Stock in favor of the Merger Agreement, the merger contemplated thereby (the "Merger") and the other transactions contemplated by the Merger Agreement unless the shareholders of Scherer Healthcare authorize Scherer Healthcare to take such action and a related action involving the sale of a product line by Scherer Healthcare to VSI (such authorization being hereinafter referred to as the "Scherer Shareholder Approval");

    WHEREAS, VSI has advised Scherer that VSI will not enter into the Merger Agreement unless Scherer executes and delivers this Inducement Agreement;

    WHEREAS, Scherer desires to induce VSI to enter into the Merger Agreement and acknowledges that VSI will rely upon this Inducement Agreement in entering into the Merger Agreement; and

    WHEREAS, contemporaneous with the execution of this Agreement, it is contemplated that Scherer Healthcare, Marquest and VSI will enter into an agreement, captioned the "Scherer Healthcare Inducement Agreement" (the "Scherer Healthcare Inducement Agreement"), pursuant to which the parties thereto will make certain representations and covenants relating primarily to the Merger, other matters contemplated by the Merger Agreement and a sale of assets to VSI,

    NOW THEREFORE, to provide VSI with the inducements that it requires, Scherer hereby warrants and covenants to VSI as follows:

    1. REPRESENTATIONS OF SCHERER. Scherer hereby warrants and represents to VSI as follows:

         1.1 Scherer has (i) the sole power to vote and dispose of 1,688,361.5 shares of the Common Stock, par value $.01 per share, of Scherer Healthcare (the "Scherer Healthcare Common Stock") and (ii) the sole power to vote and shared power to dispose of 562,594.5 shares of Scherer Healthcare Common Stock, which shares are owned by the four adult children of Scherer and are subject to a Voting Trust dated as of February 23, 1997 for which Scherer acts as the sole trustee (the "Voting Trust"). The shares described in clause (i) above include 1,244,378.5 shares owned by RPS Investments, Inc., a corporation wholly-owned by Scherer.

         1.2 Scherer has not entered into any agreement which would preclude or otherwise affect in any respect Scherer's ability to provide the representations set forth in this Section 1 or the covenants set forth in
Section 2 hereof. Scherer has not pledged or otherwise encumbered any of the shares of Scherer Healthcare Common Stock, or options or warrants to purchase Scherer Healthcare Common Stock, that he owns. Scherer has the authority to execute this Agreement with respect to all of the shares referenced in the first sentence of Section 1.1 hereof.

         1.3  Intentionally omitted.

         1.4 Scherer owns the Promissory Note free and clear of any security interests, consignments, liens, judgments, encumbrances, restrictions, or claims of any kind.

         1.5 Each of the factual representations regarding Scherer set forth in the "WHEREAS" clauses of this Agreement are accurate.

         1.6 Scherer has no actual knowledge that any of the warranties and representations made by Marquest to VSI in the Merger Agreement are inaccurate in any material respect. It is understood that (i) this Section 1.6 shall not survive the consummation of the Merger, (ii) Scherer shall not be liable for monetary damages in the event that this Section 1.6 is inaccurate in any respect and (ii) VSI's sole right in the event that it determines that this Section 1.6 is materially inaccurate either at the time that this Agreement is executed or as of the time of the closing described in the Merger Agreement shall be for VSI to assert its rights under the Merger Agreement to terminate the Merger Agreement (in which case the transactions contemplated by the Scherer Healthcare Inducement Agreement will not be consummated).
 .
    2. COVENANTS OF SCHERER. Scherer hereby covenants and agrees with VSI as follows:

         2.1 At the meeting of Scherer Healthcare's shareholders called to vote upon the Scherer Shareholder Approval, Scherer will, subject to his fiduciary obligations as a director of Scherer Healthcare, as a majority shareholder of Scherer Healthcare and as a trustee the Voting Trusts and subject to the receipt by the Board of Directors of Scherer Healthcare of the "Scherer Opinion" (as defined in the Scherer Healthcare Inducement Agreement) at the times contemplated by the Scherer Healthcare Inducement Agreement, vote all of the shares of Scherer Healthcare Common Stock referenced in the first sentence of Section 1.1 hereof and any other shares of Scherer Healthcare Common Stock that he may acquire subsequent to the date hereto in favor of granting the Scherer Shareholder Approval.

         2.2 Prior to the earlier of the Effective Time of the Merger (as defined in the Merger Agreement) or the date of the termination of the Merger Agreement, Scherer will not sell, dispose, pledge, encumber or otherwise transfer any of the shares of Scherer Healthcare Common Stock referenced in
Section 1.1 hereof or any other shares of Scherer Healthcare Common Stock that he may acquire subsequent to the date hereof or any right to acquire such stock; provided, however, that this Section 2.2 shall not preclude Scherer from (a) disposing of shares of Scherer Healthcare Common Stock if, after such transfer, the outstanding shares of Scherer Healthcare Common Stock that he and his "Permitted Transferees" (as defined herein) continue to own represent more than 50% of the outstanding Scherer Healthcare Common Stock calculated on a fully diluted basis (after taking into account all shares of Scherer Healthcare Common Stock issuable pursuant to outstanding stock options, warrants, convertible securities and other contractual arrangements entitling third-parties to acquire shares of Scherer Healthcare Common Stock) and (b) transferring any of his shares of Scherer Healthcare Common Stock to a transferee (a "Permitted Transferee") if, prior to such transfer, such Permitted Transferee executes an agreement, in form and substance reasonably satisfactory to VSI, to vote such shares in favor of the Scherer Shareholder Approval.


                                     III-2

         2.3 Scherer will not sell, give, devise, encumber, pledge or otherwise transfer the Promissory Note or any interest therein unless and until the Merger Agreement is terminated.

         2.4 Scherer will not demand payment under the Promissory Note unless and until the Merger Agreement is terminated.

         2.5 At the Closing under the Merger but prior to the Effective Time of the Merger, Scherer will convert the Promissory Note in the aggregate principal amount of $700,000 into a total of 1,000,000 shares of Marquest Common Stock.

         2.6 Upon consummation of the "Scheduled Asset Closing" (as such term is defined in an agreement of even date herewith (captioned as the Scherer Healthcare Inducement Agreement) executed by Scherer Healthcare, Marquest and VSI and referred to herein as the "Scherer Healthcare Inducement Agreement"), Scherer agrees to execute and deliver to VSI a covenant against competition in the form of the covenant against competition annexed hereto as EXHIBIT A in exchange for a payment of one hundred and forty thousand dollars ($140,000).

    3. NOTICES. Any notices, requests, demands and other communications to VSI required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by telex or facsimile transmission (promptly confirmed in writing), as follows:

                   Vital Signs, Inc.
                   20 Campus Road
                   Totowa, New Jersey  07512
                   Attn:  Mr. Anthony J. Dimun
                   Telephone:  201-790-1330, ext. 371
                   Telecopy:   201-790-3842

                   with a copy to:

                   Jay Sturm, Esq.
                   General Counsel
                   Vital Signs, Inc.
                   20 Campus Road
                   Totowa, New Jersey  07512
                   Telephone:  201-790-1330, ext 372
                   Telecopy:   201-790-3842

                   and with a copy to:

              Peter H. Ehrenberg, Esq.
              Lowenstein, Sandler, Kohl,
              Fisher & Boylan, P.C.
              65 Livingston Avenue
              Roseland, New Jersey  07068
              Telephone:  201-992-8700
              Telecopy:   201-992-5820

or to such other persons as VSI shall designate to Scherer in writing.


                                     III-3

    4. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon Scherer and shall inure to the benefit of VSI and its successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by VSI without the prior written consent of Scherer.

    5. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware.

    6. HEADINGS AND REFERENCES. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. All references herein to Sections are to sections of this Agreement, unless otherwise indicated.

    7.  INTERPRETATION; DEFINITIONS.
Scherer does not intend for this Agreement to be construed against VSI merely by virtue of the fact that VSI's representatives drafted this Agreement. Capitalized terms not defined herein shall have the definitions given to such terms in the Merger Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                       /s/ Robert P. Scherer, Jr.
                                       --------------------------
                                       Robert P. Scherer, Jr.

    By execution of this Agreement, Vital Signs, Inc. agrees only that (i) upon consummation of the Scheduled Asset Closing and delivery by Robert P. Scherer, Jr. of the covenant against competition provided for in Section 2.6 of this Agreement, Vital Signs, Inc. shall deliver to Robert P. Scherer, Jr. a certified or bank cashier's check in an amount equal to one hundred and forty thousand dollars ($140,000) and (ii) the limitations on VSI's rights described in Section
1.6 of this Agreement are accepted by Vital Signs, Inc.

                                              VITAL SIGNS, INC.

                                         By:  /s/ Anthony J. Dimun
                                              --------------------
                                              Anthony J. Dimun,
                                              Executive Vice President

    The undersigned agrees that its shares of Scherer Healthcare Common Stock shall be voted in the manner, and subject to the conditions, described in
Section 2.1 of this Agreement.

                                               RPS INVESTMENTS, INC.

                                          By: /s/ Robert P. Scherer, Jr.
                                              ---------------------------
                                                  Robert P. Scherer, Jr.


                                     III-4

                                       ANNEX IV

                  FAIRNESS OPINION OF SUMMIT INVESTMENT CORPORATION

                            SUMMIT INVESTMENT CORPORATION
                               CORPORATE FINANCE GROUP

March 17, 1997


Board of Directors
Scherer Healthcare, Inc.
2859 Paces Ferry Road, Suite 300
Atlanta, GA  30339

Members of the Board:

We understand that Marquest Medical Products, Inc. ("Marquest" or the "Company") and Vital Signs, Inc. ("VSI") have entered into an Agreement and Plan of Merger, dated as of March 14, 1997 (the "Merger Agreement"), pursuant to which Vital Signs will acquire all of the common stock of Marquest (including warrants and options to be exercised) for $0.797 per share in cash (the "Merger"). As more fully described therein and in the Scherer Healthcare, Inc. ("Scherer Healthcare") Inducement Agreement between Scherer Healthcare, VSI and Marquest (the "Inducement Agreement"), the Merger Agreement and Inducement Agreement also provide for (i) the sale by Scherer Healthcare to VSI or a subsidiary of VSI of certain assets that Scherer Healthcare currently leases to Marquest, relating to the ABG product line ("ABG Assets"), (ii) an agreement of Scherer Healthcare not to compete in the blood gas collection products business for a three-year period, (iii) payment of approximately $140,000 by VSI to Robert P. Scherer, Jr. ("Robert Scherer") for an agreement not to compete and (iv) the assumption by Scherer Healthcare of Marquest's obligation under an employment agreement between Marquest and William J. Thompson (President and Chief Operating Officer of Marquest) which will require Scherer Healthcare to make an approximate $200,000 payment to William J. Thompson, on the closing date of the Merger (together with the Merger, the "Transaction"). VSI will pay to Scherer Healthcare an aggregate of $5,860,000 as the purchase price for the ABG Assets and the payment for the agreement not to compete. We understand that Scherer Healthcare owns 7,211,192 shares of Marquest common stock (equal to 50.4% of the outstanding common stock of Marquest) and warrants for the purchase of an additional 6,580,000 shares of Marquest common stock. In addition, Robert Scherer owns 1,546,392 shares of Marquest common stock (equal to 10.8% of the outstanding common stock of Marquest). Furthermore, we understand that Robert Scherer owns approximately 39.1% of the outstanding common stock of Scherer Healthcare.



          Suite 500 - 900 Second Avenue - Minneapolis, Minnessota 55402-4027
              Office (612) 338-1400 - (800) 328-4000 - FAX (612)337-3248

Board of Directors
Scherer Healthcare, Inc.
March 17, 1997
Page Two

You have requested our opinion as to whether (i) the consideration to be received by the holders of the shares of Marquest common stock pursuant to the Merger Agreement and (ii) the Transaction taken as a whole, is fair from a financial point of view to Scherer Healthcare stockholders (other than Robert Scherer).

Summit Investment Corporation ("Summit"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, initial and secondary underwritings, private placements and valuations for estate, corporate and other purposes.

In developing our opinion, we have, among other things:

1. Reviewed certain publicly available financial statements and other information of Marquest and Scherer Healthcare;

2. Reviewed certain internal financial statements and other financial and operating data concerning Marquest and Scherer Healthcare prepared by their respective managements;

3. Analyzed certain financial projections of Marquest prepared by the management of the Company;

4. Discussed the past and current operations and financial condition and the prospects of Marquest and Scherer Healthcare with senior executives of Marquest and Scherer Healthcare;

5. Reviewed the reported prices and trading activity for the Marquest common stock and the Scherer Healthcare common stock;

6. Compared the financial performance of Marquest and the prices and trading activity of the common stock with that of certain other comparable publicly-traded companies and their securities;

7. Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8. Reviewed the Merger Agreement and Inducement Agreement; and

9. Performed such other analyses as we deemed appropriate.

Board of Directors
Scherer Healthcare, Inc.
March 17, 1997
Page Three

In our review and analysis, and in arriving at our opinion, we have relied upon and assumed the completeness and accuracy of all the factual, historical, financial and other information and data publicly available or furnished to us by Marquest and Scherer Healthcare. We have assumed that the financial projections provided to us were reasonably prepared on bases reflecting the best currently available estimates and judgements of the senior management of Marquest. In addition, we have not made nor been provided with an independent evaluation or appraisal of the assets of Marquest or the ABG Assets. Our opinion is necessarily based on economic, stock market and other conditions as they exist and can be evaluated as of the date hereof.

This opinion has been prepared for the use of the Board of Directors of Scherer Healthcare and does not constitute a recommendation for any stockholders as to how such stockholder should vote. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement distributed in connection with the Merger.

Based upon our analysis and review and subject to the assumptions we have stated, we are of the opinion that as of the date hereof, (i) the consideration to be received by the holders of the shares of Marquest common stock pursuant to the Merger Agreement and (ii) the Transaction taken as a whole, is fair from a financial point of view to Scherer Healthcare stockholders (other than Robert Scherer as to whom we express no opinion).

                                       Very truly yours,



                                       SUMMIT INVESTMENT CORPORATION

                                    ANNEX V

                   THE COMPANY'S ANNUAL REPORT ON FORM 10-K
                   FOR THE FISCAL YEAR ENDED MARCH 31, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM 10-K


                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996

                           COMMISSION FILE NO. 0-10552

                              ---------------------

                            SCHERER HEALTHCARE, INC.
             (Exact name of registrant as specified in its Charter)


                DELAWARE                               59-0688813
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

            2859 PACES FERRY ROAD, SUITE 300, ATLANTA, GEORGIA 30339 (Address of principal executive offices, including Zip Code)

              Registrant's telephone number, including area code:
                                 (770) 333-0066

           Securities registered pursuant to Section 12(b) of the Act:
                                      NONE

  Securities registered (Title of Class) pursuant to Section 12(g) of the Act:
                          COMMON STOCK, $0.01 PAR VALUE


Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                    YES   X        NO      .
                        ------        -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of the Registrant's Common Stock held by nonaffiliates of the Registrant on June 20, 1996 was $4,992,653. There were 4,291,486 Shares of Common Stock outstanding on June 20, 1996.

                       DOCUMENTS INCORPORATED BY REFERENCE
Portions of the Proxy Statement for the Annual Meeting of Shareholders to be held August 22, 1996 are incorporated by reference into Parts I and III of this report.

                                  Page 1 of 54
                      Index of Exhibits appears on page 23

                            SCHERER HEALTHCARE, INC.

                           ANNUAL REPORT ON FORM 10-K

                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996

                                Table of Contents
                                -----------------
Item                                                                      Page
Number                                                                    Number
------                                                                    ------
                                     PART I

 1.  Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3

 2.  Properties. . . . . . . . . . . . . . . . . . . . . . . . . . . .      12

 3.  Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . .      12

 4.  Submission of Matters to a Vote of Security Holders . . . . . . .      13

 4a. Executive Officers of the Registrant. . . . . . . . . . . . . . .      13

                                     PART II

 5.  Market for Registrant's Common Equity and Related Stockholder
     Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14

 6.  Selected Financial Data.. . . . . . . . . . . . . . . . . . . . .      14

 7.  Management's Discussion and Analysis of Financial Condition
     and Results of Operations . . . . . . . . . . . . . . . . . . . .      15

 8.  Financial Statements and Supplementary Data . . . . . . . . . . .      19

 9.  Changes in and Disagreements with Accountants on Accounting and
     Financial Disclosure. . . . . . . . . . . . . . . . . . . . . . .      19

                                    PART III

10.  Directors and Executive Officers of the Registrant. . . . . . . .      20

11.  Executive Compensation. . . . . . . . . . . . . . . . . . . . . .      20

12.  Security Ownership of Certain Beneficial Owners and Management. .      20

13.  Certain Relationships and Related Transactions. . . . . . . . . .      20

                                     PART IV

14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K.      21


                                     SIGNATURES. . . . . . . . . . . .      22

                              INDEX OF EXHIBITS. . . . . . . . . . . .

                            SCHERER HEALTHCARE,  INC.

                                    FORM 10-K

                                     PART I

ITEM 1. BUSINESS

OVERVIEW

Scherer Healthcare, Inc. (the "Company") was incorporated under the laws of the State of Delaware on December 18, 1981 as the successor to Aloe Creme Laboratories, Inc., incorporated on February 7, 1953. The Company's Common Stock is listed on The Nasdaq National Market under the symbol "SCHR".

The Company's strategy has focused on the manufacture, distribution, and sale of specialized healthcare and industrial safety room products and services. At March 31, 1996, the Company, through its subsidiaries and majority owned partnerships, operated in the following business segments:

     MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT:
     (a) Marquest Medical Products, Inc., a Colorado corporation, is 51% owned by the Company.
     (b) Scherer Healthcare, Ltd., a Georgia limited partnership, doing business as Protective Disposable Apparel (formerly doing business as Custom Medical Products), is 65% owned by the Company.

     WASTE MANAGEMENT SERVICES SEGMENT:
     (a) Bio Systems Partners, a Georgia partnership, is 60% owned by the Company.
     (b) Medical Waste Systems, Inc., a Delaware corporation, is 100% owned by the Company.

     CONSUMER HEALTHCARE PRODUCTS SEGMENT:
          Scherer Laboratories Inc., a Texas corporation, is 100% owned by the Company.

As used herein, the term "Company" includes Scherer Healthcare, Inc. and, where appropriate, its subsidiaries and majority owned partnerships.

RECENT DEVELOPMENTS

SALE OF SCHERER HEALTHCARE, LTD. MEDICAL BUSINESS ASSETS. On October 3, 1995, Scherer Healthcare, Ltd., a majority owned partnership of the Company which had been doing business as Custom Medical Products, sold certain of its assets for approximately $6,527,000. The assets sold were those used in connection with its business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns, and accessory items to hospitals and other healthcare providers. Scherer Healthcare, Ltd. continues to operate under the name Protective Disposable Apparel in the business of providing nonwoven apparel for industrial uses. See "Medical Device and Surgical/Safety Disposables Segment - Scherer Healthcare, Ltd.".

DISCONTINUED OPERATIONS OF BIOFOR, INC. Biofor, Inc., a majority owned subsidiary of the Company which had been operating the Company's Pharmaceutical Research and Development Segment, discontinued all of its operations in March 1996 upon the expiration of a third party research and development contract. This is discussed further under "Discontinued Pharmaceutical Research and Development Segment".

FINANCIAL INFORMATION RELATING TO SEGMENT OPERATIONS. Set forth below is certain financial information with respect to each of the Company's operating segments.

                                                                                YEARS ENDED MARCH 31
                                                                   -------------------------------------------
                                                                         1996           1995           1994
                                                                   -------------  -------------  -------------
                                                                                   (in thousands)
Net Sales:
     Medical Device and  Surgical/Safety Disposables Segment:
          Marquest Medical Products, Inc.                            $    22,443    $    20,576    $    22,466
          Scherer Healthcare, Ltd.                                         7,555         11,203          8,091
     Waste Management Services Segment                                    10,753         10,039          9,670
     Consumer Healthcare, Ltd.                                             1,106            984          1,002
                                                                   -------------  -------------  -------------
          Total                                                      $    41,857    $    42,802    $    41,229
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------

Operating Income (Loss) from Continuing Operations:
     Medical Device and Surgical/Safety Disposables Segment:
          Marquest Medical Products, Inc.                            $       510    $    (2,696)   $    (2,679)
          Scherer Healthcare, Ltd.                                          (335)          (912)          (421)
     Waste Management Services Segment                                       924            790            502
     Consumer Healthcare Products Segment                                    368            244            286
     Corporate (a)                                                        (1,074)        (3,054)          (759)
                                                                   -------------  -------------  -------------
          Total                                                      $       393    $    (5,628)   $    (3,071)
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------

Identifiable Assets:
     Medical Device and Surgical/Safety Disposables Segment:
          Marquest Medical Products, Inc.                            $    15,393     $   13,992    $    16,929
          Scherer Healthcare, Ltd.                                           909          6,233          6,461
     Waste Management Services Segment                                     9,370          9,524          9,173
     Consumer Healthcare Products Segment                                    153            139            152
     Corporate (b)                                                         8,618         11,640         19,192
                                                                   -------------  -------------  -------------
          Total                                                      $    34,443    $    41,528    $    51,907
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------

Depreciation Expense:
     Medical Device and Surgical/Safety Disposables Segment
          Marquest Medical Products, Inc.                            $     1,046    $     1,364    $     1,668
          Scherer Healthcare, Ltd.                                            74            128            104
     Waste Management Services Segment                                       731            717            639
     Consumer Healthcare Products Segment                                      1              1             10
     Corporate                                                                72             66             49
                                                                   -------------  -------------  -------------
          Total                                                      $     1,924    $     2,276    $     2,470
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------

Capital Expenditures:
     Medical Device and Surgical/Safety Disposables Segment
          Marquest Medical Products, Inc.                            $        66    $       666    $     1,650
          Scherer Healthcare, Ltd.                                            47            268          1,027
     Waste Management Services Segment                                       626            715            783
     Consumer Healthcare Products Segment                                     -              -               9
     Corporate                                                                -              15             65
                                                                   -------------  -------------  -------------
          Total                                                      $       739    $     1,664    $     3,534
                                                                   -------------  -------------  -------------
                                                                   -------------  -------------  -------------


(a) Amount includes a nonrecurring charge of $2,000,000 for fiscal year 1995 relating to the writedown of two waste incinerator investments.

(b) Amount includes net assets of discontinued operations of $589,000, $897,000, and $3,805,000 for fiscal years 1996, 1995, and 1994, respectively. See Note 4 to Notes to Consolidated Financial Statements included elsewhere herein.

MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT

Set forth below is information regarding the two companies that comprise this segment.

MARQUEST MEDICAL PRODUCTS, INC.

OVERVIEW. Marquest Medical Products, Inc. ("Marquest") was incorporated in 1979 under the laws of the State of Colorado. During the first half of calendar year 1993, Scherer Healthcare, Inc. and Marquest structured several transactions whereby the Company obtained a controlling interest in Marquest. Marquest has been included in the Company's consolidated financial statements beginning with the fiscal year ending March 31, 1994. Marquest's common stock is listed for trading on The Nasdaq Small Cap Market under the symbol "MMPI".

PRODUCTS. Marquest manufactures and distributes four major groups of products for use in the respiratory care, cardiopulmonary support and anesthesia markets. The largest of these product groups is the Blood Collection Systems for Diagnostic Testing group. This group includes a broad line of Marquest disposable blood gas syringes. Most revenues in this group are from the sales of proprietary-designed syringes, which are marketed under the trade names Gas-Lyte and Quik-ABG.

Marquest's disposable blood gas syringes are used to collect blood for blood gas analysis routinely performed in hospitals on patients suspected of having metabolic, respiratory or other cardiopulmonary difficulties. The blood sample collected is processed through a blood gas analyzer which is manufactured by other companies. In order for the analysis to be meaningful, the collected sample must remain as free from contamination as possible. Marquest syringes are specifically designed to minimize contamination.

Marquest's second largest product group is the Aerosolized Medication Delivery Systems group, consisting primarily of disposable nebulizers. Nebulizers atomize medications for inhalation into the lungs. Marquest offers different nebulizers to accommodate user preferences as well as the requirements for different types of respiratory treatment. Nebulizers are marketed under the trade names Acorn II-Registered Trademark- and Whisperjet. The Acorn II-Registered Trademark- nebulizer is used as part of a circuit package sold under the name "RespirGard II-Registered Trademark- Nebulizer System".

The RespirGard II-Registered Trademark- Nebulizer System is a device designed for the administration of aerosolized pentamidine (NebuPent-Registered Trademark-, a registered trademark of Fujisawa Pharmaceutical Company), a drug used in the treatment of certain respiratory complications that result from the AIDS virus (pneumocystis carinii pneumonia). RespirGard -Registered Trademark-II is the only nebulizer system specifically recommended by Fujisawa and referenced in their labeling and use instructions.

Heated Humidification Systems products comprise Marquest's third product group. These systems consist of three subgroups - humidifiers, heated wire circuits and humidification chambers. Heated Humidification Systems provide a flow of moist, warm air to patients who are at risk from loss of body temperature and drying of the lung linings. There are applications for this product group in both respiratory care and anesthesia.

The fourth product group is the Anesthesia and Respiratory Breathing Systems group, which includes numerous disposable products for use in respiratory care and anesthesia. These products include standard respiratory and anesthesia circuits, masks, filters, and hyperinflation systems, as well as other accessories for use in either respiratory therapy or anesthesia administration applications.

The circuits range from a simple hose connecting the patient to the anesthesia machine in the operating room to more sophisticated circuits that allow monitoring of gas temperature and flow into and out of the patient. Marquest's disposable masks are designed to eliminate resterilization costs of conventional reusable masks and represent further steps to reduce the possibility of cross-contamination in operating rooms.

Marquest's filters are designed to filter particulates and bacteria from any air or anesthesia line carrying gases to or from a patient. The filter market continues to rapidly expand as healthcare providers have increased the emphasis placed on infection control. Marquest's filters are marketed for use in respiratory support, principally on ventilators, and anesthesia circuits.
These filters are marketed under the trade names RespirGard, HydroGard, OxyGard, and SpiroGard.

MARKETING AND DISTRIBUTION. Marquest markets its products domestically and internationally through company sales personnel and independent distributors. All of Marquest's current operations and assets are located in the United States. The domestic (United States and Canada) and export sales for the last three fiscal years are presented in the table below.

                                        FY 1996         FY 1995       FY 1994
                                        -------         -------       -------
                                                   (In Thousands)
     Net Sales:
       United States and Canada         $16,699        $16,023        $18,262
       Export Sales                     $ 5,744        $ 4,553        $ 4,204

Marquest focuses substantial resources on marketing and sales. It emphasizes in-service training for its clinical customers, distributor training and direct marketing. In-service training educates customers about Marquest's products and is supported by continuing efforts to introduce product design changes that eliminate application difficulties, such as converting from liquid heparin to a dried form to eliminate dilutional errors in blood gas analysis tests. Close working relationships with medical personnel also have led to the development of better and safer applications for Marquest's products, such as development of the RespirGard II -Registered Trademark- nebulizer system circuit, which is used in the treatment of AIDS-associated respiratory illnesses.

Marquest has identified and pursued opportunities to modify common medical devices to improve and expand their applications. Marquest believes that innovative product line expansion and clinical marketing have been and will continue to be essential factors in gaining market acceptance for Marquest's products.

Marquest distributes most of its manufactured products through a network of respiratory or anesthesia distributors. This network includes hospital supply distributors as well as over a thousand home healthcare product dealers who distribute certain of Marquest's products to users in the home. There are some direct sales to large hospitals or to hospitals in areas where Marquest has no dealer support, to government agencies and to original equipment manufacturer customers. Marquest's international sales and marketing efforts are managed from the corporate offices in Englewood, Colorado. The European, Middle Eastern, Asian and Pacific Rim territories are managed by independent field sales representatives and specialty distributors. Mexican, Central American, South American, and South African territories are managed using independent specialty distributors. Marquest also participates in major international trade shows annually.

Marquest has invested significant time and financial resources in the development of its distributor network and views this network as a valuable asset. However, Marquest does not believe that the loss of any single distributor would have a material impact on Marquest's sales as it believes that any distributor can be replaced within a reasonable period of time, and that in the interim Marquest can sell its products directly to most of the customers serviced by each distributor.

During Fiscal 1996, 1995 and 1994, Marquest had one distributor, Tri-Anim Health Services, Inc. of Sylmar, California, that accounted for 19%, 19% and 18%, respectively, of Marquest's sales.

PRODUCTION AND RAW MATERIALS. Marquest's manufacturing and assembly operations consist primarily of the injection molding and extrusion of certain components and the assembly and packaging of final products from both purchased and internally-manufactured sources. All of Marquest's manufactured products are disposable and are principally fabricated from molded resins.

Due to economies of scale in production, Marquest purchases certain standardized components, including needles, syringe barrels, and other supplies from qualified external sources. Marquest's material procurement consists of multiple single source vendors, all of which are subject to qualification criteria in accordance with Marquest's quality control procedures and policies. While Marquest endeavors to avoid being dependent on a single source of supply for any component or raw material by establishing qualified alternate suppliers, in certain cases it is not economical to use more than one source. Marquest emphasizes vendor certification and quality programs to ensure uninterrupted supplies of raw materials and components.

Historically, Marquest has not had a significant backlog of firm orders for its products. With the exception of orders for future delivery or for specially assembled products, most orders are shipped within one week of receipt and Marquest maintains predetermined levels of finished goods inventories to ensure timely delivery. Marquest had a backlog of orders to ship its products of approximately $158,000 and $99,000 at March 30, 1996 and April 1, 1995, respectively.

SEASONALITY. Historically, Marquest has experienced approximately 45% of its net sales in the first and second quarters of its fiscal year and 55% in the third and fourth quarters. Net sales are influenced by patterns in hospital admissions and discharges.

COMPETITION. The markets for Marquest's products are highly competitive. There are three major competitors in blood gas collection systems, four major competitors in anesthesia, respiratory and nebulizer products, and two major competitors in heated humidification products. Some of Marquest's competitors have greater financial resources than Marquest.

PRODUCT DEVELOPMENT. Marquest's product development is guided by its marketing and sales personnel. Through their daily contact with existing and potential customers, marketing and sales personnel attempt to identify needs for new products and improvements for existing products.

Many risks exist in new product development and there is no assurance that any of the products currently under development by Marquest can be successfully developed or, if introduced, will prove to be commercially successful products.

PATENTS, TRADEMARKS, LICENSES AND FRANCHISES. Marquest holds numerous patents for its manufactured products. It also holds licenses from individuals to manufacture a number of proprietary products. Marquest makes renewal filings on patents and trademarks periodically in accordance with Federal regulations. Patents, trademarks and licenses afford Marquest a measure of protection for its proprietary products, and Marquest has taken a posture of defending to the fullest extent possible the rights attendant to the patents, trademarks and licenses. However, it has been Marquest's experience that patents offer limited protection because the degree of specialization in its products is so extensive that the patents on them can, in some cases, be circumvented.

REGULATION. Marquest and its products are subject to regulation by the Food and Drug Administration ("FDA") and virtually all of Marquest's products are subject to validation as required by Good Manufacturing Practices ("GMP") of the FDA. The FDA engages in periodic inspections of Marquest's facilities, its products, and its manufacturing processes. A May 1991 FDA inspection of Marquest noted significant deviations from GMP. This report and a subsequent civil complaint filed by the FDA culminated in a suspension of Marquest's United States operations pursuant to a five-year Consent Decree effective October 1, 1991.
The suspension was lifted by the FDA on January 9, 1992 after Marquest demonstrated substantial compliance with GMP.

During fiscal 1994, the FDA completed a routine inspection of Marquest for compliance with GMP. The FDA's inspection report noted two deficiencies which were addressed and corrected by Marquest. There were no FDA inspections of Marquest in fiscal 1995.

The FDA conducted another inspection of Marquest's compliance with GMP in fiscal 1996. Marquest was issued an inspection report from the FDA with three observations noted. Subsequent to March 31, 1996, the FDA again inspected Marquest's operations and issued a report with six observations noted. Many of the deficiencies noted in the FDA's reports refer to the lack of training regarding assembly, testing and sampling. Marquest is taking corrective action in response to the FDA's concerns and has submitted written documentation to the FDA describing the employee retraining and other changes it has implemented.
The FDA is reviewing Marquest's submission and will verify the implementation of the new procedures and other corrective actions taken by Marquest at another inspection which will occur prior to mid-August 1996. Marquest cannot predict the outcome of the FDA's inspection or whether or not the FDA will take any additional actions with respect to these matters.

TRANSACTIONS WITH THE COMPANY. During fiscal 1994, the Company and Marquest completed a series of transactions designed to improve Marquest's liquidity and cash flows. As part of these transactions, Marquest sold to the Company its arterial blood gas ("ABG") product line, including related equipment, for $4,500,000 in cash. The Company then leased the ABG line to Marquest in exchange for a royalty equal to 3.25% of net ABG product line sales. Marquest had the option to repurchase the ABG product line at any time on or prior to May 31, 1996 for $4,500,000 plus $22,500 for each month lapsed between the sale and the repurchase. In May 1996, the Company and Marquest agreed to extend the option period through June 15, 1999. In 1994, Marquest granted to the Company warrants to purchase up to 6,580,000 shares of Marquest Common Stock at $.75 per share as consideration for the original product line repurchase option.

The Company also participated in Marquest's exchange offer for approximately $12,650,000 of defaulted Marquest Swiss Bonds. In connection with the exchange offer, the Company issued 43,516 shares of the Company's 5% Convertible Preferred Stock to the former holders of the Marquest Swiss Bonds. As consideration for the Company's issuance of its Preferred Stock, Marquest issued to the Company $4,352,000 aggregate principal amount of its 8% Convertible Promissory Notes due March 1999. The 8% Notes were convertible into shares of Marquest Common Stock. During fiscal 1995, the Company converted $2,500,000 of the Marquest 8% Notes into 3,333,333 shares of Marquest Common Stock at a conversion price of $.70 per share..

On March 28, 1996, the Company and Marquest entered into an agreement pursuant to which the Company converted the remaining balance of $1,852,000 and the associated accrued interest of $487,000 on the Marquest six-year 8% Notes into 3,340,245 shares of Marquest Common Stock at a conversion price of $.70 per share. Additionally, the Company agreed to convert $376,000 in accrued but unpaid management fees owed to the Company by Marquest into 537,614 shares of Marquest Common Stock. As of March 31, 1996, the Company owned 51% of Marquest's Common Stock. Marquest has a significant number of warrants, stock options, and convertible notes that could be converted into Marquest Common Stock. Depending upon the amount and timing of conversion of any of these securities, the Company's ownership percentage in Marquest could vary from 42% to 66%. Additionally, the Company has the right to appoint a majority of the members of Marquest's Board of Directors.

RELATED PARTY TRANSACTIONS. In December 1995, Scherer Capital, L.L.C. ("Scherer Cap"), an entity controlled by the majority stockholder of the Company, and Marquest signed a short-term promissory note enabling Marquest to borrow a maximum of $1,800,000, of which $1,100,000 was borrowed in December 1995. The note was secured by Marquest's inventory and accounts receivable and was due February 1996. Marquest repaid $400,000 of the borrowings in January 1996 and the balance of $700,000 was refinanced under a Loan and Security Agreement (the "Loan Agreement") signed by Marquest and Scherer Cap on March 28, 1996. The Loan Agreement enables Marquest to borrow from Scherer Cap a maximum of $1,500,000 at an interest rate of 12% over prime, adjusted quarterly. The rate was 9.75% as of March 31, 1996. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of March 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes. Additionally, on March 29, 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock, representing approximately 15% of the shares outstanding, for an aggregate purchase price of $1,000,000.

INTERNAL REVENUE SERVICE AUDITS. During fiscal 1994, Marquest received a federal income tax refund of approximately $745,000 due to the carryback to prior years of losses incurred during a temporary suspension of its operations. Subsequently, the Internal Revenue Service ("IRS") conducted an audit of Marquest and, in July 1994, determined that Marquest could not carryback the losses and issued an assessment against Marquest for the return of the full amount of the refund plus interest. In June 1995, Marquest negotiated a repayment plan with the IRS whereby Marquest paid the IRS $400,000 in June 1995 and the remaining balance will be paid in equal monthly installments over a two-year period. The IRS has placed a lien on Marquest's manufacturing facility in Englewood, Colorado to secure payment of these taxes.

EMPLOYEES. At June 1, 1996, Marquest had approximately 291 employees. Marquest's employees are not represented by a labor union, and Marquest considers its employee relations to be good.

SCHERER HEALTHCARE, LTD.

OVERVIEW. The Company owns a 65% interest in Scherer Healthcare, Ltd. ("Scherer, Ltd."), and, through a wholly owned subsidiary, is the sole general partner. Scherer, Ltd. was formed in 1987 and had been doing business as Custom Medical Products until October 1995. On October 3, 1995, Scherer, Ltd. sold certain of its assets to Cordis Medical Products, Inc., ("Cordis Medical"), a wholly owned subsidiary of Cordis Corporation ("Cordis") for approximately $6,527,000. The assets sold to Cordis Medical were those used in connection with Scherer, Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other healthcare providers (the "Medical Business"). The assets acquired by Cordis Medical consisted primarily of Scherer, Ltd.'s plant and land located in Asheville, North Carolina, furniture and fixtures, machinery and equipment, inventory, and other intangible property related to the Medical Business. Cordis Medical also agreed to assume all accounts payable related to the Medical Business and certain other specifically identified liabilities, including the mortgage on Scherer, Ltd.'s Asheville facility.

Prior to the transaction with Cordis Medical, Scherer, Ltd. was the primary supplier of disposable surgical trays for Cordis. Under a contract between Scherer, Ltd. and Cordis, Scherer, Ltd. assembled the surgical disposable trays under the Cordis private label and shipped the trays directly to Cordis' hospital customers. In fiscal 1994, the first year of the Cordis relationship, sales of surgical trays accounted for approximately 9% of Scherer, Ltd.'s total sales and approximately 32% of fiscal 1995's total sales.

Scherer, Ltd. continues under the name Protective Disposable Apparel in the business of providing nonwoven disposable industrial apparel and related products to the industrial safety and environment controlled clean room and scientific markets (the "Industrial Business"). Scherer, Ltd. continues to operate in the Asheville, North Carolina area. Its line of disposable industrial apparel and related products includes protective coveralls, frocks, boot covers, and headware.

PRODUCTION AND RAW MATERIALS. Scherer, Ltd.'s products are made primarily of nonwoven fabrics. Raw materials are readily available from multiple sources.

Scherer, Ltd.'s protective coveralls and frocks are manufactured by contracted independent workshops located in Haiti and Mexico. The Company has located several back-up facilities in the United States that could manufacture the coveralls and frocks should the international manufacturing become impractical.

MARKETING AND DISTRIBUTION. Scherer, Ltd. markets its products domestically from its administrative offices in Arden, North Carolina. Its primary market focus is on environment controlled clean room, industrial safety, and scientific distributors. These markets are serviced by its sales and marketing team located in North Carolina and by a group of approximately fourteen independent sales representatives.

Scherer, Ltd. had two distributors, Tetech, Inc. and VWR Scientific Products, that accounted for 19% and 16%, respectively, of its total sales in fiscal 1996.

In addition to the manufacture and distribution of its protective coveralls and frocks, Scherer, Ltd. acts as a master distributor for independent manufacturers of certain protective apparel such as masks, gowns and shoe covers. Sales of these products account for approximately 20% to 25% of Scherer, Ltd.'s total sales.

COMPETITION. The market for Scherer, Ltd.'s products is very competitive and includes numerous major manufacturers and distributors. Scherer, Ltd. emphasizes innovative quality products that are generally offered at prices less than the competition in its approach to market competition.

REGULATION. Some of Scherer, Ltd.'s products are regulated by the FDA. There have been no direct inspections by the FDA in the last three years.

EMPLOYEES. Scherer, Ltd. has 5 employees.

WASTE MANAGEMENT SERVICES SEGMENT

OVERVIEW. The Company operates its medical waste management services segment through Bio Systems Partners and Medical Waste Systems, Inc. (collectively, "Bio Systems"). The Company owns a 60% general partner interest in Biosystems Partners, a Georgia partnership. Medical Waste Systems, Inc. is a Delaware corporation and is wholly owned by the Company. Bio Systems assists hospitals, clinics, doctors and other healthcare facilities with the control and disposal of infectious medical waste, including sharp-edged waste such as scalpels, syringes and needles.

Bio System provides services throughout the Northeastern United States, the Mid-Atlantic states and the metropolitan Chicago market.

Bio Systems' sharp-edged medical waste management programs are designed to reduce a medical facility's costs and risks associated with disposal of used scalpels, needles, syringes, and other sharp-edged waste. Bio Systems incorporates reusable containers in its systems, providing the medical facility with a more environmentally friendly alternative to traditional disposable plastic containers.

Bio Systems maintains a fleet of licensed trucks and trailers to transport medical waste to its processing facility, where it is sterilized, pulverized and made available for recycling or disposal via landfill or incineration. During fiscal 1996, Bio Systems consolidated its operations by transferring the medical waste processing operations at its facility located near Philadelphia, Pennsylvania to its processing facility in Long Island, New York. The Pennsylvania facility is used to assemble, manage and store its reusable medical waste containers. Medical waste collected by Bio Systems in the metropolitan Chicago area is processed under a contract with a third party.

MARKETING. Bio Systems markets its services through advertising in hospital industry publications, direct mail and direct contact by Bio Systems' sales personnel. Customers include hospitals, clinics, and physician offices. Services to hospitals are typically provided under contracts of at least one year. No single customer accounts for over 10% of Bio Systems' sales revenues. Bio Systems operates 365 days a year. Its services are not seasonal or subject to backlog.

COMPETITION. Bio Systems has three major competitors. Even though Bio Systems faces significant competition in each of its market areas it believes it has a strong competitive position because of its reusable sharps containers and personalized services.

REGULATION. The waste management business is subject to a variety of federal, state and local regulations concerning the collection, transportation, processing, and disposal of medical and infectious waste. New regulations are frequently promulgated, compliance with which could have a material adverse effect on Bio Systems' business. Management is not aware of any pending regulations that would have such a material adverse effect.

EMPLOYEES. Bio Systems has approximately 110 employees. Drivers, technicians and processing personnel in New York and drivers and warehouse personnel in Pennsylvania are covered by collective bargaining agreements representing approximately 68% of Bio Systems employees. Bio Systems entered into a three-year collective bargaining contract in June 1993 with the union for its New York employees and a three-year contract in October 1993 with the union for its Pennsylvania employees. In June 1996, the New York union employees ratified a new three-year contract. Management considers its employee relations to be good.

CONSUMER HEALTHCARE PRODUCTS SEGMENT

OVERVIEW. In 1981, the Company acquired Scherer Laboratories, Inc., ("Scherer Labs"), a Texas corporation originally incorporated in 1903. Scherer Labs markets brand name and generic over-the-counter ("OTC") drugs and one prescription ("Rx") drug. The OTC products are principally products used for treatment of colds and coughs, eye and ear irritations and insect bites. Scherer Labs intends to discontinue the sale of its Rx product in fiscal 1997 due to an impractical increase in the cost to manufacture. Sales of the Rx product were $12,000, $24,000 and $55,000 in fiscal 1996, 1995, and 1994, respectively. Management does not believe that the loss of these sales will have a material effect on the Company.

Scherer Labs carries an inventory sufficient to cover planned sales requirements. Scherer Labs' return policy is consistent with the drug industry, with annual returns during the last three years of less than 2.0% of total annual sales.

Scherer Labs' current line of OTC products are manufactured by third party contractors using Scherer Labs' formulas. Scherer Labs employs one individual in Dallas, Texas as the division's General Manager who administers all sales, marketing, purchasing and relations with suppliers and contractors. Warehousing and distribution services are performed on a contract basis with a public warehouse. Two employees at the Company's corporate headquarters in Atlanta perform all accounting and customer service functions including order processing, accounts receivable, accounts payable and inventory control.

SEASONALITY. The sales of most of Scherer Labs' products are evenly distributed throughout the year. The majority of three of Scherer Labs OTC products, however, are purchased by consumers during the summer months. As a result of this seasonal activity, 35% of Scherer Labs' sales occur during the first fiscal quarter (April through June) of each fiscal year.

CUSTOMERS. Scherer Labs markets its products primarily to drug and food stores, mass market retailers, drug wholesalers, and government agencies. The majority of the sales are through retailers located in the Southwest region of the United States with approximately 35% of sales to retail outlets located in other areas of the country. Sales to Wal-Mart Stores in fiscal 1996 represented approximately 45% of total sales. These sales were through McKesson Drug Co., Wal-Mart's primary wholesaler, and account for over 80% of McKesson's total purchases from Scherer Labs. The loss of Wal-Mart would have a material adverse effect on Scherer Labs' ability to continue to operate profitably.

COMPETITION. Scherer Labs' products are subject to competition from national, regional, and store brands of similar or identical formulations. Emphasis is placed on Scherer Labs' long history and product quality and pricing at or near the pricing levels of generic products. Marketing activities focus on in-store price specials and other promotional allowances.

REGULATION. Scherer Labs' products are regulated by the FDA. Licensing is required by certain states where product sales occur. Licenses and registrations are renewed annually. There have been no government inspections of Scherer Labs in the last three years and there are no pending matters between Scherer Labs and any federal or state regulatory agencies.

DISCONTINUED PHARMACEUTICAL RESEARCH AND DEVELOPMENT SEGMENT

Biofor, Inc. ("Biofor"), a majority owned subsidiary of the Company which had been operating the Company's Pharmaceutical Research and Development Segment, was engaged in research to identify and develop new drug compounds. Since its inception on June 29, 1986, Biofor has expended over $20 million in cash funding from the Company and affiliates of the Company. In July 1995, after attempts to locate a purchaser for Biofor, Biofor ceased further drug design efforts and concentrated solely on the Ono research contract discussed below. When the Ono contract expired in March 1996, Biofor discontinued all operations and the Company abandoned all operations of Biofor.

Prior to the discontinuance of its operations, Biofor focused its drug design efforts on arthritis and osteoarthritis as well as the treatment for acute pain. Biofor's lead compound, BF-389, is an anti-inflammatory analgesic which preliminary Phase I clinical trials indicated was not sufficiently bioavailable when administered orally in humans. Other delivery methods that would allow oral administration of the compound were pursued by Biofor without success.

Since October 1990, Biofor and Ono Pharmaceutical Company, Ltd. ("Ono") had entered into two Research and Collaboration Agreements pursuant to which they jointly researched compounds. Biofor utilized its exclusive M-CADD "artificial intelligence" software and its scientists experienced in using M-CADD while Ono provided funding and clinical testing of any compounds discovered. The first contract expired in fiscal 1994 and the second expired March 1996. Substantially all of Biofor's revenues since 1990 were derived from these contracts.

The remaining property and equipment of Biofor primarily consists of land, a 30,000 square foot building owned by Biofor, and computer and laboratory equipment. The assets have been written down to their estimated net realizable value and the Company recorded a provision of $50,000 for the estimated shutdown costs.

The Company is currently seeking a purchaser for all the remaining assets of Biofor.

ITEM 2. PROPERTIES

The Company's major facilities follow:

     MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT:
          Marquest Medical Products, Inc.
                    Englewood, Colorado - 88,000 square foot facility owned by Marquest which includes 58,000 square feet of manufacturing and warehouse space and 30,000 square feet of administrative offices.
               Aurora, Colorado - 45,000 square foot leased warehouse.

          Scherer Healthcare, Ltd.
               Arden, North Carolina - 1,700 square feet of administrative office space leased by Scherer Healthcare, Ltd.
               Woodfin, North Carolina - 2,500 square foot leased warehouse facility.


     WASTE MANAGEMENT SERVICES SEGMENT:
          Bio Systems Partners
               Farmingdale, New York - 17,000 square foot facility leased by Bio
                    Systems Partners which includes 3,000 square feet of administrative office space and 14,000 square feet of space housing Bio Systems' medical waste processing operations.
          Medical Waste Systems, Inc.
               Warminster, Pennsylvania - 11,900 square foot facility leased by
                    Medical Waste Systems, Inc. which includes 1,900 square feet of administrative office space and 10,000 square feet of warehouse and storage space.
               Haverhill, Massachusetts - 4,000 square foot transfer station leased by Medical Waste Systems, Inc.

     CONSUMER HEALTHCARE PRODUCTS SEGMENT:
          Scherer Laboratories, Inc.
               Plano, Texas - 300 square foot facility leased by Scherer Labs and used as a sales office.


     CORPORATE SEGMENT:
          Scherer Healthcare, Inc.
               Atlanta, Georgia - 10,100 square feet of leased office space shared with Scherer Scientific, Ltd. and related entities. See "Item 13. Certain Relationships and Related Transactions."
          Biofor, Inc.
               Waverly, Pennsylvania - 30,000 square foot building owned by
                    Biofor.

The Company believes the facilities in all locations are adequate for the current and anticipated future level of activities.

ITEM 3. LEGAL PROCEEDINGS

A products liability action was filed against Marquest in California in 1990 which was defended and settled during the trial by its insurance company, Hartford Specialty Company. Under the insurance policy, Marquest may be responsible for a $250,000 self insured retention plus the cost of defense. Marquest has claimed that Hartford Specialty Company mishandled the lawsuit and has declined to pay. Marquest was sued by Hartford Specialty Company in District Court, Arapahoe County, Colorado in February 1994 alleging damages of up to $540,000. Subsequent to March 31, 1996, Marquest entered into a settlement agreement with Hartford Specialty Company pursuant to which Marquest is required to pay the insurance company $170,000.

The Company, through a subsidiary, owns a 60% interest in Bio Systems Partners ("BSP") which operates in the Company's Waste Management Services Segment. Pursuant to summary judgment granted in a civil action filed in the United States District Court for the Eastern District of New York in March 1994, the Company's subsidiary is required to buyout the 40% equity interest of its minority partner in BSP. Pursuant to the partnership agreement, the Company and the minority partner performed separate appraisals of the minority interest.
The separate appraisals were not consistent, therefore, a third appraiser, selected by the partners, has been retained to review each of the valuations and determine the final valuation and purchase price.

The Company is a party to certain other legal proceedings, however, it does not anticipate that any of such proceedings will have any material adverse affect on its financial condition or results of operations.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There were no matters submitted to security holders for vote during the quarter ended March 31, 1996.

ITEM 4A.  EXECUTIVE OFFICERS OF THE COMPANY

The names, ages at June 1, 1996, and positions with the Company of the executive officers, including all positions and offices with the Company held by such persons, are listed below. Unless otherwise stated, each executive officer has held their position for at least the last five years. All officers are elected for one year terms or until their respective successors are chosen. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

     Name and Age                  Positions with the Company
     ------------                  --------------------------

     Robert P. Scherer, Jr., 63    Director of the Company since 1977; Chairman
                                   of the Board of Directors and Chief Executive
                                   Officer of the Company since February 1995.
                                   Chairman of the Board, Director and Chief
                                   Executive Officer of Marquest since February
                                   1995. A Director, executive officer and controlling stockholder of RPS Investments,
                                   Inc. and affiliates since their respective formation.

     William J. Thompson, 62       President, Chief Operating Officer and
                                   Director of the Company since August 1984.
                                   President and Chief Operating Officer of
                                   Marquest since February 1995 and Director since 1993.

     Amy M. Murphy, 29             Vice President of Corporate Operations and
                                   Secretary of the Company since February 1995;
                                   Executive Vice President and Secretary of RPS
                                   Investments, Inc. and affiliates since
                                   February 1995.  Executive Assistant to the
                                   President for CompuPharm, Inc. from November
                                   1994 to February 1995; various positions with
                                   RPS Investments, Inc. and affiliates from May
                                   1992 to November 1994 and Assistant to the
                                   Provost, University of Maine from 1987 to
                                   1992.
     Gary W. Ruffcorn, 34          Director of Finance and Accounting of the
                                   Company since April 1995;  Principal
                                   Financial and Accounting Officer of the
                                   Company since August 1995. Prior to joining the Company, Mr. Ruffcorn held various accounting positions with Ogden Projects,
                                   Inc., including Assistant
                                   Controller/Directorof Accounting, from March
                                   1988 to March 1995.

                                       -13

                                     PART II


ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

COMMON STOCK
At March 31, 1996, there were approximately 2,105 shareholders of record of the Company's Common Stock. The Company's Common Stock is traded on The Nasdaq National Market under the symbol "SCHR". The following table sets forth the high and low closing sale prices per share as reported by Nasdaq for the periods indicated:

                             Fiscal               Fiscal
                              1996                 1995
                      -------------------    ----------------
                       High          Low      High       Low
                      ------        -----    ------     -----
     First Quarter    $  7         $  5      $ 23      $ 18 1/2
     Second Quarter      5 1/2        2        23        20
     Third Quarter       5            2 1/2    23        20
     Fourth Quarter      5            2 1/4    20 1/8     5

On June 20, 1996, the closing price of the Common Stock was $3 3/4:.

While there are no restrictions to prevent the payment of dividends, the Company has not paid a cash dividend in its history and does not anticipate paying a cash dividend in the near future.

ITEM 6. SELECTED FINANCIAL DATA

The following selected financial data concerning the Company for and as of the end of each of the years in the five year period ended March 31, 1996 are derived from the financial statements of the Company. The selected financial data is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, included elsewhere in this report. The financial statements of the Company as of March 31, 1996 and 1995 and for each of the years in the three year period ended March 31, 1996, and the report of Arthur Andersen LLP thereon, are included elsewhere in this report.


                                                       SELECTED FINANCIAL DATA
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                      YEAR ENDED MARCH 31,
                                                               -------------------------------------------------------------------
                                                                1996           1995           1994           1993           1992
                                                                ----           ----           ----           ----           ----
Net sales. . . . . . . . . . . . . . . . . . . . . . .         $41,857        $42,802        $41,229        $20,323        $20,205
Cost of goods sold . . . . . . . . . . . . . . . . . .         $28,540        $32,009        $30,641        $14,303        $14,474
Selling, general and administrative expenses . . . . .         $12,769        $14,281        $13,533         $6,102         $6,042
Research and development expenses. . . . . . . . . . .            $155           $140           $126              -              -
Nonrecurring charges . . . . . . . . . . . . . . . . .               -         $2,000              -              -              -
Other income (expense) . . . . . . . . . . . . . . . .          $2,828        $(1,133)          $218         $1,518           $281
Minority interest in net income (loss) . . . . . . . .             $(5)        $1,927         $1,992           $(17)         $(146)
Income (loss) from continuing operations . . . . . . .          $2,668        $(4,637)          $157         $1,135          $(418)
Income (loss) from continuing operations per share . .           $0.60        $ (1.09)        $ 0.04         $  .29       $  (0.11)
Loss from discontinued operations. . . . . . . . . . .           $(920)       $(5,534)       $(4,795)       $(2,606)       $(1,040)
Average shares outstanding . . . . . . . . . . . . . .           4,421          4,255          3,954          3,919          3,905
Total assets . . . . . . . . . . . . . . . . . . . . .         $34,443        $41,528        $51,907        $29,950        $34,853
Total long-term liabilities. . . . . . . . . . . . . .          $5,638         $5,316       $ 4,617            $511        $   598
Stockholders' equity . . . . . . . . . . . . . . . . .         $16,174        $14,486       $24,657        $20,708         $21,845
Cash dividends . . . . . . . . . . . . . . . . . . . .               -              -              -              -              -

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The Company, through its subsidiaries and majority owned partnerships, operates in several areas of the healthcare and industrial safety room industry. It manufactures and distributes healthcare and industrial safety room specialty products, provides disposal of certain medical waste, and markets certain over-the-counter and generic drugs. See "Item 1. Business" for a more detailed description and discussion of each of the Company's segments.

RESULTS OF OPERATIONS

NET SALES. The following table sets forth the net sales of each segment of the Company's business for the last three fiscal years (in thousands):

                                                              Year Ended March 31,
                                           -----------------------------------------------------------
                                                 1996                 1995                1994
                                           ------------------- ------------------- -------------------
Net Sales:
Medical Device and
   Surgical/Safety Disposables Segment
        Marquest                           $22,443     53.6%   $20,576     48.1%   $22,466     54.5%
        Scherer, Ltd.                        7,555     18.0     11,203     26.2      8,091     19.6
Waste Management Services Segment           10,753     25.7     10,039     23.4      9,670     23.5
Consumer Healthcare Products Segment         1,106      2.7        984      2.3      1,002      2.4
                                          ---------  -------- ---------  -------- ---------  --------
     Company Totals                        $41,857    100.0%   $42,802    100.0%   $41,229    100.0%
                                          ---------  -------- ---------  -------- ---------  --------
                                          ---------  -------- ---------  -------- ---------  --------


FISCAL 1996 VS. FISCAL 1995  (NET SALES)

The Company's net sales decreased by 2% to $41,857,000 for fiscal 1996 from $42,802,000 for fiscal 1995; however, fiscal 1995 includes twelve months of net sales for the Medical Business, or $9,865,000, and fiscal 1996 includes only six months of net sales for the Medical Business, or $5,344,000, which was sold in October 1995.

Marquest's net sales increased 9% to $22,443,000 in fiscal 1996 from $20,576,000 in fiscal 1995. Marquest's sales for the first quarter of fiscal 1995 were low due to a decline in sales to hospitals which Marquest believes was due primarily to the uncertainties relating to proposed healthcare reform. Also, many of Marquest's distributors purchased high levels of product during the fourth quarter of fiscal 1994 which depressed Marquest's sales in the first quarter of fiscal 1995. In fiscal 1996, Marquest implemented a network of independent manufacturer's representatives which supplements its sales force.

Scherer, Ltd.'s net sales decreased 33% to $7,555,000 in fiscal 1996 from $11,203,000 in fiscal 1995; however, fiscal 1995 includes twelve months of net sales for the Medical Business, or $9,865,000, and fiscal 1996 includes only six months of net sales for the Medical Business, or $5,344,000. Scherer, Ltd.'s net sales for the Industrial Business increased 65% to $2,211,000 for fiscal 1996 from $1,338,000 in fiscal 1995. This increase in net sales is primarily due to the introduction of two new fabric lines in late fiscal 1995.

Net sales in the Company's Waste Management Services Segment increased approximately 7% to $10,753,000 in fiscal 1996 from $10,039,000 in fiscal 1995. The increase in sales is due to the continuing acquisition of new medical waste disposal contracts with hospitals.

Net sales for the Consumer Healthcare Products Segment increased 12% to $1,106,000 for fiscal 1996 from $984,000 for fiscal 1995. This segment achieved a record level of sales of certain over-the-counter products during the first quarter of fiscal 1996. The sales growth can be attributed to an increase in sales to a primary wholesaler to Wal-Mart.

FISCAL 1995 VS. FISCAL 1994  (NET SALES)

Net sales in fiscal 1995 increased 4% to $42,802,000 from $41,229,000 in fiscal 1994.

Marquest's net sales declined 8% to $20,576,000 in fiscal 1995 from $22,466,000 in fiscal 1994. Net sales in fiscal 1994 were positively impacted due to fulfillment of a backlog of orders from consolidation of a manufacturing plant in Mexico and a distribution facility in Arizona to its headquarters in Colorado. At the beginning of the second quarter of fiscal 1995, Marquest implemented a territorial reorganization of its distributors, dropping certain nonperforming distributors and expanding the territories of other distributors. As anticipated, this resulted in a loss of sales as not all business to customers of discontinued distributors was retained by Marquest.

Scherer, Ltd.'s net sales increased 38% to $11,203,000 in fiscal 1995 from $8,091,000 in fiscal 1994 due primarily to entries into two new market segments during the third quarter of fiscal 1994. The private label surgical tray product for Cordis Corporation contributed $2,664,000 of the increase and the disposable specialty apparel segment, which sells to safety and clean room markets, contributed the rest of the increase.

Net sales increased approximately 4% at the Waste Management Segment due to the continuing acquisition of new hospital contracts.

There were no significant changes in the net sales of other segments in fiscal 1995.

COSTS AND EXPENSES. The following table sets forth the percentage relationship which the expense line items in the consolidated statement of operations bear to total revenue:

                                                   Percentage of Revenue
                                                   Year Ended March 31,
                                                ---------------------------
                                                  1996     1995      1994
                                                --------  -------  --------
Net Sales                                        100.0%    100.0%   100.0%
Costs and Expenses:
   Cost of good sold                              68.2     74.8      74.3
   Selling, general, and administrative           30.5     33.4      32.8
   Research and development                        0.4      0.3       0.3
   Nonrecurring charges                            -        4.7       -
                                                --------  -------  --------
      Operating income (loss)                      0.9%   (13.1)%    (7.4)%
                                                --------  -------  --------
                                                --------  -------  --------

The following table sets forth the Company's operating margins by operating segment and on a consolidated basis:

                                                    Year Ended March 31,
                                                ---------------------------
                                                  1996     1995      1994
                                                --------  -------  --------
Medical Device and Surgical/Safety
  Disposables Segment:
    Marquest                                       2.3%   (13.1)%   (11.9)%
    Scherer, Ltd.                                 (4.4)    (8.1)     (5.2)%
Waste Management Services Segment                  8.6      7.9       5.2
Consumer Healthcare Products Segment              33.3     24.8      28.5
Consolidated                                       0.9%   (13.1)%    (7.4)%

FISCAL 1996 VS. FISCAL 1995  (COSTS AND EXPENSES)

The Company reported operating income of $393,000 in fiscal 1996 compared to an operating loss of $5,628,000 in fiscal 1995. The fiscal 1995 operating loss includes a nonrecurring charge of $2,000,000 for the writedown of two waste incinerator investments.

Marquest reported operating income of $510,000 in fiscal 1996 compared to an operating loss of $2,696,000 in fiscal 1995. This improvement is a result of the increase in sales discussed above combined with an emphasis on cost reduction. Marquest reduced manufacturing costs and administrative expenses by reductions in personnel, improved operational efficiencies and increased vertical integration of the manufacturing processes. Additionally, the increase in the manufacturing volume helped improve overhead absorption.

Scherer, Ltd.'s operating loss decreased 63% to $335,000 in fiscal 1996 from $912,000 in fiscal 1995. In fiscal 1995, Scherer, Ltd. experienced substantial losses (approximately $700,000) under its surgical trays contract with Cordis. Effective April 1, 1995, Scherer, Ltd. entered into a new agreement with Cordis which required Cordis, among other things, to reimburse Scherer, Ltd. a monthly shortfall amount ($52,000 per month for the period April to July 1995 and $42,500 per month for the months of August and September 1995) to help offset monthly losses incurred under the contract. The contract was terminated upon the sale of the Medical Business to Cordis Medical in October 1995. Primarily as a result of the new contract, the Medical Business reported operating income of $164,000 in fiscal 1996 compared to an operating loss of $559,000 in fiscal 1995. The Industrial Business of Scherer, Ltd. increased its operating loss 41% to $499,000 in fiscal 1996 from $353,000 in fiscal 1995. The Company is reviewing the operating losses relating to the Industrial Business and is evaluating the areas in which Scherer, Ltd. can reduce operating costs to improve its margins. In late fiscal 1996, Scherer, Ltd., which is currently operating under the name Protective Disposable Apparel, moved the manufacture of its lab coats to a new workshop where Scherer, Ltd. was able to negotiate better labor rates. Additionally, Scherer, Ltd. intends to redesign some of its products in an attempt to reduce raw materials and may discontinue the sales of some of its low margin products.

The Waste Management Services Segment increased its operating income 17% to $924,000 in fiscal 1996 from $790,000 in fiscal 1995. The operating improvement can be attributed to a decrease in insurance expense and a one-time sales tax expense in fiscal 1995 pursuant to a three year assessment from a sales tax audit. This segment has reported consistent increases in net sales but has struggled to improve its operating margins because of pricing pressures in both the hospital and physician markets.

Operating income improved 51% to $368,000 in fiscal 1996 from $244,000 in fiscal 1995 at the Company's Consumer Healthcare Products Segment. This increase can be directly attributed to the increase in sales for this segment discussed above.

FISCAL 1995 VS. FISCAL 1994  (COSTS AND EXPENSES)

The Company's operating loss increased to $5,628,000 in fiscal 1995 from an operating loss of $3,071,000 in fiscal 1994. The fiscal 1995 operating loss includes a nonrecurring charge of $2,000,000 for the writedown of two waste incinerator investments.

Marquest's fiscal 1995 operating loss of $2,696,000 changed very little from fiscal 1994's operating loss of $2,679,000 despite a $1,890,000 sales decrease in fiscal 1995. This was primarily due to the previously discussed consolidation of the manufacturing and distribution facilities, plus focused emphasis on improvement programs developed to reduce cost while improving the quality of Marquest's products and customer service.

At Scherer, Ltd., the increase in the operating loss for fiscal 1995 from $421,000 in fiscal 1994 to $912,000 in fiscal 1995 was due principally to losses relating to the Cordis surgical tray business.

The Waste Management Segment operating income improved by approximately $288,000 from $502,000 in fiscal 1994 to $790,000 in fiscal 1995. This is a particularly positive result in light of the downward price pressure in both the hospital and physician's markets, and is a direct result of a successful cost reduction program initiated early in fiscal 1995.

The Company also had investment writedowns of $2,000,000 during fiscal 1995 relating to two waste incinerator investments at its waste incineration subsidiaries and $537,000 for an unsuccessful attempt to acquire another company.

INCOME TAXES. The Company recorded an income tax provision of $548,000 in fiscal 1996 and had tax benefits of $197,000 and $1,018,000 in fiscal years 1995 and 1994, respectively. Marquest recorded a tax provision of $697,000 in fiscal 1996 as a result of its settlement with the IRS with respect to tax issues related to previous years. In fiscal 1996, the Company (excluding Marquest) utilized tax loss carryforwards and reduced its valuation allowance accordingly. Prior to fiscal 1996, the Company significantly increased its valuation allowance against its deferred tax assets mainly related to the tax loss carryforwards.

The Company's ability to generate taxable income from operations is dependent upon various factors, many of which are beyond management's control. Accordingly, there can be no assurance that the Company will generate future taxable income. Therefore, the realization of the deferred tax assets will be assessed periodically based upon the Company's current and anticipated results of operations.

LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

CASH FLOWS FROM OPERATIONS.
The Company's (excluding Marquest) operating activities provided cash from continuing operations of approximately $2,123,000 in fiscal 1996 compared to approximately $350,000 in fiscal 1995. The improvement in operating cash flows can primarily be attributed to the collection of the remaining Scherer, Ltd. accounts receivable associated with the Medical Business and the overall improvement of Scherer, Ltd.'s working capital management prior to the sale of the Medical Business to Cordis Medical. Cordis paid all amounts owed (approximately $560,000) to Scherer, Ltd. at the time of closing for services provided under the contract to assemble surgical disposable trays.
Additionally, as part of the terms of the sale agreement, Scherer, Ltd. retained all accounts receivable associated with the Medical Business, of which approximately $800,000 was collected in the second half of fiscal 1996. During fiscal 1994 and into the first half of fiscal 1995, Scherer, Ltd. made significant inventory purchases in anticipation of projected sales increases under the Cordis contract. The anticipated level of sales did not materialize and an effort was made to reduce inventory levels in fiscal 1995 and continued through the first half of fiscal 1996.

The Company's decision to discontinue the operations of Biofor should reduce operating cash flow requirements in future periods. The net cash used by Biofor's operations was approximately $1,564,000 and $2,105,000 for fiscal years 1996 and 1995, respectively.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
Prior to fiscal 1996, Scherer Scientific, Ltd., Scherer Cap, and RPS Investments, Ltd., entities controlled by the majority stockholder of the Company, made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used primarily for working capital and business acquisitions. The Affiliate Loans are payable on demand and bear interest at prime rate plus .5%. The Company used $4,800,000 of the net proceeds from the sale of the Medical Business to Cordis Medical to repay a portion of the Affiliate Loans. The Company and the affiliates intend to restructure the remaining balance of the Affiliate Loans, approximately $2,286,000 at March 31, 1996, to include fixed payment terms, uniform interest rates, cross collateralization and guarantees.

During the first quarter of fiscal 1996, the Company terminated its $3,200,000 line of credit with Trust Company Bank (now SunTrust Bank). This line was fully collateralized by cash investments. The Company determined that the line provided no net financial leverage and converted the collateral previously used to secure the line of credit into operating cash. Available cash balances are invested in repurchase agreements (principally U.S. Treasuries) daily.

During the third quarter of fiscal 1996, the Company and Scherer Cap had discussed a line of credit arrangement that would have been available as an additional capital resource. The discussions ended after it was decided the line of credit wasn't necessary because the Company's cash flow is sufficient to maintain its current operations.

MARQUEST

With the exception of executive management, Marquest operates independent of the Company.

Marquest's cash used for operating activities decreased to approximately $79,000 in fiscal 1996 from $994,000 in fiscal 1995. The improvement can be attributed to the increase in sales during fiscal 1996 combined with the successful implementation of cost reduction programs.

In December 1995, Marquest signed a promissory note with Scherer Cap, an entity controlled by the majority stockholder of the Company, for maximum borrowings of $1,800,000, of which $1,100,000 was borrowed in December 1995 primarily for working capital purposes. Marquest repaid $400,000 of the borrowings in January 1996 and the balance of $700,000 was repaid in March 1996 from borrowings under a Loan and Security Agreement (the "Loan Agreement") entered into by Marquest and Scherer Cap. The Loan Agreement, which expires February 28, 2001, enables Marquest to borrow a maximum of $1,500,000 at an interest rate of prime plus
1 1/2%. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes that are convertible into shares of Marquest Common Stock at the option of Scherer Cap. As of March 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement. Additionally, Scherer Cap invested $1,000,000 in Marquest on March 29, 1996 through the purchase of 2,061,856 shares of Marquest Common Stock.

Marquest is currently negotiating with a bank for a line of credit that would be secured by its accounts receivable. The line of credit would be available primarily for working capital needs. Marquest expects to complete negotiations and secure the line of credit during the second quarter of fiscal 1997.

Planned capital investment for fiscal 1997 is approximately $1,000,000 for facilities and process improvements which Marquest will fund through internally generated funds and, if necessary, the $800,000 of available borrowings under the Loan Agreement with Scherer Cap.

Marquest's management believes that it can fund its current operating levels and meet its obligations during fiscal 1997 from cash on hand and from internally generated funds. To the extent that fiscal 1997's operations do not meet projected levels, Marquest's planned investment in capital expenditures for fiscal 1997 will be reduced accordingly.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements of the Company are set forth on pages F-1 through F-21 of this report. The reporting of selected quarterly financial data specified by
Item 302 of Regulation S-K is not required for the Company.


ITEM 9. DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

                                    PART III

Certain information required by Part III is omitted from this report but is incorporated herein by reference to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Shareholders (the "Proxy Statement"). Such Proxy Statement will be filed with the Securities and Exchange Commission not later than 120 days after March 31, 1996.

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

In accordance with General Instruction G(3) of the Form 10-K, the information relating to the directors of the Company, including directors who are executive officers of the Company, is set forth under the caption "Election of Directors" in the Proxy Statement and is incorporated herein by reference. Pursuant to Instruction 3 of Item 401(b) of Regulation S-K and General Instruction G(3) of Form 10-K, information relating to the executive officers of the Company is set forth under the caption "Executive Officers of the Company" in Part I, Item 4A of this report.

Compliance with Section 16(a) of the Securities Exchange Act of 1934: Section 16(a) of the Securities Exchange of 1934, as amended, and regulations of the Securities and Exchange Commission thereunder require the Company's directors and executive officers and any persons who own more than 10% of the Company's Common Stock, as well as certain affiliates of such persons, to file reports with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. with respect to their ownership of the Company's Common Stock. Directors, executive officers and persons owning more than 10% of the Company's Common Stock are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by it and written representations that no other reports were required of those persons, the Company believes that during fiscal 1996, all filing requirements applicable to its directors and executive officers were complied within a timely manner [except that Amy M. Murphy filed a late Form 3]. The Company is not aware of any other persons other than directors and executive officers and their affiliates who own more than 10% of the Company's Common Stock.


ITEM 11. EXECUTIVE COMPENSATION

In accordance with General Instruction G(3) of Form 10-K, the information relating to executive compensation set forth under the caption "Compensation of Executive Officers" in the Proxy Statement is incorporated herein by reference; provided, such incorporation by reference shall not be deemed to include or incorporate by reference the information referred to in Item 402 (a)(8) of Regulation S-K.


ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In accordance with General Instruction G(3) of Form 10-K, the information relating to security ownership by certain persons set forth under the captions "Principal Stockholders" and "Election of Directors" in the Proxy Statement is incorporated herein by reference.


ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with General Instruction G(3) of Form 10-K, the information relating to certain relationships and related transactions set forth under the caption "Related Party Transactions" in the Proxy Statement is incorporated herein by reference.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES AND REPORTS ON FORM 8-K

(a)  DOCUMENTS FILED AS PART OF THIS REPORT:
     (1)  Financial Statements.

     The financial statements of the Company and the related report of independent accountants thereon are set forth immediately following the Index to Financial Statements and Financial Statement Schedules which appears on page F-1 of this report.

     (2)  Financial Statement Schedules.

     Financial statement schedules begin on page S-1 of this report. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because such schedules are not required under the related instructions or are not applicable or because the information required is included in the consolidated financial statements or notes thereto.

     (3)  Exhibits.

     The following exhibits are filed with or incorporated by reference in this report. Where filing is made by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parenthesis. The Company will furnish any exhibit upon request to Amy M. Murphy, Secretary, Scherer Healthcare, Inc., 2859 Paces Ferry Road, Suite 300, Atlanta, Georgia 30339. There is a charge of $.50 per page to cover expenses for copying and mailing.

          3.1 Articles of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).
          3.2  By-Laws of the Company (Exhibit 3.2 to the Company's Annual
               Report on Form 10-K for the fiscal year ended March 31, 1994).
            4  Certificate of Designation, Preferences and Rights of Preferred
               Stock by Resolution of the Board of Directors Providing for an
               Issue of 7,000 Shares of Preferred Stock Designated "Series A" Cumulative Convertible Preferred Stock (Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).
          10.1 Property Lease between Bio Systems Partners and Flushing Operating Corp. for 210 Sherwood Avenue, Farmingdale, New York, and Addendum (Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).
          10.2 Property Lease between Med X Services of PA, Inc. and successors and Mark Hankin and Hamnar Associates XVII for 380 Constance Drive, Warminster, Pennsylvania, and Addendum (Exhibit 10.4 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).
          10.3 Asset Purchase Agreement dated October 3, 1995 among Cordis Medical Products, Inc., Scherer Healthcare, Ltd. d/b/a Custom Medical Products, ASH Enterprises, Inc., Out-Patient Products Company, Inc., Scherer Healthcare, Inc. and Cordis Corporation (Exhibit 2 to the Company's Current Report on Form 8-K dated October 19, 1995).
          10.4 Conversion Agreement dated March 28, 1996 by and between Marquest Medical Products, Inc. and Scherer Healthcare, Inc.
               (Exhibit 10 to the Company's Current Report on Form 8-K dated April 17, 1996)
            21 Subsidiaries of Registrant - filed herewith.
            25 Powers of Attorney - filed herewith.
            27 Financial Data Schedule (included only in EDGAR filing)

(b)  REPORTS ON FORM 8-K.
     No Current Reports on Form 8-K were filed by the Company during the quarter ended March 31, 1996.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized on June 27, 1996.

                              SCHERER HEALTHCARE, INC.


                         By:  /s/Robert P. Scherer, Jr.
                              -------------------------------------
                              Robert P. Scherer, Jr.
                              Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on June 27, 1996.

Signature                                    Title
---------                                    -----


/s/Robert P. Scherer, Jr.                    Chairman of the Board, Director and
-----------------------------------          Chief Executive Officer
Robert P. Scherer, Jr.


/s/William J. Thompson            *          President and Director
-----------------------------------
William J. Thompson



/s/Gary W. Ruffcorn                          Director of Finance and Accounting
-----------------------------------          (Principal Financial and Accounting
Gary W. Ruffcorn                             Officer)



/s/Stephen A. Lukas, Sr.          *          Director
-----------------------------------
Stephen A. Lukas, Sr.


/s/Kenneth H. Robertson           *          Director
-----------------------------------
Kenneth H. Robertson





*By:/s/Robert P. Scherer, Jr.
    -------------------------
       Robert P. Scherer, Jr.
       as Attorney-in-Fact

                            SCHERER HEALTHCARE, INC.

                                INDEX OF EXHIBITS


The following exhibits are filed with or incorporated by reference in this report. Where such filing is made by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.

EXHIBIT                                                                                   PAGE
NUMBER                             DESCRIPTION                                           NUMBER
-------                            -----------                                           ------
    3.1   Articles of Incorporation of the Company, as amended (Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended
          March 31, 1994).

    3.2   By-Laws of the Company (Exhibit 3.2 to the Company's Annual Report on
          Form 10-K for the fiscal year ended March 31, 1994).

    4 Certificate of Designation, Preferences and Rights of Preferred Stock by Resolution of the Board of Directors Providing for an Issue of 7,000 Shares of Preferred Stock Designated "Series A" Cumulative
          Convertible Preferred Stock (Exhibit 4 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).

    10.1  Property Lease between Bio Systems Partners and Flushing Operating
          Corp. for 210 Sherwood Avenue, Farmingdale, New York, and Addendum
          (Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994).

    10.2  Property Lease between Med X Services of PA, Inc. and successors and
          Mark Hankin and Hamnar Associates XVII for 380 Constance Drive,
          Warminster, Pennsylvania, and Addendum  (Exhibit 10.4 to the Company's
          Annual Report on Form 10-K for the fiscal year ended March 31, 1994).

    10.3  Asset Purchase Agreement dated October 3, 1995 among Cordis Medical
          Products, Inc., Scherer Healthcare, Ltd. d/b/a Custom Medical
          Products, ASH Enterprises, Inc., Out-Patient Products Company, Inc.
          Scherer Healthcare, Inc. and Cordis Corporation (Exhibit 2 to the
          Company's Current Report on Form 8-K dated October 19, 1995).

    10.4  Conversion Agreement dated March 28, 1996 by and between Marquest
          Medical Products, Inc. and Scherer Healthcare, Inc. (Exhibit 10 to the
          Company's Current Report on Form 8-K dated April 17, 1996)

    21    Subsidiaries of Registrant - filed herewith.

    25    Powers of Attorney - filed herewith.

    27    Financial Data Schedule (included only in EDGAR filing)

                               SCHERER HEALTHCARE, INC.


                FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES


The following consolidated financial statements and schedules of the Registrant and its subsidiaries are submitted herewith in response to Item 8:

Report of Independent Public Accountants. . . . . . . . . . . . . . . .    F-2

Consolidated Balance Sheets--March 31, 1996 and 1995. . . . . . . . . .    F-3

Consolidated Statements of Operations--Years Ended
    March 31, 1996, 1995 and 1994 . . . . . . . . . . . . . . . . . . .    F-5

Consolidated Statements of Stockholders' Equity--Years
    Ended March 31, 1996, 1995 and 1994 . . . . . . . . . . . . . . . .    F-7

Consolidated Statements of Cash Flows--
    Years Ended March 31, 1996, 1995 and 1994 . . . . . . . . . . . . .    F-8

Notes to Consolidated Financial Statements. . . . . . . . . . . . . . .    F-9

The following financial statement schedules of the Registrant and its subsidiaries are submitted herewith in response to Item 14(a)(2):

Schedule I--Condensed Financial Information of Registrant . . . . . . .    S-1

Schedule II--Valuation and Qualifying Accounts. . . . . . . . . . . . .    S-4

                       REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and
Stockholders of
Scherer Healthcare, Inc.


We have audited the accompanying consolidated balance sheets of SCHERER HEALTHCARE, INC. (a Delaware Corporation) AND SUBSIDIARIES as of March 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1996. These financial statements and the schedules referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Scherer Healthcare, Inc. and subsidiaries as of March 31, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1996 in conformity with generally accepted accounting principles.

As discussed in Notes 1 and 11 to the financial statements, the Company changed its method of accounting for income taxes during 1994.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed in the index of financial statements and financial statement schedules are presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly state, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                              Arthur Andersen LLP


Atlanta, Georgia
June 7, 1996

                               SCHERER HEALTHCARE, INC.

                             CONSOLIDATED BALANCE SHEETS

                               March 31, 1996 and 1995


                              ASSETS

                                                             1996          1995
                                                         -----------   -----------
CURRENT ASSETS
  Cash and cash equivalents                              $ 3,622,000   $ 1,273,000
  Investment fund, at cost which approximates market          -          3,232,000
  Accounts receivable, less allowance for doubtful
    accounts of $243,000 in 1996 and $228,000 in 1995      6,092,000     7,248,000
  Current maturities of  notes receivable                    393,000       289,000
  Inventories                                              3,936,000     5,644,000
  Prepaid and other                                          331,000       435,000
                                                         -----------   -----------

     Total current assets                                 14,374,000    18,121,000
                                                         -----------   -----------
PROPERTY AND EQUIPMENT                                    15,749,000    16,728,000
  Less accumulated depreciation                           (5,146,000)   (4,229,000)
                                                         -----------   -----------
  Net property and equipment                              10,603,000    12,499,000
                                                         -----------   -----------

OTHER ASSETS
  Cost in excess of net assets of  businesses
    acquired, net                                          6,721,000     7,165,000
  Other investments, at cost                                 651,000       650,000
  Notes receivable, less current portion                     506,000     1,038,000
  Intangibles                                                365,000       829,000
  Deferred income taxes                                      329,000       329,000
  Other                                                      305,000             -
  Net assets of discontinued operations                      589,000       897,000
                                                         -----------   -----------

            Total other assets                             9,466,000    10,908,000
                                                         -----------   -----------
TOTAL ASSETS                                             $34,443,000   $41,528,000
                                                         -----------   -----------
                                                         -----------   -----------




                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                             CONSOLIDATED BALANCE SHEETS
                                     (Continued)

                               MARCH 31, 1996 AND 1995



                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          1996         1995
                                                      -----------   ----------

CURRENT LIABILITIES
  Accounts payable                                   $ 2,150,000   $ 3,663,000
  Acrued expenses                                      5,002,000     4,897,000
  Line of credit and current maturities of debt
    obligations                                          981,000     3,423,000
  Payables to affiliates                               2,286,000     7,601,000
  Other                                                   49,000        58,000
  Net liabilities of discontinued operations              33,000       888,000
                                                      -----------   ----------

     Total current liabilites                         10,501,000    20,530,000
                                                      -----------   ----------

LONG-TERM DEBT, net of current maturities              5,291,000     4,946,000
                                                      -----------   ----------

OTHER LIABILITIES                                        347,000       370,000
                                                      -----------   ----------

COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS IN SUBSIDIARY AND PARTNERSHIPS      2,130,000     1,196,000
                                                      -----------   ----------

STOCKHOLDERS' EQUITY
  Convertible preferred stock - $.01 par value,
    2,000,000 shares authorized; 28,885 shares
    issued and outstanding in 1996 and 35,006
    in 1995                                                 -             -
  Common stock - $.01 par value, 12,000,000
    shares authorized; 4,669,928 issued  in
    1996 and 4,642,814 in 1995; 4,290,566 shares
    outstanding in 1996 and 4,266,452 in 1995             47,000        46,000
  Capital in excess of par value                      22,316,000    22,317,000
  Accumulated deficit                                 (3,156,000)   (4,904,000)
  Less treasury stock, at cost                        (3,033,000)   (2,973,000)
                                                      -----------   ----------

     Total stockholders' equity                       16,174,000    14,486,000
                                                      -----------   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $34,443,000   $41,528,000
                                                      -----------   ----------
                                                      -----------   ----------




                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                            For the years ended March 31,

                                                       1996           1995          1994
                                                    -----------    -----------   -----------
NET SALES                                          $41,857,000    $42,802,000   $41,229,000
                                                    -----------    -----------   -----------

COSTS AND EXPENSES
  Cost of goods sold                                28,540,000     32,009,000    30,641,000
  Selling, general, and administrative              12,769,000     14,281,000    13,533,000
  Research and development                             155,000        140,000       126,000
  Nonrecurring charges                                    -         2,000,000          -
                                                    -----------    -----------   -----------
    Total costs and expenses                        41,464,000     48,430,000    44,300,000
                                                    -----------    -----------   -----------

OPERATING INCOME (LOSS)                                393,000     (5,628,000)   (3,071,000)

OTHER INCOME (EXPENSE)
  Interest income                                      266,000        696,000     1,185,000
  Interest expense                                  (1,128,000)    (1,257,000)   (1,178,000)
  Gain on sale of assets                             3,006,000         70,000       491,000
  Other, net                                           684,000       (642,000)     (280,000)
                                                    -----------    -----------   -----------
    Total other income (expense)                     2,828,000     (1,133,000)      218,000
                                                    -----------    -----------   -----------

Income (loss) from continuing operations before
  minority interest, income taxes, extraordinary
  item and change in accounting principle            3,221,000     (6,761,000)   (2,853,000)

Minority interest in (income) loss                      (5,000)     1,927,000     1,992,000
                                                    -----------    -----------   -----------

Income (loss) from continuing operations before
  income taxes, extraordinary item and change
  in accounting principle                            3,216,000     (4,834,000)     (861,000)

Benefit (provision) for income  taxes                 (548,000)       197,000     1,018,000
                                                    -----------    -----------   -----------

Income (loss) from continuing operations
  before extraordinary item and change in
  accounting principle                               2,668,000     (4,637,000)      157,000

Loss from discontinued operations                     (920,000)    (5,534,000)   (4,795,000)
                                                    -----------    -----------   -----------

Income (loss) before extraordinary item and
  change in accounting principle                     1,748,000    (10,171,000)   (4,638,000)
Extraordinary item: gain from extinguishment
  of debt                                                 -              -          421,000
Change in accounting principle, benefit from
  change in method of accounting for income taxes         -              -          254,000
                                                    -----------    -----------   -----------

NET INCOME (LOSS)                                  $ 1,748,000   $(10,171,000)  $(3,963,000)
                                                    -----------    -----------   -----------
                                                    -----------    -----------   -----------




                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Continued)

                            For the years ended March 31,

                                                        1996            1995          1994
                                                     -----------     -----------   -----------
INCOME (LOSS) PER COMMON SHARE
  Income (loss) from continuing operations before
    extraordinary item and change in accounting
    principle                                        $      0.60     $    (1.09)   $     0.04
  Loss from discontinued operations                        (0.20)         (1.30)        (1.21)
  Extraordinary item                                         -              -            0.11
  Change in accounting principle                             -              -            0.06
                                                     -----------     -----------   -----------
NET INCOME (LOSS) PER SHARE                          $      0.40     $    (2.39)   $    (1.00)
                                                     -----------     -----------   -----------
                                                     -----------     -----------   -----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             4,421,483      4,255,264     3,953,544
                                                     -----------     -----------   -----------
                                                     -----------     -----------   -----------




                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       For the three years ended March 31, 1996

                                                                                            Retained
                                                                                            Earnings
                                            Preferred               Common    Capital In     (Accu-                   Treasury
                                Preferred   Stock        Common     Stock     Excess of      mulated     Treasury      Stock
                                Shares      Amount       Shares     Amount    Par Value      Deficit)    Shares         Cost
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------
Balance at March 31, 1993           -       $   -       4,305,139  $  43,000  $14,309,000  $ 9,230,000    371,362   $(2,873,000)

  Shares issued in connection
    with Marquest transaction     43,516        -           -           -       4,351,000        -           -           -
  Net loss                          -           -           -           -          -        (3,963,000)      -           -
  Shares issued to purchase
    minority interest in
    Biofor of Georgia               -           -         300,000      3,000    3,657,000        -           -           -
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------

Balance at March 31, 1994         43,516        -       4,605,139     46,000   22,317,000    5,267,000    376,362   (2,973,000)

  Conversion of preferred
    shares to common shares       (8,510)       -          37,675       -          -             -           -           -
  Net loss                          -           -           -           -          -       (10,171,000)      -           -
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------

Balance at March 31, 1995         35,006        -       4,642,814     46,000   22,317,000   (4,904,000)   376,362   (2,973,000)
  Conversion of preferred
    shares to common shares       (6,121)       -          27,114      1,000       (1,000)       -           -           -
  Net income                        -           -           -           -          -         1,748,000       -           -
  Other                             -           -           -           -          -             -          3,000      (60,000)
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------

Balance at March 31, 1996         28,885    $   -       4,669,928  $  47,000  $22,316,000  $(3,156,000)   379,362   $(3,033,000)
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------
                                ---------   ---------   ---------  ---------  -----------  -----------   --------   ------------




                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                            For the years ended March 31,


                                                     1996            1995          1994
                                                  -----------     -----------   -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                $ 1,748,000   $(10,171,000)  $(3,963,000)
    Adjustments to reconcile net income (loss)
       to net cash provided by (used for)
      operating activities:
        Depreciation and amortization              2,228,000      2,658,000     3,240,000
        Minority interest                             46,000     (1,952,000)   (1,992,000)
        Deferred taxes                                  -           121,000       391,000
        Gain on sale of assets                    (3,006,000)       (70,000)     (491,000)
        Extraordinary gain from early
          extinguishment of debt                        -              -         (421,000)
        Nonrecurring charges                            -         2,000,000          -
        Loss from discontinued operations            920,000      5,534,000     4,795,000
        Other noncash charges and credits, net        34,000       (267,000)      380,000
    Changes in operating assets and liabilities,
      net of acquisitions:
      Accounts receivable, net                     1,063,000         48,000    (2,061,000)
      Inventories                                   (614,000)       816,000    (2,207,000)
      Prepaid and other                              101,000        188,000       189,000
      Income taxes, net                               14,000        825,000       132,000
      Accounts payable and accrued expenses         (464,000)      (154,000)     (815,000)
      Other liabilities                              (25,000)      (221,000)     (463,000)
                                                 ------------    -----------   -----------
     Net cash provided by (used for) operating
      activities of continuing operations          2,045,000       (645,000)   (3,286,000)
                                                 ------------    -----------   -----------
     Net operating activities of discontinued
      operations                                  (1,564,000)    (2,105,000)   (2,616,000)
                                                 ------------    -----------   -----------
     Net cash provided by (used for) operating
      activities                                     481,000     (2,750,000)   (5,902,000)
                                                 ------------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment, net        (670,000)    (1,773,000)   (3,646,000)
    Proceeds from sale of assets                   5,147,000        245,000       692,000
    Decrease (increase) in investments             3,232,000       (232,000)     (542,000)
    Decrease in notes receivable                     467,000        764,000     1,983,000
    Other investing activities, net                   82,000        (45,000)      476,000
                                                 ------------    -----------   -----------
    Net cash provided by (used for)
      investing activities                         8,258,000     (1,041,000)   (1,037,000)
                                                 ------------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net (repayments of) proceeds from
      borrowings                                  (2,657,000)    (1,008,000)    2,466,000
    Advances from (repayments to) affiliated
      companies                                   (5,321,000)     2,356,000     2,161,000
    Proceeds from investment by affiliated
      company                                      1,588,000           -            -
    Other financing activities, net                     -           169,000      (131,000)
                                                 ------------    -----------   -----------
      Net cash provided by (used for) financing
        activities                                (6,390,000)     1,517,000     4,496,000
                                                 ------------    -----------   -----------
CHANGE IN CASH AND CASH EQUIVALENTS                2,349,000     (2,274,000)   (2,443,000)

CASH AND CASH EQUIVALENTS, beginning of year       1,273,000      3,547,000     5,990,000
                                                ------------    -----------   -----------
CASH AND CASH EQUIVALENTS, end of year          $  3,622,000    $ 1,273,000   $ 3,547,000
                                                ------------    -----------   -----------
                                                ------------    -----------   -----------



                 The accompanying notes are an integral part of these
                          consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           MARCH 31, 1996, 1995, AND 1994



    NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRINCIPLES OF CONSOLIDATION

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the parent company, Scherer Healthcare, Inc. (the "Company" or "Scherer Healthcare"), and its subsidiaries (see Exhibit 21 to Annual Report on Form 10-K for the fiscal year ended March 31, 1996 for detailed listing). Marquest Medical Products, Inc. ("Marquest"), a majority owned subsidiary of the Company, has a 52- or 53-week fiscal year ending on the Saturday nearest to March 31.
All significant intercompany accounts and transactions have been eliminated in consolidation.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain 1994 and 1995 amounts have been reclassified to conform with the 1996 presentation.

CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of financial instruments such as cash, short-term investments, trade receivables and payables and short-term debt approximated their fair values based on the short-term maturities of these instruments. Additionally, the carrying value of both long-term investments and long-term debt approximated fair values.

INVENTORIES

Inventories are stated at the lower of net realizable value or cost using the first-in, first-out ("FIFO") method.

                                                1996            1995
                                            ------------     ----------
    Finished products                       $ 1,884,000      $2,107,000
    Work in progress                            233,000         203,000
    Containers, packaging, and raw material   1,819,000       3,334,000
                                              -----------     ----------
                                            $ 3,936,000      $5,644,000
                                              -----------     ----------
                                              -----------     ----------

PROPERTY AND EQUIPMENT

PROPERTY and equipment is stated at cost, and depreciation is computed principally using the straight-line method over the estimated useful lives of the assets as follows: furniture, fixtures and equipment--3-10 years and buildings and leasehold improvements--5-50 years.

                                                     1996         1995
                                                ------------  -------------
         Land                                   $  1,265,000   $  1,387,000
         Building and leasehold improvements       4,836,000      5,331,000
         Furniture, fixtures, and equipment        9,648,000     10,010,000
                                                ------------  -------------
                                                 $15,749,000    $16,728,000
                                                ------------  -------------
                                                ------------  -------------


Depreciation expense for fiscal years 1996, 1995, and 1994 was $1,924,000, $2,276,000, and $2,470,000, respectively.

MINORITY INTEREST

Minority interest primarily represents the equity interest in Marquest of outside investors. Because of recent losses, there is no significant minority interest liability related to other subsidiaries not wholly-owned by the Company.

INCOME TAXES

As discussed in Note 11, during the first quarter of fiscal 1994, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." This statement requires that the Company account for income taxes under the liability method.

REVENUE RECOGNITION

Sales are recorded by the Company when products are shipped to customers or independent distributors. Sales for services provided are recorded when the Company has completed the service.

Geographic net sales were as follows:
                                       1996          1995           1994
                                   -----------    -----------    -----------
    United States and Canada      $36,113,000    $38,249,000    $37,025,000
    Europe, Pacific Rim and Other   5,744,000      4,553,000      4,204,000
                                   -----------    -----------    -----------
          Net Sales               $41,857,000    $42,802,000    $41,229,000
                                   -----------    -----------    -----------
                                   -----------    -----------    -----------


Operating margins on export sales have been comparable to those associated with domestic sales.

RESEARCH AND DEVELOPMENT EXPENSE

Research and development expenditures for the creation and application of new products and processes are expensed as incurred.

INCOME (LOSS) PER COMMON SHARE

Income (loss) per common share is based upon the weighted average number of common shares outstanding after giving effect for common stock equivalents arising from the assumed conversion of the Company's Convertible Preferred Stock into common stock. Stock options outstanding have no material effect upon the calculation of earnings per share since their effect is antidilutive.

NEW ACCOUNTING STANDARDS

In fiscal 1997, the Company will adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires that long-lived assets and associated intangibles be written down to fair value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. SFAS No. 121 also requires that a company no longer record depreciation expense on assets held for sale. The Company expects that the adoption of SFAS No. 121 will not have a material effect on its financial position or results of operations.

In fiscal 1997, the Company will adopt SFAS No. 123, "Accounting for Stock-Based Compensation". This standard establishes a fair value method for accounting for stock-based compensation plans either through recognition or disclosure. The Company will adopt this standard through compliance with the disclosure requirement set forth in SFAS No. 123. Adoption of the standard will have no impact on the financial position or results of operations of the Company.

NOTE 2.  ACQUISITION OF MARQUEST MEDICAL PRODUCTS, INC.

During the first quarter of fiscal 1994, Scherer Healthcare entered into transactions to acquire Marquest and to provide it $4,500,000 in sale and leaseback financing. Marquest is an international manufacturer and distributor of specialty cardiopulmonary support, respiratory and anesthesia disposable devices. Since the transactions were completed, Marquest has been included with the Company in the consolidated financial statements due to the Company's ability to control Marquest by virtue of common stock, warrants and convertible debt held by the Company and the Company's control of the Board of Directors.

As part of the acquisition, Marquest restructured its $12,650,000 of defaulted Swiss bonds. Approximately 96% of the outstanding amount of bonds was tendered and accepted in the Swiss bond exchange offers. A combination of approximately 43,516 shares of Scherer Healthcare 5% Convertible Preferred Stock, $2,875,000 of Marquest six-year 8% notes, and Marquest warrants for 1,597,416 Common Shares were issued to the former bondholders who accepted the exchange offers. In exchange for its Preferred Stock, Scherer Healthcare received approximately $4,352,000 of Marquest six-year 8% notes convertible into Marquest Common Stock. The $4,500,000 purchase of one of Marquest's product lines by Scherer Healthcare provides a license back to Marquest and a right of repurchase by Marquest. The issuance of the Preferred Stock to Swiss bondholders resulted in goodwill of approximately $4,255,000. Scherer Healthcare received warrants for 6,580,000 shares of Marquest Common Stock, exercisable at $.75 per share. At Scherer Healthcare's option, either cash or Scherer Healthcare Common Stock can be used in exercising the warrants. On May 23, 1994, the Company converted $2,500,000 of the $4,352,000 Marquest six-year 8% note into 3,333,333 shares of Marquest Common Stock.

On March 28, 1996, the Company converted the remaining balance of $1,852,000 and the associated accrued interest of $487,000 on the Marquest six-year 8% note into 3,340,245 shares of Marquest Common Stock. Additionally, the Company agreed to convert $376, 000 in accrued but unpaid management fees owed to the Company by Marquest into 537,614 shares of Marquest Common Stock. As of March 31, 1996, the Company owns 51% of Marquest's outstanding Common Stock. Marquest has outstanding a significant number of warrants, stock options, and convertible notes that could be converted into Marquest Common Stock. Depending upon the amount and timing of conversion of any of these securities, the Company's ownership percentage in Marquest could vary from 42% to 66%.

NOTE 3.        SEGMENT  INFORMATION


                                                                             Years Ended March 31
                                                                       -------------------------------
                                                                                 (in thousands)
                                                                         1996          1995      1994
                                                                         ----          ----      ----
Net Sales:
  Medical Device and Surgical/Safety Disposables Segment:
        Marquest Medical Products, Inc.                              $   22,443    $  20,576  $  22,466
        Scherer Healthcare, Ltd.                                          7,555       11,203      8,091
     Waste Management Services Segment                                   10,753       10,039      9,670
     Consumer Healthcare Products Segment                                 1,106          984      1,002
                                                                      ----------    ---------  ---------
        Total                                                        $   41,857    $  42,802  $  41,229
                                                                      ----------    ---------  ---------
                                                                      ----------    ---------  ---------
Operating Income (Loss) from Continuing Operations:
  Medical Device and Surgical/Safety Disposables Segment:
        Marquest Medical Products, Inc.                              $      510    $  (2,696) $  (2,679)
        Scherer Healthcare, Ltd.                                           (335)        (912)      (421)
     Waste Management Services Segment                                      924          790        502
     Consumer Healthcare Products Segment                                   368          244        286
     Corporate (a)                                                       (1,074)      (3,054)      (759)
                                                                      ----------    ---------  ---------
        Total                                                        $      393    $  (5,628) $  (3,071)
                                                                      ----------    ---------  ---------
                                                                      ----------    ---------  ---------
Identifiable Assets:
     Medical Device and Surgical/Safety Disposables Segment:
        Marquest Medical Products, Inc.                              $   15,393    $  13,992  $  16,929
        Scherer Healthcare, Ltd.                                            909        6,233      6,461
     Waste Management Services Segment                                    9,370        9,524      9,173
     Consumer Healthcare Products Segment                                   153          139        152
     Corporate (b)                                                        8,618       11,640     19,192
                                                                      ----------    ---------  ---------
        Total                                                        $   34,443    $  41,528  $  51,907
                                                                      ----------    ---------  ---------
                                                                      ----------    ---------  ---------
Depreciation Expense:
     Medical Device and Surgical/Safety Disposables Segment:
        Marquest Medical Products, Inc.                              $    1,046    $   1,364  $   1,668
        Scherer Healthcare, Ltd.                                             74          128        104
     Waste Management Services Segment                                      731          717        639
     Consumer Healthcare Products Segment                                     1            1         10
     Corporate                                                               72           66         49
                                                                       ---------    ---------  ---------
        Total                                                         $   1,924    $   2,276  $   2,470
                                                                      ----------    ---------  ---------
                                                                      ----------    ---------  ---------
Capital Expenditures:
     Medical Device and Surgical/Safety Disposables Segment:
        Marquest Medical Products, Inc.                               $      66    $     666  $   1,650
        Scherer Healthcare, Ltd.                                             47          268      1,027
     Waste Management Services Segment                                      626          715        783
     Consumer Healthcare Products Segment                                   -            -            9
     Corporate                                                              -             15         65
                                                                       ---------    ---------  ---------
        Total                                                         $     739    $   1,664  $   3,534
                                                                       ---------    ---------  ---------
                                                                       ---------    ---------  ---------


 (a) Amount includes a nonrecurring charge of $2,000,000 for fiscal year 1995 relating to the writedown of two waste incinerator investments.

 (b) Amount includes net assets of discontinued operations of $589,000, $897,000, and $3,805,000 for fiscal years 1996, 1995, and 1994, respectively.  See Note 4.

MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT

MARQUEST MEDICAL PRODUCTS, INC.
See Note 2 for discussion on the acquisition of Marquest.

Marquest manufactures and distributes four major groups of products for use in the respiratory care, cardiopulmonary support and anesthesia markets. The largest of these product groups is the Blood Collection Systems for Diagnostic Testing. This group includes a broad line of Marquest disposable blood gas syringes. Most revenues in this group are from the sales of proprietary-designed syringes, which are marketed under the trade names Gas-Lyte and Quik-ABG.

All of Marquest's operations and assets are located in Englewood, Colorado. Marquest markets its products domestically (United States and Canada) and internationally. The international markets primarily include Europe, the Pacific Rim, and Puerto Rico. Export sales accounted for 26%, 22%, and 19% of Marquest's sales for fiscal 1996, 1995, and 1994, respectively. Marquest had one independent distributor who accounted for 19%, 19% and 18% of its sales for fiscal 1996, 1995, and 1994, respectively.

SCHERER HEALTHCARE, LTD
The Company, through a wholly owned subsidiary, is the general partner and 65% owner of Scherer Healthcare, Ltd. ("Scherer, Ltd."), which had been doing business as Custom Medical Products until October 1995. On October 3, 1995, Scherer, Ltd. sold certain of its assets to Cordis Medical Products, Inc. ("Cordis Medical"), a wholly owned subsidiary of Cordis Corporation for approximately $6,527,000. The assets sold to Cordis Medical were those used in connection with Scherer, Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other healthcare providers. See Note 5. for further discussion on the sale of assets.

Scherer, Ltd. continues in the business of providing nonwoven disposable industrial apparel and related products to the industrial safety and environment controlled clean room and scientific markets under the name Protective Disposable Apparel. Scherer, Ltd.'s operations and assets are located in the Asheville, North Carolina area. Scherer, Ltd.'s line of disposable products, which are sold domestically, includes protective coveralls, frocks, boot covers, and headware.

WASTE MANAGEMENT SERVICES SEGMENT

The Company operates its medical waste management services segment through Bio Systems Partners and Medical Waste Systems, Inc. (collectively, "Bio Systems"). The Company owns a 60% general partner interest in Bio Systems Partners and Medical Waste Systems, Inc. is wholly owned by the Company. Bio Systems has developed and implemented a system to manage and to dispose of certain infectious waste from hospitals and medical facilities--primarily injectables and other sharp-edged waste. Bio Systems operates in the metropolitan New York City, Pennsylvania, New Jersey, and New England areas.

CONSUMER HEALTHCARE PRODUCTS SEGMENT

Scherer Laboratories, Inc. ("Scherer Labs"), a 100% owned subsidiary of the Company markets brand name and generic over-the-counter ("OTC") drugs and one prescription ("Rx") drug. The OTC products are principally products used for treatment of colds and coughs, eye and ear irritations and insect bites. Scherer Labs intends to discontinue the sale of its Rx product in fiscal 1997 due to an impractical increase in the cost to manufacture. Sales of the Rx product were $12,000, $24,000, and $55,000 in fiscal 1996, 1995, and 1994, respectively. The loss of these sales will not have a material effect on the Company.

Scherer Labs markets its products primarily to drug and food stores, mass market retailers, drug wholesalers, and government agencies. The majority of the sales are through retailers in the Southwest region of the United States. Accounting and customer service functions are provided by the Company at its corporate headquarters in Atlanta, Georgia and sales, marketing, purchasing, and relations with suppliers and contractors are performed in Dallas, Texas.

NOTE 4.  DISCONTINUED OPERATIONS

Biofor, Inc. ("Biofor"), a majority owned subsidiary of the Company which had been operating the Company's Pharmaceutical Research and Development Segment, was engaged in research to identify and develop new drug compounds. Biofor utilized "artificial intelligence" computer technology (known as "MultiCASE") which employed a system of rational drug design (known as M-CADD). This technology was used for new drug compound development and for contracted research and development.

Biofor focused its drug design efforts on at arthritis and osteoarthritis as well as the treatment for acute pain. Biofor's lead compound, BF-389, is an anti-inflammatory analgesic which preliminary Phase I clinical trials indicated was not sufficiently bioavailable when administered orally in humans. Other delivery methods that would allow oral administration of the compound were pursued by Biofor without success.

Since October 1990, Biofor and Ono Pharmaceutical Company, Ltd. ("Ono") had entered into two Research and Collaboration Agreements pursuant to which they jointly researched compounds. Biofor provided the use of its exclusive M-CADD software and its scientists experienced in using M-CADD while Ono provided funding and clinical testing of any compounds discovered. The first contract expired in fiscal 1994 and the second expired March 1996. Substantially all of Biofor's revenues since 1990 were derived from these contracts.

Since its inception on June 29, 1986, Biofor has expended over $20 million in cash funding from the Company and affiliates of the Company. In July 1995, after attempts to locate a purchaser for Biofor, Biofor ceased further drug design efforts and concentrated solely on the Ono research contract. When the Ono contract expired in March 1996, Biofor discontinued all operations and the Company abandoned all operations of Biofor.

The abandonment of the operations of Biofor has been accounted for as a discontinued operation and, accordingly, its net assets (liabilities) have been segregated from continuing operations in the accompanying consolidated balance sheets. Biofor's operating results are also segregated and reported as discontinued operations in the accompanying consolidated statements of operations and cash flows.

The following results of operations are attributable to the discontinued operations of Biofor:


                                                                                1996                 1995                1994
                                                                           --------------       -------------       -------------
Net sales                                                                  $      772,000       $     800,000       $   1,062,000
                                                                           --------------       -------------       -------------

Research and development expenditures                                           1,381,000           2,717,000           2,887,000
Nonrecurring charges                                                                    -           2,874,000           2,488,000
Other costs and expenses                                                          311,000             743,000             482,000
                                                                           --------------       -------------       -------------
                                                                                1,692,000           6,334,000           5,857,000
                                                                           --------------       -------------       -------------

Loss from discontinued operations                                          $     (920,000)      $  (5,534,000)      $  (4,795,000)
                                                                           --------------       -------------       -------------
                                                                           --------------       -------------       -------------


The net assets and liabilities of the discontinued operations of Biofor at March 31, 1996 and 1995 are as follows:


                                                          1996         1995
                                                      ----------   ----------
Current assets:
  Notes receivable, current                            $       -   $   39,000
  Prepaid expenses                                             -       71,000
                                                       ---------   ----------
   Total current assets                                        -      110,000
                                                       ---------   ----------

Current liabilities:
  Accounts payable and accrued expenses                   33,000      226,000
  Deferred contract revenues                                   -      772,000
                                                      ----------   ----------
   Total current liabilities                              33,000      998,000
                                                      ----------   ----------

Net current liabilities                               $   33,000   $  888,000
                                                      ----------   ----------
                                                      ----------   ----------


Long-term assets:
 Property and equipment, net                          $  664,000   $  938,000
                                                      ----------   ----------
  Total long-term assets                                 664,000      938,000
                                                      ----------   ----------

Long-term liabilities:
  Other liabilities                                       25,000       41,000
  Estimated shutdown costs                                50,000            -
                                                      ----------   ----------
   Total long-term liabilities                            75,000       41,000
                                                      ----------   ----------

Net long-term assets                                  $  589,000   $  897,000
                                                      ----------   ----------
                                                      ----------   ----------


The remaining property and equipment of Biofor primarily consists of land, a 30,000 square foot building owned by Biofor, and computer and laboratory equipment. The assets have been written down to their estimated net realizable value and the Company recorded a provision of $50,000 for the estimated shutdown costs. Both of these amounts are included in the loss from discontinued operations for fiscal 1996. No income taxes or interest expense were allocated to the discontinued operations of Biofor for fiscal 1996, 1995, and 1994.

The Company is currently seeking a purchaser for all the remaining assets of Biofor.

NOTE 5.  SALE OF ASSETS

On October 3, 1995, the Company sold certain of the assets of Scherer, Ltd. to Cordis Medical, a wholly-owned subsidiary of Cordis Corporation, for $6,527,000. The assets sold were those used in connection with Scherer, Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other healthcare providers (the "Medical Business"). Additionally, Cordis Medical agreed to assume all accounts payable related to the Medical Business and certain other specifically identified liabilities, including the mortgage on Scherer, Ltd.'s facility located in Asheville, North Carolina. Scherer, Ltd. received net proceeds, before income taxes, of $4,922,000 and the Company recorded a pretax gain of $2,781,000 in the third quarter of fiscal 1996. Scherer, Ltd. continues in the business of providing nonwoven apparel for industrial uses under the name Protective Disposable Apparel.

NOTE 6.  INTANGIBLES AND COSTS IN EXCESS OF NET ASSETS ACQUIRED

Intangibles are being amortized on a straight-line basis over periods ranging from 5 - 40 years. Amortization expense amounted to $124,000, $152,000, and $359,000 in fiscal years 1996, 1995, and 1994, respectively. Accumulated amortization at March 31, 1996 and 1995 was $317,000 and $293,000, respectively.

The cost in excess of net assets acquired ("goodwill") is being amortized on a straight-line basis over periods ranging from 5 - 30 years. Amortization expense amounted to $380,000, $249,000, and $85,000 in fiscal years 1996, 1995, and 1994, respectively. Accumulated amortization at March 31, 1996 and 1995 was $1,175,000 and $779,000, respectively.

Subsequent to an acquisition, the Company periodically evaluates whether later events and circumstances indicate that the remaining estimated useful life of goodwill warrants revision. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

NOTE  7. BORROWINGS

The Company had a $3,200,000 line of credit arrangement with a bank which was collateralized by $3,200,000 of investments. Borrowings under the line of credit, which were $1,944,000 at March 31, 1995, had an interest rate of prime. The Company terminated the line of credit in June 1995 by paying off its then remaining balance of $2,989,000 with the investments that collateralized the line.

Debt and obligations under capital leases at March 31, 1996 and 1995 consisted of the following:



                                                                                   1996                1995
                                                                              -----------        ------------
Obligations under line of credit arrangement                                  $         -        $  1,944,000
Swiss debt principal and accrued interest at 9%                                   397,000             813,000
Note payable to Scherer Capital, LLC due fiscal 2002, prime plus
  1 2%, 9.75% at March 31, 1996                                                   700,000                   -
Note payable to bank, due through fiscal 2004; variable interest rate,
  8.375% at March 31, 1996                                                        975,000           1,234,000
Mortgage note payable due through fiscal 1999 at prime plus 1/2%                        -             466,000
Obligations under capital leases, due in varying installments through
  fiscal 2002                                                                   1,290,000             935,000
Notes payable due fiscal 1996 at 18%                                                    -             220,000
Swiss notes payable due fiscal 1999 at 8%                                       2,896,000           2,677,000
Other long-term debt                                                               14,000              80,000
                                                                              -----------        ------------
                                                                                6,272,000           8,369,000
Less current maturities                                                          (981,000)         (3,423,000)
                                                                              -----------        ------------
Long-term debt                                                                $ 5,291,000        $  4,946,000
                                                                              -----------        ------------
                                                                              -----------        ------------


The following is a summary of the future maturities of capital lease obligations and notes payable:

Year ended March 31:
  1997                                 $      981,000
  1998                                        544,000
  1999                                      3,294,000
  2000                                        734,000
  2001                                         18,000
  Thereafter                                  701,000
                                       --------------
                                       $    6,272,000
                                       --------------
                                       --------------

Substantially all of the assets of Marquest (approximately $15,393,000) are collateral on approximately $5,793,000 of the above noted debt obligations.

NOTE  8.       COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

Office space, warehouse facilities, certain computer systems, transportation equipment, and office equipment are leased under noncancelable operating leases expiring at various dates through 2003. Total rental expense included in the consolidated statements of operations approximated $1,066,000, $1,110,000, and $1,608,000 in the years ended March 31, 1996, 1995, and 1994, respectively.

The following is a summary of future minimum lease payments required under operating leases having noncancelable lease terms in excess of one year:

Year ended March 31:

  1997                                 $      967,000
  1998                                        911,000
  1999                                        455,000
  2000                                        273,000
  2001                                        197,000
  Thereafter                                  303,000
                                       --------------
                                            3,106,000
Minimum sublease income                      (331,000)
                                       --------------
                                       $    2,775,000
                                       --------------
                                       --------------

LEGAL PROCEEDINGS

A products liability action was filed against Marquest in California in 1990 which was defended and settled during the trial by its insurance company. Under the insurance policy, Marquest may be responsible for a $250,000 self insured retention plus the cost of defense. Marquest has claimed that the insurance company mishandled the lawsuit and has declined to pay. Marquest was sued by the insurance company in District Court, Arapahoe County, Colorado in February 1994 alleging damages of up to $540,000. Subsequent to March 31, 1996, Marquest entered into a settlement agreement with the insurance company pursuant to which required Marquest to pay the insurance company $170,000.

The Company, through a subsidiary, owns a 60% interest in Bio Systems Partners ("BSP") which operates in the Company's Waste Management Services Segment. Pursuant to summary judgment granted in a civil action filed in the United States District Court for the Eastern District of New York in March 1994, the Company's subsidiary is required to purchase 40% equity interest of its minority partner in BSP. Pursuant to the partnership agreement, the Company's subsidiary and the minority partner performed separate appraisals of the minority interest. The separate appraisals were not consistent, therefore, a third appraiser, selected by the partners, has been retained to review each of the valuations and determine the final valuation and purchase price.

The Company is subject to other legal proceedings and claims that arise in the
ordinary course of business.   Although the outcome of such proceedings and
claims cannot be determined with certainty, management is of the opinion that their final outcome will not have a material adverse effect on the Company's operations or financial position.

NOTE 9.  STOCKHOLDERS' EQUITY

STOCK OPTIONS

The Company has three stock option plans and a Long-Term Incentive Plan.
Options may be exercised at a rate ranging from 20 to 33 percent per year and expire after eight years. At March 31, 1996, the maximum shares available under these plans for future grants were 1,859,200. The price of options granted to date has generally been at the fair market value of the shares on date of grant.

A summary of changes in outstanding options is as follows:

                                                                     Weighted
                                                  Shares              Average
                                                  Subject            Price per
                                                 to Option             Share
                                                 ---------           ---------

    Balance at March 31, 1993                     209,800              $14.34
       Options granted                               -                   -
       Options exercised                             -                   -
       Options canceled and expired               (10,000)              19.69
                                                 ---------           ---------

    Balance at March 31, 1994                     199,800               14.07
        Options granted                           241,000               10.34
        Options exercised                            -                   -
        Options canceled and expired                 -                   -
                                                 ---------           ---------

    Balance at March 31, 1995                     440,800               12.03
         Options granted                             -                   -
         Options exercised                           -                   -
         Options canceled and expired            (311,000)              10.77
                                                 ---------           ---------
    Balance at March 31, 1996                     129,800              $15.05
                                                 ---------           ---------
                                                 ---------           ---------

    Options exercisable at March 31, 1996         102,800
                                                 ---------
                                                 ---------

CONVERTIBLE PREFERRED STOCK

As part of the Marquest acquisition in fiscal 1994, the Company issued 43,516 shares of its 5% Convertible Preferred Stock, $.01 par value (the "Preferred Stock") to the former holders of Marquest's defaulted Swiss bonds (see Note 2). The Company has 2,000,000 shares of the Preferred Stock authorized. Each share of the Preferred Stock is convertible into approximately 4.43 shares of the Company's Common Stock. At March 31, 1996, the Company had 28,885 shares of the Preferred Stock outstanding.

NOTE  10. RETIREMENT PLAN

A contributory 401(k) salary reduction plan covers all nonunion employees, and union employees in a few states, who are over 21 years of age and have been employed at least one year. Prior to April 1, 1995, Company contributions were 200% of employee contributions. Effective April 1, 1995, the Company may make a matching contribution not to exceed 6% of an employee's compensation. For fiscal 1996, the Company made a matching contribution of 100% of employee contributions up to the maximum of 6% of the employee compensation. Company contributions were approximately $108,000, $201,000, and $178,000 for fiscal years 1996, 1995, and 1994, respectively.

NOTE 11. INCOME TAXES

During the first quarter of fiscal 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which required the use of the liability method of accounting for income taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws. The Company determined that the cumulative adjustment due to the adoption of SFAS No. 109 was $254,000 in fiscal 1994 as a result of the recognition of net operating loss carryforwards which were not allowed to be recognized as deferred tax assets under the Company's prior method of accounting for income taxes using Accounting Principles Board Opinion No. 11.

As of March 31 the Company's net deferred tax assets consisted of the following:

                                                  1996                1995
                                              -------------       -----------

        Deferred tax assets:
          Accrued expenses                    $   867,000         $   923,000
          Partnership losses                      604,000             819,000
          Capital Losses                          971,000           1,044,000
          Net operating loss carryforwards      6,155,000           6,615,000
          Other                                   462,000             838,000
                                              -------------       -------------
            Total deferred tax assets           9,059,000          10,239,000
                                              -------------       -------------

        Deferred tax liabilities:
          Amortization of intangibles                -                (39,000)
          Depreciation                           (278,000)           (273,000)
                                              -------------       -------------
            Total deferred tax liabilities       (278,000)           (312,000)
                                              -------------       -------------

          Valuation allowance                  (8,452,000)         (9,598,000)
                                              -------------       -------------

        Net deferred tax assets               $   329,000         $   329,000
                                              -------------       -------------
                                              -------------       -------------

A reconciliation of income tax provision (benefit) from continuing operations at the Federal statutory rates to actual tax provision (benefit) from continuing operations follows:


                                                                   1996           1995           1994
                                                              ------------   ------------   ------------

    Computed statutory amount                                  $ 1,095,000    $(2,299,000)   $  (970,000)
    Increase (decrease) in taxes resulting from:

       State income taxes, net of federal income
          tax benefit                                              129,000       (270,000)      (114,000)
       Minority interest in net (income) loss of
         subsidiaries                                               (7,000)       (28,000)       (14,000)
       Amortization of goodwill                                    142,000         92,000        129,000
       IRS settlement                                              697,000           -              -
       Net Federal and State tax refunds                          (150,000)      (250,000)      (311,000)
       Net change in valuation allowance                        (1,494,000)     2,249,000         78,000
       Other, net                                                  136,000        309,000        184,000
                                                              -------------  ------------   -------------
     Provision (benefit) for income taxes                      $   548,000    $  (197,000)   $(1,018,000)
                                                              -------------  ------------   -------------
                                                              -------------  ------------   -------------

Components of the provision (benefit) for income taxes are as follows:

                                                                   1996           1995           1994
                                                              ------------   ------------   ------------
    Current taxes:
        Federal                                               $  612,000     $  (126,000)   $  (887,000)
        State                                                    (64,000)       (192,000)        93,000
                                                              ------------   -------------   ------------
                                                                 548,000        (318,000)      (794,000)
     Deferred taxes                                                 -            121,000       (224,000)
                                                              ------------   -------------   ------------
    Provision (benefit) for income taxes                      $  548,000     $  (197,000)   $(1,018,000)
                                                              ------------   -------------   ------------
                                                              ------------   -------------   ------------

At March 31, 1996, the Company, excluding Marquest, has regular tax loss carryforwards of approximately $3,461,000 expiring in 2010. Marquest, which files a separate consolidated tax return, has tax loss carryforwards of approximately $13,000,000 which expire at varying dates through 2010 and are limited as to their use. Marquest also has capital loss carryforwards of approximately $2,600,000 which expire at varying dates through 1998. Due to the transactions discussed in Note 2, the future benefits associated with the utilization of Marquest's tax loss carryforwards may be substantially limited. Capital losses can be utilized to the extent Marquest generates capital gains in the future.

The Company has determined, based upon its recent earnings history, that asset valuation allowances of $8,452,000 and $9,598,000 should be established against its deferred tax assets as of March 31, 1996 and 1995.

During fiscal 1994, Marquest received a refund of federal income taxes of approximately $745,000 due to the carryback to prior years of losses incurred during the temporary suspension of operations by the FDA. The Internal Revenue Service ("IRS") completed an audit, and in July 1994, determined that the losses could not be carried back and issued an assessment to Marquest for the taxes plus interest. In fiscal 1996, Marquest settled additional tax issues related to audits by the IRS for fiscal years 1982-1988. Marquest recorded $697,000 of additional taxes and interest. Marquest negotiated a repayment plan whereby Marquest paid $400,000 in June 1995 and the remaining liability for taxes, interest and penalties of approximately $970,000 at March 30, 1996 will be repaid in monthly installments of $40,000. The IRS has placed a lien on Marquest's facility in Englewood, Colorado to secure payment of the taxes.

NOTE 12. RELATED-PARTY TRANSACTIONS

At March 31, 1996 and 1995, the Company had payables to affiliates of approximately $2,286,000 and $7,601,000, respectively due to Scherer Scientific, Ltd. and Scherer Capital, L.L.C ("Scherer Cap"). These payables are due on demand and bear interest at prime rate plus .5% (8.75% at March 31, 1996).
These entities are controlled by the majority stockholder of the Company.

In December 1995, Scherer Cap and Marquest signed a short-term promissory note enabling Marquest to borrow a maximum of $1,800,000, of which $1,100,000 was borrowed in December 1995. The note was secured by Marquest's inventory and accounts receivable and was due February 1996. Marquest repaid $400,000 of the borrowings in January 1996 and the balance of $700,000 was refinanced under a Loan and Security Agreement (the "Loan Agreement") signed by Marquest and Scherer Cap on March 28, 1996. The Loan Agreement enables Marquest to borrow a maximum of $1,500,000 at an interest rate of 12% over prime, adjusted quarterly. The rate was 9.75% as of March 31, 1996. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of March 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes. Additionally, on March 29, 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000.

During the first quarter of fiscal 1996 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services"). Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the Administrative Services arrangement and approximately 14 employees of Scherer Scientific, Ltd. became employees of the Company. As a result, the Company currently provides its own administrative, accounting, management and payroll services.

The Company was charged the following fees by the above affiliates:



                                             1996         1995          1994
                                          ---------    ----------     ---------
Management fees                           $150,000     $ 610,000      $500,000
Accounting and other services                 -           78,000       113,000
Interest expense                           539,000       544,000       252,000
                                          ---------    ----------     ---------
     Total                                $689,000    $1,232,000      $865,000
                                          ---------    ----------     ---------
                                          ---------    ----------     ---------

Until March 1995, Scherer Labs utilized the inventory receiving, warehousing and distribution, customer service, and invoicing services of an entity controlled by certain former officers of the Company and 25% owned by the majority shareholder of the Company. The fees charged for these services were $104,000 and $96,000 in fiscal 1995 and 1994, respectively.

During fiscal 1994, the Company acquired a 10% interest in Biofor from the former President of Biofor in exchange for 165,000 shares of the Company's Common Stock valued, at the time of the transaction, at approximately $2,000,000. Additionally during fiscal 1994, the former President of Biofor exercised his option from a previous transaction with the Company. The option required the Company to purchase 5,000 shares of the Company's Common Stock from the former President of Biofor for $20 per share.


NOTE 13. SUPPLEMENTAL CASH FLOW INFORMATION
                                                                      Years Ended March 31
                                                         ------------------------------------------
                                                               1996           1995          1994
                                                         ------------  -------------    -----------
NONCASH INVESTING AND FINANCING
  TRANSACTIONS:
    Issuance of common stock for purchase of
      minority interest in Biofor                        $        -     $        -      $ 3,660,000
                                                         ------------  -------------    -----------
                                                         ------------  -------------    -----------

    Issuance of preferred stock in exchange for Note
      Receivable from Marquest to the Company            $        -     $        -      $ 4,352,000
                                                         ------------  -------------    -----------
                                                         ------------  -------------    -----------

    Conversion of Notes from Marquest to Marquest
      Common Stock                                       $  2,715,000   $  2,500,000    $      -
                                                         ------------  -------------    -----------
                                                         ------------  -------------    -----------
Supplemental information:
Interest paid during the year                            $  1,395,000   $    935,000    $ 1,179,000
Income taxes paid (refunded) during the year                  471,000     (1,149,000)    (1,110,000)

                                      SCHEDULE I

                               SCHERER HEALTHCARE, INC.

                    CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                                    BALANCE SHEETS
                               MARCH 31, 1996 AND 1995

                                        ASSETS
                                                          1996          1995
                                                    -------------  ------------
CURRENT ASSETS
  Cash and cash equivalents                         $   1,987,000   $   711,000
  Investments, at cost                                       -        3,232,000
  Accounts and notes receivable                         3,389,000     4,690,000
  Receivable from Marquest                                 43,000       683,000
  Inventories                                             542,000     3,034,000
  Other current assets                                    158,000     1,074,000
                                                    -------------  ------------
    Total current assets                                6,119,000    13,424,000
                                                    -------------  ------------

PROPERTY AND EQUIPMENT, net                             3,548,000     4,827,000
                                                    -------------  ------------

INVESTMENT IN MARQUEST                                  6,882,000     6,339,000
GOODWILL AND OTHER INTANGIBLES, net                     2,926,000     3,557,000
OTHER ASSETS                                            2,380,000     2,016,000
                                                    -------------  ------------

                                                    $  21,855,000   $30,163,000
                                                    -------------  ------------
                                                    -------------  ------------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable                                  $   2,423,000   $ 2,269,000
  Payable to affiliates                                 2,280,000     7,602,000
  Line of credit and current maturities of
    debt obligations                                      178,000     2,156,000
  Other current liabilities                                82,000     2,443,000
                                                    -------------  ------------

    Total current liabilities                           4,963,000    14,470,000
                                                    -------------  ------------

OTHER LIABILITIES                                         718,000     1,207,000

STOCKHOLDERS' EQUITY                                   16,174,000    14,486,000
                                                    -------------  ------------

                                                    $  21,855,000  $ 30,163,000
                                                    -------------  ------------
                                                    -------------  ------------

The notes to consolidated financial statements are an integral part of the condensed balance sheets.

This schedule presents Scherer Healthcare, Inc. and subsidiaries consolidated except for its Marquest subsidiary. Marquest's assets are restricted as to their distribution to the Company.

                                      SCHEDULE I

                               SCHERER HEALTHCARE, INC.

                    CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                               STATEMENTS OF OPERATIONS
                            FOR THE YEARS ENDED MARCH 31,

                                           1996          1995          1994
                                       -----------   ------------   -----------

NET SALES                             $ 19,413,000    $22,226,000   $18,763,000
                                       -----------   ------------   -----------

COSTS AND EXPENSES
  Costs of goods sold                   13,234,000     16,343,000    12,942,000
  Selling, general and administrative    6,662,000      7,385,000     6,407,000
  Nonrecurring charges                        -         2,000,000          -
                                       -----------   ------------   -----------
    Total costs and expenses            19,896,000     25,728,000    19,349,000

OPERATING LOSS                            (483,000)    (3,502,000)     (586,000)

OTHER INCOME, net
  Gain on sale of assets                 2,781,000           -             -
  Other, net                               265,000         67,000     1,155,000
                                       -----------   ------------   -----------
    Total other income, net              3,046,000         67,000     1,155,000
                                       -----------   ------------   -----------

Income (loss) from continuing
  operations before net loss from
  unconsolidated subsidiary, income
  taxes, and change in accounting
  principle                              2,563,000     (3,435,000)     (569,000)
Net loss from unconsolidated subsidiary    (45,000)    (1,399,000)   (1,009,000)
                                       -----------   ------------   -----------

Income (loss) from continuing oper-
  ations before income taxes and
  change in accounting principle         2,518,000     (4,834,000)     (440,000)
Benefit for income taxes                   150,000        197,000     1,018,000
                                       -----------   ------------   -----------

Income (loss) from continuing
  operations before change in
  accounting principle                   2,668,000     (4,637,000)      578,000
Loss from discontinued operations         (920,000)    (5,534,000)   (4,795,000)
                                       -----------   ------------   -----------

Income (loss) before change in
  accounting principle                   1,748,000    (10,171,000)   (4,217,000)

Change in accounting principle,
  benefit from change in method of
  accounting for income taxes                 -              -          254,000
                                       -----------   ------------   -----------

NET INCOME (LOSS)                      $ 1,748,000   $(10,171,000)  $(3,963,000)
                                       -----------   ------------   -----------
                                       -----------   ------------   -----------


The notes to consolidated financial statements are an integral part of the condensed statements of operations.

This schedule presents Scherer Healthcare, Inc. and subsidiaries consolidated except for its Marquest subsidiary. Marquest's assets are restricted as to their distribution to the Company.

                                      SCHEDULE I

                               SCHERER HEALTHCARE, INC.

                    CONDENSED FINANCIAL INFORMATION OF REGISTRANT

                               STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED MARCH 31,


                                                     1996           1995           1994
                                                ------------   ------------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (income) loss                             $  1,748,000   $(10,171,000)   $(3,963,000)


  Adjustments to reconcile net income (loss)
    to net cash provided by (used for)
    operating activities:
      Depreciation and amortization                1,178,000      1,295,000      1,397,000
      Nonrecurring charges                              -         2,000,000           -
      Net loss from unconsolidated subsidiary         45,000      1,399,000      1,009,000
      Gain on sale of assets                      (2,781,000)       -                 -
      Loss from discontinued operations              920,000      5,534,000      4,795,000
      Other, net                                     139,000       (224,000)        31,000
  Changes in operating assets and liabilities,
    net                                              652,000        611,000     (2,881,000)
                                                ------------   ------------    -----------
  Net cash provided by operating activities of
    continuing operations                          1,901,000        444,000        388,000
  Net operating activities of discontinued
    operations                                    (1,564,000)    (2,105,000)    (2,616,000)
                                                ------------   ------------    -----------
  Net cash provided by (used for) operating
    activities                                       337,000     (1,661,000)    (2,228,000)
                                                ------------   ------------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, net          (605,000)    (1,107,000)    (2,241,000)
  Proceeds from sale of assets                     4,922,000           -              -
  Investment in Marquest                                -            (6,000)    (4,531,000)
  Decrease in notes receivable                       648,000        389,000      1,400,000
  Decrease (increase) in investments               3,232,000       (232,000)      (542,000)
  Other investing activities, net                     82,000           -              -
                                                ------------   ------------    -----------
    Net cash provided by (used for) investing
      activities                                   8,279,000       (956,000)    (5,914,000)
                                                ------------   ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net (repayments of) proceeds from borrowings    (2,019,000)      (913,000)     1,976,000
  Advances from (repayments to) affiliates        (5,321,000)     2,356,000      2,161,000
  Purchase of treasury stock                            -              -          (100,000)
                                                ------------   ------------    -----------
    Net cash provided by (used for) financing
      activities                                  (7,340,000)     1,443,000      4,037,000
                                                ------------   ------------    -----------

CHANGE IN CASH AND CASH EQUIVALENTS                1,276,000     (1,174,000)    (4,105,000)

CASH AND CASH EQUIVALENTS, beginning of year         711,000      1,885,000      5,990,000
                                                ------------   ------------    -----------

CASH AND CASH EQUIVALENTS, end of year          $  1,987,000   $    711,000    $ 1,885,000
                                                ------------   ------------    -----------
                                                ------------   ------------    -----------

The notes to consolidated financial statements are an integral part of the condensed statements of cash flows.

This schedule presents Scherer Healthcare, Inc. and subsidiaries consolidated except for its Marquest subsidiary. Marquest's assets are restricted as to their distributions to the Company.

                                     SCHEDULE II

                               SCHERER HEALTHCARE, INC.

                          VALUATION AND QUALIFYING ACCOUNTS

                           THREE YEARS ENDED MARCH 31, 1996










                                                                 Additions
                                                           ----------------------
                Col. A                          Col. B      Col. C        Col. D      Col. E       Col. F
-----------------------------------------     ---------    ---------   ----------    ---------     --------
                                               Balance    Charged to     Charged                   Balance
                                              Beginning    Costs and     to Other                  at End
             Description                       of Year     Expenses      Accounts   Deductions     of Year
-----------------------------------------     ---------    ---------   ----------    ---------     --------
1996:
Allowance for doubtful accounts               $ 228,000    $ 112,000       -         $97,000(a)    $243,000
                                              ---------    ---------   ----------    ---------     --------
                                              ---------    ---------   ----------    ---------     --------

1995:
Allowance for doubtful accounts               $ 216,000    $  86,000       -         $74,000(a)    $228,000
                                              ---------    ---------   ----------    ---------     --------
                                              ---------    ---------   ----------    ---------     --------

1994:
Allowance for doubtful accounts                $ 94,000    $   1,000   $178,000(b)   $57,000(a)    $216,000
                                              ---------    ---------   ----------    ---------     --------
                                              ---------    ---------   ----------    ---------     --------






(a) Accounts written off net of recoveries.
(b) Purchase of Marquest

                                        ANNEX VI

                      THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q
                      FOR THE FISCAL QUARTER ENDED JUNE 30, 1996

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                           --------------------------------

                                      FORM 10-Q

                 QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

                     FOR THE QUARTERLY PERIOD ENDED JUNE 30, 1996

                             COMMISSION FILE NO. 0-10552

                           --------------------------------

                               SCHERER HEALTHCARE, INC.
                (Exact name of registrant as specified in its Charter)


         DELAWARE                                    59-0688813
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)



              2859 PACES FERRY ROAD, SUITE 300, ATLANTA, GEORGIA  30339
             (Address of principal executive offices, including Zip Code)

                                    (770) 333-0066
                 (Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES__X__           NO


Indicate the number of shares of each of the issuer's classes of Common Stock, as of the latest practicable date:


                CLASS                    OUTSTANDING AS OF JULY 30, 1996
-----------------------------------  ----------------------------------------
   Common Stock, $0.01 par value                    4,291,831

                               SHERER HEALTHCARE, INC.

                            QUARTERLY REPORT ON FORM 10-Q
                         FOR THE QUARTER ENDED JUNE 30, 1996

                                  TABLE OF CONTENTS

ITEM                                                                   PAGE
NUMBER        PART I.  FINANCIAL INFORMATION                           NUMBER
------                                                                 ------

  1           Financial Statements:

              Condensed Consolidated Balance
              Sheets as of June 30, 1996 and
              March 31,1996. . . . . . . . . . . . . . . . . . . . .       3

              Condensed Consolidated Statements
              of Operations for the Three Months
              Ended June 30, 1996 and 1995 . . . . . . . . . . . . .       5

              Condensed Consolidated Statements
              of Cash Flows for the Three Months
              Ended June 30, 1996 and 1995 . . . . . . . . . . . . .       6

              Notes to Condensed Consolidated
              Financial Statements . . . . . . . . . . . . . . . . .       7

  2           Management's Discussion and Analysis
              of Financial Condition and Results
              of Operations. . . . . . . . . . . . . . . . . . . . .       9

                             PART II.  OTHER INFORMATION

  6           Exhibits and Reports on Form 8-K . . . . . . . . . . .      13

              SIGNATURES . . . . . . . . . . . . . . . . . . . . . .      14

              Index to Exhibits. . . . . . . . . . . . . . . . . . .      15

PART I.  FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS


                              SCHERER HEALTHCARE, INC.
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                     (UNAUDITED)

                                        ASSETS


                                                 June 30, 1996    March 31, 1996
                                                ---------------  ---------------

CURRENT ASSETS
  Cash and cash equivalents                       $ 2,777,000      $ 3,622,000
  Accounts receivable, less allowance for
    doubtful accounts of $260,000 and $243,000,
    respectively                                    5,424,000        6,092,000
  Current maturities of notes receivable              280,000          393,000
  Inventories                                       4,182,000        3,936,000
  Prepaid and other                                   341,000          331,000
                                                ---------------  ---------------

    Total current assets                           13,004,000       14,374,000
                                                ---------------  ---------------


PROPERTY AND EQUIPMENT                             15,997,000       15,749,000
  Less accumulated depreciation                    (5,432,000)      (5,146,000)
                                                ---------------  ---------------
  Net property and equipment                       10,565,000       10,603,000
                                                ---------------  ---------------


OTHER ASSETS
  Cost in excess of net assets of businesses
    acquired, net                                   6,656,000        6,721,000
  Other investments, at cost                          651,000          651,000
  Notes receivable, less current portion              472,000          506,000
  Intangibles                                         369,000          365,000
  Deferred income taxes                               329,000          329,000
  Other                                               375,000          305,000
  Net assets of discontinued operations               619,000          589,000
                                                ---------------  ---------------
    Total other assets                              9,471,000        9,466,000
                                                ---------------  ---------------

TOTAL ASSETS                                      $33,040,000      $34,443,000
                                                ---------------  ---------------
                                                ---------------  ---------------



              See notes to condensed consolidated financial statements.

                               SCHERER HEALTHCARE, INC.
                        CONDENSED  CONSOLIDATED BALANCE SHEETS
                                     (UNAUDITED)

                         LIABILITIES AND STOCKHOLDERS' EQUITY

                                                 June 30, 1996   March 31, 1996
                                                ---------------  ---------------
CURRENT LIABILITIES
  Accounts payable                                $ 1,858,000      $ 2,150,000
  Accrued expenses                                  4,266,000        5,002,000
  Current maturities of debt obligations              971,000          981,000
  Payable to affiliates                             2,160,000        2,286,000
  Other                                                42,000           49,000
  Net liabilities of discontinued operations           20,000           33,000
                                                ---------------  ---------------

    Total current liabilities                       9,317,000       10,501,000
                                                ---------------  ---------------

LONG-TERM DEBT, net of current maturities           5,293,000        5,291,000
                                                ---------------  ---------------

OTHER LIABILITIES                                     341,000          347,000
                                                ---------------  ---------------

COMMITMENTS AND CONTINGENCIES


MINORITY INTERESTS IN SUBSIDIARY
AND PARTNERSHIPS                                    1,929,000        2,130,000
                                                ---------------  ---------------

STOCKHOLDERS' EQUITY
  Convertible preferred stock - $.01 par value,
    2,000,000 shares authorized;
    28,677 shares issued and outstanding
    (28,885 at March 31, 1996)                           -                -
  Common stock - $.01 par value,
    12,000,000 shares authorized;
    4,670,848 shares issued
    (4,669,928 at March 31, 1996);
    4,291,486 shares outstanding
    (4,290,566 at March 31, 1996)                      47,000           47,000
  Capital in excess of par value                   22,316,000       22,316,000
  Accumulated deficit                              (3,170,000)      (3,156,000)
  Less treasury stock, at cost                     (3,033,000)      (3,033,000)
                                                ---------------  ---------------

    Total stockholders' equity                     16,160,000       16,174,000
                                                ---------------  ---------------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                            $33,040,000      $34,443,000
                                                ---------------  ---------------
                                                ---------------  ---------------


              See notes to condensed consolidated financial statements.

                               SCHERER HEALTHCARE, INC.
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (UNAUDITED)

                                                         Three months ended
                                                              June 30,
                                                  ------------------------------
                                                       1996             1995
                                                  -------------    -------------

NET SALES                                         $ 9,059,000      $11,468,000
                                                  -------------    -------------

COSTS AND EXPENSES
  Cost of goods sold                                6,158,000        7,737,000
  Selling, general, and administrative              2,932,000        3,486,000
  Research and development                             43,000           39,000
                                                  -------------    -------------

    Total costs and expenses                        9,133,000       11,262,000
                                                  -------------    -------------

OPERATING INCOME (LOSS)                               (74,000)         206,000
                                                  -------------    -------------

OTHER INCOME (EXPENSE)
  Interest income                                      65,000           86,000
  Interest expense                                   (230,000)        (356,000)
  Gain on sale of assets                                 -             209,000
  Other, net                                           20,000            5,000
                                                  -------------    -------------

    Total other income (expense)                     (145,000)         (56,000)
                                                  -------------    -------------

Income (loss) from continuing operations before
  minority interest and income taxes                 (219,000)         150,000

Minority interest in net loss of subsidiary and
  partnerships                                        216,000           16,000
                                                  -------------    -------------

Income (loss) from continuing operations before
  income taxes                                         (3,000)         166,000

Provision for income taxes                            (11,000)         (23,000)
                                                  -------------    -------------

Income (loss) from continuing operations              (14,000)         143,000

Loss from discontinued operations                      -              (326,000)
                                                  -------------    -------------

NET LOSS                                          $   (14,000)     $  (183,000)
                                                  -------------    -------------
                                                  -------------    -------------

INCOME (LOSS) PER COMMON SHARE:

     Income (loss) from continuing operations    $      0.00      $       0.03
     Loss from discontinued operations                   -               (0.07)
                                                  -------------    -------------
NET LOSS PER COMMON SHARE                        $      0.00      $      (0.04)
                                                  -------------    -------------
                                                  -------------    -------------

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                                         4,290,745        4,266,452
                                                  -------------    -------------
                                                  -------------    -------------

              See notes to condensed consolidated financial statements.

                               SCHERER HEALTHCARE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (UNAUDITED)

                                                         Three months ended
                                                              June 30,
                                                  ------------------------------
                                                       1996             1995
                                                  -------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            (14,000)        (183,000)
  Adjustments to reconcile net loss to net cash
  used for operating activities:
    Depreciation and amortization                     366,000          618,000
    Minority interest                                (202,000)          25,000
    Gain on sale of assets                                -           (209,000)
    Loss from discontinued operations                     -            326,000
    Other noncash charges and credits, net             (2,000)          (9,000)
  Changes in operating assets and liabilities,
  net of acquisitions:
    Accounts receivable, net                          651,000          380,000
    Inventories                                      (246,000)         136,000
    Prepaid and other                                 (10,000)          22,000
    Accounts payable and accrued expenses          (1,027,000)      (1,171,000)
    Other liabilities                                  (5,000)         (12,000)
                                                 ------------     ------------
  Net cash used for operating activities of
  continuing operations                              (489,000)         (77,000)
                                                 ------------     ------------
  Net operating activities of discontinued
  operations                                          (43,000)        (585,000)
                                                 ------------     ------------
  Net cash used for operating activities             (532,000)        (662,000)
                                                 ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment, net           (247,000)        (118,000)
  Proceeds from sale of assets                            -            209,000
  Decrease in notes receivable                        145,000          117,000
  Decrease in investments                                 -          3,176,000
  Other investing activities, net                     (89,000)         360,000
                                                 ------------     ------------
Net cash provided by (used for) investing
  activities                                         (191,000)       3,744,000
                                                 ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net (repayment of) proceeds from borrowings           5,000       (2,074,000)
  Net repayments to affiliated companies             (127,000)         (28,000)
                                                 ------------     ------------
Net cash used for financing activities               (122,000)      (2,102,000)
                                                 ------------     ------------

CHANGE IN CASH AND CASH EQUIVALENTS                  (845,000)         980,000

CASH AND CASH EQUIVALENTS, beginning of period      3,622,000        1,273,000
                                                 ------------     ------------

CASH AND CASH EQUIVALENTS, end of period         $  2,777,000     $  2,253,000
                                                 ------------     ------------
                                                 ------------     ------------

              See notes to condensed consolidated financial statements.

                               SCHERER HEALTHCARE, INC.

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.
The accompanying condensed consolidated financial statements of Scherer Healthcare, Inc. and its subsidiaries (the "Company") include all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the period indicated. Quarterly results of operations are not necessarily indicative of annual results.
These statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

Certain fiscal 1996 amounts have been reclassified to conform with the fiscal 1997 presentation.


NOTE 2.
The components of inventory consist of the following:

                                                 June 30, 1996   March 31, 1996
                                                 -------------   --------------

     Finished products                           $  1,824,000    $   1,884,000
     Work in progress                                 250,000          233,000
     Containers, packaging, and raw materials       2,108,000        1,819,000
                                                 -------------   --------------

                                                 $  4,182,000    $   3,936,000
                                                 -------------   --------------
                                                 -------------   --------------

Inventories are stated at the lower of net realizable value or cost using the first-in, first-out ("FIFO") method.

NOTE 3.
Debt and obligations under capital leases consist of the following:


                                                           June 30, 1996  March 31, 1996
                                                           -------------  --------------
    Swiss debt principal and accrued interest at 9%         $   383,000     $   397,000
    Note payable to bank, due through fiscal 2004;
       variable interest rate, 8.125% at June 30, 1996          949,000         975,000
    Note payable to Scherer Capital, L.L.C. due fiscal
     2002, prime plus 1 1/2%, 9.75% at June 30, 1996            700,000         700,000
    Obligations under capital leases, due in varying
       installments through fiscal 2002                       1,314,000       1,290,000
    Swiss notes payable due fiscal 1999 at 8%                 2,896,000       2,896,000
    Other long-term debt                                         22,000          14,000
                                                           -------------  --------------
                                                              6,264,000       6,272,000
    Less current maturities                                    (971,000)       (981,000)
                                                           -------------  --------------
    Long-term debt                                          $ 5,293,000     $ 5,291,000
                                                           -------------  --------------
                                                           -------------  --------------


NOTE 4.
At June 30, 1996 and March 31, 1996, the Company had payables to affiliates of approximately $2,160,000 and $2,286,000, respectively, due to Scherer
Scientific, Ltd. and Scherer Capital, L.L.C. ("Scherer Cap").   These payables
are due on demand and bear interest at prime rate plus .5% (8.75% at June 30, 1996). These entities are controlled by the majority stockholder of the Company.

In March 1996, Scherer Cap and Marquest Medical Products, Inc., a 51% owned subsidiary of the Company ("Marquest"), entered into a Loan and Security Agreement (the "Loan Agreement") to refinance the balance of $700,000 owed to Scherer Cap by Marquest on a short-term promissory note. The Loan Agreement enables Marquest to borrow a maximum of $1,500,000 at an interest rate of 1 1/2% over prime, adjusted quarterly. The rate was 9.75% as of June 30, 1996. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of June 30, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes. Additionally, in March 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000.

During the first quarter of fiscal 1996 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services") and facilities costs. Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the Administrative Services arrangement and certain employees of Scherer Scientific, Ltd. became employees of the Company. As a result, the Company currently provides its own administrative, accounting, management and payroll services.

NOTE 5.
On August 6, 1996, Scherer Healthcare, Ltd. ("Scherer Ltd."), which is doing business as Protective Disposable Apparel, and Health-Pak, Inc. ("Health-Pak") signed a Letter of Intent which contemplates that Scherer Ltd. will sell substantially all of its assets to Health-Pak on or before September 30, 1996. The assets to be acquired by Health-Pak consist of accounts receivable, inventory and furniture and fixtures (the "Assets"). The purchase price for the Assets will be the book value of the inventory plus the accounts receivable less the accounts payable as of September 30, 1996 or the date of closing. The transaction is subject to a number of conditions, including negotiation and execution of a definitive agreement and approval by the respective Boards of Directors and Partners.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains, in addition to historical information, forward-looking statements. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the Company's 1996 Annual Report on Form 10-K.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, the net sales and operating income (loss) for each segment of the business of the Company and its subsidiaries:

                                                         Three months ended
                                                              June 30,
                                                  -----------------------------
                                                       1996             1995
                                                  -------------    ------------
     NET SALES:
       Medical Device and Surgical/Safety
       Disposables Segment:
         Marquest Medical Products, Inc.          $ 5,152,000       $ 5,284,000
         Scherer Healthcare, Ltd. (a)                 556,000         3,142,000
       Waste Management Services Segment             2,954,00         2,623,000
       Consumer Healthcare Products Segment           397,000           419,000
                                                  ------------      ------------
         Company Totals                           $ 9,059,000       $11,468,000
                                                  ------------      ------------
                                                  ------------      ------------

     OPERATING INCOME (LOSS):
       Medical Device and Surgical/Safety
       Disposables Segment:
         Marquest Medical Products, Inc.          $  (239,000)      $   (45,000)
         Scherer Healthcare, Ltd. (a)                (101,000)          136,000
       Waste Management Services Segment              273,000           268,000
       Consumer Healthcare Products Segment           168,000           180,000
       Corporate                                     (175,000)         (333,000)
                                                  ------------      ------------
         Company Totals                           $   (74,000)      $   206,000
                                                  ------------      ------------
                                                  ------------      ------------



 (a) On October 3, 1995, Scherer Healthcare, Ltd., a majority owned partnership of the Company which had been doing business as Custom Medical Products ("Scherer Ltd."), sold certain of its assets that were used in connection with its business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other health care providers (the "Medical Business"). Scherer Ltd. continues to operate in the business of providing nonwoven apparel for industrial uses under the name Protective Disposable Apparel. On August 6, 1996, Scherer Ltd. and Health-Pak, Inc. signed a Letter of Intent which contemplates that Scherer Ltd. will sell substantially all of its assets to Health-Pak, Inc. on or before September 30, 1996. This is discussed further under "Medical Device and Surgical/Safety Disposables Segment - Scherer Healthcare, Ltd.".

The Company's net sales decreased by 21% to $9,059,000 for the first quarter of fiscal 1997 from $11,468,000 for the first quarter of fiscal 1996; however, the first quarter of fiscal 1996 includes three months of net sales for the Medical Business, or $2,526,000, which was sold in October 1995. The Company reported an operating loss of $74,000 for the first quarter of fiscal 1997 compared to operating income of $206,000 during the same period in fiscal 1996. The Company's cost of sales increased from 67% of net sales in the first quarter of fiscal 1996 to 68% in the first quarter of fiscal 1997. Selling, general, and administrative expenses increased from 30% of net sales in the first quarter of fiscal 1996 to 32% in the first quarter of fiscal 1997.

The results of operations of the Company are dependent upon the results of operations of each of its subsidiaries and majority owned partnerships operating in the Company's individual business segments. Set forth below is a discussion of the results of operations of each of these segments.

MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT

MARQUEST MEDICAL PRODUCTS, INC.   Net sales of the Company's 51% owned
subsidiary, Marquest Medical Products, Inc. ("Marquest"), decreased approximately 3% to $5,152,000 for the first quarter of fiscal 1997 from $5,284,000 during the same period in fiscal 1996. The decrease can primarily be attributed to the timing of sales orders from certain customers.

Marquest reported an operating loss of $239,000 in the first quarter of fiscal 1997 compared to an operating loss of $45,000 for the first quarter of fiscal 1996. Marquest's cost of sales increased to 73% of net sales for the first quarter of fiscal 1997 from 70% of net sales during the first quarter of fiscal 1996 and its selling, general, and administrative expenses increased to 29% of net sales for the first quarter of fiscal 1997 from 28% during the same period in fiscal 1996. The increase in the operating loss is primarily due to the decrease in net sales combined with an increase in cost of sales associated with higher overtime expenses. The increase in overtime expense was in connection with the rework of certain products and an increase in the manufacturing of inventory caused by an expansion to the level of inventory during the first quarter of fiscal 1997.

SCHERER HEALTHCARE, LTD.   On October 3, 1995, Scherer Healthcare, Ltd., a
majority owned partnership of the Company which had been doing business as Custom Medical Products ("Scherer Ltd."), sold certain assets to Cordis Medical Products, Inc. ("Cordis Medical"), a wholly-owned subsidiary of Cordis Corporation ("Cordis"). The assets acquired by Cordis Medical were those used in connection with Scherer Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven drapes, gowns and accessory items to hospitals and other health care providers (the "Medical Business"). Scherer Ltd. continues to operate in the business of providing nonwoven apparel for industrial uses (the "Industrial Business") under the name Protective Disposable Apparel.

Scherer Ltd.'s net sales for the first quarter of fiscal 1997 decreased 82% to $556,000 from $3,142,000 during the first quarter of fiscal 1996; however, the first quarter of fiscal 1996 includes three months of net sales for the Medical Business, or $2,526,000, which was sold in October 1995. Scherer Ltd.'s net sales for the Industrial Business during the first quarter of fiscal 1997 decreased 10% to $556,000 from $616,000 during the same period in fiscal 1996. The decrease in net sales in the Industrial Business is a direct result of a substantial reduction in sales orders from one of Scherer Ltd.'s significant distributors during the first quarter of fiscal 1997.

Scherer Ltd. reported an operating loss of $101,000 for the first quarter of fiscal 1997 compared to operating income of $136,000 during the first quarter of fiscal 1996. During the first quarter of fiscal 1996, the Medical Business reported operating income of $181,000 primarily due to monthly shortfall payments ($52,000 per month) received from Cordis to help offset losses incurred under its surgical disposable trays contract with Cordis. For the first quarter of fiscal 1997, Scherer Ltd.'s operating loss for the Industrial Business increased to $101,000 from $45,000 during the first quarter of fiscal 1996 which can primarily be attributed to the decrease in net sales discussed above.

On August 6, 1996, Scherer Healthcare, Ltd. ("Scherer Ltd."), which is doing business as Protective Disposable Apparel, and Health-Pak, Inc. ("Health-Pak") signed a Letter of Intent which contemplates that Scherer Ltd. will sell substantially all of its assets to Health-Pak on or before September 30, 1996. The assets to be acquired by Health-Pak consist of accounts receivable, inventory and furniture and fixtures (the "Assets"). The purchase price for the Assets will be the book value of the inventory plus the accounts receivable less the accounts payable as of September 30, 1996 or the date of closing. The transaction is subject to a number of conditions, including negotiation and execution of a definitive agreement and approval by the respective Boards of Directors and Partners.

WASTE MANAGEMENT SERVICES SEGMENT

Net sales in the Company's Waste Management Services Segment increased approximately 13% to $2,954,000 in the first quarter of fiscal 1997 from $2,623,000 during the first quarter of fiscal 1996. The increase in sales is due to the continuing acquisition of medical waste disposal contracts with hospitals.

Operating income increased approximately 2% to $273,000 for the first quarter of fiscal 1997 from $268,000 during the first quarter of fiscal 1996. This marginal increase in operating income, considering the significant increase in net sales, was primarily caused by a rise in operating costs that could not be offset due to pricing pressures in both the hospital and physician markets.

CONSUMER HEALTHCARE PRODUCTS SEGMENT

Net sales for the Consumer Healthcare Products Segment decreased approximately 5% to $397,000 for the first quarter of fiscal 1997 from $419,000 during the same period in fiscal 1996. This Segment achieved a record level of sales on certain of its over-the-counter products during the first quarter of fiscal 1996 and could not sustain that same level of sales during the first quarter of fiscal 1997. Operating income decreased approximately 7% to $168,000 for the first quarter of fiscal 1997 from $180,000 during the first quarter of fiscal 1996. The decrease in operating income can be attributed to the decrease in net sales discussed above.

LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

CASH FLOWS FROM OPERATIONS.
The Company's (excluding Marquest) operating activities from continuing operations provided cash during the first quarter of fiscal 1997 of approximately $120,000 compared with a use of cash during the same period in fiscal 1996 of approximately $126,000. Scherer Ltd.'s cash used for operating activities decreased from $127,000 during the first quarter of fiscal 1996 to approximately $33,000 during the first quarter of fiscal 1997. The improvement is primarily due to the sale of the Medical Business in October 1995. Scherer Laboratories, Inc., which operates the Company's Consumer Healthcare Products Segment, improved its cash provided from operations to $119,000 during the first quarter of fiscal 1997 from approximately $5,000 during the first quarter of fiscal 1996. The improvement is primarily due to the timing of collection of its account receivable. Most of the sales for the first quarter of fiscal 1996 were in June 1995 and therefore collection of those receivables was during the second quarter of fiscal 1996.

Discontinuing the operations of Biofor has significantly improved the cash flow of the Company. The net cash used by Biofor's operations during the first quarter of fiscal 1996 was approximately $585,000 compared to approximately $43,000 during the first quarter of fiscal 1997.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
Prior to fiscal 1996, Scherer Scientific, Ltd., Scherer Capital L.L.C. ("Scherer Cap"), and RPS Investments, Ltd., entities controlled by the majority stockholder of the Company, made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used primarily for working capital and business acquisitions. The Affiliate Loans are payable on demand and bear interest at prime rate plus .5%. In the third quarter of fiscal 1996, the Company used $4,800,000 of the net proceeds from the sale of the Medical Business to Cordis Medical to repay a portion of the Affiliate Loans. The Company and the affiliates intend to restructure the remaining balance of the Affiliate Loans, approximately $2,160,000 at June 30, 1996, to include fixed payment terms, uniform interest rate, cross collateralization and guarantees.
In the interim, the Company is making monthly payments against the remaining balance of the Affiliate Loans. The Company paid $121,000 to the affiliates during the first quarter of fiscal 1997 toward the balance of the Affiliate Loans.

During the first quarter of fiscal 1996, the Company terminated its $3,200,000 line of credit with Trust Company Bank (now SunTrust Bank). This line was fully collateralized by cash investments. The Company determined that the line provided no net financial leverage and converted the collateral previously used to secure the line of credit into operating cash. Available cash balances are invested in repurchase agreements (principally U.S. Treasuries) daily.

Management of the Company believes its current cash flow is sufficient to maintain its current operations.

MARQUEST

Except executive management, Marquest operates independent of the Company.

CASH FLOWS FROM OPERATIONS.
Marquest's cash used from operations during the first quarter of fiscal 1997 was approximately $609,000 compared to cash provided by operations of approximately $49,000 during the first quarter of fiscal 1996. To improve service to its customers, Marquest increased its inventory, primarily raw materials, by $225,000 during the first quarter of fiscal 1997 compared with a reduction of inventory of approximately $185,000 during the first quarter of fiscal 1996. Additionally, Marquest paid $170,000 during the first quarter of fiscal 1997 to settle a lawsuit with an insurance company.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
In March 1996, Marquest and Scherer Cap entered into a Loan and Security Agreement (the "Loan Agreement") that enables Marquest to borrow a maximum of $1,500,000 at an interest rate of prime plus 1 1/2%, adjusted quarterly. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock. As of June 30, 1996, Marquest had borrowed $700,000 under the Loan Agreement. Additionally, Scherer Cap invested $1,000,000 in Marquest in March 1996 through the purchase of 2,061,856 shares of Marquest Common Stock.

Subsequent to June 30, 1996, Marquest obtained a three-year revolving line of credit commitment from Norwest Business Credit, Inc. ("Norwest"). Any amounts borrowed against the line of credit will be secured by Marquest's accounts receivable and will bear interest at 2.25% over Norwest's prime rate. The maximum amount of the line of credit is 80% of the eligible accounts receivable or $2,000,000, whichever is less. The line of credit is subject to executing satisfactory loan documentation.

Marquest's management believes that it can fund its current operating levels and meet its obligations and planned capital investment for fiscal 1997 from cash on hand, funds generated from operations, and from funds available through other sources, including the Loan Agreement. To the extent that fiscal 1997's operations do not meet projected levels, Marquest will reduce its planned investment in capital expenditures accordingly.

PART II.  OTHER INFORMATION


Item 6.  Exhibits and Reports on Form 8-K
         --------------------------------

         (a)  Exhibits

          Exhibit No.                                    Description
          -----------                                    -----------
                27                                  Financial Data Schedule

         (b)  Reports on Form 8-K.

              April 17, 1996 - regarding the conversion of the outstanding principal balance and accrued interest on a Convertible Note held by the Company into shares of Marquest Common Stock.

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            SCHERER HEALTHCARE, INC.
                                            (Registrant)


Date: August 14, 1996                       /s/ Robert P. Scherer, Jr.
      ---------------                       --------------------------
                                            Robert P. Scherer, Jr.
                                            Chairman


Date: August 14, 1996                       /s/ Gary W. Ruffcorn
      ---------------                       --------------------
                                            Gary W. Ruffcorn
                                            Principal Accounting Officer

                                 ANNEX VII

               THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q
               FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996

                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                       __________________________

                               FORM 10-Q

         QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

         FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1996

                     COMMISSION FILE NO. 0-10552
                      __________________________

                       SCHERER HEALTHCARE, INC.
      (Exact name of registrant as specified in its Charter)

            DELAWARE                                 59-0688813
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization                   Identification No.)

      2859 PACES FERRY ROAD, SUITE 300, ATLANTA, GEORGIA  30339
     (Address of principal executive offices, including Zip Code)

                           (770) 333-0066
        (Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         YES X        NO
                             --          --


Indicate the number of shares of each of the issuer's classes of Common Stock, as of the latest practicable date:

                  CLASS                      OUTSTANDING AS OF OCTOBER 31, 1996
      -----------------------------          ----------------------------------
      Common Stock, $0.01 par value                     4,312,839

                           SCHERER HEALTHCARE, INC.

                        QUARTERLY REPORT ON FORM 10-Q
                   FOR THE QUARTER ENDED SEPTEMBER 30, 1996

                              TABLE OF CONTENTS

ITEM                                                                          PAGE
NUMBER                 PART I. FINANCIAL INFORMATION                         NUMBER
------                                                                       ------
  1       Financial Statements:

          Condensed Consolidated Balance
          Sheets as of September 30, 1996 and
          March 31, 1996...................................................     3

          Condensed Consolidated Statements
          of Operations for the Three and Six Months
          Ended September 30, 1996 and 1995................................     5

          Condensed Consolidated Statements
          of Cash Flows for the Six Months
          Ended September 30, 1996 and 1995................................     6

          Notes to Condensed Consolidated
          Financial Statements.............................................     7

  2       Management's Discussion and Analysis
          of Financial Condition and Results
          of Operations....................................................     9

                          PART II. OTHER INFORMATION

  4       Submission of Matters to a Vote of Security Holders..............    13

  6       Exhibits and Reports on Form 8-K.................................    13

          SIGNATURES.......................................................    14

          Index to Exhibits................................................    15

PART I.  FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS


                           SCHERER HEALTHCARE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                                   ASSETS

                                            September 30, 1996    March 31, 1996
                                            ------------------    --------------

CURRENT ASSETS
 Cash and cash equivalents                      $ 2,491,000        $ 3,622,000
 Accounts receivable, less allowance for
  doubtful accounts of $240,000 and
  $243,000, respectively                          6,144,000          6,092,000
 Current maturities of notes receivable             272,000            393,000
 Inventories                                      3,988,000          3,936,000
 Prepaid and other                                  346,000            331,000
                                            ------------------    --------------
    Total current assets                         13,241,000         14,374,000
                                            ------------------    --------------

PROPERTY AND EQUIPMENT                           16,435,000         15,749,000
 Less accumulated depreciation                   (5,800,000)        (5,146,000)
                                            ------------------    --------------
 Net property and equipment                      10,635,000         10,603,000
                                            ------------------    --------------

OTHER ASSETS
 Cost in excess of net assets of
  businesses acquired, net                        6,591,000          6,721,000
 Other investments, at cost                         651,000            651,000
 Notes receivable, less current portion             459,000            506,000
 Intangibles                                        341,000            365,000
 Deferred income taxes                              329,000            329,000
 Other                                              375,000            305,000
 Net assets of discontinued operations              664,000            589,000
                                            ------------------    --------------
    Total other assets                            9,410,000          9,466,000
                                            ------------------    --------------

TOTAL ASSETS                                    $33,286,000        $34,443,000
                                            ------------------    --------------
                                            ------------------    --------------

              See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)

                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                            September 30, 1996    March 31, 1996
                                            ------------------    --------------
CURRENT LIABILITIES
 Accounts payable                               $ 1,778,000        $ 2,150,000
 Accrued expenses                                 4,452,000          5,002,000
 Current maturities of debt obligations           1,015,000            981,000
 Payable to affiliates                            2,144,000          2,286,000
 Other                                               39,000             49,000
 Net liabilities of discontinued operations          28,000             33,000
                                            ------------------    --------------
    Total current liabilities                     9,456,000         10,501,000
                                            ------------------    --------------
LONG-TERM DEBT, net of current maturities         5,299,000          5,291,000
                                            ------------------    --------------
OTHER LIABILITIES                                   336,000            347,000
                                            ------------------    --------------
COMMITMENTS AND CONTINGENCIES

MINORITY INTERESTS IN SUBSIDIARY
AND PARTNERSHIPS                                  1,955,000          2,130,000
                                            ------------------    --------------
STOCKHOLDERS' EQUITY
 Convertible preferred stock - $.01 par
  value, 2,000,000 shares authorized;
  28,210 shares issued and outstanding
  (28,885 at March 31, 1996)                         --                  --
 Common stock - $.01 par value,
  12,000,000 shares authorized;
  4,672,915 shares issued
  (4,669,928 at March 31, 1996);
  4,293,553 shares outstanding
  (4,290,566 at March 31, 1996)                      47,000             47,000
 Capital in excess of par value                  22,316,000         22,316,000
 Accumulated deficit                             (3,090,000)        (3,156,000)
 Less treasury stock, at cost                    (3,033,000)        (3,033,000)
                                            ------------------    --------------
    Total stockholders' equity                   16,240,000         16,174,000
                                            ------------------    --------------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                          $33,286,000        $34,443,000
                                            ------------------    --------------
                                            ------------------    --------------

          See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                   Three months ended          Six months ended
                                      September 30,              September 30,
                                ------------------------   -------------------------
                                   1996         1995          1996          1995
                                ----------   -----------   -----------   -----------
NET SALES                       $9,418,000   $11,351,000   $18,477,000   $22,819,000
                                ----------   -----------   -----------   -----------
COSTS AND EXPENSES
 Cost of goods sold              6,249,000     8,012,000    12,407,000    15,749,000
 Selling, general, and
  administrative                 2,883,000     3,293,000     5,815,000     6,779,000
 Research and development           55,000        37,000        98,000        76,000
                                ----------   -----------   -----------   -----------
   Total costs and expenses      9,187,000    11,342,000    18,320,000    22,604,000
                                ----------   -----------   -----------   -----------
OPERATING INCOME                   231,000         9,000       157,000       215,000
                                ----------   -----------   -----------   -----------
OTHER INCOME (EXPENSE)
 Interest income                    59,000        55,000       124,000       141,000
 Interest expense                 (214,000)     (326,000)     (444,000)     (682,000)
 Gain on sale of assets              --            --            --          209,000
 Other, net                        (10,000)        --           10,000         5,000
                                ----------   -----------   -----------   -----------
   Total other income (expense)   (165,000)     (271,000)     (310,000)     (327,000)
                                ----------   -----------   -----------   -----------
Income (loss) from continuing
 operations before minority
 interest and income taxes          66,000      (262,000)     (153,000)     (112,000)

Minority interest in net loss
 of subsidiary and partnerships     19,000        20,000       235,000        36,000
                                ----------   -----------   -----------   -----------
Income (loss) from continuing
 operations before income taxes     85,000      (242,000)       82,000       (76,000)

Provision for income taxes          (6,000)      (12,000)      (17,000)      (35,000)
                                ----------   -----------   -----------   -----------
Income (loss) from continuing
 operations                         79,000      (254,000)       65,000      (111,000)

Loss from discontinued
 operations                          --         (357,000)        --         (683,000)
                                ----------   -----------   -----------   -----------
NET INCOME (LOSS)                  $79,000   $  (611,000)      $65,000   $  (794,000)
                                ----------   -----------   -----------   -----------
                                ----------   -----------   -----------   -----------

INCOME (LOSS) PER COMMON SHARE:
 Income (loss) from continuing
  operations                         $ .02        $ (.06)        $ .02        $ (.03)
 Loss from discontinued
  operations                         --             (.08)        --             (.16)
                                ----------   -----------   -----------   -----------
NET INCOME (LOSS) PER COMMON
 SHARE                               $ .02        $ (.14)        $ .02        $ (.19)
                                ----------   -----------   -----------   -----------
                                ----------   -----------   -----------   -----------

WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING              4,418,525     4,272,406     4,418,525     4,269,445
                                ----------   -----------   -----------   -----------
                                ----------   -----------   -----------   -----------

          See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                                                           Six months ended
                                                             September 30,
                                                        ----------------------
                                                           1996        1995
                                                        ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                      $   65,000  $ (794,000)
 Adjustments to reconcile net income (loss) to net
  cash used for operating activities:
   Depreciation and amortization                           832,000   1,236,000
   Minority interest                                      (220,000)      4,000
   Gain on sale of assets                                    --       (209,000)
   Loss from discontinued operations                         --        683,000
   Other noncash charges and credits, net                    6,000     (25,000)
 Changes in operating assets and liabilities,
  net of acquisitions:
   Accounts receivable, net                                (78,000)     72,000
   Inventories                                             (52,000)     71,000
   Prepaid and other                                       (15,000)     75,000
   Accounts payable and accrued expenses                  (921,000)   (885,000)
   Other liabilities                                       (11,000)    (14,000)
                                                        ----------  ----------
 Net cash provided by (used for) operating
  activities of continuing operations                     (394,000)    214,000
                                                        ----------  ----------
 Net operating activities of discontinued operations       (77,000)   (975,000)
                                                        ----------  ----------
 Net cash used for operating activities                   (471,000)   (761,000)
                                                        ----------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Additions to property and equipment, net                 (686,000)   (263,000)
 Proceeds from sale of assets                                --        209,000
 Decrease in notes receivable                              167,000     301,000
 Decrease in investments                                     --      3,270,000
 Other investing activities, net                           (93,000)    238,000
                                                        ----------  ----------
Net cash provided by (used for) investing activities      (612,000)  3,755,000
                                                        ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Net (repayment of) proceeds from borrowings                95,000  (2,131,000)
 Net repayments to affiliated companies                   (143,000)   (380,000)
                                                        ----------  ----------
Net cash used for financing activities                     (48,000) (2,511,000)
                                                        ----------  ----------

CHANGE IN CASH AND CASH EQUIVALENTS                     (1,131,000)    483,000

CASH AND CASH EQUIVALENTS, beginning of period           3,622,000   1,273,000
                                                        ----------  ----------

CASH AND CASH EQUIVALENTS, end of period                $2,491,000  $1,756,000
                                                        ----------  ----------
                                                        ----------  ----------

          See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.

            NOTES TO CONDENSED  CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.
The accompanying condensed consolidated financial statements of Scherer Healthcare, Inc. and its subsidiaries (the "Company") include all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the period indicated. Quarterly results of operations are not necessarily indicative of annual results. These statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

Certain fiscal 1996 amounts have been reclassified to conform with the fiscal 1997 presentation.


NOTE 2.
The components of inventory consist of the following:

                                             September 30, 1996   March 31, 1996
                                             ------------------   --------------
       Finished products                         $1,708,000         $1,884,000
       Work in progress                             297,000            233,000
       Containers, packaging, and
        raw materials                             1,983,000          1,819,000
                                             ------------------   --------------
                                                 $3,988,000         $3,936,000
                                             ------------------   --------------
                                             ------------------   --------------

Inventories are stated at the lower of net realizable value or cost using the first-in, first-out ("FIFO") method.

NOTE 3.
Debt and obligations under capital leases consist of the following:

                                             September 30, 1996   March 31, 1996
                                             ------------------   --------------
       Swiss debt principal and accrued
        interest at 9%                           $  389,000         $  397,000
       Note payable to bank, due through
        fiscal 2004; variable interest
        rate, 8.125% at September 30, 1996          927,000            975,000
       Note payable to Scherer Capital,
        L.L.C. due fiscal 2002, prime plus
        1-1/2%, 9.75% at September 30, 1996         700,000            700,000
       Obligations under capital leases,
        due in varying installments through
        fiscal 2002                               1,443,000          1,290,000
       Swiss notes payable due fiscal 1999
        at 8%                                     2,851,000          2,896,000
       Other long-term debt                           4,000             14,000
                                             ------------------   --------------
                                                  6,314,000          6,272,000
       Less current maturities                   (1,015,000)          (981,000)
                                             ------------------   --------------
       Long-term debt                            $5,299,000         $5,291,000
                                             ------------------   --------------
                                             ------------------   --------------

NOTE 4.
At September 30, 1996 and March 31, 1996, the Company had payables to affiliates of approximately $2,144,000 and $2,286,000, respectively, due to Scherer
Scientific, Ltd. and Scherer Capital, L.L.C. ("Scherer Cap").   These payables
are due on demand and bear interest at prime rate plus .5% (8.75% at September 30, 1996). These entities are controlled by the majority stockholder of the Company.

In March 1996, Scherer Cap and Marquest Medical Products, Inc., a 51% owned subsidiary of the Company ("Marquest"), entered into a Loan and Security Agreement (the "Loan Agreement") to refinance the balance of $700,000 owed to Scherer Cap by Marquest on a short-term promissory note. The Loan Agreement enables Marquest to borrow a maximum of $1,500,000 at an interest rate of 1-1/2% over prime, adjusted quarterly. The rate was 9.75% as of September 30, 1996. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock at a conversion price of $.70 per share. As of September 30, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes. Additionally, in March 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000.

During the first quarter of fiscal 1996 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services") and facilities costs. Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the Administrative Services arrangement and certain employees of Scherer Scientific, Ltd. became employees of the Company. As a result, the Company currently provides its own administrative, accounting, management and payroll services.

NOTE 5.
On October 29, 1996, the Company sold substantially all of the assets of Scherer Healthcare, Ltd. ("Scherer Ltd."), which is doing business as Protective Disposable Apparel, to a subsidiary of Health-Pak, Inc. ("Health-Pak") for approximately $254,000 plus the assumption by Health-Pak of $319,000 in accounts payable. The assets acquired by Health-Pak are those used in connection with Scherer Ltd.'s business of providing nonwoven apparel for industrial uses (the "Industrial Business") and include accounts receivable, inventory and furniture and fixtures. Additionally, Health-Pak agreed to assume certain accounts payable related to the Industrial Business. The Company has not finalized the effects of the transaction, but it expects to record a loss on the sale.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains, in addition to historical information, forward-looking statements. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the Company's 1996 Annual Report on Form 10-K.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, the net sales and operating income (loss) for each segment of the business of the Company and its subsidiaries:

                                   Three months ended          Six months ended
                                      September 30,              September 30,
                                ------------------------   -------------------------
                                   1996         1995          1996          1995
                                ----------   -----------   -----------   -----------
NET SALES:
 Medical Device and
  Surgical/Safety
 Disposables Segment:
  Marquest Medical Products,
   Inc.                         $5,653,000   $ 5,193,000   $10,805,000   $10,477,000
  Scherer Healthcare, Ltd. (a)     488,000     3,311,000     1,044,000     6,453,000
 Waste Management Services
  Segment                        2,924,000     2,640,000     5,878,000     5,263,000
 Consumer Healthcare
  Products Segment                 353,000       207,000       750,000       626,000
                                ----------   -----------   -----------   -----------
   Company Totals               $9,418,000   $11,351,000   $18,477,000   $22,819,000
                                ----------   -----------   -----------   -----------
                                ----------   -----------   -----------   -----------

OPERATING INCOME (LOSS):
 Medical Device and
  Surgical/Safety
 Disposables Segment:
  Marquest Medical Products,
   Inc.                         $  179,000   $   149,000    $  (60,000)  $   104,000
  Scherer Healthcare, Ltd. (a)    (103,000)      (41,000)     (204,000)       95,000
 Waste Management Services
  Segment                          291,000       185,000       564,000       453,000
 Consumer Healthcare
  Products Segment                 140,000        48,000       308,000       229,000
   Corporate                      (276,000)     (332,000)     (451,000)     (666,000)
                                ----------   -----------   -----------   -----------
   Company Totals               $  231,000   $     9,000   $   157,000   $   215,000
                                ----------   -----------   -----------   -----------
                                ----------   -----------   -----------   -----------

     (a) On October 3, 1995, Scherer Ltd., a majority owned partnership of the Company which had been doing business as Custom Medical Products, sold certain of its assets that were used in connection with its business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other health care providers
          (the "Medical Business"). After the transaction, Scherer Ltd. continued to operate in the business of providing nonwoven apparel for industrial uses under the name Protective Disposable Apparel. On October 29, 1996, the Company sold substantially all of the remaining assets of Scherer Ltd. to a subsidiary of Health-Pak. This is discussed further under "Medical Device and Surgical/Safety Disposables Segment - Scherer Healthcare, Ltd.".

The Company's net sales decreased by 17% to $9,418,000 for the second quarter of fiscal 1997 from $11,351,000 for the second quarter of fiscal 1996; however, the second quarter of fiscal 1996 includes three months of net sales for the Medical Business, or $2,818,000, which was sold in October 1995. The Company reported operating income of $231,000 for the second quarter of fiscal 1997 compared to operating income of $9,000 during the same period in fiscal 1996. The Company's cost of sales decreased from 71% of net sales in the second quarter of fiscal 1996 to 66% in the second quarter of fiscal 1997. Selling, general, and administrative expenses increased from 29% of net sales in the second quarter of fiscal 1996 to 31% in the first quarter of fiscal 1997.

For the first six months of fiscal 1997, the Company's net sales decreased 19% to $18,477,000 from $22,819,000 during the first six months of fiscal 1996; however, fiscal 1996 includes six months of net sales for the Medical Business, or $5,344,000, which was sold in October 1995. The Company's operating income decreased to $157,000 for the six months ended September 30, 1996 from $215,000 for the six months ended September 30, 1995. The Company's cost of sales decreased from 69% of net sales for the six months ended September 30, 1995 to 67% of net sales for the six months ended September 30, 1996. Selling, general and administrative expenses increased from 30% of net sales for the six months ended September 30, 1995 to 31% for the six months ended September 30, 1996.

The results of operations of the Company are dependent upon the results of operations of each of its subsidiaries and majority owned partnerships operating in the Company's individual business segments. Set forth below is a discussion of the results of operations of each of these segments.

MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT

MARQUEST MEDICAL PRODUCTS, INC.   Net sales for Marquest, the Company's 51%
owned subsidiary, increased approximately 9% to $5,653,000 for the second quarter of fiscal 1997 from $5,193,000 during the same period in fiscal 1996 and Marquest's net sales increased 3% to $10,805,000 for the six months ended September 30, 1996 from $10,477,000 for the six months ended September 30, 1995. The increase in net sales can primarily be attributed to a new customer contract signed in late fiscal 1996 which generated approximately $300,000 in net sales for the six months ended September 30, 1996.

Primarily as a result of the increase in net sales, Marquest reported operating income of $179,000 in the second quarter of fiscal 1997 compared to operating income of $149,000 for the second quarter of fiscal 1996. Marquest's cost of sales increased to 69% of net sales for the second quarter of fiscal 1997 from 68% of net sales during the second quarter of fiscal 1996 and its selling, general, and administrative expenses decreased to 26% of net sales for the second quarter of fiscal 1997 from 29% during the same period in fiscal 1996.

Marquest reported an operating loss of $60,000 for the six months ended September 30, 1996 compared to operating income of $104,000 for the six months ended September 30, 1995. Marquest's cost of sales increased to 71% of net sales for the six months ended September 30, 1996 from 69% of net sales during the same period in fiscal 1996. Selling, general and administrative expenses decreased to 29% of net sales for the six months ended September 30, 1996 from 30% of net sales during the same period in fiscal 1996. The operating loss during the six months ended September 30, 1996 is primarily attributable to an increase in overtime expense due to the rework of certain products and an increase in the manufacturing of inventory caused by an expansion to the level of inventory, in each case during the first quarter of fiscal 1997.

SCHERER HEALTHCARE, LTD.   On October 3, 1995, Scherer Ltd., a majority owned
partnership of the Company which had been doing business as Custom Medical Products, sold certain assets to Cordis Medical Products, Inc. ("Cordis Medical"), a wholly-owned subsidiary of Cordis Corporation ("Cordis"). The assets acquired by Cordis Medical were those used in connection with Scherer Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven drapes, gowns and accessory items to hospitals and other health care providers (the "Medical Business"). After the transaction, Scherer Ltd. continued to operate in the business of providing nonwoven apparel for industrial uses (the "Industrial Business") under the name Protective Disposable Apparel.

Scherer Ltd.'s net sales for the second quarter of fiscal 1997 decreased 85% to $488,000 from $3,311,000 during the second quarter of fiscal 1996; however, the second quarter of fiscal 1996 includes three months of net sales for the Medical Business, or $2,818,000, which was sold in October 1995. Scherer Ltd.'s net sales for the Industrial Business were relatively flat during the second quarter of fiscal 1997 at $488,000 compared to $493,000 during the same period in fiscal 1996.

Net sales for Scherer Ltd. decreased 84% to $1,044,000 for the six months ended September 30, 1996 from $6,453,000 for the six months ended September 30, 1995; however, the six months ended September 30, 1995 includes six months of net sales for the Medical Business, or $5,344,000, which was sold on October 1995. Net sales for the Industrial Business decreased approximately 6% to $1,044,000 for the six months ended September 30, 1996 compared to $1,109,000 for the same period in fiscal 1996. The decrease in net sales for the Industrial Business is primarily due to a substantial reduction in sales orders from one of Scherer Ltd.'s significant distributors during the first quarter of fiscal 1997.

Scherer Ltd. reported an operating loss of $103,000 for the second quarter of fiscal 1997 compared to an operating loss of $41,000 during the second quarter of fiscal 1996. During the second quarter of fiscal 1996, the Medical Business reported operating income of $34,000 primarily due to monthly shortfall payments received from Cordis to help offset losses incurred under its surgical disposable trays contract with Cordis. For the second quarter of fiscal 1997, Scherer Ltd.'s operating loss for the Industrial Business increased to $103,000 from $75,000 during the second quarter of fiscal 1996 which can primarily be attributed to an increase in cost of materials which was 65% of net sales for the second quarter of fiscal 1997 compared to 60% of net sales during the second quarter of fiscal 1996.

Scherer Ltd. reported an operating loss of $204,000 for the six months ended September 30, 1996 compared to operating income of $95,000 during the same period in fiscal 1996. The Medical Business reported operating income of $215,000 for the six months ended September 30, 1995 primarily due to monthly shortfall payments ($295,000 in total for the six months) received from Cordis to help offset losses incurred under its surgical disposable trays contract with Cordis. The Industrial Business reported an operating loss of $204,000 for the six months ended September 30, 1996 compared to an operating loss of $120,000 during the same period in fiscal 1996. The increase in the operating loss of the Industrial Business is primarily due to the decrease in net sales discussed above combined with the increase in cost of materials.

On October 29, 1996, Scherer Ltd. sold substantially all of its assets, all of which were used in connection with the Industrial Business, to a subsidiary of Health-Pak for approximately $254,000 plus the assumption by Health-Pak of $319,000 in accounts payable. The assets acquired by Health-Pak include accounts receivable, inventory and furniture and fixtures. In addition, Health-Pak agreed to assume certain accounts payable related to the Industrial Business. The transaction will decrease net sales (approximately $1,044,000 for the six months ended September 30, 1996); however, it is not expected to have a material adverse effect on operating margins or operating cash flows.

WASTE MANAGEMENT SERVICES SEGMENT

Net sales in the Company's Waste Management Services Segment increased approximately 11% to $2,924,000 in the second quarter of fiscal 1997 from $2,640,000 during the second quarter of fiscal 1996 and its net sales increased approximately 12% to $5,878,000 for the six months ended September 30, 1996 from $5,263,000 during the same period in fiscal 1996. The increase in sales is due to the continuing acquisition of medical waste disposal contracts with hospitals.

Operating income increased approximately 57% to $291,000 for the second quarter of fiscal 1997 from $185,000 during the second quarter of fiscal 1996 and increased approximately 25% to $564,000 for the six months ended September 30, 1996 from $453,000 during the same period in fiscal 1996. The increase in operating income can primarily be attributed to a decrease in insurance expense in fiscal 1997 combined with the increase in net sales.

CONSUMER HEALTHCARE PRODUCTS SEGMENT

Net sales for Scherer Laboratories, Inc. ("Scherer Labs"), which operates the Company's Consumer Healthcare Products Segment, increased approximately 71% to $353,000 during the second quarter of fiscal 1997 from $207,000 during the second quarter of fiscal 1996 and its net sales increased approximately 20% to $750,000 during the six months ended September 30, 1996 from $626,000 during the same period in fiscal 1996. The increase in net sales can be attributed to the acquisition of new customers and retail outlets during fiscal 1997. Primarily due to timing of sales orders, Scherer Labs achieved a record level of sales on certain of its over-the-counter products during the first quarter of fiscal 1996 which negatively impacted the level of sales for the same products during the second quarter of fiscal 1996.

Operating income for Scherer Labs increased to $140,000 for the second quarter of fiscal 1997 compared to $48,000 for the second quarter of fiscal 1996 and increased to $308,000 for the six months ended September 30, 1996 from $229,000 for the same period in fiscal 1996. The increase in operating income is primarily due to the increase in net sales discussed above.

LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

CASH FLOWS FROM OPERATIONS.
The Company's (excluding Marquest's) operating activities from continuing operations provided cash during the first six months of fiscal 1997 of approximately $564,000 compared to cash provided from operations during the same period in fiscal 1996 of approximately $622,000. Scherer Ltd.'s operations used cash of approximately $34,000 for the six months ended September 30, 1996 compared to its operations providing cash of approximately $108,000 during the same period in fiscal 1996. For the six months ended September 30, 1995, Scherer Ltd. had improved its collection of accounts receivable, primarily due to the collection of amounts owed by Cordis prior to the sale of the Medical Business, and reduced its level of inventory associated with the Medical Business. Scherer Labs, which operates the Company's Consumer Healthcare Products Segment, improved its cash provided from operations to $246,000 during the first six months of fiscal 1997 from approximately $173,000 during the first six months of fiscal 1996.
The improvement is primarily due to the timing of collection of its account receivable.

Discontinuing the operations of Biofor has significantly improved the cash flow of the Company. The net cash used by Biofor's operations during the first six months of fiscal 1996 was approximately $975,000 compared to approximately $77,000 during the first six months of fiscal 1997.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
Prior to fiscal 1996, Scherer Scientific, Ltd., Scherer Cap, and RPS Investments, Ltd., entities controlled by the majority stockholder of the Company, made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used primarily for working capital and business acquisitions. The Affiliate Loans are payable on demand and bear interest at prime rate plus .5%. In the third quarter of fiscal 1996, the Company used $4,800,000 of the net proceeds from the sale of the Medical Business to Cordis Medical to repay a portion of the Affiliate Loans. The Company and the affiliates intend to restructure the remaining balance of the Affiliate Loans, approximately $2,144,000 at September 30, 1996, to include fixed payment terms, uniform interest rate, cross collateralization and guarantees. In the interim, the Company is making payments against the remaining balance of the Affiliate Loans.

During the first quarter of fiscal 1996, the Company terminated its $3,200,000 line of credit with Trust Company Bank (now SunTrust Bank). This line was fully collateralized by cash investments. The Company determined that the line provided no net financial leverage and converted the collateral previously used to secure the line of credit into operating cash. Available cash balances are invested in repurchase agreements (principally U.S. Treasuries) daily.

Management of the Company believes its current cash flow is sufficient to maintain its current operations.

MARQUEST

CASH FLOWS FROM OPERATIONS.
Marquest's cash used from operations increased during the first six months of fiscal 1997 to approximately $958,000 from approximately $408,000 during the same period in fiscal 1996. The increase in cash used from Marquest's operations is primarily due to the timing of collections of accounts receivable. Additionally, Marquest paid $170,000 during the first quarter of fiscal 1997 to settle a previously accrued for lawsuit with an insurance company.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
In March 1996, Marquest and Scherer Cap entered into a Loan and Security Agreement (the "Loan Agreement") that enables Marquest to borrow a maximum of $1,500,000 at an interest rate of prime plus 1-1/2%, adjusted quarterly. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest's Common Stock. As of September 30, 1996, Marquest had borrowed $700,000 under the Loan Agreement. Additionally, Scherer Cap invested $1,000,000 in Marquest in March 1996 through the purchase of 2,061,856 shares of Marquest Common Stock.

Subsequent to September 30, 1996, Marquest obtained a revolving line of credit from Norwest Business Credit, Inc. ("Norwest") which expires February 28, 1999. Any amounts borrowed against the line of credit will be secured by Marquest's accounts receivable and will bear interest at 2.25% over Norwest's prime rate. The maximum amount of the line of credit is 80% of the eligible accounts receivable or $2,000,000, whichever is less.

Marquest's management believes that it can fund its current operating levels and meet its obligations and planned capital investment for fiscal 1997 from cash on hand, funds generated from operations, and from funds available through other sources, including the Loan Agreement and the Norwest credit facility.

PART II.  OTHER INFORMATION

Item 4.   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

          The Company's Annual Meeting of Stockholders was held August 22, 1996 for the purposes of electing the Board of Directors. The following persons were elected to the Board of Directors:

                                                         For       Withheld
                                                      ---------    --------
          Stephen Lukas, Sr.                          3,293,303     8,959
          Kenneth H. Robertson                        3,293,339     8,923
          Robert P. Scherer, Jr.                      3,293,058     9,204
          William J. Thompson                         3,293,113     9,149

Item 6.   EXHIBITS AND REPORTS ON FORM 8-K

          (a)  Exhibits

               Exhibit No.                            Description
               -----------                            -----------
                  27                             Financial Data Schedule

          (b)  Reports on Form 8-K.

               None

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    SCHERER HEALTHCARE, INC.
                                                    (Registrant)


Date: November 12, 1996                             /s/ Robert P. Scherer, Jr.
      -----------------                             --------------------------
                                                    Robert P. Scherer, Jr.
                                                    Chairman



Date: November 12, 1996                             /s/ Gary W. Ruffcorn
      -----------------                             ---------------------------
                                                    Gary W. Ruffcorn
                                                    Principal Accounting Officer

                              ANNEX VIII

            THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q
           FOR THE FISCAL QUARTER ENDED DECEMBER 31, 1996

                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                   --------------------------------

                              FORM 10-Q

         QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934

          FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1996

                     COMMISSION FILE NO. 0-10552

                      ----------------------------

                      SCHERER HEALTHCARE, INC.
       (Exact name of registrant as specified in its Charter)

           DELAWARE                              59-0688813
 (State or other jurisdiction of           (I.R.S. Employer
 incorporation or organization)             Identification No.)

      2859 PACES FERRY ROAD, SUITE 300, ATLANTA, GEORGIA  30339
    (Address of principal executive offices, including Zip Code)

                            (770) 333-0066
        (Registrant's telephone number, including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                       YES   X     NO
                            ----       ----

Indicate the number of shares of each of the issuer's classes of Common Stock, as of the latest practicable date:

        CLASS                          OUTSTANDING AS OF JANUARY 31, 1997
------------------------------         -----------------------------------
Common Stock, $0.01 par value                    4,313,878

                             SCHERER HEALTHCARE, INC.

                        QUARTERLY REPORT ON FORM 10-Q
                  FOR THE QUARTER ENDED DECEMBER 31, 1996

                          TABLE OF CONTENTS

ITEM                                                                 PAGE
NUMBER                 PART I. FINANCIAL INFORMATION                 NUMBER
------                                                               ------

   1      Financial Statements:

          Condensed Consolidated Balance
          Sheets as of December 31, 1996 and
          March 31, 1996 . . . . . . . . . . . . . . . . . . . . . .    3

          Condensed Consolidated Statements
          of Operations for the Three and Nine Months
          Ended December 31, 1996 and 1995 . . . . . . . . . . . . .    5

          Condensed Consolidated Statements
          of Cash Flows for the Nine Months
          Ended December 31, 1996 and 1995 . . . . . . . . . . . . .    6

          Notes to Condensed Consolidated
          Financial Statements . . . . . . . . . . . . . . . . . . .    7

   2      Management's Discussion and Analysis
          of Financial Condition and Results
          of Operations. . . . . . . . . . . . . . . . . . . . . . .    9

                           PART II. OTHER INFORMATION

   1      Legal Proceedings. . . . . . . . . . . . . . . . . . . . .   14

   5      Other Information. . . . . . . . . . . . . . . . . . . . .   14

   6      Exhibits and Reports on Form 8-K . . . . . . . . . . . . .   14

          SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . .   15

          Index to Exhibits. . . . . . . . . . . . . . . . . . . . .   16

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS


                            SCHERER HEALTHCARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                     ASSETS

                                                          December 31, 1996     March 31, 1996
                                                         ------------------     ---------------
CURRENT ASSETS
   Cash and cash equivalents                                    $ 2,848,000        $ 3,622,000
   Accounts receivable, less allowance for doubtful
     accounts of $210,000 and $243,000, respectively              5,515,000          6,092,000
   Current maturities of notes receivable                           255,000            393,000
   Inventories                                                    3,806,000          3,936,000
   Prepaid and other                                                312,000            331,000
                                                              -------------      -------------
       Total current assets                                     12,736,000         14,374,000
                                                              -------------      -------------

PROPERTY AND EQUIPMENT                                          16,653,000          15,749,000
   Less accumulated depreciation                                (6,174,000)         (5,146,000)
                                                              ------------       -------------
   Net property and equipment                                   10,479,000          10,603,000
                                                              ------------       -------------

OTHER ASSETS
   Cost in excess of net assets of business acquired, net       6,453,000            6,721,000
   Other investments, at cost                                     651,000              651,000
   Notes receivable, less current portion                         405,000              506,000
   Intangibles                                                    343,000              365,000
   Deferred income taxes                                          329,000              329,000
   Other                                                          290,000              305,000
   Net assets of discontinued operations                          695,000              589,000
                                                              ------------        ------------
       Total other assets                                       9,166,000            9,466,000
                                                             -------------        ------------
TOTAL ASSETS                                                  $32,381,000          $34,443,000
                                                             -------------        ------------
                                                             -------------        ------------

         See notes to condensed consolidated financial statements.

                            SCHERER HEALTHCARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                                           December 31, 1996         March 31, 1996
                                                           -----------------        ---------------
CURRENT LIABILITIES
     Accounts payable                                          $ 1,829,000            $ 2,150,000
     Accrued expenses                                            3,995,000              5,002,000
     Current maturities of debt obligations                        999,000                981,000
     Payable to affiliates                                       2,145,000              2,286,000
     Other                                                          18,000                 49,000
     Net liabilities of discontinued operations                     26,000                 33,000
                                                           ---------------          --------------
         Total current liabilities                               9,012,000             10,501,000
                                                           ---------------          --------------

LONG-TERM DEBT, net of current maturities                        5,142,000              5,291,000
                                                           ---------------          --------------

OTHER LIABILITIES                                                  330,000                347,000
                                                           ---------------          --------------
COMMITMENTS AND CONTINGENCIES


MINORITY INTERESTS IN SUBSIDIARY
AND PARTNERSHIPS                                                1,801,000               2,130,000
                                                           --------------          --------------

STOCKHOLDERS' EQUITY
     Convertible preferred stock - $.01 par value,
      2,000,000 shares authorized;
      23,854 shares issued and outstanding
      (28,885 at March 31, 1996)                                        --                      --
     Common stock - $.01 par value,
      12,000,000 shares authorized;
      4,692,201 shares issued
      (4,669,928 at March 31, 1996);
      4,312,839 shares outstanding
      (4,290,566 at March 31, 1996)                                47,000                  47,000
     Capital in excess of par value                            22,316,000              22,316,000
     Accumulated deficit                                       (3,234,000)             (3,156,000)
     Less treasury stock, at cost                              (3,033,000)             (3,033,000)
                                                             ------------             -----------
         Total stockholders' equity                            16,096,000              16,174,000
                                                             ------------             -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                                        $32,381,000             $34,443,000
                                                              ------------            ------------
                                                              ------------            ------------


         See notes to condensed consolidated financial statements.

                          SCHERER HEALTHCARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)



                                                         Three months ended                  Nine months ended
                                                            December 31,                        December 31,
                                                    ---------------------------         -----------------------------
                                                         1996            1995                1996             1995
                                                    ------------   ------------         -------------     -----------
NET SALES                                           $ 8,250,000     $ 9,267,000           $26,727,000       $32,086,000
                                                     ----------      ----------            ----------       -----------
COSTS AND EXPENSES
   Cost of goods sold                                 5,168,000       6,203,000            17,575,000        21,953,000
   Selling, general, and administrative               2,924,000       3,016,000             8,739,000         9,795,000
   Research and development                              98,000          36,000               196,000           112,000
                                                     ----------      ----------            ----------       -----------
     Total costs and expenses                         8,190,000       9,255,000            26,510,000        31,860,000
                                                     ----------      ----------            ----------       -----------

OPERATING INCOME                                         60,000          12,000               217,000           226,000
                                                     ----------      ----------            ----------       -----------

OTHER INCOME (EXPENSE)
   Interest income                                       11,000         147,000               135,000           288,000
   Interest expense                                    (241,000)       (276,000)             (685,000)         (957,000)
   Gain (loss) on sale of assets                        (84,000)      2,806,000               (84,000)        3,023,000
   Other, net                                           (53,000)         49,000               (43,000)           45,000
                                                     ----------      ----------            ----------       -----------
     Total other income (expense)                      (367,000)      2,726,000              (677,000)        2,399,000
                                                     ----------      ----------            ----------       -----------

Income (loss) from continuing operations
  before minority interest and income taxes            (307,000)      2,738,000              (460,000)        2,625,000

Minority interest in net loss of subsidiary and
   partnerships                                         155,000         191,000               390,000           227,000
                                                     ----------      ----------            ----------       -----------
Income (loss) from continuing operations
  before income taxes                                  (152,000)      2,929,000               (70,000)        2,852,000

Benefit (provision) for income taxes                      9,000        (595,000)               (8,000)         (630,000)
                                                     ----------      ----------            ----------       -----------
Income (loss) from continuing operations               (143,000)      2,334,000               (78,000)        2,222,000

Loss from discontinued operations                             -         (14,000)                    -          (696,000)
                                                     ----------      ----------            ----------       -----------
NET INCOME (LOSS)                                    $ (143,000)     $2,320,000            $  (78,000)      $ 1,526,000
                                                     ----------      ----------            ----------       -----------
                                                     ----------      ----------            ----------       -----------

INCOME (LOSS) PER COMMON SHARE:
   Income (loss) from  continuing operations         $     (.03)     $      .54            $     (.02)      $       .52
   Loss from discontinued operations                          -               -                     -              (.16)
                                                     ----------      ----------            ----------       -----------
NET INCOME (LOSS) PER COMMON
SHARE                                                $     (.03)     $      .54            $     (.02)      $       .36
                                                     ----------      ----------            ----------       -----------
                                                     ----------      ----------            ----------       -----------
WEIGHTED AVERAGE COMMON
SHARES OUTSTANDING                                    4,311,206       4,290,677             4,298,139         4,276,548
                                                     ----------      ----------            ----------       -----------
                                                     ----------      ----------            ----------       -----------

         See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)



                                                                              Nine months ended
                                                                                 December 31,
                                                                         -------------------------------
                                                                           1996                 1995
                                                                        --------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                     $  (78,000)         $1,526,000
   Adjustments to reconcile net income (loss) to net cash used for operating activities:
    Depreciation and amortization                                         1,309,000           1,694,000
    Minority interest                                                      (374,000)           (186,000)
    Loss (gain) on sale of assets                                            84,000          (3,023,000)
    Loss from discontinued operations                                             -             696,000
    Other noncash charges and credits, net                                   (8,000)            (30,000)
   Changes in operating assets and liabilities, net of acquisitions:
    Accounts receivable, net                                                274,000           1,427,000
    Inventories                                                            (179,000)           (320,000)
    Prepaid and other                                                        17,000              93,000
    Accounts payable and accrued expenses                                (1,018,000)           (767,000)
    Other liabilities                                                       (16,000)            (19,000)
                                                                      ------------          -----------
   Net cash provided by operating activities of continuing
    operations                                                               11,000           1,091,000
                                                                      ------------          -----------
   Net operating activities of discontinued operations                     (134,000)         (1,218,000)
                                                                      ------------          -----------
   Net cash used for operating  activities                                 (123,000)           (127,000)
                                                                       ------------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment, net                                (919,000)           (407,000)
   Proceeds from sale of assets                                             254,000           5,040,000
   Decrease in notes receivable                                             238,000             584,000
   Decrease in investments                                                        -           3,232,000
   Other investing activities, net                                         (44,000)             129,000
                                                                      ------------          -----------
Net cash provided by (used for) investing activities                      (471,000)           8,578,000
                                                                      ------------          -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Net (repayment of) proceeds from borrowings                             (39,000)          (2,535,000)
   Net repayments to affiliated companies                                 (141,000)          (4,221,000)
                                                                      ------------          -----------
Net cash used for financing activities                                    (180,000)          (6,756,000)
                                                                      ------------          -----------
CHANGE IN CASH AND CASH EQUIVALENTS                                       (774,000)           1,695,000


CASH AND CASH EQUIVALENTS, beginning of period                           3,622,000            1,273,000
                                                                      ------------          -----------
CASH AND CASH EQUIVALENTS, end of period                                $2,848,000           $2,968,000
                                                                      ------------          -----------
                                                                      ------------          -----------


         See notes to condensed consolidated financial statements.

                           SCHERER HEALTHCARE, INC.

                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1.
The accompanying condensed consolidated financial statements of Scherer Healthcare, Inc. and its subsidiaries (the "Company") include all adjustments that, in the opinion of management, are necessary for a fair presentation of the results for the period indicated. Quarterly results of operations are not necessarily indicative of annual results. These statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

Certain fiscal 1996 amounts have been reclassified to conform with the fiscal 1997 presentation.


NOTE 2.
The components of inventory consist of the following:



                                                                        December  31, 1996    March 31, 1996
                                                                       ------------------    ---------------
     Finished products                                                       $1,185,000        $1,884,000
     Work in progress                                                           338,000           233,000
     Containers, packaging, and raw materials                                 2,283,000         1,819,000
                                                                            -----------        ----------
                                                                             $3,806,000        $3,936,000
                                                                            -----------        ----------
                                                                            -----------        ----------

Inventories are stated at the lower of net realizable value or cost using the first-in, first-out ("FIFO") method.

NOTE 3.
Debt and obligations under capital leases consist of the following:



                                                                         December  31, 1996     March 31, 1996
                                                                         ------------------    ---------------
   Swiss debt principal and accrued interest at 9%                           $  368,000             $397,000
   Note payable to bank, due through fiscal 2004;
       variable interest rate, 8.125% at December 31, 1996                      905,000              975,000
   Note payable to Scherer Capital Company, L.L.C.
     due fiscal 2002, prime plus 1%, 9.75% at
     December 31, 1996                                                          700,000              700,000
   Obligations under capital leases, due in varying
   installments through fiscal 2002                                           1,315,000            1,290,000
   Swiss notes payable due fiscal 1999 at 8%                                  2,851,000            2,896,000
   Other long-term debt                                                           2,000               14,000
                                                                         ----------------      ---------------
                                                                              6,141,000            6,272,000
   Less current maturities                                                     (999,000)            (981,000)
                                                                         ----------------      ---------------
    Long-term debt                                                           $5,142,000          $ 5,291,000
                                                                         ----------------      ---------------
                                                                         ----------------      ---------------

NOTE 4.
At December 31, 1996 and March 31, 1996, the Company had $2,145,000 and $2,248,000, respectively, payable to Scherer Capital Company L.L.C. ("Scherer Cap"), an affiliated company. The payable was due on demand and bore interest at prime rate plus 1% (9.25% at December 31, 1996). Additionally, at March 31, 1996 the Company had $38,000 payable to another affiliate, Scherer Scientific, Ltd. These entities are controlled by the majority stockholder of the Company.

In January 1997, the Company and Scherer Cap restructured the balance of $2,128,000 on the demand loan into a promissory note (the "Note") to be repaid in monthly installments of principal and interest over a five year term with a maturity date of December 1, 2001. The Note bears interest at prime rate plus 1%, adjusted quarterly, and is collateralized by 2,432,251 shares of the Marquest Medical Products, Inc. ("Marquest") common stock owned by the Company. The monthly payment is fixed at $44,437 except for the first payment which will be $45,030 and the last payment which will be for the amount of the unpaid principal balance plus any unpaid accrued interest as of December 1, 2001.

In March 1996, Scherer Cap and Marquest, a 51% owned subsidiary of the Company, entered into a Loan and Security Agreement (the "Loan Agreement") to refinance the balance of $700,000 owed to Scherer Cap by Marquest on a short-term promissory note. The Loan Agreement enables Marquest to borrow a maximum of $1,500,000 at an interest rate of 1% over prime, adjusted quarterly. The rate was 9.75% as of December 31, 1996. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest Common Stock at a conversion price of $.70 per share. As of December 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement and the Scherer Cap Notes. Additionally, in March 1996 Scherer Cap purchased 2,061,856 shares of Marquest Common Stock for an aggregate purchase price of $1,000,000.

During the first quarter of fiscal 1996 and prior periods, Scherer Scientific, Ltd. provided to the Company and its subsidiaries administrative, accounting, management oversight and payroll services (collectively, the "Administrative Services") and facilities costs. Effective July 1, 1995, Scherer Scientific, Ltd. and the Company terminated the Administrative Services arrangement and certain employees of Scherer Scientific, Ltd. became employees of the Company. As a result, the Company currently provides its own administrative, accounting, management and payroll services.

NOTE 5.
On October 29, 1996, the Company sold substantially all of the remaining assets of its majority owned partnership, Scherer Healthcare, Ltd. ("Scherer Ltd."), which was doing business as Protective Disposable Apparel, to a subsidiary of Health-Pak, Inc. ("Health-Pak") for approximately $254,000 plus the assumption by Health-Pak of $319,000 in accounts payable. The assets acquired by Health-Pak were those used in connection with Scherer Ltd.'s business of providing nonwoven apparel for industrial uses (the "Industrial Business") and include accounts receivable, inventory and furniture and fixtures. Additionally, Health-Pak agreed to assume certain accounts payable related to the Industrial Business. The Company recorded a loss from the transaction of approximately $84,000 in the third quarter primarily due to the write-off of the remaining book value of certain intangible assets.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains, in addition to historical information, forward-looking statements. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and in the Company's 1996 Annual Report on Form 10-K.

RESULTS OF OPERATIONS

The following table sets forth, for the periods indicated, the net sales and operating income (loss) for each segment of the business of the Company and its subsidiaries:


                                                 Three months ended              Nine months ended
                                                    December 31,                  December 31,
                                               ----------------------------  -------------------------
                                                    1996            1995          1996          1995
                                               -----------     -----------   -------------  ---------
NET SALES:
  Medical Device and Surgical/Safety
  Disposables Segment:
   Marquest Medical Products, Inc.              $5,035,000      $5,739,000    $15,840,000   $16,216,000
   Scherer Healthcare, Ltd. (a)                     25,000         575,000      1,069,000     7,028,000
  Waste Management Services Segment              2,954,000       2,720,000      8,832,000     7,983,000
  Consumer Healthcare Products Segment             236,000         233,000        986,000       859,000
                                              ------------      ----------    -----------   ------------
      Company Totals                            $8,250,000      $9,267,000    $26,727,000   $32,086,000
                                              ------------      ----------    -----------   ------------
                                              ------------      ----------    -----------   ------------

OPERATING INCOME (LOSS):
  Medical Device and Surgical/Safety
  Disposables Segment:
   Marquest Medical  Products, Inc.             $  (57,000)      $ 144,000   $   (117,000)    $ 248,000
   Scherer Healthcare,  Ltd. (a)                  (126,000)       (127,000)      (330,000)      (32,000)
  Waste Management Services Segment                304,000         228,000        868,000       681,000
  Consumer Healthcare Products Segment              61,000          75,000        369,000       304,000
  Corporate                                       (122,000)       (308,000)      (573,000)     (975,000)
                                              ------------      ----------    -----------     ----------
    Company Totals                              $   60,000       $  12,000    $   217,000     $ 226,000
                                              ------------      ----------    -----------     ----------
                                              ------------      ----------    -----------   ------------

(a) On October 3, 1995, Scherer Ltd., a majority owned partnership of the Company which had been doing business as Custom Medical Products, sold certain of its assets that were used in connection with its business of packing and distributing medical supplies for surgical procedures and providing nonwoven medical drapes, gowns and accessory items to hospitals and other health care providers (the "Medical Business"). After the transaction, Scherer Ltd. continued to operate in the business of providing nonwoven apparel for industrial uses (the "Industrial Business") under the name Protective Disposable Apparel. On October 29, 1996, the Company sold substantially all of the remaining assets of Scherer Ltd. to a subsidiary of Health-Pak, Inc. This is discussed further under "Medical Device and Surgical/Safety Disposables Segment - Scherer Healthcare, Ltd.".

The Company's net sales decreased by 11% to $8,250,000 for the third quarter of fiscal 1997 from $9,267,000 for the third quarter of fiscal 1996; however, the third quarter of fiscal 1996 includes three months of net sales for the Industrial Business, or $575,000, which was sold in October 1996. Accordingly, the third quarter of fiscal 1997 includes less than one month of net sales for the Industrial Business, or $25,000. The Company reported operating income of $60,000 for the third quarter of fiscal 1997 compared to operating income of $12,000 during the same period in fiscal 1996. The Company's cost of sales decreased from 67% of net sales in the third quarter of fiscal 1996 to 63% in the third quarter of fiscal 1997. Selling, general, and administrative expenses increased from 33% of net sales in the third quarter of fiscal 1996 to 35% in the third quarter of fiscal 1997.

For the first nine months of fiscal 1997, the Company's net sales decreased 17% to $26,727,000 from $32,086,000 during the first nine months of fiscal 1996; however, fiscal 1996 includes six months of net sales for the Medical Business, or $5,344,000, which was sold on October 3, 1995. Additionally, fiscal 1996 includes nine months of net sales for the Industrial Business, or $1,684,000, and fiscal 1997 includes only six full months of net sales for the Industrial Business, or $1,069,000. The Company's operating income decreased to $217,000 for the nine months ended December 31, 1996 from $226,000 for the nine months ended December 31, 1995. The Company's cost of sales decreased from 68% of net sales for the nine months ended December 31, 1995 to 66% of net sales for the nine months ended December 31, 1996. Selling, general and administrative expenses increased from 31% of net sales for the nine months ended December 31, 1995 to 33% for the nine months ended December 31, 1996.

The results of operations of the Company are dependent upon the results of operations of each of its subsidiaries and majority owned partnerships operating in the Company's individual business segments. Set forth below is a discussion of the results of operations of each of these segments.

MEDICAL DEVICE AND SURGICAL/SAFETY DISPOSABLES SEGMENT

MARQUEST MEDICAL PRODUCTS, INC. Net sales for Marquest, the Company's 51% owned subsidiary, decreased approximately 12% to $5,035,000 for the third quarter of fiscal 1997 from $5,739,000 during the same period in fiscal 1996 and Marquest's net sales decreased 2% to $15,840,000 for the nine months ended December 31, 1996 from $16,216,000 for the nine months ended December 31, 1995. The decrease in net sales is primarily due to a decrease in sales of Marquest's medication delivery devices. Sales of these devices are down approximately $750,000 in fiscal 1997 compared to fiscal 1996, the majority of this decrease is attributable to one major customer who has not placed an order in fiscal 1997. The decrease in sales of the medication delivery devices was partially offset by an increase in sales of Marquest's arterial blood gas products which increased approximately $220,000 in fiscal 1997 compared to fiscal 1996. This increase can be attributed to a long term contract signed with a major customer in late fiscal 1996 for these products. Additionally, as a result of Marquest's expanded European warehouse facility, some of Marquest's foreign customers are changing their buying patterns by placing more frequent smaller orders in contrast to placing sporadic large orders.

Primarily as a result of the decrease in net sales, Marquest reported an operating loss of $57,000 for the third quarter of fiscal 1997 compared to operating income of $144,000 for the third quarter of fiscal 1996. Marquest's cost of sales decreased to 68% of net sales for the third quarter of fiscal 1997 from 69% of net sales during the third quarter of fiscal 1996 and its selling, general and administrative expenses increased to 31% of net sales for the third quarter of fiscal 1997 from 28% during the same period in fiscal 1996.

Marquest reported an operating loss of $117,000 for the nine months ended December 31, 1996 compared to operating income of $248,000 for the nine months ended December 31, 1995. Marquest's cost of sales increased to 70% of net sales for the nine months ended December 31, 1996 from 69% of net sales during the same period in fiscal 1996. Selling, general, and administrative expenses remained flat at 29% of net sales for the nine months ended December 31, 1996 and 1995. The operating loss for the nine months ended December 31, 1996 is a result of the decrease in net sales combined with an increase in overtime expense in the first quarter of fiscal 1997 due to the rework of certain products and an increase in the manufacturing of inventory in an effort to improve customer service support. Additionally, Marquest provides heated humidification units to hospitals at no charge in exchange for agreements by the hospitals to purchase specified levels of disposable products from Marquest. Marquest provided a significantly higher number of these units to hospitals in fiscal 1997 compared to fiscal 1996.

SCHERER HEALTHCARE, LTD. On October 3, 1995, Scherer Ltd., a majority owned partnership of the Company which had been doing business as Custom Medical Products, sold certain assets to Cordis Medical Products, Inc. ("Cordis Medical"), a wholly-owned subsidiary of Cordis Corporation ("Cordis"). The assets acquired by Cordis Medical were those used in connection with Scherer Ltd.'s business of packing and distributing medical supplies for surgical procedures and providing nonwoven drapes, gowns and accessory items to hospitals and other health care providers (the "Medical Business"). After the transaction, Scherer Ltd. continued to operate in the business of providing nonwoven apparel for industrial uses (the "Industrial Business") under the name Protective Disposable Apparel.

On October 29, 1996, Scherer Ltd. sold substantially all of its remaining assets, all of which were used in connection with the Industrial Business, to a subsidiary of Health-Pak, Inc. ("Health-Pak"). The assets acquired by Health-Pak include accounts receivable, inventory and furniture and fixtures.

Scherer Ltd.'s net sales for the third quarter of fiscal 1997 decreased 96% to $25,000 from $575,000 during the third quarter of fiscal 1996; however, the third quarter of fiscal 1996 includes three full months of net sales for the Industrial Business while the third quarter of fiscal 1997 only includes net sales through October 18, 1996 (the effective date of the transaction regarding operations). Additionally, net sales for the third quarter of fiscal 1997 reflect adjustments to prior period sales for returned products.

Net sales for Scherer Ltd. decreased 85% to $1,069,000 for the nine months ended December 31, 1996 from $7,028,000 for the nine months ended December 31, 1995; however, the nine months ended December 31, 1995 included six months of net sales for the Medical Business, or $5,344,000, which was sold on October 3, 1995. Net sales for the Industrial Business decreased approximately 37% to $1,069,000 for the nine months ended December 31, 1996 compared to $1,684,000 for the same period in fiscal 1996; however, fiscal 1996 includes nine months of net sales for the Industrial Business and fiscal 1997 includes only six full months of net sales.

Scherer Ltd. reported an operating loss of $126,000 for the third quarter of fiscal 1997 compared to an operating loss of $127,000 during the third quarter of fiscal 1996, of which $76,000 relates to the Industrial Business. The increase in the operating loss of the Industrial Business can primarily be attributed to the decrease in net sales combined with the write down of inventory following a physical count taken for the Health-Pak transaction.

For the nine months ended December 31, 1996, Scherer Ltd. reported an operating loss of $330,000 compared to an operating loss of $32,000 during the same period in fiscal 1996. The Medical Business reported operating income of $215,000 for the nine months ended December 31, 1995 primarily due to monthly shortfall payments ($295,000 in total) received from Cordis to help offset losses incurred under Scherer Ltd.'s surgical disposable trays contract with Cordis. The Industrial Business reported an operating loss of $330,000 for the nine months ended December 31, 1996 compared to an operating loss of $247,000 during the same period in fiscal 1996. The increase in the operating loss of the Industrial Business is primarily due to the decrease in net sales combined with the inventory write down pursuant to the physical count taken for the Health-Pak transaction in October 1996.

WASTE MANAGEMENT SERVICES SEGMENT

Net sales in the Company's Waste Management Services Segment increased approximately 9% to $2,954,000 in the third quarter of fiscal 1997 from $2,720,000 during the third quarter of fiscal 1996 and its net sales increased approximately 11% to $8,832,000 for the nine months ended December 31, 1996 from $7,983,000 during the same period in fiscal 1996. The increase in sales is due to the continuing acquisition of medical waste disposal contracts with hospitals.

Operating income increased approximately 33% to $304,000 for the third quarter of fiscal 1997 from $228,000 during the third quarter of fiscal 1996 and increased approximately 27% to $868,000 for the nine months ended December 31, 1996 from $681,000 during the same period in fiscal 1996. The increase in operating income can primarily be attributed to a decrease in insurance expense in fiscal 1997 combined with the increase in net sales.

CONSUMER HEALTHCARE PRODUCTS SEGMENT

Net sales for Scherer Laboratories, Inc. ("Scherer Labs"), which operates the Company's Consumer Healthcare Products Segment, increased slightly to $236,000 during the third quarter of fiscal 1997 from $233,000 during the third quarter of fiscal 1996 and its net sales increased approximately 15% to $986,000 during the nine months ended December 31, 1996 from $859,000 during the same period in fiscal 1996. The increase in net sales can be attributed to the acquisition of new customers and retail outlets during fiscal 1997.

Operating income for Scherer Labs decreased to $61,000 for the third quarter of fiscal 1997 from $75,000 for the third quarter of fiscal 1996; however, operating income increased to $369,000 for the nine months ended December 31, 1996 from $304,000 for the same period in fiscal 1996. The increase in operating income is primarily due to the increase in net sales discussed above.

LIQUIDITY AND CAPITAL RESOURCES

THE COMPANY

CASH FLOWS FROM OPERATIONS.
The Company's (excluding Marquest's) operating activities from continuing operations provided cash during the first nine months of fiscal 1997 of approximately $774,000 compared to cash provided from continuing operations during the same period in fiscal 1996 of approximately $1,506,000. The decrease in cash provided from continuing operations can primarily be attributed to the collection of the remaining Scherer Ltd. accounts receivable associated with the Medical Business and the overall improvement of Scherer Ltd.'s working capital management prior to the sale of the Medical Business to Cordis Medical in October 1995. Cordis paid all amounts owed to Scherer Ltd. at the time of closing, approximately $560,000, for services provided under the contract with Cordis to assemble surgical disposable trays. Additionally, as part of the terms of the sale agreement, Scherer Ltd. retained all accounts receivable associated with the Medical Business, of which approximately $800,000 was collected during the third quarter of fiscal 1996.

Scherer Labs, which operates the Company's Consumer Healthcare Products Segment, improved its cash provided from operations to $307,000 during the first nine months of fiscal 1997 from $215,000 during the same period in fiscal 1996. The improvement is primarily due to the timing of collection of its accounts receivable and the timing of payment of its accounts payable.

Discontinuing the operations of Biofor, Inc. ("Biofor") has significantly improved the cash flow of the Company. The net cash used by Biofor's operations during the first nine months of fiscal 1996 was approximately $1,218,000 compared to approximately $134,000 during the first nine months of fiscal 1997.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
Prior to fiscal 1996, Scherer Cap, an entity controlled by the majority stockholder of the Company, made loans (the "Affiliate Loans") to the Company and its subsidiaries the proceeds of which were used primarily for working capital and business acquisitions. The Affiliate Loans were payable on demand and bore interest at prime rate plus 1%. In the third quarter of fiscal 1996, the Company used $4,800,000 of the net proceeds from the sale of the Medical Business to Cordis Medical to repay a portion of the Affiliate Loans. In January 1997, the Company and Scherer Cap restructured the balance of $2,128,000 on the Affiliate Loans into a promissory note (the "Note") to be repaid in monthly installments of principal and interest over a five year term with a maturity date of December 1, 2001. The Note bears interest at prime rate plus 1 %, adjusted quarterly, and is collateralized by 2,432,251 shares of the Marquest common stock owned by the Company. The monthly payment is fixed at $44,437 except for the first payment which will be $45,030 and the last payment which will be for the amount of the unpaid principal balance plus any unpaid accrued interest as of December 1, 2001.

During the first quarter of fiscal 1996, the Company terminated its $3,200,000 line of credit with Trust Company Bank (now SunTrust Bank). This line was fully collateralized by cash investments. The Company determined that the line provided no net financial leverage and converted the collateral previously used to secure the line of credit into operating cash. Available cash balances are invested in repurchase agreements (principally U.S. Treasuries) daily.

Management of the Company believes its current cash flow is sufficient to maintain its current operations.

MARQUEST

CASH FLOWS FROM OPERATIONS.
Marquest's cash used from operations increased during the first nine months of fiscal 1997 to approximately $764,000 from approximately $416,000 during the same period in fiscal 1996. The increase in cash used from Marquest's operations is primarily due to the monthly installments to the Internal Revenue Service ($360,000 in total over the nine months) as a result of the settlement with respect to tax issues related to previous years. Additionally, Marquest paid $170,000 during the first quarter of fiscal 1997 to settle a lawsuit with an insurance company.

CASH FLOWS FROM FINANCING AND INVESTING ACTIVITIES.
In March 1996, Marquest and Scherer Cap entered into a Loan and Security Agreement (the "Loan Agreement") that enables Marquest to borrow a maximum of $1,500,000 at an interest rate of prime plus 1 1/2%, adjusted quarterly. Any amounts borrowed under the Loan Agreement are represented by Convertible Notes due April 1, 2001 (the "Scherer Cap Notes") and are secured by Marquest's inventory, building, and equipment. Pursuant to the Loan Agreement, which expires February 28, 2001, the Scherer Cap Notes are convertible at the option of Scherer Cap into shares of Marquest Common Stock. As of December 31, 1996, Marquest had borrowed $700,000 under the Loan Agreement. Additionally, Scherer Cap invested $1,000,000 in Marquest in March 1996 through the purchase of 2,061,856 shares of Marquest Common Stock.

In November 1996, Marquest obtained a revolving line of credit from Norwest Business Credit, Inc. ("Norwest") which expires February 28, 1999. Any amounts borrowed against the line of credit will be secured by Marquest's accounts receivable and will bear interest at 2.25% over Norwest's prime rate. The maximum amount of the line of credit is 80% of the eligible accounts receivable or $2,000,000, whichever is less. As of December 31, 1996, Marquest had not borrowed any funds against the line of credit. The convenants for the line of credit provide that Marquest maintain a debt service coverage ratio of 1:1 at the end of fiscal 1997, and the maximum net loss cannot exceed $50,000 for fiscal 1997. No assurance can be given that Marquest will satisfy the covenants for fiscal 1997.

Marquest's management believes that it can fund its current operating levels and meet its obligations for fiscal 1997 from cash on hand, funds generated from operations, and from funds available through other sources, including the Loan Agreement and the Norwest credit facility.

PART II. OTHER INFORMATION

Item 1. LEGAL PROCEEDINGS

        In a complaint filed in September 1996 in Japan, Marquest's distributor of arterial blood gas products in Japan is alleged to have infringed the patent of Terumo K.K., resulting in a request for an injunction against the distributor from further marketing and sale of Marquest's arterial blood gas samplers in Japan. The complaint does not currently name Marquest.
        Marquest is paying the cost to defend its distributor in the litigation and has engaged counsel in Japan. Due to the preliminary nature of this litigation, there can be no assessment as to the potential impact on Marquest.

Item 5. OTHER INFORMATION

        Marquest is subject to regulation by the Food and Drug Administration ("FDA") regarding the manufacture and sale of its products. On October 1, 1991, Marquest entered into a five year Consent Decree with the FDA in which Marquest agreed to comply with the FDA's Current Good Manufacturing Practices ("cGMP").
        As of October 1, 1996, the Consent Decree expired.

Item 6. EXHIBITS AND REPORTS ON FORM 8-K

        (a) Exhibits

         Exhibit No.                 Description
         -----------                 -----------
              27                      Financial Data Schedule

        (b) Reports on Form 8-K.

             None

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       SCHERER HEALTHCARE, INC.
                                       (Registrant)


Date: February 13, 1997                /s/ Robert P. Scherer, Jr.
                                      ----------------------------
                                      Robert P. Scherer, Jr.
                                      Chairman


Date: February 13, 1997              /s/ Gary W. Ruffcorn
                                     ----------------------------
                                     Gary W. Ruffcorn
                                     Principal Accounting Officer

                                  ANNEX IX

                     MMPI'S ANNUAL REPORT ON FORM 10-K
                   FOR THE FISCAL YEAR ENDED MARCH 30, 1996

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          _______________________

                                 FORM 10-K

                ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

 For the fiscal year ended March 30, 1996            Commission File No. 0-11484
                          _______________________

                      MARQUEST MEDICAL PRODUCTS, INC.
          (Exact name of Registrant as specified in its charter)

           COLORADO                                       84-0785259
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

               11039 EAST LANSING CIRCLE, ENGLEWOOD, CO  80112
            (Address and zip code of principal executive offices)

                                (303) 790-4835
            (Registrant's telephone number, including area code)

         SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                                   Name of Each Exchange
          Title of Each Class                       on Which Registered
                None                                        None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:
                               Title of Each Class

                           Common Stock, No Par Value

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           YES __X__     NO _____

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation 5-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ___

Based on the last reported sales price of $1.8125 on June 18, 1996, the aggregate market value of the voting stock held by non affiliates of the registrant was $8,377,502.

The number of shares outstanding of the registrant's common stock, exclusive of treasury shares, was 14,206,006 on June 18, 1996.

                     DOCUMENTS INCORPORATED BY REFERENCE
Portions of the Proxy Statement for the Annual Meeting of Shareholders are incorporated by reference into Part III of this report on Form 10-K.

                             TABLE OF CONTENTS


                                  PART I
Item                                                                        Page
----                                                                        ----

 1.   Business.................................................................3
 2.   Properties...............................................................8
 3.   Legal Proceedings........................................................8
 4.   Submission of Matters to a Vote of Shareholders..........................8
      Executive Officers of the Registrant.....................................8

                                  PART II

 5.   Market for the Registrant's Common Stock and Related Shareholder
        Matters................................................................9
 6.   Selected Financial Data.................................................10
 7.   Management's Discussion and Analysis of Financial Condition and
        Results of Operations.................................................10
 8.   Consolidated Financial Statements and Supplementary Data................14
 9.   Changes in and Disagreements with Accountants on Accounting and
        Financial Disclosure..................................................39

                                  PART III

10.   Directors and Executive Officers of the Registrant......................39
11.   Executive Compensation..................................................39
12.   Security Ownership of Certain Beneficial Owners and Management..........39
13.   Certain Relationships and Related Transactions..........................39

                                  PART IV

14.   Exhibits, Financial Statement Schedules and Reports on Form 8-K.........39

      Signatures..............................................................42

                                    PART I

ITEM I.  BUSINESS

GENERAL: Marquest Medical Products, Inc. ("Marquest" or the "Company") was incorporated in 1979 under the laws of the State of Colorado. Marquest is a manufacturer and marketer of disposable medical devices, supplies and equipment for use in the respiratory care, cardiopulmonary support and anesthesia markets.

Marquest manufactures and distributes four major groups of products for use in the respiratory care, cardiopulmonary support and anesthesia markets. The largest of these product groups is the Blood Collection Systems for Diagnostic Testing. This group includes the broad line of Marquest disposable blood gas syringes. Most revenues in this group are generated by the proprietary-designed syringes, which are marketed under the trade names Gas-Lyte and Quik-ABG. As discussed in Note 11 to the Consolidated Financial Statements, the Company executed a sale and leaseback of this product line during Fiscal 1994 with Scherer Healthcare, Inc. ("Scherer") as part of a series of transactions designed to restructure the Company financially. See "Business Transactions with Scherer Healthcare, Inc. and Scherer Capital, LLC."

The Company's disposable blood gas syringes are used to collect blood for blood gas analysis routinely performed in hospitals on patients suspected of having metabolic, respiratory or other cardiopulmonary difficulties. The blood sample collected is processed through a blood gas analyzer which is manufactured by other companies. In order for the analysis to be meaningful, the collected sample must remain as free from contamination as possible. Contamination is principally caused by the diffusion of gases in the sample resulting from (i) exposure to air and (ii) dilution caused by the anticoagulant solution used to prevent the sample from clotting. Marquest syringes are specifically designed to minimize both of these forms of contamination.

The Company's second largest product line is Aerosolized Medication Delivery Systems, consisting primarily of disposable nebulizers. Nebulizers atomize medications for inhalation into the lungs. The Company offers different nebulizers to accommodate user preferences as well as the requirements for different types of respiratory treatment. Nebulizers are marketed under the trade names Acorn II -Registered Trademark- and Whisperjet. The Acorn II -Registered Trademark- Nebulizer is used as part of a circuit package sold under the name, "RespirGard II -Registered Trademark- Nebulizer System".

The RespirGard II -Registered Trademark- Nebulizer System is a device designed for the administration of aerosolized pentamidine (NebuPent -Registered Trademark-, a registered trademark of Fujisawa Pharmaceutical Company), a drug used in the treatment of certain respiratory complications that result from the AIDS virus (pneumocystis carinii pneumonia). RespirGard -Registered Trademark- II is the only device specifically recommended by Fujisawa and referenced in their labeling and use instructions.

Heated Humidification Systems is the Company's third product group. These systems consist of three subgroups -- humidifiers, heated wire circuits and humidification chambers. Heated Humidification Systems provide a flow of moist, warm air to patients who are at risk from loss of body temperature and drying of the lung linings. There are applications for this product group in both respiratory care and anesthesia.

The fourth product group is Anesthesia and Respiratory Breathing Systems, which includes numerous disposable products for use in respiratory care and anesthesia. These products include standard respiratory and anesthesia circuits, masks, filters, and hyperinflation systems, as well as other accessories for use in either respiratory therapy or anesthesia administration applications.

The circuits range from a simple hose connecting the patient to the anesthesia machine in the operating room to more sophisticated circuits that allow monitoring of gas temperature and flow into and out of the patient. Disposable masks are designed to eliminate resterilization costs of conventional reusable masks and represent further steps to remove the possibility of cross-contamination from the operating room.

The filters are designed to filter particulates and bacteria from any air or anesthesia line carrying gases to or from a patient. The filter market continues to be a rapidly expanding one as healthcare providers have increased the emphasis placed on infection control. They are marketed for use in respiratory support, principally on ventilators, and anesthesia circuits. The filters, however, can be used anywhere there is a concern about what enters or leaves a patient's lungs. These filters are marketed under the trade names RespirGard, HydroGard, OxyGard, and SpiroGard.

Marquest produces plastic parts for use in its assembly of disposable respiratory and anesthesia products, and is engaged in the distribution of medical equipment.

FDA REGULATION AND ADMINISTRATIVE ACTION: The Company and its products are subject to regulation by the United States Food and Drug Administration
("FDA") and virtually all of the Company's products are subject to validation as required by the current Good Manufacturing Practices Regulations ("GMP")
of the FDA. As a result, the FDA engages in periodic inspections of the Company's facilities, its products and its manufacturing processes. In May 1991, the FDA initiated such an inspection, resulting in a report dated May 31, 1991, that contained significant allegations of violations of the GMP regulations. In the report, the FDA alleged that methods used by Marquest and the facilities and controls used in connection with manufacturing, packaging and storage of the medical devices were not in conformity with GMP. The FDA also alleged that Marquest failed to make appropriate Medical Device Reports ("MDRs"). On August 8, 1991, the Company was named in a civil complaint filed by the United States Attorney's Office for the District of Colorado seeking an injunction against the Company and three of its officers and further alleging that the Company was manufacturing its products in violation of GMP, that certain devices were misbranded and adulterated and
violations of several other sections of the Food, Drug and Cosmetic Act.   On
October 1, 1991, the Company and one of the named individual defendants entered into a five-year Consent Decree; the two other individual defendants named in the complaint were dismissed as defendants. The Consent Decree provided for suspension of the Company's United States manufacturing and distribution operations until the Company demonstrated it had adequate controls in place to ensure products were consistently produced in substantial compliance with GMP regulations. The suspension continued until January 9, 1992, at which time the FDA's Denver District office informed the Company that it was authorized to renew its operations. See Management's Discussion and Analysis of Financial Condition and Results of Operations and
Note 7 of the Notes to Consolidated Financial Statements.

During Fiscal 1994, the FDA completed a routine inspection of the Company's compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with two observations noted, which were corrected; there were no inspections during Fiscal 1995.

During Fiscal 1996, the FDA again inspected the Company's operations for compliance with the FDA's Good Manufacturing Practices. The Company continues to be subject to a five-year Consent Decree with the FDA in connection with the Company's compliance with GMP regulations, which Consent Decree expires in October 1996. The Company was issued an inspection report with three observations noted. The Company responded to the observations, including providing specific corrective action.

In May, 1996, subsequent to year end, the FDA concluded an inspection with six deficiency observations noted. Many of the observations noted refer to the lack of training regarding assembly, testing and sampling. The Company is taking corrective action, including retraining employees, and implementing other changes in order to respond to the FDA's concerns. These changes and corrective actions have been presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. Due to the observations noted and the pending expiration of the Consent Decree in October 1996, the FDA has conducted more frequent inspections of the Company's operations. The FDA will verify the Company's implementation of corrective action at another inspection which will occur prior to mid-August, 1996. The Company cannot predict the outcome of the FDA's inspection or whether or not the FDA will take any additional action with respect to this matter.

INDUSTRY SEGMENTS AND FOREIGN SALES: The Company has one industry segment: it manufactures and distributes medical devices and equipment to the healthcare provider sector. All of the Company's current operations and assets are located in the United States. Export sales are discussed in Note 1 to the Consolidated Financial Statements.

Most export customers have been purchasing product from the Company for several years and are sold to on an open credit basis. New customers generally are sold products on a letter of credit or other secured basis until an appropriate experience level is reached. The Company does not perceive, and has not experienced, any unusual risk in its export activity. Export sales are billed to the Company's customers in U.S. dollars.

MARKETING AND CUSTOMERS: The Company focuses a substantial portion of its resources on marketing and sales. It emphasizes in-service training for its clinical customers, distributor training and direct marketing. In-service training educates customers about the Company's products and is supported by continuing efforts to introduce product design changes that eliminate application difficulties, such as converting from liquid heparin to a dried form to eliminate dilutional errors in blood gas analysis tests. Close working relationships with medical personnel also have led to the development of better and safer applications for the Company's products, such as development of the RespirGard II -Registered Trademark- circuit, which is used in the treatment of AIDS-associated respiratory illnesses.

The Company has identified and pursued opportunities to modify common medical devices to improve and expand their applications. The Company believes that innovative product line expansion and clinical marketing have been and will continue to be essential factors in gaining market acceptance for the Company and its products.

The Company's sales and marketing program utilizes field sales representatives, managers and corporate marketing specialists who market the Company's manufactured products both directly and through distributors. The representatives assist the Company's distributors by (i) making direct calls on hospital technicians and physicians to develop sales leads for the distributors, (ii) providing education and training programs to distributors and healthcare professionals relating to the need for, and use of, the Company's products, (iii) furnishing distributors with technical advice on various aspects of the Company's products, and (iv) working with distributors to improve joint business relationships. The field sales representatives also sell directly to the hospitals in those market areas not serviced by distributors.

The Company distributes most of its manufactured products through a network of respiratory or anesthesia distributors. This network includes hospital supply distributors as well as over a thousand home healthcare dealers who historically have distributed certain of the Company's products to users in the home. There are some direct sales to certain large hospitals or to hospitals in areas where the Company has no dealer support, to certain government agencies and to original equipment manufacturer ("OEM") customers.

The Company's international sales and marketing efforts are managed from its corporate offices located in Englewood, Colorado. Europe, the Middle East, Asia and Pacific Rim territories are managed by field sales representatives and specialty distributors. Mexico, Central America, South America, and South Africa are managed using specialty distributors. The international distributors act in much the same way as the domestic distributors to supply the Company's products. The Company also participates in major international trade shows annually.

The Company has invested significant time and financial resources in the development of its distributor network and views this network as a valuable asset. However, the Company does not believe that the loss of any single distributor would have a material impact on the Company's sales as it believes that any distributor can be replaced within a reasonable period of time, and that in the interim the Company can sell its products directly to most of the hospitals serviced by such a distributor.

During Fiscal 1996, 1995, and 1994, the Company had one distributor, Tri-anim Health Services, Inc. of Sylmar, California, who accounted for 19%, 19%, and 18%, respectively, of the Company's sales.

MANUFACTURING SUPPLIES AND BACKLOG: The Company's manufacturing and assembly operations consist primarily of the injection molding and extrusion of certain components and the assembly and packaging of final products from both purchased and internally-manufactured sources. All of the products manufactured are disposable and are principally fabricated from molded resins.

Due to economies of scale in production, the Company purchases certain standardized components, including needles, syringe barrels, and other supplies from qualified external sources. The Company's material procurement consists of multiple single source vendors, all of which are subject to qualification criteria in accordance with the Company's quality procedures and policies. While the Company endeavors to avoid being dependent on a single source of supply for any component or raw material by establishing qualified alternate suppliers, in certain cases it is not economical to use more than one source. The Company emphasizes vendor certification and quality programs to ensure uninterrupted supplies of raw materials and components.

Historically, the Company has not had a significant backlog of firm orders for its products. With the exception of orders for future delivery or for specially assembled products, most orders have been shipped within one week of receipt and the Company has maintained predetermined levels of finished goods inventories to ensure that this ability is preserved. The Company had a backlog of orders to ship of approximately $158,000 and $99,000 at March 30, 1996 and April 1, 1995, respectively.

SEASONALITY: Historically, the Company has experienced approximately 45% of its net sales in the first and second quarters of its fiscal year and 55% in the third and fourth quarters. Net sales are influenced generally by overall patterns in hospital admissions and discharges, which the Company believes reflect, among other things, a lower incidence of respiratory problems and postponements of elective surgeries during the summer months.

COMPETITION: The medical device business is highly competitive. The Company competes with three major competitors in the manufacture and distribution of its blood collection systems, four major competitors in respiratory and nebulizer products and two major competitors in its heated humidification products. A number of the Company's competitors are larger companies with greater resources and more diversified lines of medical products and services.

Competition in the area of manufactured products involves quality and reliability in product performance and price competitiveness. The Company believes that the expertise of its sales force and the strength of its distributor network are important factors in its ability to compete in the submarkets for manufactured products. The Company's marketing approach emphasizes continuing efforts to educate medical personnel through in-service training in the area of the Company's specialties and to develop and adapt products to fit the clinical needs of its customers.

PRODUCT DEVELOPMENT: The Company's product development efforts have been guided by its marketing and sales personnel. Through their daily contact with existing and potential customers, marketing and sales personnel are able to identify needs for new products and improvements for existing products.

The Company's product development program includes its internal efforts as well as the acquisition of new products from others. In Fiscal 1996, 1995 and 1994, the Company expensed royalties and license fees of approximately $2,000, $54,000 and $15,000, respectively, in connection with products developed by others. The Company spent approximately $155,000, $140,000 and $126,000, respectively, on internal product development in Fiscal 1996, 1995 and 1994.

Many risks exist in new product development and there is no assurance that any of the products currently under development by the Company can be successfully developed or, if introduced, will prove to be commercially successful products.

PATENTS, TRADEMARKS, LICENSES AND FRANCHISES: The Company holds numerous patents for its manufactured products. It also holds licenses from individuals to manufacture a number of proprietary products. The Company makes renewal filings on patents and trademarks periodically in accordance with Federal regulations. Patents, trademarks and licenses afford the Company a measure of protection for its proprietary products, and the Company has taken a posture of defending to the fullest extent possible the rights attendant to the patents, trademarks and licenses. However, it has been the Company's experience that patents offer limited protection because the degree of specialization in its products is so extensive that the patents on them can, in some cases, be circumvented.

EMPLOYEES: At June 1, 1996, the Company had a total of 291 employees. None of the Company's employees are represented by a labor union and the Company considers its employee relations to be good. The Company has experienced no significant problems in recruiting qualified personnel.

QUASI-REORGANIZATION: During the first quarter of Fiscal 1994, the Company completed significant changes to its operations: (i) reintroduction of substantially all of its product lines into the market after ceasing operations after the FDA shutdown in Fiscal 1992, (ii) consolidation of its manufacturing facilities in Mexico and Parker, Colorado into its Englewood, Colorado facility, (iii) changes in senior management, and (iv) successful completion of the first exchange offer to the Swiss bondholders in which 91% of the bonds were exchanged. Considering these changes, the Company determined that it was appropriate to effect a quasi-reorganization. The quasi-reorganization was approved by the Board of Directors in June, 1993, and was effective July 3, 1993. See Note 12 to the Consolidated Financial Statements for a discussion of the effects of the quasi-reorganization on the accounts of the Company.

BUSINESS TRANSACTIONS WITH SCHERER HEALTHCARE, INC. AND SCHERER CAPITAL,
LLC.: During Fiscal 1994, the Company consummated two related financing transactions to provide the Company with necessary liquidity and to effect an exchange offer for defaulted Swiss Bonds, pursuant to the Omnibus Agreement between the Company and Scherer Healthcare, Inc., dated April 12, 1993.

The Company sold its Arterial Blood Gas product line, including $245,000 of net book value of property connected with the product line, to Scherer Healthcare, Inc. ("Scherer") for $4.5 million in cash and agreed to a six year lease back of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line for $4.5 million plus $22,500 for each month elapsed between the sale and repurchase. The option to repurchase, originally expiring on May 31, 1996, was extended by Scherer and the Company until June 15, 1999. The Company granted Scherer warrants to purchase 5,780,000 shares of common stock of the Company at $.75 per share as consideration for the repurchase option. Of these warrants, 1,530,000 and 4,250,000 will expire if not exercised by March 31, 1999 and March 31, 2003, respectively. The warrants are exercisable in exchange for cash or, if exercised by Scherer or a Scherer affiliate, for common stock of Scherer. Scherer may elect to exercise these warrants for no cash if a corresponding concession is granted to the Company in the product line repurchase price. Scherer may elect to receive the product line repurchase price in the form of 5,780,000 shares of the Company's common stock, based on a value of $.75 per share, plus the balance of the purchase price in cash. If Scherer makes this election, the number of warrants issued in consideration for the Company's repurchase option as described above will be reduced by a corresponding number.

Prior to the above transaction, Scherer had advanced the Company $1,750,000. In consideration for that advance, the Company granted to Scherer warrants to purchase 800,000 shares of the Company's common stock at $.75 per share exercisable until March 31, 1999. The advance was repaid with the proceeds from the sale and leaseback transaction but the warrants remain outstanding.

During Fiscal 1986, the Company issued 25,000,000 Swiss Francs of bonds due March 11, 1994. On January 14, 1992, the Company was notified that holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and, accordingly, defaulted on the obligations.

During Fiscal 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer (an amount equal to approximately 35% of the outstanding Swiss bond principal and accrued interest tendered in the transaction described below). This preferred stock was acquired in exchange for an 8% note, maturing on March 31, 1999. In May 1994, Scherer converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock at $.75 per common share. In March 1996, Scherer converted the remaining balance of the 8% note of $1,851,600, $486,571 in related accrued interest due to Scherer and $376,330 owed to Scherer for management fees into 3,877,859 shares of the Company's common stock at $.70 per share. At March 30, 1996, Scherer owns 50.8% of the Company's outstanding common stock. The Scherer preferred stock is convertible into Scherer common stock.

In three exchange offers during Fiscal 1994, the bondholders exchanged 16,320,000 Swiss Francs in bonds, 96% of the total bonds outstanding, for a combination of Marquest debt, warrants to purchase common stock of the Company, and the convertible preferred stock of Scherer. In the exchange, the Swiss bondholders received (i) cumulative convertible preferred stock of Scherer for 35% of the principal and accrued interest of the tendered bonds;
(ii) unsecured 8% U.S. dollar denominated notes of the Company maturing March 31, 1999 with an aggregate principal amount of $2,875,000, and (iii) warrants to purchase 165,000 and 1,432,416 shares of Marquest common stock at $.25 and $.75 per share, respectively, exercisable until March 31, 1999.

As a result of the sale of the Arterial Blood Gas product line and the Swiss bond refinancing, Scherer obtained the right to acquire approximately 65% of the outstanding common stock of the Company through the exercise of all warrants and conversion of the note. Also, as a result of the Omnibus Agreement, Scherer acquired the right to, and has elected to, name a majority of the members of the Company's Board of Directors.

In March 1996, Scherer Capital, LLC. ("Scherer Capital"), a company controlled by the largest shareholder of Scherer Healthcare, Inc., purchased 2,061,856 shares of the Company's common stock at $.485 per common share for $1,000,000. Also in March 1996, Scherer Capital agreed to loan the Company a maximum of $1,500,000, of which

$700,000 has been borrowed at March 30, 1996. See Management's Discussion and Analysis of Financial Condition and Results of Operations and Note 4 to the Consolidated Financial Statements. Scherer Capital owns 14.5% of the Company's outstanding common stock.

ITEM 2.  PROPERTIES

The Company's principal office, which is owned by the Company, is located at 11039 E. Lansing Circle, Meridian Office Park, in Douglas County, Colorado. This facility consists of 88,000 square feet and houses all of the Company's manufacturing activities. The building also houses certain warehousing functions and most administrative functions of the Company. The Company leases approximately 45,000 square feet of warehouse space in Aurora, Colorado pursuant to a lease that expires in April 1998. The Company believes its owned and leased facilities are adequate for its operations in the foreseeable future. See Notes 4 and 9 to the Consolidated Financial Statements regarding encumbrances on the Company's manufacturing and office facility.

ITEM 3.  LEGAL PROCEEDINGS

See Note 10 to the Consolidated Financial Statements for a description of legal proceedings at March 30, 1996.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SHAREHOLDERS

No matter was submitted to a vote of shareholders during the fourth quarter of the fiscal year covered by this report.


                         EXECUTIVE OFFICERS

The executive officers of the Company as of June 1, 1996 are listed below:


      Name and Age                        Positions with the Company
      ------------                        --------------------------
Robert P. Scherer, Jr. (63)      Chairman, Chief Executive Officer and Director
                                 of the Company since February 1995. Chairman and Chief Executive of Scherer Scientific, Ltd.
                                 since 1986. Director of Scherer Healthcare,
                                 Inc., an affiliate of the  Company, since 1977;
                                 Chairman and Chief Executive Officer of Scherer
                                 Healthcare, Inc. since February, 1995.

William J. Thompson (62)         President of the Company since February 1995;
                                 Vice Chairman and Chief Operating Officer of the Company since April 1994; Director of the Company since August 1993. President, Chief
                                 Operating Officer and Director of Scherer
                                 Healthcare, Inc., an affiliate of the Company, since August, 1984.

Margaret E. Von der Schmidt (44) Vice President - Finance of the Company since
                                 February 1994; Secretary of the Company since February 1995; Director of Finance of the Company from November 1993 to January 1994. Pursued various business opportunities and interests from January 1993 to November 1993. Assistant Corporate Controller, U S WEST, Inc. (a telecommunications company), from December 1985 to December 1992.

The officers serve until their successors have been elected and qualified.

                                    PART II


ITEM 5. MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER
        MATTERS:

On July 1, 1983, the Common Stock of the Company commenced trading in the over-the-counter market and was quoted on the Nasdaq system. From March 20, 1984 to October 14, 1994, the Company's stock was listed for trading on the Nasdaq National Market System. Effective October 14, 1994, the Company's Common Stock was included in the Nasdaq SmallCap Market. The Company's Common Stock is quoted under the symbol MMPI. The table below shows, for the period indicated, the range of high and low sales prices for Fiscal 1996 and 1995. All quotations were reported to the Company by Nasdaq and represent actual transactions and not inter-dealer quotations.

                                     1996                1995
                              ------------------   -----------------
                                High       Low       High      Low
                              ---------  -------   -------  --------
First Quarter                 $     5/8  $   3/8   $ 2 1/4  $ 1  5/8
Second Quarter                  2  5/16     7/16     1 7/8    1 1/16
Third Quarter                   1  5/16      1/2     1 1/4       3/8
Fourth Quarter                  2  1/16     9/16       5/8       1/4


The closing sale price of the Company's Common Stock on June 18, 1996, as reported on Nasdaq, was $1.8125.

As of June 11, 1996, the Company had 461 holders of record of its Common Stock. It is estimated that the total number of holders of the Common Stock is approximately 3,000.

The Company has not paid dividends on its Common Stock in the two most recent fiscal years. Under a Term Loan Agreement dated June 30, 1994, between the Company and Colorado National Bank (the "Bank"), the Company may not, without the prior written consent of the Bank, pay or declare any dividends on its Common Stock. The Company does not anticipate payment of dividends for the foreseeable future.

ITEM 6.  SELECTED FINANCIAL DATA:

All amounts in thousands of dollars except per share amounts.


                                         Fiscal     Fiscal      Nine       Three     Fiscal     Fiscal
                                          Year       Year      Months      Months     Year       Year
                                          Ended      Ended      Ended      Ended     Ended      Ended
                                        March 30,   April 1,   April 2,   July 3,   April 3,   March 28,
                                          1996        1995       1994      1993       1993       1992
                                        ----------------------------------------------------------------
Net revenues                            $22,443     $20,576    $17,139    $5,327    $21,935    $30,294
Net loss from continuing
  operations before extraordinary
  item                                      (60)     (3,450)    (2,312)   (1,042)   (18,542)    (6,078)
Net loss                                    (60)     (3,450)    (2,030)     (336)   (18,338)   (10,100)

LOSS PER COMMON SHARE:
  Continuing operations before
    extraordinary item                    (0.01)      (0.46)     (0.51)    (0.23)     (4.17)     (1.41)
  Net loss                                (0.01)      (0.46)     (0.45)    (0.07)     (4.12)     (2.34)

Total Assets                             15,393      13,992     16,929    18,366     21,007     40,529
Long-Term Obligations                     4,990       5,961      7,659     6,745          0      1,589
Cash Dividend Declared Per
  Common Share                             0.00        0.00       0.00      0.00       0.00       0.00

During the third quarter of Fiscal 1992, the Company's operations were temporarily suspended by the FDA. See Note 7 to the Company's Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Effective July 3, 1993, the Company effected a quasi-reorganization as discussed in Note 12 to the Consolidated Financial Statements. The Company has segregated its Consolidated Statements of Operations into the three-month period prior to and the nine-month period subsequent to the quasi-reorganization.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS:

                          FOOD AND DRUG ADMINISTRATION

The impact of the United States Food and Drug Administration's ("FDA") action against the Company in August 1991 has had a significant and pervasive effect on the Company.

On August 8, 1991, the United States Attorney's Office for the District of Colorado filed a complaint seeking an injunction against the Company and three of its officers. The complaint alleged that the Company was manufacturing products in violation of the FDA's Current Good Manufacturing Practice Regulations ("GMP"). The complaint also alleged that certain of the Company's products were misbranded and adulterated for violating other relevant sections of the Federal Food, Drug and Cosmetic Act. On October 1, 1991, the Company and one of the named individual defendants entered into a five-year Consent Decree. The two other individuals originally named in the complaint for injunction were dismissed as defendants.

By letter dated October 8, 1991, the District Director of the FDA's Denver district informed the Company that, pursuant to the Consent Decree of October 1, 1991, the Company's medical device manufacturing operations were not in substantial compliance with GMP. The Consent Decree provided for suspension of the Company's United States manufacturing and distribution operations until the Company demonstrated it had adequate controls in place to ensure products were consistently produced in substantial compliance with GMP regulations.

Based upon agreements with the FDA in November and December 1991, the Company was allowed to recondition inventories of components, sub-assemblies and finished products which were produced prior to the October 8th shut down. This was done in close cooperation with the FDA by the use of higher sampling levels and tightened acceptable quality limits . The Company's facilities were reinspected by the FDA in December, 1991 and found to have adequate processes in place to insure devices would be manufactured in compliance with GMP. As a result of that inspection, on January 9, 1992, the Company was given authorization to renew its operations, including production and distribution of all products.

During Fiscal 1994, the FDA completed a routine inspection of the Company's compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with two observations noted, which were corrected; there were no inspections during Fiscal 1995.

During Fiscal 1996, the FDA again inspected the Company's operations for compliance with the FDA's Good Manufacturing Practices. The Company continues to be subject to a five-year Consent Decree with the FDA in connection with the Company's compliance with GMP regulations, which Consent Decree expires in October 1996. The Company was issued an inspection report with three observations noted. The Company responded to the observations, including providing specific corrective action.

In May, 1996, subsequent to year end, the FDA concluded an inspection with six deficiency observations noted. Many of the observations noted refer to the lack of training regarding assembly, testing and sampling. The Company is taking corrective action, including retraining employees, and implementing other changes in order to respond to the FDA's concerns. These changes and corrective actions have been presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. Due to the observations noted and the pending expiration of the Consent Decree in October 1996, the FDA has conducted more frequent inspections of the Company's operations. The FDA will verify the Company's implementation of corrective action at another inspection which will occur prior to mid-August, 1996. The Company cannot predict the outcome of the FDA's inspection or whether or not the FDA will take any additional action with respect to this matter.


                        FINANCIAL CONDITION

INVENTORIES, NET: The Company's net inventory increased to $3,393,000 at March 30, 1996 from $2,610,000 at April 1, 1995. The increase in inventory is due to the Company stocking inventory in Europe and management's commitment to stocking more inventory domestically to provide improved customer service.

DEBT AND SHAREHOLDER'S EQUITY: During Fiscal 1996, Scherer Healthcare, Inc. converted the remaining principal of $1,852,000 of the Company's 8% note payable into common stock of Marquest at $.70 per share. Scherer Healthcare, Inc. also converted the accrued interest on the 8% note of $487,000 and $376,000 in accrued management fees to common stock of the Company at $.70 per share.

In Fiscal 1996, Scherer Capital, LLC. ("Scherer Capital"), a Company controlled by the largest shareholder of Scherer Healthcare, Inc., provided the Company with a short-term loan of $700,000 which was refinanced with Scherer Capital on a long-term basis. The Company can borrow an additional $800,000 under this loan agreement. Scherer Capital invested $1,000,000 in the Company, purchasing 2,061,856 shares of common stock at $.485 per share. As a result of these transactions, the Company's shareholders' equity increased by approximately $3.7 million.

Before exercise of any warrants, Scherer Healthcare, Inc. and Scherer Capital own 50.8% and 14.5%, respectively, of the Company's common stock at March 30, 1996.

                       RESULTS OF OPERATIONS

FISCAL 1996 VERSUS FISCAL 1995

SALES, COST OF SALES AND GROSS PROFIT: Sales increased 9% from $20,576,000 in Fiscal 1995 to $22,443,000 in Fiscal 1996. Sales in the first quarter of Fiscal 1995 were low due to a decline in hospital census which the Company believes was due to the uncertainties of healthcare reform. Also, many of the Company's distributors purchased high levels of product during the fourth quarter of Fiscal 1994, which depressed sales in the first quarter of Fiscal 1995.

This did not occur in Fiscal 1996, and sales increased to previous levels. In Fiscal 1996, the Company implemented a network of independent manufacturer's representatives which supplemented the Company's sales force and increased sales.

The Company's gross margin increased from 24% in Fiscal 1995 to 32% in Fiscal 1996. The Company has reduced manufacturing costs through reductions in personnel, improved operational efficiencies and increased its vertical integration of the manufacturing process. The gross margin improvement was also due to increased manufacturing volume which improved overhead absorption.

GENERAL AND ADMINISTRATIVE EXPENSES: General and administrative expenses decreased 25% from $3,193,000 in Fiscal 1995 to $2,391,000 in Fiscal 1996 due to reductions in personnel and a decrease in legal and litigation expenses.

OTHER INCOME: Other income increased primarily due to $488,000 in royalty income received in the fourth quarter of Fiscal 1996 on the Company's patents related to the ABG product line. The royalty agreement expired during Fiscal 1996. In Fiscal 1996, the Company sold its 10% investment in Seabrook Medical Systems, Inc. at a gain of $200,000.

INCOME TAXES: In Fiscal 1996 the Company settled tax issues related to audits by the Internal Revenue Service ("IRS") for fiscal years 1982-1988. The Company recorded $697,000 of taxes and interest related to the settlement of these tax issues during Fiscal 1996. The Company has negotiated a repayment plan of monthly installments of $40,000 per month through approximately September 1998.

FISCAL 1995 VERSUS FISCAL 1994

SALES, COST OF SALES AND GROSS PROFIT: Sales decreased 8.4% from Fiscal 1994 to Fiscal 1995. The Company entered the first quarter of Fiscal 1994 with a backorder due to the closing of the Company's manufacturing plant in Nogales, Mexico and its distribution center in Nogales, Arizona. Many of the Company's distributors purchased high levels of product during the fourth quarter of Fiscal 1994, which depressed sales in the first quarter of Fiscal 1995. This purchasing pattern by distributors did not occur in the fourth quarter of Fiscal 1995. During Fiscal 1995, the Company implemented a territorial reorganization of its distributors. This reorganization expanded certain distributors' sales territories and dropped other distributors from the Company's network, resulting in a decrease in sales as not all business to customers of the dropped distributors was retained by the Company. Sales also decreased in Fiscal 1995 due to a decline in hospital census which the Company's believes is due to the uncertainties surrounding healthcare reform.

The gross margin continued to increase to 24% in Fiscal 1995 from 20% in Fiscal 1994. During Fiscal 1994, the cost of sales and gross margin were negatively impacted by the closing and relocation of the Company's manufacturing and distribution facilities in Mexico, Arizona and Colorado to its principal location in Englewood, Colorado. During Fiscal 1995, the Company reduced manufacturing costs through reductions in personnel, improved operational efficiencies and increased vertical integration of the manufacturing process. During Fiscal 1995, the Company internally produced a larger portion of the molded components used in the Company's products than was done in Fiscal 1994. Internally manufactured components are less expensive than the same components purchased from outside vendors.

SALES AND MARKETING EXPENSES: Selling expenses increased 12.5% during 1995. In Fiscal 1994, the Company reduced its sales and marketing management to preserve cash. During Fiscal 1995, the Company strategically hired additional sales and marketing personnel to support the Company's distributor network and refocus its marketing efforts. During Fiscal 1995, the Company increased its spending for trade advertising, sales training, sales tools and attendance at trade shows.

INTEREST INCOME: Interest and other income for Fiscal 1995 declined 77% from Fiscal 1994 primarily due to a $200,000 decrease in the gain on the sale of assets no longer used in the business plus decreases in interest income on the Company's money market account due to lower cash balances and the pay off during Fiscal 1995 of a note receivable on which the Company was earning 8% interest.

INTEREST EXPENSE: Interest expense decreased 37% during Fiscal 1995 due to the conversion by Scherer Healthcare, Inc. of $2,500,000 of debt to equity in the Company in May 1994.

                  LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES: Cash used in operations decreased from $994,000 in Fiscal 1995 to $79,000 in Fiscal 1996. Improvements in the results of operations as discussed above were responsible for the improvement in operating cash flow in Fiscal 1996.

FINANCING ACTIVITIES: During the third quarter of Fiscal 1996, Scherer Capital, LLC. ("Scherer Capital"), a company controlled by the largest shareholder of Scherer Healthcare, Inc., advanced the Company $700,000 which was used for working capital purposes. In March 1996, the Company and Scherer Capital refinanced this advance with long-term convertible debt.
The debt, which bears interest at 1-1/2% over prime, is secured by inventory and equipment and is convertible at a rate of $.70 per share. The debt agreement provides for additional borrowing availability of $800,000 which can be borrowed through February 2001.

In March 1996, Scherer Capital invested $1,000,000 in the Company through the purchase of 2,061,856 shares of common stock at a rate of $.485 per share. Also in March 1996, Scherer Healthcare, Inc. ("Scherer") converted a $1.8 million note of the Company into common stock at a rate of $.70 per share. The original terms of the note provided for a conversion rate of $.75 per share and was convertible at the option of the holder. In a related transaction, the Company accepted a proposal to exchange the accrued interest on the note payable to Scherer of $487,000 as well as management fees owed to Scherer of $376,000 for the Company's common stock at a rate of $.70 per share.

The above financing transactions were consummated to provide the Company with needed liquidity for working capital and capital investment, and to decrease the Company's level of debt. Management believes these financing arrangements reflect more favorable terms than could be obtained from other sources. Because the financing came from an affiliate of the Company, the financing was approved by an independent committee of the Board of Directors who obtained a fairness opinion from an investment banking firm.

The Company is currently negotiating with a bank for a line of credit secured by accounts receivable. The line of credit would be available for working capital and other general corporate purposes. Negotiations are expected to be completed during the second quarter of Fiscal 1997, however, there can be no assurance that the line of credit financing will be made available to the Company.

The Company's planned capital investment for Fiscal 1997 is approximately $1,000,000 to replace equipment and acquire new equipment in the Company's ongoing effort to automate its manufacturing process. These capital investments will be funded through internally generated funds and the available borrowings of $800,000 through Scherer Capital.

Management of the Company believes that it can fund its current operating levels and meet its obligations during Fiscal 1997 from cash on hand at March 30, 1996, from internally generated funds and from available borrowings. To the extent that Fiscal 1997 operations are not sufficient to support anticipated capital expenditures, the Company's planned investment in capital expenditures will be reduced.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA:

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS:

    Report of Independent Public Accountants . . . . . . . . .Page 15

    Consolidated Balance Sheets. . . . . . . . . . . . . . . .Page 16

    Consolidated Statements of Operations. . . . . . . . . . .Page 17

    Consolidated Statements of Shareholders' Equity. . . . . .Page 19

    Consolidated Statements of Cash Flows. . . . . . . . . . .Page 20

    Notes to Consolidated Financial Statements . . . . . . . .Page 24

INDEX TO CONSOLIDATED FINANCIAL STATEMENT SCHEDULES:

    Schedule II -- Valuation and Qualifying Accounts . . . . .Page 38

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Marquest Medical Products, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of MARQUEST MEDICAL PRODUCTS, INC. (a Colorado corporation) and subsidiaries as of March 30, 1996 and April 1, 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the fiscal years ended March 30, 1996, April 1, 1995 and the nine months ended April 2, 1994 (post quasi-reorganization--Note 12), and for the three months ended July 3, 1993. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marquest Medical Products, Inc. and subsidiaries as of March 30, 1996 and April 1, 1995 and the results of their operations and their cash flows for the fiscal years ended March 30, 1996, April 1, 1995 and the nine months ended April 2, 1994 (post quasi-reorganization) and for the three months ended July 3, 1993, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index of financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                       ARTHUR ANDERSEN LLP



Denver, Colorado,
May 6, 1996.

                            MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                               (THOUSANDS OF DOLLARS)


                                                         ASSETS
                                                                       March 30,        April 1,
                                                                         1996             1995
                                                                       ---------        --------
CURRENT ASSETS
 Cash and cash equivalents                                             $  1,635         $    562
 Trade accounts receivable, less allowances for
   doubtful accounts of $94 and $132, respectively                        2,915            2,847
 Notes and other receivables                                                181               --
 Inventories                                                              3,393            2,610
 Prepaid expenses                                                           173              260
                                                                       ---------        --------
   Total current assets                                                   8,297            6,279

PROPERTY, PLANT AND EQUIPMENT, net (Note 3)                               7,055            7,671
OTHER ASSETS                                                                 41               42
                                                                       ---------        --------
                                                                       $ 15,393         $ 13,992
                                                                       ---------        --------
                                                                       ---------        --------

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable                                                      $  1,001         $  1,220
 Accrued liabilities                                                      3,728            3,622
 Payable to related parties                                                  48              683
 Short-term debt                                                            803            1,267
                                                                       ---------        --------
   Total current liabilities                                              5,580            6,792

LONG-TERM DEBT                                                            4,990            5,961
                                                                       ---------        --------
   Total liabilities                                                     10,570           12,753
                                                                       ---------        --------

COMMITMENTS AND CONTINGENGIES (Notes 2 and 6)

SHAREHOLDERS' EQUITY

 Common stock, no par value; 50,000,000 shares authorized;
 14,207,435 and 8,102,720 shares issued and outstanding,
 respectively                                                             9,834            6,177
 Warrants                                                                   599              612
 Retained earnings (deficit) ($20,434 of retained deficit
   eliminated at July 3, 1993 relating to quasi-reorganization)          (5,540)          (5,480)
 Treasury stock, 20,840 shares                                              (70)             (70)
                                                                       ---------        --------
   Total shareholders' equity                                             4,823            1,239
                                                                       ---------        --------
                                                                       $ 15,393         $ 13,992
                                                                       ---------        --------
                                                                       ---------        --------


              The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                         MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     Fiscal Year       Fiscal Year      Nine Months       Three Months
                                        Ended             Ended            Ended              Ended
                                      March 30,          April 1,         April 2,           July 3,
                                         1996              1995             1994               1993
                                     ------------      -----------      -----------       ------------
                                                                                          (Pre quasi-
                                                                                         reorganization)
NET REVENUES                        $   22,443        $   20,576       $   17,139           $   5,327

COST OF SALES                          (15,305)          (15,666)         (13,448)             (4,513)
                                    ----------        ----------       ----------           ---------
GROSS PROFIT                             7,138             4,910            3,691                 814

COSTS AND EXPENSES
  Sales and marketing                   (4,082)           (4,323)          (2,872)               (969)
  General and administrative            (2,391)           (3,193)          (2,276)               (941)
  Research and development                (155)             (140)             (87)                (39)
                                    ----------        ----------       ----------           ---------
OPERATING  INCOME (LOSS)                   510            (2,746)          (1,544)             (1,135)

OTHER INCOME (EXPENSES)
  Interest, dividend & other
   income                                  410               113              340                 159
  Royalty income                           488             --               --                   --
  Interest expense                        (685)             (626)            (911)                (81)
  Other expense                           (114)              (27)               5                  (5)
  Foreign exchange gain (loss)              28              (164)            (202)                 20
                                    ----------        ----------       ----------           ---------
INCOME (LOSS) BEFORE INCOME
 TAXES                                     637            (3,450)          (2,312)             (1,042)

INCOME TAXES                              (697)            --               --                   --
                                    ----------        ----------       ----------           ---------
NET LOSS BEFORE EXTRAORDINARY
 ITEM                                      (60)           (3,450)          (2,312)             (1,042)

EXTRAORDINARY ITEM                       --                --                 282                 706
                                    ----------        ----------       ----------           ---------
NET LOSS                            $      (60)       $   (3,450)      $   (2,030)          $    (336)
                                    ----------        ----------       ----------           ---------
                                    ----------        ----------       ----------           ---------

(Continued on next page)

                         MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                     Fiscal Year       Fiscal Year      Nine Months       Three Months
                                        Ended             Ended            Ended              Ended
                                      March 30,          April 1,         April 2,           July 3,
                                         1996              1995             1994               1993
                                     ------------      -----------      -----------       ------------
                                                                                          (Pre quasi-
                                                                                         reorganization)
(Continued from previous page)

EARNINGS (LOSS) PER COMMON
 SHARE:
  Continuing operations and before
   extraordinary item               $    (0.01)       $    (0.46)      $    (0.51)          $   (0.23)
  Extraordinary item                      --                --               0.06                0.16
                                    ----------        ----------       ----------           ---------
  Net loss                          $    (0.01)       $    (0.46)      $    (0.45)          $   (0.07)
                                    ----------        ----------       ----------           ---------
                                    ----------        ----------       ----------           ---------
  Weighted average number of
   common shares outstanding
   during the period                 8,268,242         7,483,612        4,484,626           4,466,907
                                    ----------        ----------       ----------           ---------
                                    ----------        ----------       ----------           ---------

          The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                         MARQUEST MEDICAL PRODUCTS, INC.
                                AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  (Thousands of Dollars Except Share Amount)


                                                Common Stock       Retained       Treasury Stock
                                          ----------------------   Earnings/   ---------------------
                                            Shares      Amount     (Deficit)    Shares      Amount     Warrants
                                          ----------   ---------   ---------   ---------   ---------   ---------
BALANCE, April 3, 1993                     4,474,532    $19,815    ($20,098)    (20,840)     ($125)        --

Net loss, 3 months ended 7/3/93               --           --          (336)       --          --          --
Stock issuances--
    Options exercised                         30,000         23        --          --          --          --
    Stock purchase plan                          934          1        --          --          --          --
Warrants issued--
    Scherer Healthcare (Note 11)              --           --          --          --          --         3,290
    Swiss Bond exchange (Note 11)             --           --          --          --          --           714
Quasi-reorganization  (effective
    7/3/93)                                   --        (17,125)     20,434        --           55       (3,456)
                                          ----------   ---------   ---------   ---------   ---------   ---------
Post quasi-reorganization
    balances                               4,505,466      2,714        --       (20,840)       (70)         548

Net loss, 9 months ended 4/2/94               --           --        (2,030)       --          --          --
Refund of income taxes related
    to periods prior to quasi-
    reorganization (Note 12)                  --            745        --          --          --          --
Warrants issued -- Swiss Bond
    exchange (Note 11)                        --           --          --          --          --            84
                                          ----------   ---------   ---------   ---------   ---------   ---------

BALANCE, April 2, 1994                     4,505,466      3,459      (2,030)    (20,840)       (70)         632

Net loss                                      --           --        (3,450)       --          --          --
Stock issuances --
    Conversion of debt                     3,333,333      2,500        --          --          --          --
    Warrants exercised                       263,921        218        --          --          --           (20)
                                          ----------   ---------   ---------   ---------   ---------   ---------

BALANCE, April 1, 1995                     8,102,720      6,177      (5,480)    (20,840)       (70)         612

Net loss                                      --           --           (60)       --          --          --
Stock issuances --
     Conversion of debt                    3,877,859      2,715        --          --          --          --
     Warrants exercised                      165,000         54        --          --          --           (13)
     Sale of stock to related party        2,061,856      1,000        --          --          --          --
     Stock issuance costs                     --           (112)       --          --          --          --
                                          ----------   ---------   ---------   ---------   ---------   ---------

BALANCE, March 30, 1996                   14,207,435     $9,834     ($5,540)    (20,840)      ($70)        $599
                                          ----------   ---------   ---------   ---------   ---------   ---------
                                          ----------   ---------   ---------   ---------   ---------   ---------

         The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                               MARQUEST MEDICAL PRODUCTS, INC.
                                     AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (THOUSAND OF DOLLARS)


                                                    Fiscal        Fiscal      Nine        Three
                                                     Year          Year      Months      Months
                                                    Ended         Ended      Ended        Ended
                                                   March 30,     April 1,   April 2,     July 3,
                                                     1996         1995       1994         1993
                                                  ----------  ----------- ---------- --------------
                                                                                      (Pre quasi-
                                                                                     reorganization)

CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net loss                                        $    (60)   $  (3,450)  $ (2,030)   $    (336)
  Adjustments to reconcile net loss to net
   cash provided by operating activities-
    Depreciation and amortization                    1,050        1,364      1,236          607
    Provision for losses on accounts receivable         24           21        (62)          15
    Gain from extinguishment of debt                   (32)          --       (282)        (706)
    Gain on sale of assets                            (225)         (70)      (219)         (50)
    (Gain)/loss on foreign currency translation        (28)         164        202          (20)
    Income tax refund                                   --           --        745           --
  Net change in operating assets and
   liabilities-
    Trade accounts receivable                          (92)         207       (279)        (800)
    Notes and other receivables                       (181)          74        145          212
    Inventories and prepaid items                     (696)         297        392         (276)
    Other assets                                        (3)         (10)        57          (30)
    Accounts payable, accrued expenses and
     payable to related parties                        115          535       (146)      (1,571)
    Other long term liabilities                         --         (176)      (463)          --
    Accrued interest on Swiss bonds                     49           50         68            6
                                                  --------    ---------   --------    ---------
NET CASH PROVIDED BY (USED IN)
 OPERATING ACTIVITIES                             $    (79)   $    (994)  $   (636)   $  (2,949)
                                                  --------    ---------   --------    ---------

CASH FLOW FROM INVESTING ACTIVITIES
  Proceeds received on notes from related
   party                                                --          375        225           --
  Purchases of equipment                               (66)        (666)    (1,192)        (458)
  Proceeds from disposition of assets                  225          245        224          468
                                                  --------    ---------   --------    ---------

NET CASH PROVIDED BY (USED IN)
 INVESTING ACTIVITIES                                  159          (46)      (743)          10
                                                  --------    ---------   --------    ---------


(Continued on next page)

                               MARQUEST MEDICAL PRODUCTS, INC.
                                     AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (THOUSAND OF DOLLARS)


                                                    Fiscal        Fiscal      Nine        Three
                                                     Year          Year      Months      Months
                                                    Ended         Ended      Ended        Ended
                                                   March 30,     April 1,   April 2,     July 3,
                                                     1996         1995       1994         1993
                                                  ----------  ----------- ---------- --------------
                                                                                      (Pre quasi-
(Continued from previous page)                                                       reorganization)

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from notes payable                        1,100          220         --        1,750
  Payments on note payable                            (400)          --         --       (1,750)
  Proceeds from sale of ABG product line                --           --         --        4,500
  Principal payments on borrowings and capital leases (596)        (280)       (34)         (67)
  Issuance of common stock, net                        889           --         --           24
  Proceeds from capital lease                           --           --        591           --
                                                  --------    ---------   --------    ---------

NET CASH PROVIDED BY (USED IN)
 FINANCING ACTIVITIES                                  993          (60)       557        4,457
                                                  --------    ---------   --------    ---------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                    1,073       (1,100)      (822)       1,518

CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD                                   562        1,662      2,484          966
                                                  --------    ---------   --------    ---------

CASH AND CASH EQUIVALENTS.
 END OF PERIOD                                    $  1,635    $     562   $  1,662    $   2,484
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

SUPPLEMENTAL DISCLOSURES OF CASH
 FLOW INFORMATION
  Cash paid during the period for:
   Interest                                       $    462    $     445   $    374    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

   Income taxes                                   $    630    $      --   $     --    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

(Continued on next page)

                               MARQUEST MEDICAL PRODUCTS, INC.
                                     AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (THOUSAND OF DOLLARS)


                                                    Fiscal        Fiscal      Nine        Three
                                                     Year          Year      Months      Months
                                                    Ended         Ended      Ended        Ended
                                                   March 30,     April 1,   April 2,     July 3,
                                                     1996         1995       1994         1993
                                                  ----------  ----------- ---------- --------------
                                                                                      (Pre quasi-
(Continued from previous page)                                                       reorganization)

NONCASH INVESTING AND FINANCING
 TRANSACTIONS-
  Refinancing of Swiss debt-
    Warrants issued                               $     --    $      --   $     84    $     714
    Notes issued                                       259           --        482        6,745
    Bonds and accrued interest retired                (291)          --         --           --
    Prospective interest on notes                       --           --         --        3,246
                                                  --------    ---------   --------    ---------
                                                  $    (32)   $      --   $    566    $  10,705
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Sale leaseback of ABG product line-
    Warrants issued                               $     --    $      --   $     --    $   3,290
    Net book value of ABG assets                        --           --         --          245
    Deferred gain                                       --           --         --          965
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $     --    $   4,500
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Quasi-reorganization-
    Prospective interest on notes                 $     --    $      --   $     --    $  (3,226)
    Deferred gain                                       --           --         --         (965)
    Goodwill                                            --           --         --        4,283
    Retained deficit                                    --           --         --       20,434
    Common stock                                        --           --         --      (17,125)
    Warrants                                            --           --         --       (3,456)
    Treasury stock                                      --           --         --           55
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $     --    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Debt conversion-
    Note payable to Scherer Healthcare, Inc.      $ (1,852)   $  (2,500)  $     --    $      --
    Payable to related parties                        (863)          --         --           --
    Common stock issued                              2,715        2,500         --           --
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $     --    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

(Continued on next page)

                               MARQUEST MEDICAL PRODUCTS, INC.
                                     AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (THOUSAND OF DOLLARS)


                                                    Fiscal        Fiscal      Nine        Three
                                                     Year          Year      Months      Months
                                                    Ended         Ended      Ended        Ended
                                                   March 30,     April 1,   April 2,     July 3,
                                                     1996         1995       1994         1993
                                                  ----------  ----------- ---------- --------------
                                                                                      (Pre quasi-
(Continued from previous page)                                                       reorganization)

  Refinancing of Industrial Revenue Bonds-
    Bonds retired                                 $     --    $  (1,300)  $     --    $      --
    Note payable issued to bank                         --        1,300         --           --
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $     --    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Warrants-
    Warrants exercised                            $    (13)   $     (20)  $     --    $      --
    Common stock issued                                 53          218         --           --
    Swiss notes retired                                (40)        (198)        --           --
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $     --    $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Capital lease-
    Capital lease obligation                          (364)          --         --           --
    Purchase of equipment                              364           --         --           --
                                                  --------    ---------   --------    ---------
                                                  $     --    $      --   $    --     $      --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------

  Conversion of short-term note to long-term
    debt-                                                                                    --
    Short-term debt to Scherer Capital, LLC.          (700)          --        --            --
    Note payable to Scherer Capital, LLC.              700           --        --            --
                                                  --------    ---------   --------    ---------
                                                        --           --        --            --
                                                  --------    ---------   --------    ---------
                                                  --------    ---------   --------    ---------


                  The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BUSINESS ORGANIZATION. Marquest Medical Products, Inc. ("Marquest" or the "Company") is a manufacturer and marketer of disposable medical devices, supplies and equipment for use in the respiratory care, cardiopulmonary support and anesthesia markets. The Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

REVENUE. Revenue is recognized at the time the product is shipped. The Company's export sales for the latest three fiscal years are presented in the table below. Profits on export sales have been comparable to those associated with domestic sales.


                                                     ($000)
                                      -----------------------------------
                                       FY 1996      FY 1995      FY 1994
                                      ---------    ---------    ---------
Sales by geographic location:
  United States and Canada             $16,699      $16,023      $18,262
                                      ---------    ---------    ---------
                                      ---------    ---------    ---------
  Export Sales:
      Europe                            $3,069       $2,538       $2,251
      Pacific Rim                        1,959        1,458        1,647
      Puerto Rico                          407          352          306
      Other                                309          205           --
                                      ---------    ---------    ---------
                                        $5,744       $4,553       $4,204

INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out basis) or market. Work in process and finished goods include material costs, labor and manufacturing overhead. The Company has expensed all inventories that cannot be used in the Company's operations. Inventories consist of the following:

                                                     ($000)
                                      -----------------------------------
                                        March 30, 1996     April 1, 1995
                                       ----------------   ---------------
    Raw materials                            $1,782            $1,530
    Work in process                             233               203
    Finished goods                            1,378               877
                                             ------            ------
                                             $3,393            $2,610
                                             ------            ------
                                             ------            ------

FOREIGN CURRENCY EXCHANGE GAIN/(LOSS). The Company had SFr 345,000, 720,000 and 720,000 of Swiss Franc denominated bonds outstanding at March 30, 1996, April 1, 1995 and April 2, 1994, respectively. The foreign currency gain/(loss) is the result of the difference in the exchange rate between the Swiss Franc and the U.S. Dollar at the beginning and end of the related period for Swiss Francs outstanding during the period. The annual interest payments on the bonds are accrued and recorded as interest expense with the appropriate adjustments made to reflect the current exchange rate.

PROPERTY, PLANT AND EQUIPMENT. Additions to property, plant and equipment are recorded at acquisition cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to operations as incurred, whereas expenditures for renewals and betterments are capitalized and depreciated.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


RESEARCH AND DEVELOPMENT EXPENSES. Research and development expenditures for the creation and application of new products and processes are expensed as incurred.

QUASI-REORGANIZATION. On June 11, 1993, the Company's Board of Directors approved quasi-reorganization procedures which were effective July 3, 1993, the end of the Company's first quarter of Fiscal 1994. The Company has segregated its Consolidated Statements of Operations and Cash Flows for Fiscal 1994 into the three-month period prior to and the nine-month period subsequent to the quasi-reorganization.

INCOME TAXES. The Company provides for income taxes using the asset and liability method prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under this method deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax laws or tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are recognized for the expected future effects of all deductible temporary differences, loss carryforwards and tax credit carryforwards. Deferred tax assets are then reduced, if deemed necessary, by a valuation allowance for the amount of any tax benefits which, more likely than not, based on current circumstances, are not expected to be realized.

GOODWILL. The difference between direct costs of acquisitions accounted for by the purchase method and the estimated fair value of the net assets of acquired companies is recorded as goodwill and amortized over the remaining useful life. During Fiscal 1994, as part of the quasi-reorganization discussed in Note 12, the Company reduced the remaining goodwill at July 3, 1993 of $4,283,000 to zero.

ACCRUED LIABILITIES. Accrued liabilities consist of the following (in thousands of dollars):

                                              March 30, 1996     April 1, 1995
                                              --------------     -------------
Accrued income taxes, interest and penalties      $  997             $  858
Accrued payroll and benefits                         932                606
Accrued legal settlement                             383                725
Other                                              1,416              1,433
                                                  ------             ------
                                                  $3,728             $3,622
                                                  ------             ------
                                                  ------             ------


EARNINGS (LOSS) PER COMMON SHARE. Earnings (loss) per common share is based on the weighted average number of common and common stock equivalent shares outstanding during each period. Common stock equivalent shares were anti-dilutive in Fiscal 1996, 1995 and 1994 and were therefore excluded from the computation.

CASH EQUIVALENTS. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's financial instruments consist of cash, short-term trade receivables and payables and long-term debt. The carrying values of these financial instruments approximate fair value.

SIGNIFICANT CUSTOMERS. During Fiscal 1996, 1995 and 1994, the Company had one distributor, Tri-anim Health Services, Inc. of Sylmar, California, which accounted for 19%, 19% and 18%, respectively, of the Company's sales.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


INDUSTRY SEGMENTS. The Company operates in the United States and has one industry segment - it manufactures and distributes medical devices and equipment to the healthcare provider sector.

USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARDS. In Fiscal 1997, the Company will adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS No. 121 requires that long-lived assets and associated intangibles be written down in value whenever an impairment review indicates that the carrying value cannot be recovered on an undiscounted cash flow basis. The Company expects that the adoption of SFAS No. 121 will not have a material effect on its financial position or results of operations.

2. LIQUIDITY AND BASIS OF PRESENTATION:

The Company's Consolidated Financial Statements have been presented on the basis that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The conditions associated with this basis of presentation are described in the following paragraphs.

At April 1, 1995, there was significant uncertainty as to the Company's ability to continue as a going concern due to uncertainties concerning the Company's ability to improve its profitability from operations and the successful completion of external financing arrangements. During Fiscal 1996, the following events occurred:

    The gross margin on the Company's sales improved from 24% in Fiscal 1995 to 32% in Fiscal 1996 due to improved operational efficiencies which included reductions in manufacturing personnel, increased vertical integration of the manufacturing process and increased sales volumes.

    In March 1996, Scherer Healthcare, Inc. ("Scherer") converted debt and other payables of approximately $2.7 million into common stock of the Company. Also in March 1996, Scherer Capital, LLC. ("Scherer Capital") provided the Company with a $1.5 million long-term convertible note facility, of which $700,000 is outstanding at March 30, 1996. Concurrently, Scherer Capital purchased 2,061,856 shares of the Company's common stock for proceeds to the Company of $1.0 million ($0.485 per share) (See Note 8).

Management of the Company believes that it can fund its current operating levels and meet its obligations as they come due during Fiscal 1997 through existing cash on hand at March 30, 1996 of $1.6 million, available borrowings with Scherer Capital of $800,000, and continued improvement in operating profitability. Additionally, the Company is currently negotiating additional financing to be used for working capital. To the extent that projected operating results and cash flows are not met during Fiscal 1997, planned capital purchases would be delayed to allow the Company to pay its existing obligations.

The Company is subject to oversight by the United States Food and Drug Administration ("FDA"). See Note 7 for a discussion of FDA matters.

                        MARQUEST MEDICAL PRODUCTS, INC.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consists of the following (in thousands of dollars):

                                                       March 30,      April 1,
                                                         1996           1995
                                                       ---------     ---------
Land                                                    $ 1,265       $ 1,265
Buildings                                                 4,985         4,976
Machinery and equipment                                   8,866         8,364
Other                                                     2,523         2,573
Construction in progress                                      2           220
                                                       ---------     ---------
                                                         17,641        17,398
Less - accumulated depreciation                         (10,586)       (9,727)
                                                       ---------     ---------
                                                        $ 7,055       $ 7,671
                                                       ---------     ---------
                                                       ---------     ---------


The Company depreciates buildings over 50 years, machinery and equipment between 3 and 10 years and other fixed assets between 3 and 8 years.


4. DEBT:

Short-term debt consists of the following (in thousands of dollars):


                                                       March 30,      April 1,
                                                         1996           1995
                                                       ---------     ---------

Swiss Bonds, SFr 345,000 and 720,000 outstanding at
March 30, 1996 and April 1, 1995, respectively;
interest payable annually on March 11 at a rate of
6%, increased to 9% effective March 12, 1992; due
March 11, 1994; unsecured; including $107,000 and
$176,000 accrued interest, respectively (See Note 11)     $397         $  813

Notes payable; 18% interest payable monthly; paid in
Fiscal 1996 through execution of capital leases             --            220

Current maturities of long-term debt and capital
lease obligations                                          406            234
                                                       ---------     ---------
                                                          $803         $1,267
                                                       ---------     ---------
                                                       ---------     ---------


SWISS BONDS. On January 14, 1992, the Company was notified that the holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and accordingly defaulted on these obligations. The Company did not make any payments of principal or interest on the Swiss bonds in Fiscal 1993.
 During Fiscal 1994, the Company refinanced a significant portion of the Swiss bonds outstanding (see Note 11). During Fiscal 1996, bonds totalling 375,000 Swiss Francs plus accrued interest were exchanged for $291,000 of U.S. denominated 8% Swiss notes and $146,000 in cash. The remaining Swiss bonds outstanding at March 30, 1996, including the accrued interest on these bonds, have been classified as short-term debt.

                    MARQUEST MEDICAL PRODUCTS, INC.
                          AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Long-term debt consists of the following (in thousands of dollars):

                                                          March 30,     April 1,
                                                            1996          1995
                                                          ---------     --------

Swiss notes payable; 8%; interest due semi-annually;
due March 31, 1999, unsecured; denominated in U.S.
dollars                                                    $2,896        $2,677

Note payable to bank; interest rate floats annually,
currently 8.375%; interest and principal due in
monthly installments with balloon payment at January
31, 2000; secured by building                                 858         1,141

Note payable to Scherer Capital, LLC.; interest
payable quarterly at 1-1/2% over prime; current
interest rate 9.75%; due April 1, 2001; convertible
into 1,000,000 shares of Marquest common stock;
secured by inventory, property and equipment                  700            --

Note payable to Scherer Healthcare, Inc.; 8%
interest due semi-annually; due March 31, 1999;
unsecured; convertible into 2,468,000 shares of
Marquest common stock (See Note 11)                            --         1,852

Capital lease obligations                                     536           291
                                                           ------        ------
                                                           $4,990        $5,961
                                                           ------        ------
                                                           ------        ------

The scheduled maturities of long-term debt beyond Fiscal 1997 are as follows:

              1998                                            $  440
              1999                                             3,209
              2000                                               700
              2001                                                --
              Thereafter                                         700
              Less - imputed interest on capital leases          (59)
                                                              ------
                Total                                         $4,990
                                                              ------
                                                              ------

NOTE PAYABLE TO BANK. During Fiscal 1996, the Company and Colorado National Bank (the "Bank") executed an amendment to the Term Loan Agreement dated
June 30, 1994, whereby the Company made a principal payment of $160,000 and shortened the term of the Note from July 31, 2004 to January 31, 2000 and the Bank released the Company's inventory and accounts receivable as collateral for the Note. The Note will continue to be amortized over the original term of the Note with a balloon payment on January 31, 2000.

Pursuant to the Term Loan Agreement, the Company cannot, without the written prior approval of the Bank, (1) make any expenditures for capital assets in excess of $1 million in any fiscal year subsequent to April 1, 1995 or (2) pay or declare any dividends or purchase, redeem or otherwise acquire any of its capital stock, or make any other distribution of any property to any of its shareholders.

NOTE PAYABLE TO SCHERER HEALTHCARE, INC. The note payable to Scherer was issued during Fiscal 1994 to purchase Scherer's preferred stock which was used in connection with exchange offers for the Company's defaulted Swiss Bonds

                    MARQUEST MEDICAL PRODUCTS, INC.
                          AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(see Note 11). During Fiscal 1996, Scherer Healthcare, Inc. converted the note and related accrued interest of $487,000 into 3,340,244 shares of Marquest common stock.

NOTE PAYABLE TO SCHERER CAPITAL, LLC. In December, 1995 Scherer Capital, LLC. provided the Company with a short-term loan of $700,000. In March, 1996 the Company refinanced the loan with Scherer Capital on a long-term basis. After April 1, 1997, the Company may, at its option, redeem the note at the following prices, expressed as a percentage of principal amount: 1998 - 104%, 1999 - 103%, 2000 - 102%, 2001 - 101%. Pursuant to the Loan and Security
Agreement (the "Agreement"), dated March 28, 1996, the Company can borrow up to an additional $800,000 under the same terms and conditions as the current borrowings under the Agreement.

CAPITAL LEASE. The Company leases certain production equipment under a capital lease arrangement. The gross amount of equipment and accumulated depreciation recorded under capital leases was $1,175,000 and $364,000, respectively, at March 30, 1996.

5. STOCK OPTIONS AND WARRANTS:

STOCK OPTION PLAN. The Company has an Incentive and Non-Qualified Stock Option Plan for executives and key employees, which is administered by the Compensation Committee of the Board of Directors. Shares approved for the plan total 1,250,000, of which 367,727 are available for grant at March 30, 1996. At March 30, 1996, 227,098 options are vested. Options expire seven years from the date of the grant.

The activity in the stock option plan for the years ended March 30, 1996, April 1, 1995 and April 2, 1994 is as follows:

                                                                  Exercise
                                                   Shares        Price Range
                                                   ------        -----------
Outstanding, April 3, 1993                         458,534      $3.94 - $9.25
     Granted                                       548,500      $0.75 - $2.00
     Exercised                                     (30,000)     $0.75
     Canceled                                     (497,534)     $2.00 - $9.25
                                                  --------
Outstanding, April 2, 1994                         479,500      $1.38 - $2.00
     Granted                                        32,000      $1.625
     Exercised                                          --
     Canceled                                     (172,173)     $1.38 - $2.00
                                                  --------
Outstanding, April 1,1995                          339,327      $1.38 - $2.00
     Granted                                       587,500      $0.69 - $1.19
     Exercised                                          --
     Canceled                                     (371,827)     $1.19 - $2.00
                                                  --------
Outstanding, March 30, 1996                        555,000      $0.69 - $2.00

STOCK PURCHASE PLAN. During Fiscal 1990, shareholders approved the adoption of an Employee Stock Purchase Plan to benefit all full-time, permanent employees of the Company with more than one year of service. The shares

                    MARQUEST MEDICAL PRODUCTS, INC.
                          AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

approved for the 1990 Plan totaled 500,000. During Fiscal 1994, 934 shares were issued under this plan. During Fiscal 1994, the Board of Directors terminated the Employee Stock Purchase Plan.

COMMON STOCK PURCHASE RIGHTS. On August 18, 1991, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each outstanding share of the Company's Common Stock to shareholders of record at the close of business on August 20, 1991 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one-half of a share (a "Unit") of Common Stock at a purchase price of $25.00 per Unit, subject to adjustment.

The Rights are attached to all Common Stock certificates representing shares outstanding, and no separate Rights Certificates have been distributed. The Rights will separate from the Common Stock and a "Distribution Date" will occur so that the Rights become exercisable no later than ten business days following (1) the public announcement that a person or group (other than Scherer Healthcare, Inc. or Scherer Capital, LLC.) has acquired, or obtained the right to acquire, 15% or more of the Company's outstanding shares or (2) the commencement of a tender or exchange offer that would result in a person or entity (other than Scherer Healthcare, Inc. or Scherer Capital, LLC.) owning 15% or more of the Company's outstanding Common Stock. In the event that 15% or more of the stock is actually held by a person or group, each right not owned by such person or group allows the holder to buy $50.00 worth of the Company's Common Stock, based on the then-current market price, for $25.00. The Company can redeem the rights at any time until 10 days following the above events at a price of $.01 per Right. The Rights are not exercisable until the Distribution Date and will expire at the close of business on August 20, 2001.

SETTLEMENT PAYABLE. In Fiscal 1996, the Company settled litigation with former officers and directors of the Company. As part of this settlement, the officers and directors may convert amounts owed to them by Marquest to Marquest common stock at $1.00 per share up to a maximum of $200,000. The convertible portion of the settlement may not exceed the balance owed. At March 30, 1996, a maximum of 200,000 common shares are issuable under the settlement agreement.

                    MARQUEST MEDICAL PRODUCTS, INC.
                          AND SUBSIDIARIES
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the total number of the Company's common shares which may be issued upon exercise of existing stock options and warrants, or conversion of debt.

                                                                   Fully Diluted
                                                                     Percentage
                                                     Shares          Ownership
                                                     ------        -------------
Shares outstanding at March 30, 1996               14,207,435          59.42%

Stock options outstanding at March 30, 1996
pursuant to the Company's Incentive and
Non-Qualified Stock Option Plan                       555,000           2.32%

Stock options issued to consultant, exercisable
at $0.75 per share until August 26, 2002               50,000           0.21%

Warrants issued in connection with a Fiscal 1993
sale and leaseback of certain real estate;
exercisable at $1.50 per share until
December 21, 1997                                     138,833           0.58%

Warrants issued in connection with a Fiscal 1993
lease termination, exercisable at $4.00 per share
until September 30, 1997                               10,000           0.04%

Warrants issued to the Swiss bondholders,
exercisable at $0.75 per share until
March 31, 1999                                      1,168,495           4.89%

Warrants issued to Scherer Healthcare, Inc.:
   In connection with providing short-term
   financing in Fiscal 1994, exercisable at
   $0.75 per share until March 31, 1999               800,000           3.34%

   In connection with sale leaseback of Arterial
   Blood Gas product line, exercisable at $0.75
   per share; 1,530,000 and 4,250,000 exercisable
   until March 31, 1999 and March 31, 2003,
   respectively                                     5,780,000          24.17%
                                                   ----------         -------
      Total Scherer Healthcare, Inc.                6,580,000          27.51%
                                                   ----------         -------
Convertible note payable to Scherer Capital, LLC.,
exercisable at $0.70 per share until April 1, 2001  1,000,000           4.19%

Settlement payable, convertible into common stock
at $1.00 per share                                    200,000           0.84%
                                                   ----------         -------
Total common shares if all options and warrants
are exercised                                      23,909,763         100.00%
                                                   ----------         -------
                                                   ----------         -------

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. LEASING ARRANGEMENTS:

The Company leases warehouse space as well as office and transportation equipment under non-cancelable operating leases. The following is a schedule as of March 30, 1996, of minimum future lease payments required under these leases:

                                    Facilities     Equipment       Total
                                    ----------     ---------     ---------
     1997                             $  347         $ 70          $  417
     1998                                347           63             410
     1999                                188           63             251
     2000                                173           61             234
     2001                                173           24             197
     Thereafter                          303          --              303
                                    ----------     ---------     ---------
                                       1,531          281           1,812
     Minimum sublease rentals           (331)         --             (331)
                                    ----------     ---------     ---------
                                      $1,200         $281          $1,481
                                    ----------     ---------     ---------
                                    ----------     ---------     ---------


The Company subleases warehouse space to an unaffiliated entity at approximately $10,000 per month. This sublease expires in November 1998. Total rent expense, net of sublease revenue, under all operating leases for Fiscal 1996, 1995, and 1994 was $452,000, $560,000 and $1,088,000,
respectively.


7.  FOOD AND DRUG ADMINISTRATION:

The Company is subject to regulation by the United States Food and Drug Administration ("FDA"). The FDA provides regulations governing the manufacture and sale of the Company's products and regularly inspects the Company and other manufacturers to determine their compliance with these regulations.

On August 8, 1991, the United States Attorney's Office for the District of Colorado filed a complaint for injunction against the Company and certain of its officers. The complaint alleged that the Company was manufacturing products in violation of the FDA's Current Good Manufacturing Practice Regulations ("GMP"). The complaint also alleged that certain of the devices were misbranded and adulterated for violating other relevant sections of the Federal Food, Drug and Cosmetic Act. On October 1, 1991, the Company and a former officer entered into a five-year Consent Decree. The two other individuals originally named in the complaint for injunction were dismissed as defendants.

By letter dated October 8, 1991, the District Director of the FDA's Denver district informed the Company that, pursuant to the consent decree of October l, 1991, the Company's medical device manufacturing operations were not in substantial compliance with the terms of the consent decree and ordered the Company to cease all manufacturing and distribution.

Based upon agreements with the FDA in November and December 1991, the Company was allowed to recondition inventories of components, sub-assemblies and finished products which were produced prior to the October 8th shut down. This was done in close cooperation with the FDA by the use of higher sampling levels and tightened acceptable quality limits. After the FDA reviewed the Company's records of this reprocess/rework, the FDA allowed the distribution of these products. The Company was also allowed to manufacture products following the new, documented procedures.

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


By letter dated January 9, 1992, the FDA's Denver district office informed the Company that it was authorized to renew its operations, including production and distribution of all products.

During Fiscal 1994, the FDA completed a routine inspection of the Company's compliance with the FDA's Good Manufacturing Practices. The Company was issued an inspection report with two observations noted, which were corrected; there were no inspections during Fiscal 1995.

During Fiscal 1996, the FDA again inspected the Company's operations for compliance with the FDA's Good Manufacturing Practices. The Company continues to be subject to a five-year Consent Decree with the FDA in connection with the Company's compliance with GMP regulations, which Consent Decree expires in October 1996. The Company was issued an inspection report with three observations noted. The Company responded to the observations, including providing specific corrective action.

In May, 1996, subsequent to year end, the FDA concluded an inspection with six deficiency observations noted. Many of the observations noted refer to the lack of training regarding assembly, testing and sampling. The Company is taking corrective action, including retraining employees, and implementing other changes in order to respond to the FDA's concerns. These changes and corrective actions have been presented to the FDA in detail in the submissions made by the Company and the Company continues to work with the FDA to address the issues raised. Due to the observations noted and the pending expiration of the Consent Decree in October 1996, the FDA has conducted more frequent inspections of the Company's operations. The FDA will verify the Company's implementation of corrective action at another inspection which will occur prior to mid-August, 1996. The Company cannot predict the outcome of the FDA's inspection or whether or not the FDA will take any additional action with respect to this matter.

8.  RELATED PARTY TRANSACTIONS:

In connection with a sale of the Company's Arterial Blood Gas ("ABG") product line to Scherer Healthcare, Inc. ("Scherer"), the Company pays a monthly royalty to Scherer of 3.25% of the Company's net sales of ABG products. During Fiscal 1996, 1995 and 1994, these royalties totaled $346,000, $287,000 and $262,000, respectively. During Fiscal 1996, 1995 and 1994, the Company expensed $150,000, $180,000 and $263,000 of interest related to the Company's note payable to Scherer (see Note 4), and expensed $164,000 and $304,000 in Fiscal 1996 and 1995, respectively, related to marketing and financial consulting provided by Scherer.

In Fiscal 1996, Scherer Capital, LLC. ("Scherer Capital") provided a net short-term loan of $700,000 to the Company which was converted into long-term debt to Scherer Capital in March 1996. In Fiscal 1996, Scherer converted debt and other payables of approximately $2.7 million into common stock of the Company.

9.  INCOME TAXES:

During Fiscal 1996, the Company recorded a current federal tax provision of $697,000 relating to its settlement with the IRS from pre-quasi reorganization tax years. No provisions were recorded for the Fiscal year ended April 1, 1995, the nine months ended April 2, 1994 or the three months ended July 3, 1993.

Effective April 4, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). The adoption of SFAS 109 did not have a material effect on the Company's financial position or results of operations.

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The differences between the provision/(benefit) for income taxes at the Federal statutory rate and that shown in the Consolidated Statements of Operation are as follows (in thousands of dollars):


                                               Fiscal      Fiscal       Nine        Three
                                                Year        Year       Months       Months
                                               Ended        Ended       Ended       Ended
                                              March 30,    April 1,    April 2,     July 3,
                                                1996         1995        1994        1993
                                              ---------   ---------   ---------   ---------
Federal statutory rate                             34%         34%         34%         34%
"Expected" federal tax provision (benefit)      $ 217     $(1,156)      $(786)      $(354)
Utilization of net operating loss                (237)       --          --          --
IRS settlement                                    697        --          --          --
State income taxes, net of Federal benefit         (2)       (112)        (76)        (34)
Goodwill amortization for book purposes          --          --          --            24
Other items                                        10          24        --          --
                                              ---------   ---------   ---------   ---------
                                                  685      (1,244)       (862)       (364)
Increase in valuation allowance                    12       1,244         862         364
                                              ---------   ---------   ---------   ---------
Tax provision                                   $ 697     $  --         $--         $--
                                              ---------   ---------   ---------   ---------
                                              ---------   ---------   ---------   ---------

Under SFAS 109, deferred taxes are determined based on estimated future tax effects of differences between the amounts reflected in the financial statements and the tax basis of assets and liabilities given the provisions of the enacted tax laws. The net deferred tax assets and liabilities as of March 30, 1996 and April 1, 1995 are comprised of the following (in thousands of dollars):


                                              March 30,                April 1,
                                                 1996       Change       1995
                                              ---------   ---------   ---------
Deferred tax assets/(liabilities):
    Accelerated tax depreciation in excess
     of book depreciation                     $  (187)     $  --       $  (187)
    Nondeductible accruals                        600         (183)        783
    Unrealized foreign exchange losses            112         --           112
    Capital loss carryforwards                    971         (559)      1,530
    Net operating loss carryforwards            4,840       (2,247)      7,087
                                              ---------   ---------   ---------
                                                6,336       (2,989)      9,325
    Valuation allowance                        (6,336)       2,989      (9,325)
                                              ---------   ---------   ---------
                                              $  --        $  --       $  --
                                              ---------   ---------   ---------
                                              ---------   ---------   ---------

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During recent fiscal years, the Company has experienced losses for financial reporting and tax purposes. Because of the uncertainty of realization of any future tax benefits, the Company has determined that, on a more likely than not basis, it is appropriate to reflect a valuation allowance for the entire net deferred tax asset. At March 30, 1996, the Company had tax net operating loss carryforwards of approximately $13,000,000, and capital loss carryforwards of approximately $2,600,000. Tax net operating losses expire at varying dates through 2010, and capital loss carryforwards expire at varying dates through 1998. Due to the transactions discussed in Notes 11 and 12, the future benefits associated with the utilization of net operating loss carryforwards may be substantially limited. Capital loss carryforwards can only be utilized to the extent the Company generates capital gains in the future.

During Fiscal 1994, the Company received a refund of federal income taxes of approximately $745,000 due to the carryback to prior years of losses incurred during the temporary suspension of operations by the FDA. The Internal Revenue Service ("IRS") completed an audit, and in July 1994, determined that the losses could not be carried back and issued an assessment to the Company for the taxes plus interest. In Fiscal 1996, the Company settled additional tax issues related to audits by the IRS for fiscal years 1982-1988. The Company recorded $697,000 of additional taxes and interest. The Company negotiated a repayment plan whereby the Company paid $400,000 in June 1995 and the remaining liability for taxes, interest and penalties of approximately $997,000 at March 30, 1996, plus interest and penalties to be accrued during the repayment period, will be repaid in monthly installments of $40,000. The IRS has placed a lien on the Company's facility in Englewood, Colorado to secure payment of the taxes.

10.  LITIGATION:

A products liability action was filed against the Company in California in 1990 which was defended and settled during the trial by the Company's insurance company. Under the insurance policy, the Company may have been responsible for a $250,000 self-insured retention plus the cost of defense. The Company claimed that the insurance company mishandled the lawsuit and declined to pay. The Company was sued by the insurance company in District Court, Arapahoe County, Colorado in February, 1994 alleging damages of either $540,000 or $290,000. Subsequent to March 30, 1996, the Company entered into a settlement agreement with the insurance company whereby the Company would pay $170,000. The settlement was accrued at March 30, 1996.

11. REFINANCING TRANSACTIONS:

During Fiscal 1994, the Company consummated two related transactions to provide the Company with necessary liquidity and to refinance the Swiss Bonds.

SALE OF ARTERIAL BLOOD GAS PRODUCT LINE. The Company sold its Arterial Blood Gas product line, including $245,000 of net book value of property connected with the product line, to Scherer Healthcare, Inc. ("Scherer") for $4.5 million in cash and agreed to a six year lease back of the product line for a royalty of 3.25% of net product line sales. The Company has the option to repurchase the product line $4.5 million plus $22,500 for each month elapsed between the sale and repurchase. The option to repurchase, originally expiring on May 31, 1996, was extended by the boards of Scherer and the Company until June 15, 1999. The Company granted Scherer 5,780,000 warrants to purchase common stock of the Company at $.75 per share as consideration for the repurchase option. These warrants were valued at $0.50 each. Of these, 1,530,000 and 4,250,000 will expire if not exercised by March 31, 1999 and March 31, 2003, respectively. The warrants are exercisable for cash or, if exercised by Scherer or a Scherer affiliate, for common stock of Scherer. Scherer may elect to exercise these options for no cash if a corresponding concession is granted to the Company in the product line repurchase price. Scherer may elect to receive the product line repurchase price in the form of 5,780,000 shares of the Company's common stock, based on a value of $.75 per share, plus the balance of the purchase price in cash. If Scherer makes this election, the number of warrants issued in consideration for the Company's repurchase option as described above will be reduced by a corresponding number.

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Prior to the above transaction, Scherer had advanced the Company $1,750,000. In consideration for this advance, the Company also granted to Scherer warrants to purchase 800,000 shares of the Company's common stock at $0.75 per share exercisable until March 31, 1999. These warrants were also valued at $0.50 each. The advance was repaid with the proceeds from the sale and leaseback transaction.

The Company recorded $3,290,000 related to the value of the warrants issued to Scherer and a deferred gain on the sale leaseback of $965,000, representing the amount of the sale proceeds, less the value assigned to the warrants, less the net book value of the property sold. The deferred gain was eliminated in the quasi-reorganization discussed in Note 12.

SWISS BOND REFINANCING. During Fiscal 1986, the Company issued 25,000,000 Swiss Francs of bonds due March 11, 1994. On January 14, 1992, the Company was notified that holders of the majority of its Swiss bonds had exercised their right to put the bonds for redemption as of March 11, 1992. The Company was not able to honor this put, and, accordingly, defaulted on these obligations.

During Fiscal 1994, the Company acquired approximately $4,352,000 of 5% cumulative convertible preferred stock of Scherer (an amount equal to approximately 35% of the outstanding Swiss bond principal and accrued interest tendered in the transaction described below). This preferred stock was acquired in exchange for an 8% note, maturing on March 31, 1999. The note was convertible, in whole or in part, at Scherer's option, into Marquest common stock at a value of $.75 per share. The Scherer preferred stock is convertible into Scherer common stock. In May 1994, Scherer converted $2,500,000 of the principal balance of the 8% note into 3,333,333 shares of the Company's common stock. In March 1996, Scherer converted the remaining principal balance of the 8% note of $1,851,600 into 2,645,143 shares of Marquest common stock at a rate of $.70 per share.

In three exchange offers, the bondholders exchanged 16,320,000 Swiss Francs in bonds, 96% of the total bonds outstanding. The bondholders were offered a combination of Marquest debt, warrants to purchase common stock of the Company, and the convertible preferred stock of Scherer in exchange for the outstanding Swiss debt principal and interest. In the exchanges, the Swiss bondholders received (1) cumulative convertible preferred stock of Scherer for 35% of the principal and accrued interest of the tendered bonds; (2) unsecured, 8% U.S. dollar denominated notes of the Company maturing March 31, 1999 with an aggregate principal amount of $2,875,000, and (3) warrants to purchase 165,000 and 1,432,416 shares of Marquest common stock at $.25 and $.75 per share, respectively, exercisable until March 31, 1999. These warrants were also valued at $.50 each.

The Company recorded approximately $798,000 for the value assigned to the warrants given to the Swiss bondholders, a gain of approximately $988,000 on the extinguishment of the Swiss bonds and, because this transaction was considered a troubled debt restructuring under Statement of Financial Accounting Standards No. 15, the Company also accrued $3,226,000 in prospective interest on the notes. The prospective interest was eliminated in the quasi-reorganization described in Note 12.

As a result of the sale of the Arterial Blood Gas product line and the Swiss bond refinancing, Scherer has the right to acquire approximately 65% of the outstanding common stock of the Company through the exercise of all warrants and conversion of the note. Also as a result of the agreement with Scherer, Scherer acquired the right to, and has elected to, name a majority of the members of the Company's Board of Directors.

12. QUASI-REORGANIZATION:

                          MARQUEST MEDICAL PRODUCTS, INC.
                                 AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


During the first quarter of Fiscal 1994, the Company completed significant changes to its operations: (l) the reintroduction of substantially all of its product lines into the market after ceasing operations after an FDA shutdown in Fiscal 1992, (2) the consolidation of its manufacturing facilities in Mexico and Parker, Colorado into its primary facility in Englewood, Colorado;
(3) the changes in management of the Company, including a new President and CEO, Vice President of Sales and Senior Vice President of Regulatory Affairs; and (4) the successful completion of the first exchange offer to the Swiss bondholders in which 91% of the bonds were exchanged. Considering these changes, the Company determined that it was appropriate to effect a quasi-reorganization. On June 11, 1993, the Company's Board of Directors approved quasi-reorganization accounting procedures which were effective
July 3, 1993, the end of the Company's first quarter of Fiscal 1994.

Quasi-reorganization rules require that the balance sheet amounts be restated to fair values and that the accumulated deficit be eliminated against the paid-in-capital accounts. Therefore, the Company (1) wrote off the remaining amount of goodwill, totaling $4,283,000 at July 3, 1993; (2) eliminated the prospective interest on the Swiss bonds of $3,226,000 discussed in Note 11;
(3) eliminated the deferred gain on the sale leaseback transaction of $965,000 discussed in Note 11; (4) valued the treasury stock at its market value of $70,000; (5) eliminated the retained deficit of $20,434,000; and
(6) reduced common stock by $17,125,000 and warrants by $3,456,000.

The Company has presented its Consolidated Statements of Operations and Cash Flows for the three-month period prior to and the nine-month period subsequent to the accounting for the quasi-reorganization.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

All amounts are in thousands of dollars, except per share amounts


                                  First     Second    Third     Fourth
                                  ------    ------    ------    ------
FISCAL 1996 QUARTERS

Net Revenues                      $5,284    $5,193    $5,739    $6,227
Gross Profit                       1,605     1,683     1,779     2,071
Net Income (Loss)                     22       (34)     (625)      465
Income (Loss) per Share             0.00      0.00     (0.08)     0.05

FISCAL 1995 QUARTERS

Net Revenues                      $4,899    $4,597    $5,234    $5,846
Gross Profit                       1,181     1,020     1,249     1,460
Net Loss                          (1,070)     (961)     (646)     (773)
Loss Per Share                     (0.18)    (0.12)    (0.08)    (0.10)

      MARQUEST MEDICAL PRODUCTS, INC. AND SUBSIDIARIES

      SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
             (AMOUNTS IN THOUSANDS OF DOLLARS)

                                         Additions
                                   ----------------------
                       Balance at  Charged to  Charged to                 Balance
                       Beginning   Costs and     Other      Recoveries   at End of
                       of Period   Expenses    Accounts    (Write-offs)    Period
                       ----------  ----------  ----------  ------------  ---------
Allowance for Doubtful Accounts -- Trade Receivables
----------------------------------------------------
Year Ended
     March 30, 1996        $132        $  24       $ (8)         $(54)       $ 94

Year Ended
     April 1, 1995         $178        $  21       $(48)         $(19)       $132

Nine Months Ended
     April 2, 1994         $200        $ (62)      $ --          $ 40        $178

Three Months Ended
     July 3, 1993          $200        $  15       $ --          $(15)       $200

ITEM 9.  DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with accountants on any accounting or financial disclosure matters during the applicable period.

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

In accordance with General Instruction G(3) of Form 10-K, the information relating to nominees for Directors of the Company set forth under the caption "Election of Directors" and the information relating to compliance with
Section 16(a) set forth under the caption "Committees and Meetings of the Board of Directors" in the Company's definitive proxy statement in connection with the Annual Meeting of Stockholders to be held on August 22, 1996 is incorporated herein by reference. Information regarding the executive officers of the Company required by Item 401(b) of Regulation S-K is set forth under the caption "Executive Officers" in Part I of this report.

ITEM 11.  EXECUTIVE COMPENSATION

In accordance with General Instruction G(3) of Form 10-K, the information relating to executive compensation set forth under the caption "Compensation of Executive Officers" in the Company's definitive proxy statement in connection with the Annual Meeting to be held on August 22, 1996 is incorporated herein by reference; such incorporation by reference shall not be deemed to include or incorporated by reference the information referred to in Item 402(a)(8) of Regulation S-K.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In accordance with General Instruction G(3) of Form 10-K, the information relating to security ownership by certain persons set forth under the captions "Principal Stockholders" in the Company's definitive proxy statement for the Annual Meeting of Stockholders to be held on August 22, 1996 is incorporated herein by reference.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with General Instruction G(3) of Form 10-K, the information relating to certain relationships and related transactions set forth under the caption "Related Party Transactions" in the Company's definitive proxy statement in connection with the Annual Meeting of Stockholders to be held on August 22, 1996 is hereby incorporated herein by reference.

                                   PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) The following represents a listing of all financial statement, financial statement schedules and exhibits filed as part of this report.

     (1) Financial Statements: See Table of Contents to the Consolidated Financial Statements included herein in Item 8.

     (2) Financial Statement Schedules: See Table of Contents to the Consolidated Financial Statements included herein in Item 8.

         Schedules I, III, IV and V, for which provision is made in the applicable regulations of the Securities and Exchange Commission have been omitted because they are not applicable or the information is elsewhere disclosed in the notes to the financial statements.

     (3) Exhibits: Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by such references.

         3.1 Articles of Incorporation of Registrant, as amended through August 25, 1994 (Exhibit 3(i) of Registration Statement on Form S-2, Registration No. 33-85564)

         3.2 By-laws of Registrant, as amended (Exhibit 2 to Form 8-K dated April 9, 1993)

         4.1 The outside and inside front cover pages and the information set forth under the heading "Terms of the Bonds" excerpted from the Prospectus of the Registrant dated February 10, 1985 with respect to the 25,000,000 Swiss Franc Bonds offered pursuant thereto (Exhibit 4(b) to Form 10-K dated April 1, 1989)

         4.2 Rights Agreement dated as of August 8, 1991 between Marquest Medical Products, Inc. and Bank of America National Trust & Savings Association (Exhibit 4.5 to Registration Statement on Form S-2, Registration Statement No. 33-85564)

         4.3 Subscription Agreement for Purchase of Common Stock between Marquest Medical Products, Inc. and Scherer Capital, LLC dated March 29, 1996 (Exhibit 4.1 of Form 8-K dated March 28, 1996)

         4.4 Conversion Agreement dated March 28, 1996 between Marquest Medical Products, Inc. and Scherer Healthcare, Inc. (Exhibit 4.2 of Form 8-K dated March 28, 1996)

         4.5 Loan and Security Agreement dated March 28, 1996 between Marquest Medical Products, Inc. and Scherer Capital, LLC (Exhibit 4.3 of Form 8-K dated March 28, 1996)

         4.6 Second Priority Deed of Trust, Security Agreement and Assignment of Rents and Leases dated March 28, 1996 from Marquest Medical Products, Inc. to the Public Trustee of Douglas County, Colorado for the benefit of Scherer Capital, LLC (Exhibit 4.4 of Form 8-K dated March 28, 1996)

         4.7 Convertible Secured Note due April 1, 2001 (Exhibit 4.5 of Form 8-K dated March 28, 1996)

        10.1 Master Equipment Lease Agreement dated December 8, 1993 between Marquest Medical Products, Inc. and Financing for Science International, Inc. (Exhibit 4(c) to Form 10-K dated
              April 2, 1994)

        10.2 Term Loan Agreement dated June 30, 1994 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 4(d) to
              Form 10-Q dated July 2, 1994)

        10.3 Letter Agreement between Marquest Medical Products, Inc. and Norman Dreyfuss dated August 1, 1989 (Exhibit 10(a) to Form 10-K dated March 31, 1990)

        10.4 Letter Agreement between Marquest Medical Products, Inc. and Robert J. McKinnon dated August 19, 1991 (Exhibit 10(b) to Form 10-K dated March 28, 1992)

        10.5 Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan effective November 14, 1987, as amended (Exhibit 10(c) to Form 10-K dated April 1, 1989)

        10.6 Consent Decree between Marquest Medical Products, Inc. and the Food and Drug Administration ("FDA") dated October 1, 1992 (Exhibit 10(d) to Form 10-K dated March 28, 1992)

        10.7 Letter from FDA approving resumption of manufacturing and distribution activities of Marquest Medical Products, Inc. dated January 9, 1992 (Exhibit 10(e) to Form 10-K dated March 28, 1992)

        10.8 Management Agreement between Marquest Medical Products, Inc. and Scherer Healthcare, Inc. dated June 1, 1994 (Exhibit 10(f) to Form 10-Q dated June 2, 1994)

        10.9 Omnibus Agreement between Scherer Healthcare, Inc. and Marquest Medical Products, Inc. dated April 12, 1993 (Exhibit 3 to
              Form 8-K dated April 9, 1993)

       10.10 First Amendment to Loan Agreement dated December 18, 1995 between Marquest Medical Products, Inc. and Colorado National Bank (Exhibit 10(a) to Form 10-Q dated December 30, 1995)

       21.    Subsidiaries of Registrant

       27     Financial Data Schedule (EDGAR version only)

(b)  Reports on Form 8-K:

     Report on Form 8-K dated March 28, 1996 regarding completion of several transactions effecting the Company's indebtedness and capital.

                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Douglas, State of Colorado, on June 20, 1996.

                                MARQUEST MEDICAL PRODUCTS, INC.


                                By      /s/ Robert P. Scherer, Jr.
                                   --------------------------------------
                                    Robert P. Scherer, Jr., Chairman and
                                    Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


Title                                 Date         Signature
-----                                 ----         ---------

Principal Executive Officer:
Robert P. Scherer, Jr.
Chairman, Chief Executive
  Officer and Director            June 20, 1996    /s/ Robert P. Scherer, Jr.
                                                   ----------------------------
Principal Accounting and
  Financial Officer:
Margaret Von der Schmidt
Vice President -- Finance and
  Chief Financial Officer         June 24, 1996    /s/ Margaret Von der Schmidt
                                                   ----------------------------

Charles R. Atkins III, Director   June 22, 1996    /s/ Charles R. Atkins III
                                                   ----------------------------

Stephen A. Lukas, Sr., Director   June ___, 1996
                                                   ----------------------------

Jack W. Payne, Director           June 24, 1996    /s/ Jack W. Payne
                                                   ----------------------------

Kenneth H. Robertson, Director    June 21, 1996    /s/ Kenneth H. Robertson
                                                   ----------------------------

Mack D. Tindal, Director          June 20, 1996    /s/ Mack D. Tindal
                                                   ----------------------------

William J. Thompson, Director     June 20, 1996    /s/ William J. Thompson
                                                   ----------------------------

Jack L. York, Director            June 20, 1996    /s/ Jack L. York
                                                   ----------------------------

                                    ANNEX X

                     MMPI'S QUARTERLY REPORT ON FORM 10-Q
                  FOR THE FISCAL QUARTER ENDED JUNE 29, 1996

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               ------------------------

                                      FORM 10-Q

                      QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal quarter ended June 29, 1996         Commission File No. 0-11484

                               ------------------------

                           MARQUEST MEDICAL PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)

                COLORADO                                   84-0785259
     (State or other jurisdiction of                     (IRS Employer
      incorporation or organization)                  Identification No.)

              11039 EAST LANSING CIRCLE, ENGLEWOOD, COLORADO 80112 (Address of principal executive offices, including zip code)

                                  (303) 790-4835
               (Registrant's telephone number, including area code)

                                       N/A
(Former name, former address, and former fiscal year, if changes since last report)

Indicate by check mark whether the Registrant (1) has filed all reports to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceeding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                    YES  X            NO
                       -----            -----

Number of shares of common stock, no par value, of Registrant outstanding at July 18, 1996.

                    14,206,006

                           MARQUEST MEDICAL PRODUCTS, INC.
                                  AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS
                               (THOUSANDS OF DOLLARS)

                                       ASSETS

                                                           June 29,      March 30,
                                                              1996         1996
                                                           --------      ---------
                                                          (Unaudited)
CURRENT ASSETS
    Cash and cash equivalents                              $    920       $  1,635
    Trade accounts receivable, less allowances for
        doubtful accounts of $99 and $94, respectively        2,181          2,915
    Notes and other receivables                                 128            181
    Inventories                                               3,618          3,393
    Prepaid items                                               202            173
                                                           --------       --------
        Total current assets                                  7,049          8,297

PROPERTY, PLANT AND EQUIPMENT
    Land                                                      1,265          1,265
    Buildings                                                 4,985          4,985
    Machinery and equipment                                   8,875          8,866
    Other                                                     2,527          2,523
    Construction in progress                                     15              2
                                                           --------       --------
                                                             17,667         17,641
    Less accumulated depreciation                           (10,797)       (10,586)
                                                           --------       --------
        Net property, plant and equipment                     6,870          7,055
OTHER ASSETS                                                     40             41
                                                           --------       --------
                                                           $ 13,959       $ 15,393
                                                           --------       --------
                                                           --------       --------

           The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                  AND SUBSIDIARIES
                            CONSOLIDATED BALANCE SHEETS
                              (THOUSANDS OF DOLLARS)

                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                               June 29,      March 30,
                                                                  1996         1996
                                                               --------      ---------
                                                              (Unaudited)
CURRENT LIABILITIES
    Accounts payable                                           $   668        $ 1,001
    Accrued liabilities                                          3,096          3,728
    Payable to related party                                        36             48
    Swiss debt principal and interest                              383            397
    Current maturities of long-term debt                            89            117
    Current maturities of capital lease obligation                 297            289
                                                               -------        -------
        Total current liabilities                                4,569          5,580
CAPITAL LEASE OBLIGATION                                           459            536
NOTE PAYABLE TO BANK                                               860            858
SWISS NOTES PAYABLE                                              2,896          2,896
NOTE PAYABLE TO SCHERER CAPITAL, LLC.                              700            700

SHAREHOLDERS' EQUITY (DEFICIT)
    Common stock, no par value; 50,000,000
        shares authorized; 14,226,846 and 14,207,435 shares
        issued and outstanding, respectively                     9,850          9,834
    Warrants                                                       598            599
    Retained earnings(deficit) ($20,434 of retained
        deficit eliminated at July 3, 1993 relating to the
        quasi-reorganization)                                   (5,903)        (5,540)
    Treasury stock, 20,840 shares                                  (70)           (70)
                                                               -------        -------
        Total shareholders' equity (deficit)                     4,475          4,823
                                                               -------        -------
                                                               $13,959        $15,393
                                                               -------        -------
                                                               -------        -------

         The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
               (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                      (UNAUDITED)

                                                                Three Months Ended
                                                           ----------------------------
                                                            June 29,           July 1,
                                                               1996             1995
                                                            --------          ---------
NET REVENUES                                               $     5,152        $    5,284
COST OF SALES                                                   (3,760)           (3,679)
                                                           -----------        ----------
GROSS PROFIT                                                     1,392             1,605

COSTS AND EXPENSES
    Selling and marketing expenses                              (1,067)           (1,054)
    General and administrative expenses                           (521)             (557)
    Research and development expenses                              (43)              (39)
                                                           -----------        ----------
OPERATING INCOME  (LOSS)                                          (239)              (45)

OTHER INCOME (EXPENSE)
    Other income/(expense)                                          26                (2)
    Interest expense                                              (170)             (151)
    Foreign exchange gain (loss)                                    20                11
    Gain on sale of assets                                       --                  209
                                                           -----------        ----------
NET INCOME (LOSS)                                          $      (363)       $       22
                                                           -----------        ----------
                                                           -----------        ----------
Earnings (loss) per common share                           $     (0.03)       $     0.00
                                                           -----------        ----------
                                                           -----------        ----------
 Weighted average number of common shares
        outstanding during the period                       14,191,928         8,201,047
                                                           -----------        ----------
                                                           -----------        ----------

           The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (THOUSANDS OF DOLLARS)
                                      (UNAUDITED)

                                                                    Three Months Ended
                                                                 ------------------------
                                                                  June 29,        July 1,
                                                                     1996          1995
                                                                  --------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                            $    (363)      $      22
    Adjustments to reconcile net loss to net cash used
        in operations:
            Depreciation and amortization                              211             290
            Provision for losses on accounts receivable                  5               5
            Foreign exchange (gain) loss                               (20)            (11)
            Gain on sale of assets                                   --               (209)
        Increase(decrease) in operating assets and
          liabilities:
            Accounts receivable                                        729             580
            Notes and other receivables                                 53             (18)
            Inventories and prepaid items                             (254)            130
            Accounts payable, accrued liabilities and
               payable to related party                               (977)           (633)
            Accrued interest on Swiss bonds                              6              14
            Other                                                        1               1
                                                                 ---------       ---------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                   (609)            171
                                                                 ---------       ---------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchases of equipment                                         (26)             (9)
        Proceeds from sale of assets                                 --                209
                                                                 ---------       ---------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    (26)            200
                                                                 ---------       ---------
CASH FLOWS FROM FINANCING ACTIVITIES
    Issuance of common stock                                            15               1
    Principal payments on borrowings                                   (95)            (57)
                                                                 ---------       ---------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                    (80)            (56)
                                                                 ---------       ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                      (715)            315
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                       1,635             562
                                                                 ---------       ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                         $     920       $     877
                                                                 ---------       ---------
                                                                 ---------       ---------

                                (Continued)

                           MARQUEST MEDICAL PRODUCTS, INC.
                                  AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (THOUSANDS OF DOLLARS)
                                      (UNAUDITED)

                                                              Three Months Ended
                                                           ------------------------
                                                            June 29,        July 1,
                                                               1996          1995
                                                            --------       ---------
NONCASH INVESTING AND FINANCING TRANSACTIONS:
    Warrants exercised:
        Warrants                                           $     (1)      $     (13)
        Swiss notes                                          --                 (40)
        Common stock                                              1              53
                                                           --------       ---------
                                                           $   --         $    --
                                                           --------       ---------
                                                           --------       ---------

          The accompanying notes to Consolidated Financial Statements are an integral part of these statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)


1.  REPORT OF MANAGEMENT:

The management of Marquest Medical Products, Inc. (the "Company") is responsible for the integrity of the financial information presented. The financial statements have been prepared in accordance with generally accepted accounting principles and they include amounts that are based on management's best estimates and judgment. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented.

Management relies upon the Company's system of internal controls in meeting its responsibilities for maintaining reliable financial records. This system is designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's intentions. Judgments are required to assess and balance the relative cost and expected benefits of such controls.

2.  INVENTORIES:

Inventories consist of the following (in thousands of dollars):

                                    June 29, 1996       March 30, 1996
                                    -------------       --------------
          Raw materials                $1,983              $1,782
          Work in process                 250                 233
          Finished goods                1,385               1,378
                                       ------              ------
                                       $3,618              $3,393
                                       ------              ------
                                       ------              ------

3.  QUASI-REORGANIZATION:

In June 1993, the Company's Board of Directors approved quasi-reorganization procedures which were effective July 3, 1993, the end of the Company's first quarter of Fiscal 1994.

4.  WARRANTS:

In June 1996, 19,411 of the Company's warrants to purchase common stock at $0.75 per share were exercised. These warrants had been issued to the Swiss bondholders in an exchange in Fiscal 1994.

5.  LINE OF CREDIT

In August 1996, the Company obtained a three-year revolving line of credit commitment from Norwest Business Credit, Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less. The line of credit is subject to executing satisfactory loan documentation.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN THE COMPANY'S FISCAL 1996 ANNUAL REPORT ON FORM 10-K.

RESULTS OF OPERATIONS

Sales for the first quarter of fiscal 1997 were $5,152,000, a decrease of $132,000 or 2.5% compared to sales for the first quarter of the previous year. The slight decrease in sales was due to the timing of sales orders. Orders expected in June 1996 were received in July 1996.

The gross margin decreased from 30% in the first quarter of fiscal 1996 to 27% in the first quarter of fiscal 1997 due to a combination of the decrease in sales discussed above and overtime incurred for rework of certain products and to increase the level of inventory.

General and administrative expenses of $521,000 for the first quarter of fiscal 1997 decreased 6.4% compared to the first quarter of fiscal 1996 primarily due to the elimination in the second quarter of fiscal 1996 of the management fee charged by Scherer Healthcare of approximately $20,000 per month and a decrease in legal fees due to the settlement of several pieces of litigation in fiscal 1996.

Interest expense increased 12.6% in the first quarter of fiscal 1997 compared to the same quarter in the prior fiscal year due to the accrual of interest expense to the Internal Revenue Service for settlements reached in fiscal 1996. During fiscal 1996, the Company sold its 10% investment in Seabrook Medical Systems, Inc. for a $200,000 gain.

LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES: Cash used in operations was $609,000 for the first quarter of fiscal 1997. In the first quarter, inventories increased approximately $225,000 due to the Company's commitment to stocking inventory for improved customer service. Also, in May 1996, the Company paid $170,000 to settle a lawsuit with an insurance company. Receivables and payables both declined in the first quarter due to normal seasonal selling patterns.

FINANCING ACTIVITIES: During fiscal 1996, the Company and Scherer Capital, LLC. signed a loan agreement under which the Company may borrow up to $1,500,000 at 1-1/2% over prime, secured by inventory and equipment. At June 29, 1996, there is $800,000 of borrowing capacity available to the Company. On March 29, 1996, Scherer Capital purchased $1,000,000 of common stock of the Company at a rate of $0.70 per share.

The Company has obtained a three-year revolving line of credit commitment from Norwest Business Credit., Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less.

Management of the Company believes that it can fund its current operating levels and capital expenditures from the funds from the sale of common stock in March 1996 and from available borrowings under the loan agreement with Scherer Capital and the committed line of credit. To the extent that Fiscal 1997 operations and borrowings are not sufficient to support anticipated capital expenditures, the Company's planned investment in capital projects will be reduced.

                                   PART II
                             OTHER INFORMATION

ITEM L.  LEGAL PROCEEDINGS.

A products liability action was filed against the Company in California in 1990 which was defended and settled during the trial by the Company's insurance company. Under the insurance policy, the Company may have been responsible for a $250,000 self-insured retention plus the cost of defense. The Company claimed that the insurance company mishandled the lawsuit and declined to pay. The Company was sued by the insurance company in District Court, Arapahoe County, Colorado in February, 1994 who alleged damages of either $540,000 or $290,000. In May 1996, the Company paid the insurance company $170,000 to settle the lawsuit and the lawsuit was dismissed with prejudice.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

(a)  Exhibits

        EXHIBIT NO.              DESCRIPTION                           PAGE

            27.       Financial Data Schedule (EDGAR version only)      11

(b)  Reports on Form 8-K

     There have beeen no reports on Form 8-K filed during the quarter for which this report on Form 10-Q is being filed.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  August 13, 1996                MARQUEST MEDICAL PRODUCTS, INC.


                                       /s/ William J. Thompson
                                       ------------------------------------
                                       William J. Thompson
                                       President


                                       /s/ Margaret Von der Schmidt
                                       ------------------------------------
                                       Margaret Von der Schmidt
                                       Vice President -- Finance and Chief
                                       Financial Officer

                                       ANNEX XI

                          MMPI'S QUARTERLY REPORT ON FORM 10-Q
                    FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 1996

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               ________________________

                                      FORM 10-Q

                      QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal quarter ended September 28, 1996      Commission File No. 0-11484
                               ________________________

                           MARQUEST MEDICAL PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)

              COLORADO                             84-0785259
    (State or other jurisdiction of              (IRS Employer
    incorporation or organization)               Identification No.)

                11039 EAST LANSING CIRCLE, ENGLEWOOD, COLORADO  80112
             (Address of principal executive offices, including zip code)

                                    (303) 790-4835
                 (Registrant's telephone number, including area code)

                                         N/A
                (Former name, former address, and former fiscal year,
                            if changes since last report)





Indicate by check mark whether the Registrant (1) has filed all reports to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceeding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                   YES  X              NO
                       ---                ---


Number of shares of common stock, no par value, of Registrant outstanding at October 21, 1996.

                   14,265,624

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                                (THOUSANDS OF DOLLARS)


                                        ASSETS

                                                   September 28,     March 30,
                                                       1996            1996
                                                    -------------     ---------
                                                    (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                         $        481     $   1,635
  Trade accounts receivable, less allowances for
   doubtful accounts of $105 and $94, respectively         2,990         2,915
  Notes and other receivables                                 76           181
  Inventories                                              3,468         3,393
  Prepaid items                                              201           173
                                                     ------------     ---------

   Total current assets                                    7,216         8,297


PROPERTY, PLANT AND EQUIPMENT
  Land                                                     1,265         1,265
  Buildings                                                4,985         4,985
  Machinery and equipment                                  8,880         8,866
  Other                                                    2,552         2,523
  Construction in progress                                    64             2
                                                     ------------     ---------
                                                          17,746        17,641
  Less accumulated depreciation                         (11,000)      (10,586)
                                                     ------------     ---------
   Net property, plant and equipment                       6,746         7,055

OTHER ASSETS                                                  39            41

                                                     ------------     ---------
                                                    $     14,001     $  15,393
                                                     ------------     ---------
                                                     ------------     ---------

             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                   September 28,     March 30,
                                                       1996            1996
                                                    -------------     ---------
                                                    (Unaudited)
CURRENT LIABILITIES
  Accounts payable                                  $        725     $   1,001
  Accrued liabilities                                      3,136         3,728
  Payable to related party                                    41            48
  Swiss debt principal and interest                          389           397
  Current maturities of long-term debt                        91           117
  Current maturities of capital lease obligation             305           289
                                                     ------------     ---------

   Total current liabilities                               4,687         5,580

CAPITAL LEASE OBLIGATION                                     379           536

NOTE PAYABLE TO BANK                                         837           858

SWISS NOTES PAYABLE                                        2,851         2,896

NOTE PAYABLE TO SCHERER CAPITAL, LLC.                        700           700


SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock, no par value; 50,000,000
   shares authorized; 14,286,464 and 14,207,435 shares
   issued and outstanding, respectively                    9,899         9,834
  Warrants                                                   593           599
  Retained earnings(deficit) ($20,434 of retained
   deficit eliminated at July 3, 1993 relating to the
   quasi-reorganization)                                 (5,875)       (5,540)
  Treasury stock, 20,840 shares                             (70)          (70)
                                                     ------------     ---------
   Total shareholders' equity (deficit)                    4,547         4,823
                                                     ------------     ---------

                                                    $     14,001     $  15,393
                                                     ------------     ---------
                                                     ------------     ---------


             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
              (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                     (UNAUDITED)

                                                        Three Months Ended
                                                    ---------------------------
                                                   September 28, September 30,
                                                       1996           1995
                                                    ------------- -------------

NET REVENUES                                        $      5,653     $   5,193
COST OF SALES                                             (3,925)       (3,510)
                                                     ------------     ---------

GROSS PROFIT                                               1,728         1,683

COSTS AND EXPENSES
  Selling and marketing expenses                            (945)         (917)
  General and administrative expenses                       (549)         (580)
  Research and development expenses                          (55)          (37)
                                                     ------------     ---------

OPERATING INCOME  (LOSS)                                     179           149

OTHER INCOME (EXPENSE)
  Other income (expense)                                      13           (11)
  Interest expense                                          (165)         (186)
  Foreign exchange gain (loss)                                 1             6
  Gain on sale of assets                                 --                  8
                                                     ------------     ---------

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES             28           (34)
Provision for income taxes                               --             --
                                                     ------------     ---------

NET INCOME (LOSS)                                   $         28      $    (34)
                                                     ------------     ---------
                                                     ------------     ---------

Earnings (loss) per common share                    $       0.00     $    0.00
                                                     ------------     ---------
                                                     ------------     ---------

 Weighted average number of common shares
   outstanding during the period                      14,245,315     8,246,880
                                                     ------------     ---------
                                                     ------------     ---------


             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
              (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                     (UNAUDITED)

                                                         Six Months Ended
                                                    ---------------------------
                                                   September 28, September 30,
                                                       1996           1995
                                                    ------------- -------------

NET REVENUES                                        $     10,805     $  10,477
COST OF SALES                                             (7,685)       (7,189)
                                                     ------------     ---------

GROSS PROFIT                                               3,120         3,288

COSTS AND EXPENSES
  Selling and marketing expenses                          (2,012)       (1,971)
  General and administrative expenses                     (1,070)       (1,137)
  Research and development expenses                          (98)          (76)
                                                     ------------     ---------

OPERATING INCOME  (LOSS)                                     (60)          104

OTHER INCOME (EXPENSE)
  Other income (expense)                                      39           (13)
  Interest expense                                          (335)         (337)
  Foreign exchange gain (loss)                                21            17
  Gain on sale of assets                                 --                217
                                                     ------------     ---------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                    (335)          (12)
Provision for income taxes                               --             --
                                                     ------------     ---------

NET INCOME (LOSS)                                   $       (335)     $    (12)
                                                     ------------     ---------
                                                     ------------     ---------

Earnings (loss) per common share                    $      (0.02)    $    0.00
                                                     ------------     ---------
                                                     ------------     ---------
 Weighted average number of common shares
   outstanding during the period                      14,218,621     8,224,090
                                                     ------------     ---------
                                                     ------------     ---------


             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (THOUSANDS OF DOLLARS)
                                     (UNAUDITED)

                                                          Six Months Ended
                                                    ---------------------------
                                                   September 28, September 30,
                                                        1996          1995
                                                    ------------- -------------

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                   $      (335)     $    (12)
 Adjustments to reconcile net loss to net cash used
  in operations:
    Depreciation and amortization                            414           567
    Provision for losses on accounts receivable               11            11
    Foreign exchange (gain) loss                             (21)          (17)
    Gain on sale of assets                                  --            (217)
  Increase (decrease) in operating assets and
   liabilities:
    Accounts receivable                                      (86)          222
    Notes and other receivables                              105           (13)
    Inventories and prepaid items                           (103)         (129)
    Accounts payable, accrued liabilities and
     payable to related party                               (876)         (689)
    Accrued interest on Swiss bonds                           13            28
    Other                                                      2        --
                                                     ------------     ---------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (876)         (249)
                                                     ------------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment                                    (105)          (22)
  Proceeds from sale of assets                           --                217
                                                     ------------     ---------

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES         (105)          195
                                                     ------------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
 Issuance of common stock                                     15             1
 Principal payments on borrowings                           (188)         (114)
                                                     ------------     ---------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES         (173)         (113)
                                                     ------------     ---------

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                              (1,154)         (167)

CASH AND CASH EQUIVALENTS, BEGINNING
 OF PERIOD                                                 1,635           562
                                                     ------------     ---------

CASH AND CASH EQUIVALENTS, END OF
 PERIOD                                             $        481     $     395
                                                     ------------     ---------
                                                     ------------     ---------

                                     (Continued)

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (THOUSANDS OF DOLLARS)
                                     (UNAUDITED)

                                                   September 28,   September 30,
                                                       1996            1995
                                                   ------------     ---------

NONCASH INVESTING AND FINANCING
 TRANSACTIONS:

  Warrants exercised:
    Warrants                                      $         (6)     $    (13)
    Swiss notes                                            (45)          (40)
    Common stock                                            51            53
                                                   ------------     ---------
                                                  $     --         $   --
                                                   ------------     ---------
                                                   ------------     ---------

  Capital lease:
   Repayment of notes payable                     $     --          $   (104)
   Purchases of property and equipment                  --              (191)
   Capital lease addition                               --               295
                                                   ------------     ---------
                                                  $     --         $   --
                                                   ------------     ---------
                                                   ------------     ---------



             The accompanying notes to Consolidated Financial Statements are an integral part of these statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)


1.  REPORT OF MANAGEMENT:

The management of Marquest Medical Products, Inc. (the "Company") is responsible for the integrity of the financial information presented. The financial statements have been prepared in accordance with generally accepted accounting principles and they include amounts that are based on management's best estimates and judgment. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented.

Management relies upon the Company's system of internal controls in meeting its responsibilities for maintaining reliable financial records. This system is designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's intentions. Judgments are required to assess and balance the relative cost and expected benefits of such controls.

2.  INVENTORIES:

Inventories consist of the following (in thousands of dollars):

                        September 28, 1996       March 30, 1996
                        ------------------       --------------

         Raw materials       $1,870                   $1,782
         Work in process        297                      233
         Finished goods       1,301                    1,378

                             ------                   ------
                             $3,468                   $3,393
                             ------                   ------
                             ------                   ------


3.  QUASI-REORGANIZATION:

In June 1993, the Company's Board of Directors approved quasi-reorganization procedures which were effective July 3, 1993, the end of the Company's first quarter of fiscal 1994.


4.  WARRANTS:

In June and August 1996, 19,411 and 59,618, respectively, of the Company's warrants to purchase common stock at $0.75 per share were exercised. These warrants had been issued to the Swiss bondholders in an exchange in fiscal 1994.


5.  LINE OF CREDIT

The Company has obtained a two and one-half year revolving line of credit from Norwest Business Credit, Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less.

6.  FOOD AND DRUG ADMINISTRATION

The Company is subject to regulation by the Food and Drug Administration ("FDA") regarding the manufacture and sale of the Company's products. On October 1, 1991, the Company entered into a five-year Consent Decree with the FDA in which the Company agreed to comply with the FDA's Current Good Manufacturing Practices ("cGMP"). As of October 1, 1996, the Company has satisfactorily met the requirements of the Consent Decree and all other obligations required by the FDA. The Company continues to manufacture product in compliance with cGMP's.


ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW AND IN THE COMPANY'S FISCAL 1996 ANNUAL REPORT ON FORM 10-K.


RESULTS OF OPERATIONS

Sales for the second quarter of fiscal 1997 were $5,653,000, an increase of $460,000 or 8.8% compared to sales for the second quarter of the previous year. A portion of this increase is due to the timing of orders. The first quarter sales were $132,000 less than the prior year because orders expected in June were received in July. Approximately $300,000 of the increased sales is due to sales to Ciba Corning Diagnostics, with whom Marquest signed a contract in late fiscal 1996 for the sale of arterial blood gas syringes.

The gross margin decreased from 32.4% in the second quarter of fiscal 1996 to 30.6% in the second quarter of fiscal 1997, and decreased from 31.4% to 28.9% for the first six months of fiscal 1996 and 1997, respectively. The decrease is due to incremental manufacturing costs related to component quality and an increase in the cost of heated humidification units provided to customers.
Units are provided to hospitals at no charge in exchange for agreements to purchase specified levels of disposable products. In fiscal 1997, more new units are being provided to hospitals.

Operating expenses have remained flat for the second quarter and for the first six months compared to the prior year. During the first quarter of fiscal 1996, the Company sold its 10% investment in Seabrook Medical Systems, Inc. for a $200,000 gain.

LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES: Cash used in operations was $876,000 for the first six months of fiscal 1997. This decrease was due to a reduction in payables and accrued liabilities due to normal seasonal selling patterns and the payment of various legal settlements.

FINANCING ACTIVITIES: During fiscal 1996, the Company and Scherer Capital, LLC. signed a loan agreement under which the Company may borrow up to $1,500,000 at 1-1/2% over prime, secured by inventory and equipment. At September 28, 1996, there is $800,000 of borrowing capacity available to the Company. On March 29, 1996, Scherer Capital purchased $1,000,000 of common stock of the Company at a rate of $0.485 per share.

The Company has obtained a two and one-half year revolving line of credit from Norwest Business Credit., Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less.

Management of the Company believes that it can fund its current operating levels and capital expenditures from the funds from the sale of common stock in March 1996 and from available borrowings under the loan agreement with Scherer Capital and the line of credit. To the extent that fiscal 1997 operations and borrowings are not sufficient to support anticipated capital expenditures, the Company's planned investment in capital projects will be reduced.

                                       PART II
                                  OTHER INFORMATION


ITEM 4.  SUBMISSION OF MATTERS TO VOTE OF SECURITY HOLDERS.

The annual meeting of shareholders was held on August 22, 1996. The following directors were elected:

                                  Shares in Favor          Shares Withheld
                                  ---------------          ---------------

         Charles R. Atkins III      13,187,661                 407,643
         Stephen Lukas, Sr.         13,185,551                 409,753
         Jack W. Payne              13,187,151                 408,153
         Kenneth H. Robertson       13,188,151                 407,153
         Robert P. Scherer, Jr.     13,187,156                 408,148
         Mack D. Tindal             13,188,051                 407,253
         William J. Thompson        13,187,107                 408,197
         Jack L. York               13,130,461                 464,843

The proposal to amend the Marquest Medical Products, Inc. Incentive and Non-Qualified Stock Option Plan to increase the number of shares of common stock as to which options may be granted from 1,250,000 to 1,750,000 was approved with the following vote: FOR - 13,065,880, AGAINST - 407,143, ABSTAIN - 16,199.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

(a)  Exhibits

         Exhibit No.                   Description                        Page
         -----------                   -----------                        ----

             27.        Financial Data Schedule (EDGAR version only)       12

(b)  Reports on Form 8-K

    There have beeen no reports on Form 8-K filed during the quarter for which this report on Form 10-Q is being filed.

                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  November 12, 1996         MARQUEST MEDICAL PRODUCTS, INC.


                             /s/ William J. Thompson
                             ---------------------------------------------
                             William J. Thompson
                             President




                             /s/ Margaret Von der Schmidt
                             ---------------------------------------------
                             Margaret Von der Schmidt
                             Vice President - Finance and Chief Financial
                             Officer

                                        ANNEX XII

                          MMPI'S QUARTERLY REPORT ON FORM 10-Q
                    FOR THE FISCAL QUARTER ENDED DECEMBER 28, 1996

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               ________________________

                                      FORM 10-Q

                      QUARTERLY REPORT UNDER SECTION 13 OR 15(D)
                        OF THE SECURITIES EXCHANGE ACT OF 1934

  For the fiscal quarter ended December 28, 1996   Commission File No. 0-11484
                               ________________________

                           MARQUEST MEDICAL PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)

              COLORADO                                   84-0785259
         (State or other jurisdiction of              (IRS Employer
         incorporation or organization)               Identification No.)

                11039 EAST LANSING CIRCLE, ENGLEWOOD, COLORADO  80112
             (Address of principal executive offices, including zip code)

                                    (303) 790-4835
                 (Registrant's telephone number, including area code)

                                         N/A
     (Former name, former address, and former fiscal year, if changes since last report)











Indicate by check mark whether the Registrant (1) has filed all reports to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceeding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

              YES  X              NO
                 -----              -----



Number of shares of common stock, no par value, of Registrant outstanding at January 16, 1997.

              14,267,473

                            PART I. FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATMENTS

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                                (THOUSANDS OF DOLLARS)


                                        ASSETS


                                                      December 28     March 30,
                                                         1996           1996
                                                      -----------    ----------
                                                      (Unaudited)
CURRENT ASSETS
  Cash and cash equivalents                           $      513     $   1,635
  Trade accounts receivable, less allowances for
    doubtful accounts of $124 and $94, respectively        2,712         2,915
  Notes and other receivables                                 70           181
  Inventories                                              3,605         3,393
  Prepaid items                                              176           173
                                                      -----------    ----------
    Total current assets                                   7,076         8,297


PROPERTY, PLANT AND EQUIPMENT
  Land                                                     1,265         1,265
  Buildings                                                4,985         4,985
  Machinery and equipment                                  8,942         8,866
  Other                                                    2,552         2,523
  Construction in progress                                    47             2
                                                      -----------    ----------
                                                          17,791        17,641
  Less accumulated depreciation                          (11,193)      (10,586)
                                                      -----------    ----------
    Net property, plant and equipment                      6,598         7,055

OTHER ASSETS                                                  69            41

                                                      -----------    ----------

                                                      -----------    ----------
                                                      $   13,743     $  15,393
                                                      -----------    ----------
                                                      -----------    ----------


             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                             CONSOLIDATED BALANCE SHEETS
                     (THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                       December 28,   March 30,
                                                          1996          1996
                                                       -----------   ----------
                                                       (Unaudited)
CURRENT LIABILITIES
  Accounts payable                                     $   1,195     $   1,001
  Accrued liabilities                                      2,838         3,728
  Payable to related party                                    40            48
  Swiss debt principal and interest                          368           397
  Current maturities of long-term debt                        93           117
  Current maturities of capital lease obligation             313           289
                                                       ------------  ----------

    Total current liabilities                              4,847         5,580

CAPITAL LEASE OBLIGATION                                     298           536

NOTE PAYABLE TO BANK                                         813           858

SWISS NOTES PAYABLE                                        2,851         2,896

NOTE PAYABLE TO SCHERER CAPITAL, LLC.                        700           700


SHAREHOLDERS' EQUITY (DEFICIT)
  Common stock, no par value; 50,000,000
   shares authorized; 14,288,313 and 14,207,435 shares
   issued and outstanding, respectively                    9,900         9,834
  Warrants                                                   593           599
  Retained earnings(deficit) ($20,434 of retained
   deficit eliminated at July 3, 1993 relating to the
   quasi-reorganization)                                  (6,189)       (5,540)
  Treasury stock, 20,840 shares                              (70)          (70)
                                                       ------------  ----------
    Total shareholders' equity (deficit)                   4,234         4,823
                                                       ------------  ----------

                                                       $  13,743     $  15,393
                                                       ------------  ----------
                                                       ------------  ----------




             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated balance sheets.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
              (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                     (UNAUDITED)


                                                       Three Months Ended
                                                   ----------------------------
                                                   December 28,    December 30,
                                                       1996           1995
                                                   ------------   -------------

NET REVENUES                                       $    5,035     $      5,739
COST OF SALES                                          (3,430)          (3,960)
                                                   ------------   -------------

GROSS PROFIT                                            1,605            1,779

COSTS AND EXPENSES
  Selling and marketing expenses                       (1,054)            (979)
  General and administrative expenses                    (511)            (620)
  Research and development expenses                       (97)             (36)
                                                   ------------   -------------

OPERATING INCOME  (LOSS)                                  (57)             144

OTHER INCOME (EXPENSE)
  Other income (expense)                                 (112)              91
  Interest expense                                       (172)            (169)
  Foreign exchange gain (loss)                             27               (2)
    Gain on sale of assets                                 --                8
                                                   ------------   -------------

INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES        (314)              72
Provision for income taxes                                 --             (697)
                                                   ------------   -------------

NET INCOME (LOSS)                                  $     (314)    $       (625)
                                                   ------------   -------------
                                                   ------------   -------------

Earnings (loss) per common share                   $    (0.02)    $      (0.08)
                                                   ------------   -------------
                                                   ------------   -------------

 Weighted average number of common shares
   outstanding during the period                    14,265,848       8,246,880
                                                   ------------   -------------
                                                   ------------   -------------




             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF OPERATIONS
              (THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
                                     (UNAUDITED)

                                                      Nine Months Ended
                                                 -----------------------------
                                                 December 28,     December 30,
                                                     1996            1995
                                                 ------------     ------------

NET REVENUES                                     $     15,840     $     16,216
COST OF SALES                                         (11,115)         (11,149)
                                                 ------------     ------------

GROSS PROFIT                                            4,725            5,067

COSTS AND EXPENSES
  Selling and marketing expenses                       (3,066)          (2,950)
  General and administrative expenses                  (1,581)          (1,757)
  Research and development expenses                      (195)            (112)
                                                 ------------     ------------

OPERATING INCOME  (LOSS)                                 (117)             248

OTHER INCOME (EXPENSE)
  Other income (expense)                                  (73)              78
  Interest expense                                       (507)            (506)
  Foreign exchange gain (loss)                             48               15
  Gain on sale of assets                               --                  225
                                                 ------------     ------------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                 (649)              60
Provision for income taxes                             --                 (697)
                                                 ------------     ------------

NET INCOME (LOSS)                                $       (649)    $       (637)
                                                 ------------     ------------
                                                 ------------     ------------

Earnings (loss) per common share                 $      (0.05)    $      (0.08)
                                                 ------------     ------------
                                                 ------------     ------------

 Weighted average number of common shares
  outstanding during the period                    14,234,363        8,231,715
                                                 ------------     ------------
                                                 ------------     ------------




             The accompanying notes to Consolidated Financial Statements are an integral part of these consolidated statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (THOUSANDS OF DOLLARS)
                                     (UNAUDITED)

                                                                   Nine Months Ended
                                                           --------------------------------
                                                           December 28,        December 30,
                                                               1996                1995
                                                           ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                        $       (649)       $       (637)
  Adjustments to reconcile net loss to net cash used
    in operations:
      Depreciation and amortization                                 614                 819
      Provision for losses on accounts receivable                    16                  17
      Foreign exchange (gain) loss                                  (48)                (15)
      Gain on sale of assets                                     --                    (225)
      Gain on extinguishment of debt                             --                     (32)
      Increase (decrease) in operating assets and
       liabilities:
         Accounts receivable                                        186                 258
         Notes and other receivables                                111                 (24)
         Inventories and prepaid items                             (215)               (439)
         Accounts payable, accrued liabilities and
          payable to related party                                 (704)               (158)
         Accrued interest on Swiss bonds                             19                  42
         Other                                                      (35)                 --
                                                           ------------        ------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                (705)               (394)
                                                           ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of equipment                                         (150)                (39)
    Proceeds from sale of assets                                 --                     225
                                                           ------------        ------------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                (150)                186
                                                           ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on Swiss bond principal and interest                  --                    (146)
  Proceeds from note payable to Scherer Capital                  --                   1,100
  Issuance of common stock                                           16                   1
  Principal payments on borrowings                                 (283)               (360)
                                                           ------------        ------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                (267)                595
                                                           ------------        ------------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                                    (1,122)                387

CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                                       1,635                 562
                                                           ------------        ------------

CASH AND CASH EQUIVALENTS, END OF
  PERIOD                                                   $        513        $        949
                                                           ------------        ------------
                                                           ------------        ------------

                                     (Continued)

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (THOUSANDS OF DOLLARS)
                                     (UNAUDITED)



                                                   Nine Months Ended
                                            --------------------------------
                                            December 28,        December 30,
                                                1996                1995
                                            ------------        ------------
NONCASH INVESTING AND FINANCING
  TRANSACTIONS:

  Warrants exercised:
    Warrants                                $        (6)        $       (13)
    Swiss notes                                     (45)                (40)
    Common stock                                     51                  53
                                            ------------        ------------
                                            $    --             $    --
                                            ------------        ------------
                                            ------------        ------------

  Capital lease:
    Repayment of notes payable              $    --             $      (220)
    Purchases of property and equipment          --                    (364)
    Capital lease addition                       --                     584
                                            ------------        ------------
                                            $    --             $    --
                                            ------------        ------------
                                            ------------        ------------

  Swiss Bond exchange:
    Issuance of Swiss notes payable         $    --             $       259
    Repayment of Swiss Bond principal            --                    (291)
    Gain on exchange                             --                      32
                                            ------------        ------------
                                            $    --             $    --
                                            ------------        ------------
                                            ------------        ------------



             The accompanying notes to Consolidated Financial Statements are an integral part of these statements.

                           MARQUEST MEDICAL PRODUCTS, INC.
                                   AND SUBSIDIARIES
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                     (UNAUDITED)


1.  REPORT OF MANAGEMENT:

The management of Marquest Medical Products, Inc. (the "Company") is responsible for the integrity of the financial information presented. The financial statements have been prepared in accordance with generally accepted accounting principles and they include amounts that are based on management's estimates and judgment. These unaudited interim financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented.

Management relies upon the Company's system of internal controls in meeting its responsibilities for maintaining reliable financial records. This system is designed to provide reasonable assurance that assets are safeguarded and that transactions are properly recorded and executed in accordance with management's intentions. Judgments are required to assess and balance the relative cost and expected benefits of such controls.


2.  INVENTORIES:

Inventories consist of the following (in thousands of dollars):

                          December 28, 1996            March 30, 1996
                          -----------------            --------------
    Raw materials                $2,254                   $1,782
    Work in process                 338                      233
    Finished goods                1,013                    1,378
                                 ______                   ______
                                 $3,605                   $3,393
                                  =====                    =====


3.  QUASI-REORGANIZATION:

In June 1993, the Company's Board of Directors approved quasi-reorganization procedures which were effective July 3, 1993, the end of the Company's first quarter of fiscal 1994.


4.  WARRANTS:

In June, August and December, 1996, 19,411, 59,618 and 1,849, respectively, of the Company's warrants to purchase common stock at $0.75 per share were exercised. These warrants had been issued to Swiss bondholders in exchange transactions during fiscal 1994.


5.  LINE OF CREDIT

The Company has obtained a revolving line of credit from Norwest Business Credit, Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate, expiring February 28, 1999. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less. There have been no borrowings on the line of credit.

6.  FOOD AND DRUG ADMINISTRATION

The Company is subject to regulation by the Food and Drug Administration ("FDA") regarding the manufacture and sale of the Company's products. On October 1, 1991, the Company entered into a five-year Consent Decree with the FDA in which the Company agreed to comply with the FDA's Current Good Manufacturing Practices ("cGMP"). As of October 1, 1996, the Consent Decree expired.

7.  JAPANESE PATENT

In a Complaint filed in September 1996, the Company's distributor of arterial blood gas products in Japan is alleged to infringe the patent of Terumo K.K., resulting in a request for an injunction against the distributor from further marketing and sale of arterial blood gas samplers manufactured by the Company and distributed in Japan. The Complaint does not currently name the Company. The Company is paying the cost to defend its distributor in the litigation and has engaged Japanese counsel. Due to the preliminary nature of this litigation, there can be no assessment as to the potential impact on the Company.


ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS


RESULTS OF OPERATIONS

Sales for the third quarter of fiscal 1997 were $5,035,000, a decrease of $704,000 or 12.3% compared to sales of $5,739,000 for the third quarter of the previous year. Year-to-date sales of $15,840,000 declined by $376,000 or 2.3% compared to sales for the nine-month period of the prior fiscal year. A portion of the overall decrease is due to sales to one OEM manufacturer in fiscal 1996, who did not order in fiscal 1997. Also, as a result of the Company's expanded European warehouse facility, some foreign customers are changing buying patterns, placing more frequent smaller orders in contrast to large orders.
This practice caused a delay in expected purchases during the third quarter.

The gross margin increased from 31% in the third quarter of fiscal 1996 to 31.9% in the third quarter of fiscal 1997, and decreased from 31.2% to 29.8% for the first nine months of fiscal 1996 and 1997, respectively. The year-to-date decrease is due to (i) overtime incurred for rework of certain products, (ii) the Company's commitment to improved quality systems to meet international standards and (iii) an increase in the level of heated humidification units provided to customers. Heated humidification units are provided to hospitals at no charge in exchange for agreements to purchase specified levels of disposable products. In fiscal 1997, more new units are being provided to hospitals.

Operating expenses have remained steady for the third quarter and for the first nine months compared to the prior year. During the first quarter of fiscal 1996, the Company sold its 10% investment in Seabrook Medical Systems, Inc. for a $200,000 gain.

LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES: Cash used in operations was $705,000 for the first nine months of fiscal 1997 compared to $394,000 for the comparable period in fiscal 1996. This decrease was due to a reduction in payables and accrued liabilities due resulting from payment of various legal settlements and monthly payments to the Internal Revenue Service.

FINANCING ACTIVITIES: During fiscal 1996, the Company and Scherer Capital, LLC. signed a loan agreement under which the Company may borrow up to $1,500,000 at 1-1/2% over prime, secured by inventory and equipment. At December 28, 1996, there is $800,000 of borrowing capacity available to the Company under that facility and

$2,000,000 under a revolving credit facility. On March 29, 1996, Scherer Capital purchased $1,000,000 of common stock of the Company for $0.485 per share.

The Company has obtained a revolving line of credit from Norwest Business Credit., Inc. ("Norwest") secured by receivables with an interest rate of 2.25% over Norwest's prime rate, expiring February 28, 1999. The maximum line of credit to be extended is 80% of eligible accounts receivable or $2,000,000, whichever is less. All of the line is available for borrowing at December 28, 1996. The covenants for the line of credit provide that the company must maintain a debt service coverage ratio of 1:1 at the end of fiscal 1997 and the maximum net loss cannot exceed $50,000 for fiscal 1997.

Management of the Company believes that it can fund its current operating levels and capital expenditures from the funds from the sale of common stock in March 1996 and from available borrowings under the loan agreement with Scherer Capital and the line of credit. To the extent that fiscal 1997 operations and borrowings are not sufficient to support anticipated capital expenditures, the Company's planned investment in capital projects will be reduced.

                                       PART II
                                  OTHER INFORMATION


ITEM 1.  LEGAL PROCEEDINGS.

In a Complaint filed in September 1996, the Company's distributor of arterial blood gas products in Japan is alleged to infringe the patent of Terumo K.K., resulting in a request for an injunction against the distributor from further marketing and sale of arterial blood gas samplers manufactured by the Company and distributed in Japan. The Complaint does not currently name the Company. The Company is paying the cost to defend its distributor in the litigation and has engaged Japanese counsel. Due to the preliminary nature of this litigation, there can be no assessment as to the potential impact on the Company.


ITEM 5.  OTHER INFORMATION.

The Company is subject to regulation by the Food and Drug Administration ("FDA") regarding the manufacture and sale of the Company's products. On October 1, 1991, the Company entered into a five-year Consent Decree with the FDA in which the Company agreed to comply with the FDA's Current Good Manufacturing Practices ("cGMP"). As of October 1, 1996, the Consent Decree expired.


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

(a)  Exhibits

    Exhibit No.              Description                                  Page
    -----------              -----------                                  ----

       4.          Credit and Security Agreement by and between
                   Marquest Medical Products, Inc. and Norwest Business
                   Credit, Inc. dated November 5, 1996                     12

      27.          Financial Data Schedule (EDGAR version only)            65

(b)  Reports on Form 8-K

    There have been no reports on Form 8-K filed during the quarter for which this report on Form 10-Q is being filed.

                                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  February 5, 1997     MARQUEST MEDICAL PRODUCTS, INC.


                             /s/ William J. Thompson
                             -------------------------------------
                             William J. Thompson
                             President




                             /s/ Margaret Von der Schmidt
                             -------------------------------------
                             Margaret Von der Schmidt
                             Vice President - Finance and Chief Financial
                                   Officer